Exhibit 10.119

SECOND AMENDMENT TO CREDIT AGREEMENT AND JOINDER

THIS SECOND AMENDMENT TO CREDIT AGREEMENT AND JOINDER (the “Amendment”), dated as of April 10, 2018 (the “Second Amendment Closing Date”), is made by and among KOPPERS INC., a Pennsylvania corporation (the “Borrower”), the GUARANTORS (as defined in the Amended Credit Agreement (as hereinafter defined)), the LENDERS (as defined in the Amended Credit Agreement), and PNC BANK, NATIONAL ASSOCIATION, as Administrative Agent for the Lenders (in such capacity, the “Administrative Agent”).

W I T N E S S E T H:

WHEREAS, the Borrower, certain of the Loan Parties, certain of the Lenders and the Administrative Agent are parties to that certain Credit Agreement dated as of February 17, 2017, as amended by that certain First Amendment to Credit Agreement dated as of February 26, 2018 (as so amended, the “Credit Agreement”). The Credit Agreement as amended by this Amendment shall be referred to as the “Amended Credit Agreement”); and

WHEREAS, the Loan Parties desire to join Cox Industries, Inc., a South Carolina corporation, Cox Wood Preserving Company, a South Carolina corporation, National Wood Sourcing, LLC, a South Carolina limited liability company, Sustainable Management Systems, LLC, a South Carolina limited liability company, Atlantic Pole- Georgia, LLC, a South Carolina limited liability company, Atlantic Pole- Virginia, LLC, a South Carolina limited liability company, Cox Recovery Services, LLC, a South Carolina limited liability company, Ruby’s Corner, LLC, a South Carolina limited liability company, Sweetwater Wood Holdings, LLC, a South Carolina limited liability company, Carolina Pole, Inc., a South Carolina corporation, North-South Wood Preserving Company, Inc., a South Carolina corporation, Structural Woods Preserving Co., a North Carolina corporation, Cove City Wood Preserving, Inc., a North Carolina corporation, Carolina Pole Leland, Inc., a North Carolina corporation, Leland Land LLC, a North Carolina limited liability company, Cox Wood of Alabama, LLC, an Alabama limited liability company, and Cox Wood of Virginia, LLC, a Virginia limited liability company (each, a “New Guarantor” and collectively, the “New Guarantors”) as Guarantors under the Amended Credit Agreement and the other Loan Documents; and

WHEREAS, the Borrower has requested that the Lenders (i) provide a new term loan credit facility in an aggregate principal amount not to exceed $100,000,000.00 and (ii) amend certain other provisions of the Credit Agreement and the Lenders are willing to do so upon and subject to the terms and conditions of this Amendment.

NOW, THEREFORE, the parties hereto, in consideration of their mutual covenants and agreements hereinafter set forth and intending to be legally bound hereby, covenant and agree as follows:

1.Definitions. Except as set forth in this Amendment, defined terms used herein shall have the meanings given to them in the Amended Credit Agreement and the Loan Documents.

2.Amendment to the Credit Agreement. Effective as of the Second Amendment Closing Date and subject to the terms and conditions set forth herein and in reliance upon the representations and warranties set forth herein, the Credit Agreement shall be amended as set forth in the Amended Credit Agreement attached hereto as Exhibit A; provided, however, that the amendments to Section 8.2.6(iv)(B)(a) contained in the Amended Credit Agreement shall be effective as of April 10, 2018.

3.Amendment to Schedules. Each of the Schedules to the Credit Agreement listed in the below table is hereby amended and restated in its entirety as set forth on the respective correspondingly numbered Schedules attached hereto and made apart hereof:

Schedules:
Schedule 1.1(A) - Pricing Grid
Schedule 1.1(B) - Commitments of Lenders
Schedule 6.1.1 - Qualifications To Do Business
Schedule 6.1.2 - Subsidiaries
Schedule 6.1.6 - Litigation
Schedule 6.1.7 - Owned and Leased Real Property
Schedule 6.1.16 - Partnership Agreements; LLC Agreements
Schedule 6.1.17 - Insurance Policies
Schedule 6.1.23 - Environmental Disclosures
Schedule 8.2.1 - Permitted Indebtedness

4.Amendment to Exhibits. Exhibit 2.5.1, Exhibit 8.2.6 and Exhibit 8.3.3 of the Credit Agreement are hereby amended and restated in their entirety as set forth on, Exhibit 2.5.1 [Loan Request], Exhibit 8.2.6 [Acquisition Compliance Certificate] and Exhibit 8.3.3 [Quarterly Compliance Certificate], attached hereto and made a part hereof.

5.New Exhibits to Credit Agreement. Exhibit 1.1(N)(3) is hereby added as a new exhibit to the Credit Agreement in the form attached hereto and made a part hereof as Exhibit 1.1(N)(3) [Term Note] and Exhibit 8.2.1 is hereby added as a new exhibit to the Credit Agreement in the form attached hereto and made a part hereof as Exhibit 8.2.1 [Unsecured Indebtedness Certificate].

6.Revolving Credit Loans. Each Lender by executing and delivering this Amendment, agrees in connection therewith to provide a Revolving Credit Commitment as amended hereby and hereby (i) agrees to the terms of this Amendment, (ii) agrees to all provisions of the Amended Credit Agreement and to be a party to the Amended Credit Agreement as a Lender and (iii) commits to provide Revolving Credit Commitments to the Borrower on the Second Amendment Closing Date in such amount as set forth on Schedule 1.1(B) to the Amended Credit Agreement. The aggregate amount of the Revolving Credit Commitments on the Second Amendment Closing Date shall be $600,000,000.00.

7.Term Loans. Each Lender by executing and delivering this Amendment hereby (i) agrees to the terms of this Amendment, (ii) agrees to all provisions of the Amended Credit Agreement and to be a party to the Amended Credit Agreement as a Lender and (iii) commits to make a Term Loan to the Borrower on the Second Amendment Closing Date in such amount as set forth on Schedule 1.1(B) to the Amended Credit Agreement. The aggregate amount of the Term Loans to be made on the Second Amendment Closing Date shall be $100,000,000.00.

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8.Conditions Precedent. The Loan Parties and the Lenders acknowledge and agree that the amendments set forth herein shall only be effective upon the occurrence of all the following conditions precedent:

(a)Amendment. The Loan Parties, the Administrative Agent and the Lenders shall have executed and delivered this Amendment to the Administrative Agent.

(b)Notes. Borrower shall have executed and delivered a new promissory note to each Lender that is joining the Credit Agreement pursuant to Section 10 hereof and amended and restated promissory notes to the existing Lenders evidencing the Revolving Credit Loans and new promissory notes evidencing the Term Loans.

(c)Officer’s Certificates. The Administrative Agent shall have received a certificate of each of the Loan Parties signed by an Authorized Officer, dated as of the date hereof stating that (i) all representations and warranties of the Loan Parties set forth in the Amended Credit Agreement are true and correct in all material respects (ii) the Loan Parties are in compliance with each of the covenants and conditions in this Amendment and the Amended Credit Agreement, (iii) no Event of Default or Potential Default exists, (iv) no Material Adverse Change has occurred since December 31, 2017 and (v) Loan Parties’ compliance with ERISA, Code, and applicable Laws regarding Plans and Benefit Arrangements and funding of Plans by ERISA Group.

(d)Secretary’s Certificates. The Administrative Agent shall have received a certificate dated as of the date hereof and signed by the Secretary or an Assistant Secretary of each of the Loan Parties, certifying as appropriate as to: (a) all action taken by each Loan Party in connection with this Amendment and, if and as applicable, the acquisition of and joinder by the New Guarantors; (b) the names of the Authorized Officers authorized to sign the Loan Documents and their true signatures; (c) copies of its organizational document as in effect on the Second Amendment Closing Date certified by the appropriate state official where such documents are filed in a state office or the fact that the previously delivered organizational documents of each Loan Party are still in full force and effect and have not been amended; and (d) certificates from the appropriate state officials as to the continued existence and good standing of each Loan Party in each state where organized.

(e)Legal Opinion. The Administrative Agent and Lenders shall have received a written opinion of counsel to the Loan Parties, in form and substance satisfactory to the Administrative Agent, dated as of the Second Amendment Closing Date.

(f)Acquisition Compliance Certificate. The Administrative Agent shall have received a duly completed Acquisition Compliance Certificate as of the Second Amendment Closing Date and signed by an Authorized Officer of the Borrower (which certificate shall include, solely with respect to the Acquisition Compliance Certificate delivered as of the Second Amendment Closing Date, a detailed calculation of the Net Senior Secured Leverage Ratio as of such date).

(g)Lien Searches. The Administrative Agent shall have received lien searches in acceptable scope and with acceptable results for each of the Loan Parties.

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(h)Projections. The Administrative Agent shall have received pro forma projections for years 2018 through 2021 (including pro forma statements of operations and cash flow) and quarterly projections through December 31, 2018, including assumptions used in preparing the forecast financial statements, satisfactory to the Administrative Agent.

(i)Material IP Listing. The Administrative Agent shall have received the Material IP Listing.

(j)Updated Schedules to Collateral Documents. The Administrative Agent shall have received updated Schedules to each of the Security Agreement, the Patent Trademark and Copyright Security Agreement, and the Pledge Agreement reflecting the joinder of the New Guarantors.

(k)Financing Statements; Certificates. The Administrative Agent shall have received evidence of the filing of all appropriate financing statements and all shall have received all appropriate stock powers and certificates evidencing the pledged Collateral.

(l)Insurance. The Administrative Agent shall have received evidence that each New Guarantor maintains insurance as required under the Credit Agreement with additional insured and lender loss payable special endorsements attached thereto in form and substance satisfactory to the Administrative Agent.

(m)Know-Your-Customer Diligence. At least five Business Days prior to the Second Amendment Closing Date, the Administrative Agent shall have received all documentation and other information requested by the Administrative Agent or any Lender that is required by U.S. regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including the Patriot Act.

(n)Payoff Documents; Lien Releases. The Administrative Agent shall have received evidence of the payment in full and termination of all outstanding Indebtedness of the New Guarantors that is not permitted to remain outstanding under the Amended Credit Agreement together with evidence that all Liens securing such obligations shall have been released.

(o)Purchase Documents. The Administrative Agent shall have received fully-executed copies of the Agreement and Plan of Merger and any other documents related to the acquisition of the New Guarantors.

(p)Approvals. The Administrative Agent shall have received evidence that all material regulatory approvals and licenses necessary for the consummation of the transactions under this Amendment have been completed, and there shall be an absence of any legal or regulatory prohibitions or restrictions upon the consummation of the transactions under this Amendment.

(q)Fees. The Borrower shall have paid (y) to the Administrative Agent all fees due and owing pursuant to the fee letter dated as of February 23, 2018 by and among the Borrower, the Administrative Agent and PNC Capital Markets LLC, and (z) to the Administrative Agent the costs and expenses of the Administrative Agent, including without

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limitation, reasonable fees of the Administrative Agent’s counsel in connection with this Amendment.

(r)Miscellaneous. Such other documents, agreements, instruments, deliverables and items deemed necessary by the Administrative Agent.

9.Post-Closing Deliveries. The Borrower shall provide to the Administrative Agent within 45 days of the Second Amendment Closing Date certified copies of the articles of incorporation, formation, or organization, as the case may be, of each of the following entities: (i) Cox Industries, Inc., (ii) National Wood Sourcing, LLC, (iii) Ruby’s Corner, LLC, (iv) Leland Land LLC, and (v) Structural Woods Preserving Co.

10.Representations, Warranties and Covenants. The Borrower and each Guarantor covenants and agrees with and represents and warrants to the Administrative Agent and the Lenders as follows:

(a)the Borrower’s and Guarantors’ obligations under the Credit Agreement, as modified hereby, are and shall remain secured by the Collateral, pursuant to the terms of the Credit Agreement and the other Loan Documents;

(b)the Borrower and each of the Guarantors possesses all of the powers requisite for it to enter into and carry out the transactions of the Borrower and each Guarantor referred to herein and to execute, enter into and perform the terms and conditions of this Amendment, the Credit Agreement and the other Loan Documents and any other documents contemplated herein that are to be performed by the Borrower or such Guarantor; any and all actions required or necessary pursuant to the Borrower’s or such Guarantor’s organizational documents or otherwise have been taken to authorize the due execution, delivery and performance by the Borrower and such Guarantor of the terms and conditions of this Amendment; the officers of the Borrower and each Guarantor executing this Amendment are the duly elected, qualified, acting and incumbent officers of such Loan Party and hold the titles set forth below their names on the signature lines of this Amendment; and such execution, delivery and performance will not conflict with, constitute a default under or result in a breach of any applicable law or any agreement, instrument, order, writ, judgment, injunction or decree to which the Borrower or such Guarantor is a party or by which the Borrower or such Guarantor or any of its properties is bound, and that all consents, authorizations and/or approvals required or necessary from any third parties in connection with the entry into, delivery and performance by the Borrower and such Guarantor of the terms and conditions of this Amendment, the Credit Agreement, the other Loan Documents and the transactions contemplated hereby have been obtained by the Borrower and such Guarantor and are full force and effect;

(c)this Amendment, the Credit Agreement, and the other Loan Documents constitute the valid and legally binding obligations of the Borrower and each Guarantor, enforceable against the Borrower and each Guarantor in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws and by general equitable principles, whether enforcement is sought by proceedings at law or in equity;

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(d)all representations and warranties made by the Borrower and each Guarantor in the Credit Agreement and the other Loan Documents are true and correct in all material respects (or in the case of any such representation and warranty that is qualified by materiality or reference to Material Adverse Change, in all respects) as of the date hereof, except to the extent that any such representation and warranty relates to a specific date, in which case such representation and warranty shall be true and correct in all material respects (or in the case of any such representation and warranty that is qualified by materiality or reference to Material Adverse Change, in all respects) as of such earlier date, with the same force and effect as if all such representations and warranties were fully set forth herein and made as of the date hereof and the Borrower and each Guarantor has complied with all covenants and undertakings in the Credit Agreement and the other Loan Documents;

(e)no Event of Default or Potential Default has occurred and is continuing under the Credit Agreement or the other Loan Documents; there exist no defenses, offsets, counterclaims or other claims with respect to the Borrower’s or any Guarantor’s obligations and liabilities under the Credit Agreement or any of the other Loan Documents; and

(f)the Borrower and each Guarantor hereby ratifies and confirms in full its duties and obligations under the Credit Agreement, the Guaranty Agreement, and the other Loan Documents applicable to it, each as modified hereby.

11.Lender Joinder and Assumption. In consideration of each New Lender becoming a Lender under the Credit Agreement, each New Lender agrees that effective as of the Second Amendment Closing Date it shall become, and shall be deemed to be, a Lender under the Credit Agreement and each of the other Loan Documents and agrees that from and after the Second Amendment Closing Date and so long as such New Lender remains a party to the Credit Agreement, such New Lender shall assume the obligations of a Lender under and perform, comply with and be bound by each of the provisions of the Credit Agreement which are stated to apply to a Lender and shall be entitled (in accordance with its Commitment) to the benefits, rights and remedies set forth therein and in each of the other Loan Documents. Each New Lender hereby acknowledges that it has heretofore received (i) a true and correct copy of the Credit Agreement (including any modifications thereof or supplements or waivers thereto) as in effect on the Second Amendment Closing Date, and (ii) the executed original of its Notes dated the Second Amendment Closing Date issued by the Borrower under the Credit Agreement in the appropriate amount as set forth on Schedule 1.1(B) attached hereto.

The Commitments and Ratable Shares of each New Lender and each of the other Lenders are as set forth on Schedule 1.1(B) attached hereto. Each New Lender is executing and delivering this Amendment as of the Second Amendment Closing Date and acknowledges that it shall: (A) participate in all Loans borrowed by the Borrower on and after the Second Amendment Closing Date according to its Ratable Share; and (B) participate in all Letters of Credit outstanding on and after the Second Amendment Closing Date according to its Ratable Share.

12.Guarantor Joinder and Assumption. Each New Guarantor hereby becomes a Guarantor under the terms of the Amended Credit Agreement and in consideration of the value of the synergistic and other benefits received by each New Guarantor as a result of being affiliated with the Borrower and the other Guarantors, each New Guarantor hereby agrees that

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effective as of the date hereof it hereby is, and shall be deemed to be, a Guarantor and a Loan Party under the Credit Agreement and this Amendment, a Guarantor under the Guaranty, a Debtor under the Security Agreement, a Pledgor under the Pledge Agreement and the Patent, Trademark and Copyright Security Agreement, a Company under the Intercompany Subordination Agreement, and a Guarantor or Loan Party, as applicable, under each of the other Loan Documents to which the Guarantors are a party, and agrees that from the date hereof and so long as any Loan or any Commitment of any Lender shall remain outstanding and until Payment In Full, each New Guarantor has assumed the joint and several obligations of a “Guarantor”, “Loan Party”, “Debtor”, “Company” or “Pledgor”, as the case may be, under, and each New Guarantor shall perform, comply with and be subject to and bound by, jointly and severally, each of the terms, provisions and waivers of the Credit Agreement, the Guaranty, the Security Agreement, the Pledge Agreement, the Patent, Trademark and Copyright Security Agreement, the Intercompany Subordination Agreement, and each of the other Loan Documents which are stated to apply to or are made by a “Guarantor”. Without limiting the generality of the foregoing, each New Guarantor hereby represents and warrants that (i) each of the representations and warranties set forth in Article 6 of the Credit Agreement applicable to such New Guarantor as a Guarantor is true and correct as to such New Guarantor on and as of the date hereof, and (ii) each New Guarantor has heretofore received a true and correct copy of the Credit Agreement, the Guaranty, and each of the other Loan Documents (including any modifications thereof or supplements or waivers thereto) in effect on the date hereof.

New Guarantor hereby makes, affirms, and ratifies in favor of the Lenders and the Administrative Agent the Credit Agreement, the Guaranty, the Security Agreement, the Pledge Agreement, the Patent, Trademark and Copyright Security Agreement, the Intercompany Subordination Agreement and each of the other Loan Documents given by the Guarantors to Administrative Agent and any of the Lenders. In furtherance of the foregoing, each New Guarantor shall execute and deliver or cause to be executed and delivered at any time and from time to time such further instruments and documents and do or cause to be done such further acts, as may in the reasonable opinion of the Administrative Agent, be necessary or advisable to carry out more effectively the provisions and purposes of the foregoing joinder and assumption and the other Loan Documents.

13.Incorporation into Credit Agreement and other Loan Documents. This Amendment shall be incorporated into the Credit Agreement by this reference and each reference to the Credit Agreement that is made in the Credit Agreement or any other document executed or to be executed in connection therewith shall hereafter be construed as a reference to the Credit Agreement as amended hereby. The term “Loan Documents” as defined in the Credit Agreement shall include this Amendment.

14.Severability. If any one or more of the provisions contained in this Amendment, the Credit Agreement, or the other Loan Documents shall be held invalid, illegal or unenforceable in any respect, the validity, legality or enforceability of the remaining provisions contained in this Amendment, the Credit Agreement or the other Loan Documents shall not in any way be affected or impaired thereby, and this Amendment shall otherwise remain in full force and effect.

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15.Successors and Assigns. This Amendment shall apply to and be binding upon the Borrower and each Guarantor in all respects and shall inure to the benefit of each of the Administrative Agent and the Lenders and their respective successors and assigns, provided that neither the Borrower nor any Guarantor may assign, transfer or delegate its duties and obligations hereunder. Nothing expressed or referred to in this Amendment is intended or shall be construed to give any person or entity other than the parties hereto a legal or equitable right, remedy or claim under or with respect to this Amendment, the Credit Agreement or any of the other Loan Documents, it being the intention of the parties hereto that this Amendment and all of its provisions and conditions are for the sole and exclusive benefit of the Borrower, the Guarantors, the Administrative Agent and the Lenders.

16.Reimbursement of Expenses. The Borrower unconditionally agrees to pay and reimburse the Administrative Agent and save the Administrative Agent harmless against liability for the payment of reasonable out-of-pocket costs, expenses and disbursements, including without limitation, fees and expenses of counsel incurred by the Administrative Agent in connection with the development, preparation, execution, administration, interpretation or performance of this Amendment and all other documents or instruments to be delivered in connection herewith.

17.Counterparts. This Amendment may be executed by different parties hereto in any number of separate counterparts, each of which, when so executed and delivered shall be an original and all such counterparts shall together constitute one and the same instrument.

18.Entire Agreement. This Amendment sets forth the entire agreement and understanding of the parties with respect to the transactions contemplated hereby and supersedes all prior understandings and agreements, whether written or oral, between the parties hereto relating to the subject matter hereof. No representation, promise, inducement or statement of intention has been made by any party which is not embodied in this Amendment, and no party shall be bound by or liable for any alleged representation, promise, inducement or statement of intention not set forth herein.

19.Headings. The various headings of this Amendment are inserted for convenience only and shall not affect the meaning or interpretation of this Amendment or any provisions hereof.

20.Construction. The rules of construction set forth in Section 1.2 [Construction] of the Credit Agreement shall apply to this Amendment.

21.Governing Law. This Amendment shall be deemed to be a contract under the laws of the State of New York and for all purposes shall be governed by and construed and enforced in accordance with the internal laws of the State of New York without regard to its conflict of laws principles.

22.Amendment/Novation. This Amendment amends, among other things, the Credit Agreement. All references to the “Credit Agreement” contained in the other Loan Documents delivered in connection with the Credit Agreement or this Amendment shall, and shall be deemed to refer to the Credit Agreement as amended by this Amendment.  Notwithstanding the

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foregoing, the Obligations of the Borrower and the other Loan Parties outstanding under the Credit Agreement and the Loan Documents as of the Second Amendment Closing Date shall remain outstanding and shall constitute continuing Obligations without novation and shall continue as such to be secured by the Collateral. Such Obligations shall in all respects be continuing and this Amendment shall not be deemed to evidence or result in a novation or repayment and reborrowing of such Obligations. The Liens securing payment of the Obligations under the Credit Agreement, as amended in the form attached to this this Amendment, shall in all respects be continuing, securing the payment of all Obligations.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

[SIGNATURE PAGES FOLLOW]

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[SIGNATURE PAGE TO SECOND AMENDMENT TO CREDIT AGREEMENT]

IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed this Amendment as of the day and year first above written.

BORROWER:
KOPPERS INC., a Pennsylvania corporation By: /s/ Louann E. Tronsberg-Deihle Name:Louann E. Tronsberg-Deihle Title:Treasurer
GUARANTORS:

KOPPERS HOLDINGS INC.,

a Pennsylvania corporation

KOPPERS DELAWARE, INC.,

a Delaware corporation

KOPPERS ASIA LLC,

a Delaware limited liability company

KOPPERS CONCRETE PRODUCTS, INC.,

a Delaware corporation

CONCRETE PARTNERS, INC.,

a Delaware corporation

KOPPERS PERFORMANCE CHEMICALS, INC.,
a New York corporation

KOPPERS RAILROAD STRUCTURES INC.,
a Delaware corporation

By: /s/ Louann E. Tronsberg-Deihle

Name:Louann E. Tronsberg-Deihle

Title:Treasurer

KOPPERS WORLD-WIDE VENTURES CORPORATION, a Delaware corporation By: /s/ Louann E. Tronsberg-Deihle Name:Louann E. Tronsberg-Deihle Title:Vice President

[SIGNATURE PAGE TO SECOND AMENDMENT TO CREDIT AGREEMENT]

M.A. ENERGY RESOURCES, LLC a Kansas limited liability company KOPPERS VENTURES INC., a Delaware corporation By: /s/ Louann E. Tronsberg-Deihle Name:Louann E. Tronsberg-Deihle Title:Treasurer

KOPPERS-NEVADA LIMITED-LIABILITY COMPANY,
a Nevada limited liability company
KOPPERS NZ LLC,
a New York limited liability company
WOOD PROTECTION MANAGEMENT LLC,
a Nevada limited liability company

By: /s/ Steven R. Lacy
Name:Steven R. Lacy

Title:Manager

WOOD PROTECTION LP, a Texas limited partnership By:WOOD PROTECTION MANAGEMENT LLC, as General Partner By: /s/ Steven R. Lacy Name:Steven R. Lacy Title:Manager

[SIGNATURE PAGE TO SECOND AMENDMENT TO CREDIT AGREEMENT]

COX INDUSTRIES,INC.,
a South Carolina corporation
COX WOOD PRESERVING COMPANY,
a South Carolina corporation
NATIONAL WOOD SOURCING, LLC,
a South Carolina limited liability company
SUSTAINABLE MANAGEMENT SYSTEMS, LLC,
a South Carolina limited liability company
ATLANTIC POLE- GEORGIA, LLC,
a South Carolina limited liability company
ATLANTIC POLE- VIRGINIA, LLC,
a South Carolina limited liability company
COX RECOVERY SERVICES, LLC,
a South Carolina limited liability company
RUBY’S CORNER, LLC,
a South Carolina limited liability company
SWEETWATER WOOD HOLDINGS, LLC,
a South Carolina limited liability company
CAROLINA POLE, INC.,
a South Carolina corporation
NORTH-SOUTH WOOD PRESERVING COMPANY, INC.,
a South Carolina Corporation
STRUCTURAL WOODS PRESERVING CO.,
a North Carolina corporation
COVE CITY WOOD PRESERVING, INC.,
a North Carolina corporation
CAROLINA POLE LELAND, INC.,
a North Carolina corporation
LELAND LAND LLC,
a North Carolina limited liability company
COX WOOD OF ALABAMA, LLC,
an Alabama limited liability company
COX WOOD OF VIRGINIA, LLC,
a Virginia limited liability company

By: /s/ Louann E. Tronsberg-Deihle

Name:Louann E. Tronsberg-Deihle

Title:Treasurer

[SIGNATURE PAGE TO SECOND AMENDMENT TO CREDIT AGREEMENT]

ADMINISTRATIVE AGENT AND LENDERS:
PNC BANK, NATIONAL ASSOCIATION, as a Lender and as Administrative Agent By: /s/ Tracy J. DeCock Name:Tracy J. DeCock Title:Senior Vice President

[SIGNATURE PAGE TO SECOND AMENDMENT TO CREDIT AGREEMENT]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender By: /s/ J. Barrett Donovan Name:J. Barrett Donovan Title:Senior Vice President

[SIGNATURE PAGE TO SECOND AMENDMENT TO CREDIT AGREEMENT]

BANK OF AMERICA, N.A., as a Lender By: /s/ Katherine Osele Name:Katherine Osele Title:Senior Vice President

[SIGNATURE PAGE TO SECOND AMENDMENT TO CREDIT AGREEMENT]

FIFTH THIRD BANK, as a Lender By: /s/ Michael S. Barnett Name:Michael S. Barnett Title:Managing Director

[SIGNATURE PAGE TO SECOND AMENDMENT TO CREDIT AGREEMENT]

BANK OF MONTREAL, as a Lender By: /s/ Joshua Hovermale Name:Joshua Hovermale Title:Director

[SIGNATURE PAGE TO SECOND AMENDMENT TO CREDIT AGREEMENT]

MUFG BANK, LTD., as a Lender By: /s/ Mustafa Khan Name:Mustafa Khan Title:Director

[SIGNATURE PAGE TO SECOND AMENDMENT TO CREDIT AGREEMENT]

CITIZENS BANK OF PENNSYLVANIA, as a Lender By: /s/ Carl S. Tabacjar, Jr. Name:Carl S. Tabacjar, Jr. Title:Senior Vice President

[SIGNATURE PAGE TO SECOND AMENDMENT TO CREDIT AGREEMENT]

KEYBANK NATIONAL ASSOCIATION, as a Lender By: /s/ Philip R. Medsger Name:Philip R. Medsger Title:Senior Vice President

[SIGNATURE PAGE TO SECOND AMENDMENT TO CREDIT AGREEMENT]

NORTHWEST BANK, as a Lender By: /s/ C. Forrest Tefft Name:C. Forrest Tefft Title:Senior Vice President

[SIGNATURE PAGE TO SECOND AMENDMENT TO CREDIT AGREEMENT]

THE HUNTINGTON NATIONAL BANK, as a Lender By: /s/ Michael Kiss Name:Michael Kiss Title:Vice President

[SIGNATURE PAGE TO SECOND AMENDMENT TO CREDIT AGREEMENT]

FIRST NATIONAL BANK OF PENNSYLVANIA, as a Lender By: /s/ Dennis F. Lennon Name:Dennis F. Lennon Title:Vice President

[SIGNATURE PAGE TO SECOND AMENDMENT TO CREDIT AGREEMENT]

FIRST COMMONWEALTH BANK, as a Lender By: /s/ David H. McGowan Name:David H. McGowan Title:Senior Corporate Banker, SVP

[SIGNATURE PAGE TO SECOND AMENDMENT TO CREDIT AGREEMENT]

TRISTATE CAPITAL BANK, as a Lender By: /s/ Ellen Frank Name:Ellen Frank Title:Senior Vice President

[SIGNATURE PAGE TO SECOND AMENDMENT TO CREDIT AGREEMENT]

WASHINGTON FINANCIAL BANK, as a Lender By: /s/ Anthony M. Cardone Name:Anthony M. Cardone Title:Vice President

[SIGNATURE PAGE TO SECOND AMENDMENT TO CREDIT AGREEMENT]

SUNTRUST BANK, as a Lender By: /s/ Carlos Cruz Name:Carlos Cruz Title: Vice President

Exhibit A
Conformed Credit Agreement

DEAL CUSIP NUMBER: 50060JAA8

REVOLVER CUSIP NUMBER: 50060JAB6

TERM LOAN CUSIP NUMBER:  50060JAC4

$600,000,000 REVOLVING CREDIT FACILITY

$100,000,000 TERM LOAN

CREDIT AGREEMENT

by and among

KOPPERS INC.,

as Borrower,

THE GUARANTORS PARTY HERETO,

THE LENDERS PARTY HERETO,

PNC BANK, NATIONAL ASSOCIATION,

as Administrative Agent,

PNC CAPITAL MARKETS LLC,

WELLS FARGO SECURITIES, LLC,

MERRILL LYNCH PIERCE FENNER & SMITH INC.,

and

FIFTH THIRD BANK,

as Joint Lead Arrangers and Joint Bookrunners,

WELLS FARGO BANK, NA,

BANK OF AMERICA, N.A.,

and

FIFTH THIRD BANK,

as Co-Syndication Agents,

and

BANK OF MONTREAL

KEYBANK NATIONAL ASSOCIATION,

THE BANK OF TOKYO MITSUBISHI UFJ, LTD.

and

CITIZENS BANK OF PENNSYLVANIA

as Co-Documentation Agents

Dated as of February 17, 2017

Table of Contents

Page

1.	CERTAIN DEFINITIONS1
1.1	Certain Definitions1
1.2	Construction41
1.3	Accounting Principles; Changes in GAAP41
1.4	Currency Calculations42
2.	REVOLVING CREDIT AND SWING LOAN FACILITIES42
2.1	Revolving Credit Commitments42
2.1.1	Revolving Credit Loans; Optional Currency Loans42
2.1.2	Swing Loan Commitment42
2.2	Nature of Lenders’ Obligations with Respect to Revolving Credit Loans43
2.3	Commitment Fees43
2.4	Termination or Reduction of Revolving Credit Commitments43
2.5	Loan Requests44
2.5.1	Revolving Credit Loan Requests44
2.5.2	Swing Loan Requests44
2.6	Making Revolving Credit Loans and Swing Loans; Presumptions by the Administrative Agent; Repayment of Revolving Credit Loans; Borrowings to Repay Swing Loans45
2.6.1	Making Revolving Credit Loans45
2.6.2	Presumptions by the Administrative Agent45
2.6.3	Making Swing Loans46
2.6.4	Repayment of Revolving Credit Loans46
2.6.5	Borrowings to Repay Swing Loans46
2.6.6	Swing Loans Under Cash Management Agreements46
2.7	Notes47
2.8	Use of Proceeds47
2.9	Letter of Credit Subfacility47
2.9.1	Issuance of Letters of Credit47
2.9.2	Letter of Credit Fees48
2.9.3	Disbursements, Reimbursement49
2.9.4	Repayment of Participation Advances50

i

2.9.5	Documentation51
2.9.6	Determinations to Honor Drawing Requests51
2.9.7	Nature of Participation and Reimbursement Obligations51
2.9.8	Indemnity53
2.9.9	Liability for Acts and Omissions53
2.9.10	Issuing Lender Reporting Requirements54
2.9.11	Cash Collateral54
2.10	Defaulting Lenders55
2.11	Increase in Revolving Credit Commitments and Term Loan Commitments56
2.11.1	Increasing Lenders and New Lenders56
2.11.2	Treatment of Outstanding Revolving Credit Loans and Letters of Credit……………………………………………………………………58
2.12	Utilization of Commitments in Optional Currencies58
2.12.1	Periodic Computations of Dollar Equivalent Amounts of Revolving Credit Loans that are Optional Currency Loans and Letters of Credit Outstanding; Repayment in Same Currency58
2.12.2	Notices From Lenders That Optional Currencies Are Unavailable to Fund New Loans59
2.12.3	Notices From Lenders That Optional Currencies Are Unavailable to Fund Renewals of the Euro-Rate Option59
2.12.4	European Monetary Union59
3.	TERM LOANS60
3.1	Term Loan Commitments60
3.2	Nature of Lenders’ Obligations with Respect to Term Loans; Repayment Terms61
4.	INTEREST RATES61
4.1	Interest Rate Options61
4.1.1	Revolving Credit Interest Rate Options; Swing Line Interest Rate61
4.1.2	Term Loan Interest Rate Options62
4.1.3	Interest Act (Canada)62
4.1.4	Rate Calculations; Rate Quotations62
4.2	Interest Periods62
4.2.1	Amount of Borrowing Tranche63
4.2.2	Renewals63

4.2.3	No Conversion of Optional Currency Loans63
4.3	Interest After Default63
4.3.1	Letter of Credit Fees, Interest Rate63
4.3.2	Other Obligations63
4.3.3	Acknowledgment63
4.4	Rate Unascertainable; Successor Euro-Rate Index; Illegality; Increased Costs; Deposits Not Available; Optional Currency Not Available63
4.4.1	Unascertainable63
4.4.2	Successor Euro-Rate Index64
4.4.3	Illegality; Increased Costs65
4.4.4	Optional Currency Not Available65
4.4.5	Administrative Agent’s and Lender’s Rights65
4.5	Selection of Interest Rate Options66
5.	PAYMENTS66
5.1	Payments67
5.2	Pro Rata Treatment of Lenders67
5.3	Pro Rata Treatment of Term Loan Lenders68
5.4	Sharing of Payments by Lenders68
5.5	Presumptions by Administrative Agent68
5.6	Interest Payment Dates69
5.7	Voluntary Prepayments69
5.7.1	Right to Prepay69
5.7.2	Replacement of a Lender70
5.7.3	Designation of a Different Lending Office71
5.8	Mandatory Prepayments71
5.8.1	Asset Sales and Recovery Events71
5.8.2	Currency Fluctuations71
5.8.3	Equity Issuance72
5.8.4	Application Among Loans and Interest Rate Options72
5.9	Increased Costs72
5.9.1	Increased Costs Generally72
5.9.2	Capital Requirements73

5.9.3	Certificates for Reimbursement; Repayment of Outstanding Loans; Borrowing of New Loans73
5.9.4	Delay in Requests73
5.9.5	Additional Reserve Requirements73
5.10	Taxes74
5.10.1	Issuing Lender74
5.10.2	Payments Free of Taxes74
5.10.3	Payment of Other Taxes by the Loan Parties74
5.10.4	Indemnification by the Loan Parties74
5.10.5	Indemnification by the Lenders74
5.10.6	Evidence of Payments75
5.10.7	Status of Lenders75
5.10.8	Treatment of Certain Refunds77
5.10.9	Survival77
5.11	Indemnity77
5.12	Settlement Date Procedures78
5.13	Collections; Administrative Agent’s Right to Notify Account Debtors79
5.14	Currency Conversion Procedures for Judgments79
5.15	Indemnity in Certain Events79
6.	REPRESENTATIONS AND WARRANTIES79
6.1	Representations and Warranties79
6.1.1	Organization and Qualification79
6.1.2	Subsidiaries80
6.1.3	Power and Authority80
6.1.4	Validity and Binding Effect80
6.1.5	No Conflict80
6.1.6	Litigation81
6.1.7	Title to Properties81
6.1.8	Financial Statements81
6.1.9	Use of Proceeds; Margin Stock82
6.1.10	Full Disclosure82
6.1.11	Taxes83
6.1.12	Consents and Approvals83

6.1.13	No Event of Default; Compliance with Instruments83
6.1.14	Patents, Trademarks, Copyrights, Licenses, Etc83
6.1.15	Security Interests83
6.1.16	Status of the Pledged Collateral84
6.1.17	Insurance84
6.1.18	Compliance with Laws84
6.1.19	Material Contracts85
6.1.20	Investment Companies; Regulated Entities85
6.1.21	Plans and Benefit Arrangements85
6.1.22	Employment Matters86
6.1.23	Environmental Matters and Safety Matters87
6.1.24	Solvency89
6.1.25	Anti-Terrorism Laws90
6.1.26	EEA Financial Institution90
6.2	Updates to Schedules and Material IP Listing90
7.	CONDITIONS OF LENDING AND ISSUANCE OF LETTERS OF CREDIT90
7.1	First Loans and Letters of Credit90
7.1.1	Deliveries90
7.1.2	Payment of Fees92
7.2	Each Loan or Letter of Credit92
8.	COVENANTS92
8.1	Affirmative Covenants92
8.1.1	Preservation of Existence, Etc92
8.1.2	Payment of Liabilities, Including Taxes, Etc93
8.1.3	Maintenance of Insurance93
8.1.4	Maintenance of Properties and Leases93
8.1.5	Maintenance of Patents, Trademarks, Etc93
8.1.6	Visitation Rights93
8.1.7	Keeping of Records and Books of Account94
8.1.8	Plans and Benefit Arrangements94
8.1.9	Compliance with Laws94
8.1.10	Use of Proceeds94
8.1.11	Further Assurances94

v

8.1.12	Subordination of Intercompany Loans95
8.1.13	Anti-Terrorism Laws; International Trade Law Compliance95
8.1.14	Keepwell95
8.2	Negative Covenants95
8.2.1	Indebtedness95
8.2.2	Liens; Lien Covenants97
8.2.3	Guaranties97
8.2.4	Loans and Investments98
8.2.5	Restricted Payments99
8.2.6	Liquidations, Mergers, Consolidations, Acquisitions99
8.2.7	Dispositions of Assets or Subsidiaries101
8.2.8	Affiliate Transactions102
8.2.9	Subsidiaries, Partnerships and Joint Ventures102
8.2.10	Continuation of or Change in Business103
8.2.11	Plans and Benefit Arrangements103
8.2.12	Fiscal Year104
8.2.13	Issuance of Stock104
8.2.14	Changes in Organizational Documents 2017 Senior Note Debt Documents104
8.2.15	Minimum Fixed Charge Coverage Ratio104
8.2.16	Maximum Total Secured Leverage Ratio104
8.2.17	Maximum Total Leverage Ratio105
8.3	Reporting Requirements105
8.3.1	Quarterly Financial Statements105
8.3.2	Annual Financial Statements105
8.3.3	Certificate of the Borrower106
8.3.4	Notice of Default106
8.3.5	Notice of Litigation106
8.3.6	Certain Events106
8.3.7	Budgets, Forecasts, Other Reports and Information107
8.3.8	Notices Regarding Plans and Benefit Arrangements107
9.	DEFAULT109
9.1	Events of Default109

9.1.1	Payments Under Loan Documents109
9.1.2	Breach of Warranty109
9.1.3	Anti-Terrorism Laws109
9.1.4	Breach of Negative and Certain Other Covenants, Visitation Rights or Anti-Terrorism Laws109
9.1.5	Breach of Other Covenants109
9.1.6	Defaults in Other Agreements or Indebtedness109
9.1.7	Final Judgments or Orders110
9.1.8	Loan Document Unenforceable110
9.1.9	Uninsured Losses; Proceedings Against Assets110
9.1.10	Notice of Lien or Assessment110
9.1.11	Insolvency110
9.1.12	Events Relating to Plans and Benefit Arrangements110
9.1.13	Cessation of Business111
9.1.14	Change of Control111
9.1.15	Beazer East Default111
9.1.16	Involuntary Proceedings112
9.1.17	Voluntary Proceedings112
9.2	Consequences of Event of Default112
9.2.1	Events of Default Other Than Bankruptcy, Insolvency or Reorganization Proceedings112
9.2.2	Bankruptcy, Insolvency or Reorganization Proceedings112
9.2.3	Set-off113
9.2.4	Application of Proceeds113
9.2.5	Collateral Sharing114
9.2.6	Other Rights and Remedies114
9.2.7	Notice of Sale115
9.2.8	Enforcement of Rights and Remedies115
10.	ADMINISTRATIVE AGENT115
10.1	Appointment and Authority115
10.2	Rights as a Lender115
10.3	Exculpatory Provisions116
10.4	Reliance by Administrative Agent117

10.4.1	Delegation of Duties117
10.4.2	Resignation of Administrative Agent117
10.4.3	Non-Reliance on Administrative Agent and Other Lenders118
10.4.4	No Other Duties, etc118
10.4.5	Administrative Agent’s Fee118
10.4.6	Authorization to Release Collateral and Guarantors119
10.4.7	No Reliance on Administrative Agent’s Customer Identification Program119
10.4.8	Authorization to Release Collateral and Guarantors119
10.5	Certain ERISA Matters119
11.	MISCELLANEOUS121
11.1	Modifications, Amendments or Waivers121
11.1.1	Increase of Commitment122
11.1.2	Extension of Payment; Reduction of Principal, Interest or Fees; Modification of Terms of Payment122
11.1.3	Release of Collateral or Guarantor122
11.1.4	Miscellaneous122
11.2	No Implied Waivers; Cumulative Remedies123
11.3	Expenses; Indemnity; Damage Waiver123
11.3.1	Costs and Expenses123
11.3.2	Indemnification by the Borrower124
11.3.3	Reimbursement by Lenders124
11.3.4	Waiver of Consequential Damages, Etc124
11.3.5	Payments125
11.4	Holidays125
11.5	Notices; Effectiveness; Electronic Communication125
11.5.1	Notices Generally125
11.5.2	Electronic Communications125
11.5.3	Change of Address, Etc126
11.6	Severability126
11.7	Duration; Survival126
11.8	Successors and Assigns126
11.8.1	Successors and Assigns Generally126

11.8.2	Assignments by Lenders127
11.8.3	Register128
11.8.4	Participations128
11.8.5	Certain Pledges; Successors and Assigns Generally129
11.9	Confidentiality130
11.9.1	General130
11.9.2	Sharing Information With Affiliates of the Lenders130
11.9.3	Customary Advertising Material131
11.10	Counterparts; Integration; Effectiveness131
11.10.1	Counterparts; Integration; Effectiveness131
11.11	CHOICE OF LAW; SUBMISSION TO JURISDICTION; WAIVER OF VENUE; SERVICE OF PROCESS; WAIVER OF JURY TRIAL131
11.11.1	Governing Law131
11.11.2	SUBMISSION TO JURISDICTION131
11.11.3	WAIVER OF VENUE132
11.11.4	SERVICE OF PROCESS132
11.11.5	WAIVER OF JURY TRIAL132
11.12	USA Patriot Act Notice133
11.13	Joinder of Guarantors133
11.14	Funding by Branch, Subsidiary or Affiliate133
11.14.1	Notional Funding133
11.14.2	Actual Funding133
11.14.3	Right to Realize on Collateral and Enforce Guaranty134
11.15	Acknowledgment and Consent to Bail-In of EEA Financial Institutions134
11.16	No Advisory or Fiduciary Responsibility134

SCHEDULES AND EXHIBITS

SCHEDULES

SCHEDULE 1.1(A)	-PRICING GRID
SCHEDULE 1.1(B)	-COMMITMENTS OF LENDERS AND ADDRESSES FOR NOTICES
SCHEDULE 1.1(E)	-EXCLUDED SUBSIDIARIES
SCHEDULE 1.1(P)	-PERMITTED LIENS
SCHEDULE 2.9.1	-EXISTING LETTERS OF CREDIT
SCHEDULE 6.1.1	-QUALIFICATIONS TO DO BUSINESS
SCHEDULE 6.1.2	-SUBSIDIARIES
SCHEDULE 6.1.6	-LITIGATION
SCHEDULE 6.1.7	-OWNED AND LEASED REAL PROPERTY
SCHEDULE 6.1.12	-CONSENTS AND APPROVALS
SCHEDULE 6.1.16	-PARTNERSHIP AGREEMENTS; LLC AGREEMENTS
SCHEDULE 6.1.17	-INSURANCE POLICIES
SCHEDULE 6.1.19	-MATERIAL CONTRACTS
SCHEDULE 6.1.21	-EMPLOYEE BENEFIT PLAN DISCLOSURES
SCHEDULE 6.1.22	-EMPLOYMENT MATTERS
SCHEDULE 6.1.23	-ENVIRONMENTAL DISCLOSURES
SCHEDULE 0	-INSURANCE REQUIREMENTS RELATING TO COLLATERAL
SCHEDULE 8.2.1	-PERMITTED INDEBTEDNESS
SCHEDULE 8.2.3	-GUARANTIES
SCHEDULE 8.2.4	-PERMITTED LOANS AND INVESTMENTS
SCHEDULE 8.2.9	-PERMITTED PARTNERSHIPS, LLCs, JOINT VENTURES

SCHEDULE 8.2.10-BUSINESS DESCRIPTIONS

x

EXHIBITS

EXHIBIT 1.1(A)-ASSIGNMENT AND ASSUMPTION AGREEMENT

EXHIBIT 1.1(G)(1)-GUARANTOR JOINDER

EXHIBIT 1.1(G)(2)-GUARANTY AGREEMENT

EXHIBIT 1.1(I)-INTERCOMPANY SUBORDINATION AGREEMENT

EXHIBIT 1.1(N)(1)-REVOLVING CREDIT NOTE

EXHIBIT 1.1(N)(2)-SWING LOAN NOTE

EXHIBIT 1.1(N)(3)-TERM NOTE

EXHIBIT 1.1(P)(1)	-PATENT, TRADEMARK AND COPYRIGHT SECURITY AGREEMENT

EXHIBIT 1.1(P)(2)-PLEDGE AGREEMENT

EXHIBIT 1.1(S)-SECURITY AGREEMENT

EXHIBIT 2.5.1-LOAN REQUEST

EXHIBIT 2.5.2-SWING LOAN REQUEST

EXHIBIT 2.11-LENDER JOINDER

EXHIBIT 5.10.7(A)	-U.S. TAX COMPLIANCE CERTIFICATE (For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)
EXHIBIT 5.10.7(B)	-U.S. TAX COMPLIANCE CERTIFICATE (For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)
EXHIBIT 5.10.7(C)	-U.S. TAX COMPLIANCE CERTIFICATE (For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)
EXHIBIT 5.10.7(D)	-U.S. TAX COMPLIANCE CERTIFICATE (For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

EXHIBIT 7.1.1-SOLVENCY CERTIFICATE

EXHIBIT 8.2.1-UNSECURED INDEBTEDNESS CERTIFICATE

EXHIBIT 8.2.6-ACQUISITION COMPLIANCE CERTIFICATE

EXHIBIT 8.3.3-QUARTERLY COMPLIANCE CERTIFICATE

CREDIT AGREEMENT

THIS CREDIT AGREEMENT (as hereafter amended, restated, modified or supplemented from time to time, the “Agreement”) is dated as of February 17, 2017 and is made by and among KOPPERS INC., a Pennsylvania corporation (the “Borrower”), each of the GUARANTORS (as hereinafter defined), the LENDERS (as hereinafter defined), and PNC BANK, NATIONAL ASSOCIATION, in its capacity as administrative agent for the Lenders under this Agreement (hereinafter referred to in such capacity as the “Administrative Agent”).

WITNESSETH:

WHEREAS, the Borrower has requested the Lenders to provide (i) a revolving credit facility to the Borrower in an aggregate principal amount not to exceed $600,000,000 and (ii) a $100,000,000 term loan facility; and

WHEREAS, the Lenders are willing to provide such credit facilities upon the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of their mutual covenants and agreements hereinafter set forth and intending to be legally bound hereby, the parties hereto covenant and agree as follows:

1.CERTAIN DEFINITIONS

1.1Certain Definitions

. In addition to words and terms defined elsewhere in this Agreement, the following words and terms shall have the following meanings, respectively, unless the context hereof clearly requires otherwise:

Account shall mean any account, contract right, general intangible, chattel paper, instrument or document representing any right to payment for goods sold or services rendered, whether or not earned by performance and whether or not evidenced by a contract, instrument or document, which is now owned or hereafter acquired by the Borrower or any other Loan Party. All Accounts of the Loan Parties shall be subject to the Administrative Agent’s Prior Security Interest for the benefit of the Lenders and their respective Affiliates.

Account Debtor shall mean any Person who is or who may become obligated to the Borrower or to any other Loan Party, with respect to, or on account of, an Account.

Acquisition Compliance Certificate shall have the meaning specified in Section 8.2.6 [Liquidations, Mergers, Consolidations, Acquisitions] hereof.

Administrative Agent shall have the meaning specified in the introductory paragraph, and shall include its successors and assigns.

Administrative Agent’s Fee shall have the meaning specified in Section 10.4.5 [Administrative Agent’s Fee].

Administrative Agent’s Letter shall have the meaning specified in Section 10.4.5 [Administrative Agent’s Fee].

Affiliate as to any Person shall mean any other Person (i) which directly or indirectly controls, is controlled by, or is under common control with such Person, (ii) which beneficially owns or holds 5% or more of any class of the voting or other equity interests of such Person, or (iii) 5% or more of any class of voting interests or other equity interests of which is beneficially owned or held, directly or indirectly, by such Person. Control, as used in this definition, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, including the power to elect a majority of the directors or trustees of a corporation or trust, as the case may be.

Agreement shall have the meaning specified in the introductory paragraph.

Alternate Currency shall mean with respect to any Letter of Credit the following lawful currencies: the Euro, British Pounds Sterling, New Zealand Dollars, Australian Dollars, Canadian Dollars, Chinese Renminbi, Danish Krone, and Brazilian Real and any other currency satisfactory to the Administrative Agent and the Issuing Lender that shall issue such Letter of Credit. Each Alternate Currency must be the lawful currency of the specified country.

Anti-Terrorism Laws shall mean any applicable Laws relating to terrorism, trade sanctions programs and embargoes, import/export licensing, money laundering or bribery (including Laws comprising or implementing the Canadian Anti-Money Laundering & Anti-Terrorism Legislation), any regulation, order, or directive promulgated, issued or enforced pursuant to such Laws, (as any of the foregoing Laws may from time to time be amended, renewed, extended, or replaced).

Applicable Commitment Fee Rate shall mean the percentage rate per annum based on the Net Senior Secured Leverage Ratio then in effect according to the pricing grid on Schedule 1.1(A) below the heading “Commitment Fee”.

Applicable Letter of Credit Fee Rate shall mean the percentage rate per annum based on the Net Senior Secured Leverage Ratio then in effect according to the pricing grid on Schedule 1.1(A) below the heading “Letter of Credit Fee.”

Applicable Margin shall mean, as applicable:

(i)

the percentage spread to be added to the Base Rate applicable to Loans under the Base Rate Option based on the Net Senior Secured Leverage Ratio then in effect according to the pricing grid on Schedule 1.1(A) below the heading “Base Rate Spread”, or

(ii)

the percentage spread to be added to the Euro-Rate applicable to Loans under the Euro-Rate Option based on the Net Senior Secured Leverage Ratio then in effect according to the pricing grid on Schedule 1.1(A) below the heading “Euro-Rate Spread”.

Approved Fund shall mean any fund that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of business and that is administered or managed by (i) a Lender, (ii) an Affiliate of a Lender or (iii) an entity or an Affiliate of an entity that administers or manages a Lender.

Arranger shall mean PNC Capital Markets LLC.

As-Offered Rate shall mean an interest rate per annum (computed on the basis of a year of 360 days and actual days elapsed) applicable to the Swing Loans offered by the Swing Loan Lender, as determined by the Swing Loan Lender in its sole discretion.

Asset Sale shall mean any disposition or series of dispositions by the Borrower or any of its Subsidiaries after the date hereof of the type described in clause (vi) of Section 8.2.7 [Dispositions of Assets or Subsidiaries].

Assignment and Assumption Agreement shall mean an assignment and assumption agreement entered into by a Lender and an assignee permitted under Section 11.8 [Successors and Assigns], in substantially the form of Exhibit 1.1(A).

Australian Dollars shall mean the lawful currency of Commonwealth of Australia.

Authorized Officer shall mean, with respect to any Loan Party, Chief Executive Officer, President, Chief Financial Officer, Treasurer, or Director of such Loan Party, any manager or the members (as applicable) in the case of any Loan Party which is a limited liability company, or such other individuals, designated by written notice to the Administrative Agent from the Borrower, authorized to execute notices, reports and other documents on behalf of such Loan Party required hereunder. The Borrower may amend such list of individuals from time to time by giving written notice of such amendment to the Administrative Agent.

Bail-In Action means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

Bail-In Legislation means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

Base Rate shall mean, for any day, a fluctuating per annum rate of interest equal to the highest of (i) the Overnight Bank Funding Rate, plus 0.5%, (ii) the Prime Rate, and (iii) the Daily LIBOR Rate, plus 100 basis points (1.0%). Any change in the Base Rate (or any component thereof) shall take effect at the opening of business on the day such change occurs.

Base Rate Option shall mean the option of the Borrower to have Loans bear interest at the rate and under the terms set forth in Section 4.1.1(a) [Revolving Credit Base Rate Option] or Section 4.1.2(a) [Term Loan Base Rate Option], as applicable.

Beazer Acquisition Agreement shall mean the Asset Purchase Agreement dated as of December 28, 1988, as amended as of July 15, 2004, by and between the Borrower and Beazer East.

Beazer Acquisition Agreement Guarantee shall mean the Guarantee of Beazer Limited of all of Beazer East’s liabilities and obligations under Article VII of the Beazer Acquisition Agreement.

Beazer East shall mean Beazer East, Inc., a Delaware corporation.

Beazer Limited shall mean Beazer Limited, an English corporation.

Benefit Arrangement shall mean at any time an “employee benefit plan”, within the meaning of Section 3(3) of ERISA, which is neither a Plan nor a Multiemployer Plan and which is maintained, sponsored or otherwise contributed to by any member of the ERISA Group.

Benefit Plan shall mean any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

Borrower shall have the meaning specified in the introductory paragraph.

Borrowing Date shall mean, with respect to any Loan, the date for the making thereof or the renewal or conversion thereof at or to the same or a different Interest Rate Option, which shall be a Business Day.

Borrowing Tranche shall mean specified portions of Loans outstanding as follows: (i) any Loans to which a Euro-Rate Option applies which are in Dollars or in the same Optional Currency advanced under the same Loan Request by the Borrower and which have the same Interest Period shall constitute one Borrowing Tranche, and (ii) all Loans to which a Base Rate Option applies shall constitute one Borrowing Tranche.

Business Day shall mean any day other than a Saturday or Sunday or a legal holiday on which commercial banks are authorized or required to be closed for business in New York, New York and if the applicable Business Day relates to any Loan to which the Euro-Rate Option applies, such day must also be a day on which dealings are carried on in the Relevant Interbank Market.

Canadian Anti-Money Laundering & Anti-Terrorism Legislation shall mean the Criminal Code, R.S.C. 1985, c. C 46, The Proceeds of Crime (Money Laundering) and Terrorist Financing Act, S.C. 2000, c. 17 and the United Nations Act, R.S.C. 1985, c. U 2 or any similar Canadian legislation, together with all rules, regulations and interpretations thereunder or related thereto including, without limitation, the Regulations Implementing the United Nations Resolutions on the Suppression of Terrorism and the United Nations Al Qaida and Taliban Regulations promulgated under the United Nations Act.

Canadian Dollar means lawful money of Canada.

Capital Expenditures shall mean for any period, with respect to any Person, the aggregate of all expenditures by such Person for the acquisition or leasing (pursuant to a capital lease) of fixed or capital assets or additions to equipment (including replacements, capitalized repairs and improvements during such period) which are required to be capitalized under GAAP on a consolidated balance sheet of such Person; provided, however, that Capital Expenditures made with respect to reorganization of the Borrower’s carbon materials and chemicals business operations in the US and Europe and incurred on or after (y) January 1, 2017 through and including December 31, 2017 in an amount up to $25,000,000 and (z) January 1, 2018 in an amount up to $35,000,000 shall, in each case, be excluded from the calculation of Capital Expenditures.

Cash Collateralize means to pledge and deposit with or deliver to Administrative Agent, for the benefit of each Issuing Lender and the Lenders, as collateral for the Letter of Credit Obligations, or obligations of the Lenders to fund participations in respect of Letter of Credit Obligations, cash or deposit account balances pursuant to documentation satisfactory to Administrative Agent and each Issuing Lender (which documents are hereby consented to by the Lenders). Cash Collateral shall have a meaning correlative to the foregoing and shall include the proceeds of such Cash Collateral and other credit support.

Cash Equivalents shall mean, at any time, (i) Indebtedness with a maturity of one year or less issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof), (ii) certificates of deposit or acceptances with a maturity of one year or less of any financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $500,000,000, (iii) commercial paper with a maturity of 270 days or less issued by a corporation (except an Affiliate of the Borrower) organized under the laws of any state of the United States or the District of Columbia or of the Commonwealth of Australia or any state thereof or of England and rated at least A 2 by Standard & Poor’s or at least P 2 by Moody’s, (iv) repurchase agreements with institutions described in clause (ii) with respect to investments described in clause (i), and (v) money market mutual funds or cash management trusts rated in the highest rating by Standard & Poor’s or Moody’s (and not rated other than in the highest rating by Standard & Poor’s or Moody’s) or investing solely in investments described in clauses (i) through (iv) above.

Cash Management Agreements shall have the meaning specified in Section 2.6.6 [Swing Loans Under Cash Management Agreements].

CDOR Rate shall have the meaning specified in the definition of Euro-Rate.

CEA shall mean the Commodity Exchange Act (7 U.S.C.§1 et seq.), as amended from time to time, and any successor statute.

CFTC shall mean the Commodity Futures Trading Commission.

Change in Law shall mean the occurrence, after the date of this Agreement, of any of the following: (i) the adoption or taking effect of any Law, (ii) any change in any Law or in the administration, interpretation, implementation or application thereof by any Official Body or (iii) the making or issuance of any request, rule, guideline or directive (whether or not having the force of Law) by any Official Body; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, regulations, guidelines, interpretations or directives thereunder or issued in connection therewith (whether or not having the force of Law) and (y) all requests, rules, regulations, guidelines, interpretations or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities (whether or not having the force of Law), in each case pursuant to Basel III, shall in each case be deemed to be a Change in Law regardless of the date enacted, adopted, issued, promulgated or implemented.

Change of Control shall mean (i) any person or group of persons (within the meaning of Sections 13(d) or 14(a) of the Securities Exchange Act of 1934, as amended) shall have acquired beneficial ownership of (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under said Act) 35% or more of the voting capital stock of Holdings, (ii) Holdings shall cease to own 100% of the outstanding capital stock of the Borrower, (iii) a “Change of Control” as defined in the 2017 Senior Note Indenture shall occur, or (iv) the Borrower shall cease to own directly or indirectly 100% of the outstanding capital stock, member interests or partnership interests of any Loan Party except as permitted in this Agreement or following the consent of the Required Lenders.

China JV Letters of Credit shall mean those certain letters of credit, denominated in Renminbi and issued by an Issuing Lender, for the account of Koppers Jiangsu.

CIP Regulations shall have the meaning specified in Section 10.4.7 [No Reliance on Administrative Agent’s Customer Identification Program].

Closing Date shall mean February 17, 2017.

Code shall mean the Internal Revenue Code of 1986, as the same may be amended or supplemented from time to time, and any successor statute of similar import, and the rules and regulations thereunder, as from time to time in effect.

Collateral shall mean the Pledged Collateral, the UCC Collateral, and the Intellectual Property Collateral.

Collateral Documents shall have the meaning specified in Section 9.2.5 [Collateral Sharing].

Commitment shall mean as to any Lender the aggregate of its Revolving Credit Commitment and Term Loan Commitment, and, in the case of the Swing Loan Lender, its Swing Loan Commitment, and Commitments shall mean the aggregate, without duplication, of the Revolving Credit Commitments, Term Loan Commitments and Swing Loan Commitment of all of the Lenders.

Commitment Fee shall have the meaning specified in Section 2.3 [Commitment Fees].

Compliance Certificate shall have the meaning specified in Section 8.3.3 [Certificate of the Borrower].

Computation Date shall have the meaning specified in Section 2.12.1 [Periodic Computations of Dollar Equivalent amounts of Revolving Credit Loans and Letters of Credit Outstanding, Etc.].

Connection Income Taxes shall mean Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

Consideration shall mean with respect to any Permitted Acquisition, the aggregate of (i) the cash paid by the Borrower or any of its respective Subsidiaries, directly or indirectly, to the seller in connection therewith, (ii) the Indebtedness incurred or assumed by Borrower or any of its Subsidiaries, whether in favor of the seller or otherwise and whether fixed or contingent, (iii) any Guaranty given or incurred by the Borrower or any of its respective Subsidiaries in connection therewith, and (iv) any other consideration given or obligation incurred by the Borrower or any of its respective Subsidiaries in connection therewith.

Consolidated EBITDA for any period of determination shall mean (i) the sum of, without duplication, (a) Consolidated Net Income, (b) depreciation, (c) depletion, (d) amortization, (e) other non-recurring, non-cash charges to net income, (f) losses on the sale of assets outside the ordinary course of business, (g) interest expense, (h) income tax expense, (i) cash dividends received from Affiliates to the extent not included in determining Consolidated Net Income, (j) equity losses of Affiliates (other than Consolidated Subsidiaries) to the extent included in determining Consolidated Net Income for such period, (k) non-recurring cash and non-cash charges to net income in an aggregate cumulative amount during the period commencing on (y) January 1, 2017 through and including December 31, 2017 not greater than $15,000,000 and (z) January 1, 2018 and continuing for the balance of the term of this Agreement not greater than $75,000,000, in each case, related to discontinuation or sale of business operations of Holdings and its Subsidiaries as such charges are incurred, (l) transaction expenses incurred in connection with Permitted Acquisitions which close on or after January 1, 2018, in an aggregate cumulative amount for the balance of the term of this Agreement not greater than $10,000,000, (m) non-cash stock-based compensation expense, and (n) all unamortized financing costs written off, and premiums paid, gains/losses incurred, and/or charges and fees paid and not capitalized, in each case, by the Loan Parties in connection with the (x) refinancing of the Prior Credit Agreement, (y) early extinguishment of the 2009 Senior Notes or (z) exchange, redemption, repurchase, tender or retirement of the 2009 Senior Notes, minus (ii) the sum of non-recurring, non-cash credits to net income, gains on the sale of assets outside the ordinary course of business, gains on non-cash equity-based compensation and equity earnings of Affiliates (other than Consolidated Subsidiaries) to the extent included in determining Consolidated Net Income for such period, in each case of Holdings and its Subsidiaries for such period determined and consolidated in accordance with GAAP. For purposes of determining Consolidated EBITDA, items related to Excluded Subsidiaries shall be excluded, except that cash dividends paid by an Excluded Subsidiary to a wholly-owned Subsidiary of Holdings shall be included in Consolidated EBITDA, but only to the extent that such dividends paid by the Excluded Subsidiaries exceed the loans, advances and investments made by the Loan Parties in or to such Excluded Subsidiaries and their respective subsidiaries during the period of measurement. For purposes of this definition, with respect to a business acquired by the Loan Parties pursuant to a Permitted Acquisition, Consolidated EBITDA as reported in the maximum Total Secured Leverage Ratio, the Net Senior Secured Leverage Ratio and the Specified Ratio shall be calculated on a pro forma basis, using (i) historical numbers, in accordance with GAAP as if the Permitted Acquisition had been consummated at the beginning of such period or (ii) financial effects that are reasonably identifiable and factually supportable, as projected by Holdings in good faith, and agreed to by the Administrative Agent, and set forth in a certificate delivered by an Authorized Officer of Holdings to the Administrative Agent (which certificate shall also set forth in reasonable detail the calculation of such financial effects). Additionally, for purposes of this definition, with respect to a business or assets disposed of by the Loan Parties pursuant to Section 8.2.7 [Disposition of Assets or Subsidiaries] hereof, Consolidated EBITDA as reported in the maximum Total Secured Leverage Ratio, the Net Senior Secured Leverage Ratio and the Specified Ratio shall be calculated as if such disposition had been consummated at the beginning of such period. In addition, Consolidated EBITDA shall be adjusted to the extent that the computation of Consolidated EBITDA includes a gain or loss with respect to any commodity swap, currency swap, interest rate swap, cap, collar or floor agreement or other interest rate management device (including, for the avoidance of doubt, obligations under such commodity swap, currency swap, interest rate swap, cap, collar or floor agreement or other interest rate management device that are secured as well as those that are unsecured) as follows: Consolidated EBITDA shall be (1) increased by any non-cash items of loss arising from such swap, agreement or other device, in each case, net of any actual cash payments related to the items giving rise to the loss and (2) decreased by any non-cash items of gain arising from such swap, agreement or other device, in each case, net of any actual cash payments related to items giving rise to the gain.

Consolidated Net Income for any period of determination shall mean the consolidated net income (or loss) after taxes of Holdings and its Consolidated Subsidiaries determined and consolidated in accordance with GAAP.

Consolidated Net Tangible Assets shall mean, at any time, the total assets of Holdings and its Subsidiaries, less all Intangible Assets, as set forth on the consolidated balance sheet of Holdings as of the end of the most recently concluded fiscal quarter of Holdings (but excluding the assets and Intangible Assets of the Excluded Subsidiaries and their respective subsidiaries).

Consolidated Subsidiaries of Holdings shall mean those Subsidiaries whose accounts are or should be consolidated with those of Holdings at such time.

Contamination shall mean the presence or release or threat of release of Regulated Substances in, on, under or migrating to or from the Property, which pursuant to Environmental Laws requires notification or reporting to an Official Body, or which pursuant to Environmental Laws requires the performance of a Remedial Action or which otherwise constitutes a violation of Environmental Laws.

Covered Entity shall mean (a) the Borrower, each of Borrower’s Subsidiaries, all Guarantors and all pledgors of Collateral, and (b) each Person that, directly or indirectly, is in control of a Person described in clause (a) above. For purposes of this definition, control of a Person shall mean the direct or indirect (x) ownership of, or power to vote, 25% or more of the issued and outstanding equity interests having ordinary voting power for the election of directors of such Person or other Persons performing similar functions for such Person, or (y) power to direct or cause the direction of the management and policies of such Person whether by ownership of equity interests, contract or otherwise.

Credit Arrangement Liabilities shall have the meaning specified in the definition of the term “Lender-Provided Credit Arrangement”.

Currency/Commodity Agreement shall mean any foreign exchange contract, currency swap agreement, commodity swap agreement, commodity forward purchase agreement, commodity hedging agreement or other similar agreement or arrangement, among the Borrower or any of its Subsidiaries, on the one hand, and one or more financial institutions, on the other hand, designed to protect the Borrower or any of its Subsidiaries against fluctuations in currency or commodity, as the case may be, values and that is documented in a reasonable and customary manner.

Daily LIBOR Rate shall mean, for any day, the rate per annum determined by the Administrative Agent as the Published Rate by as adjusted for any additional costs pursuant to Section 5.9.5 [Additional Reserve Requirements]. Notwithstanding the foregoing, if the Daily LIBOR Rate as determined above would be less than zero (0.00), such rate shall be deemed to be zero (0.00) for purposes of this Agreement.

Defaulting Lender shall mean any Lender that (a) has failed, within two Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) fund any portion of its participations in Letters of Credit or Swing Loans or (iii) pay over to the Administrative Agent, the Issuing Lenders, PNC (as the Swing Loan Lender) or any Lender any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified the Borrower or the Administrative Agent in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within two Business Days after request by the Administrative Agent or the Borrower, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans and participations in then outstanding Letters of Credit and Swing Loans under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon the Administrative Agent’s or the Borrower’s receipt of such certification in form and substance satisfactory to the Administrative Agent or the Borrower, as the case may be, (d) has become the subject of a Bankruptcy Event, (e) has failed at any time to comply with the provisions of Section 5.4 [Sharing of Payments by Lenders] with respect to purchasing participations from the other Lenders, whereby such Lender’s share of any payment received, whether by setoff or otherwise, is in excess of its Ratable Share of such payments due and payable to all of the Lenders or (f) becomes the subject of a Bail-in Action.

As used in this definition and in Section 2.10 [Defaulting Lenders], the term “Bankruptcy Event” means, with respect to any Person, such Person or such Person’s direct or indirect parent company becoming the subject of a bankruptcy or insolvency proceeding, or having had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person or such Person’s direct or indirect parent company by an Official Body or instrumentality thereof if, and only if, such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Official Body or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

Dollar, Dollars, U.S. Dollars and the symbol $ shall mean lawful money of the United States of America.

Dollar Equivalent shall mean, with respect to any amount of any currency, as of any Computation Date, the Equivalent Amount of such currency expressed in Dollars.

Drawing Date shall have the meaning specified in Section 2.9.3 [Disbursements, Reimbursement].

EEA Financial Institution means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

EEA Member Country means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

EEA Resolution Authority means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

Effective Date means the date indicated in a document or agreement to be the date on which such document or agreement becomes effective, or, if there is no such indication, the date of execution of such document or agreement.

Eligibility Date shall mean, with respect to each Loan Party and each Swap, the date on which this Agreement or any other Loan Document becomes effective with respect to such Swap (for the avoidance of doubt, the Eligibility Date shall be the Effective Date of such Swap if this Agreement or any other Loan Document is then in effect with respect to such Loan Party, and otherwise it shall be the Effective Date of this Agreement and/or such other Loan Document(s) to which such Loan Party is a party).

Eligible Contract Participant shall mean an “eligible contract participant” as defined in the CEA and regulations thereunder.

Eligible Foreign Cash shall mean unencumbered cash of Subsidiaries of the Loan Parties, net of reasonably anticipated applicable withholding, net income and other taxes, fees and other expenses in connection with the repatriation of such cash, denominated in the lawful currency of (i) any country that is a member of the European Union, (ii) Australia, (iii) Canada, (iv) New Zealand or (v) the United Kingdom and that, upon repatriation, would be eligible for paying down the Loans, provided, that the repatriator of such cash will, after giving effect to such repatriation, have sufficient working capital to operate for a period of at least 30 days following the date of such repatriation.

Eligible U.S. Cash shall mean unencumbered cash of the Loan Parties denominated in U.S. Dollars and held in an account located within the United States of America.

Environmental Complaint shall mean any (i) notice of non-compliance or violation, citation or order relating in any way to any Environmental Law, Environmental Permit, Contamination or Regulated Substance; (ii) civil, criminal, administrative or regulatory investigation instituted by an Official Body relating in any way to any Environmental Law, Environmental Permit, Contamination or Regulated Substance; (iii) administrative, regulatory or judicial action, suit, claim or proceeding instituted by any Person or Official Body or any written notice of liability or potential liability from any Person or Official Body, in either instance, setting forth allegations relating to or a cause of action for personal injury (including but not limited to death), property damage, natural resource damage, contribution or indemnity for the costs associated with the performance of Remedial Actions, direct recovery for the costs associated with the performance of Remedial Actions, liens or encumbrances attached to or recorded or levied against property for the costs associated with the performance of Remedial Actions, civil or administrative penalties, criminal fines or penalties, or declaratory or equitable relief arising under any Environmental Laws; or (iv) subpoena, request for information or other written notice or demand of any type issued by an Official Body pursuant to any Environmental Laws.

Environmental Laws shall mean all federal, territorial, tribal, state, local and foreign Laws (including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. § § 9601 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et seq., the Hazardous Materials Transportation Act, 49 U.S.C. § 1801 et seq., the Toxic Substances Control Act, 15 U.S.C. § 2601 et seq., the Federal Water Pollution Control Act, 33 U.S.C. § § 1251 et seq., the Federal Safe Drinking Water Act, 42 U.S.C. § § 300f-300j, the Federal Air Pollution Control Act, 42 U.S.C. § 7401 et seq., the Oil Pollution Act, 33 U.S.C. § 2701 et seq., the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. § § 136 to 136y, each as amended, and any regulations promulgated thereunder or any equivalent state or local Law, each as amended, and any regulations promulgated thereunder) and any consent decrees, settlement agreements, judgments, orders, directives, policies or programs issued by or entered into with an Official Body pertaining or relating to: (i) pollution or pollution control; (ii) protection of human health from exposure to Regulated Substances (iii) protection of the environment and/or natural resources; (iv) employee safety in the workplace; (v) the presence, use, management, generation, manufacture, processing, extraction, treatment, recycling, refining, reclamation, labeling, packaging, sale, transport, storage, collection, distribution, disposal or release or threat of release of Regulated Substances; (vi) the presence of Contamination; (vii) the protection of endangered or threatened species; and (viii) the protection of Environmentally Sensitive Areas.

Environmental Permits shall mean all permits, licenses, bonds or other forms of financial assurances, consents, registrations, identification numbers, approvals or authorizations required under Environmental Laws (i) to own, occupy or maintain the Property; (ii) for the operations and business activities of the Loan Parties or any Subsidiaries of any Loan Party; or (iii) for the performance of a Remedial Action.

Environmental Records shall mean all notices, reports, records, plans, applications, forms or other filings relating or pertaining to the Property, Contamination, the performance of a Remedial Action and the operations and business activities of the Loan Parties or any Subsidiaries of any Loan Party which pursuant to Environmental Laws, Required Environmental Permits or at the request or direction of an Official Body either must be submitted to an Official Body or which otherwise must be maintained.

Environmentally Sensitive Area shall mean (i) any wetland as defined by applicable Environmental Laws; (ii) any area designated as a coastal zone pursuant to applicable Laws, including Environmental Laws; (iii) any area of historic or archeological significance or scenic area as defined or designated by applicable Laws, including Environmental Laws; (iv) habitats of endangered species or threatened species as designated by applicable Laws, including Environmental Laws; (v) wilderness or refuge areas as defined or designated by applicable Laws, including Environmental Laws; or (vi) a floodplain or other flood hazard area as defined pursuant to any applicable Laws.

Equity Issuance shall mean an issuance of equity or debt/equity securities of Holdings that results in cash proceeds.

Equivalent Amount shall mean, at any time, as determined by Administrative Agent (which determination shall be conclusive absent manifest error), with respect to an amount of any currency (the “Reference Currency”) which is to be computed as an equivalent amount of another currency (the “Equivalent Currency”), the amount of such Equivalent Currency converted from such Reference Currency at Administrative Agent’s spot selling rate (based on the market rates then prevailing and available to Administrative Agent) for the sale of such Equivalent Currency for such Reference Currency at a time determined by Administrative Agent on the second Business Day immediately preceding the event for which such calculation is made. Notwithstanding the other provisions in this definition, in the case of the China JV Letters of Credit, the determinations set forth above shall be made by the Issuing Lender of the China JV Letters of Credit rather than the Administrative Agent.

Equivalent Currency shall have the meaning specified in the definition of “Equivalent Amount”.

ERISA shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended or supplemented from time to time, and any successor statute of similar import, and the rules and regulations thereunder, as from time to time in effect.

ERISA Group shall mean, at any time, the Borrower and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control and all other entities which, together with the Borrower, are treated as a single employer under Section 414 of the Code or Section 4001(b)(1) of ERISA.

EU Bail-In Legislation Schedule means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

Euro shall refer to the lawful currency of the Participating Member States.

European Interbank Market shall mean the European interbank market for Euro operating in Participating Member States.

Euro-Rate shall mean the following:

(a)with respect to Dollar Loans comprising any Borrowing Tranche to which the Euro-Rate Option applies for any Interest Period, the interest rate per annum determined by the Administrative Agent as the rate which appears on the Bloomberg Page BBAM1 (or such other substitute Bloomberg page that displays rates at which U.S. Dollar deposits are offered by leading banks in the London interbank deposit market), or the rate which is quoted by another source selected by the Administrative Agent as an authorized information vendor for the purpose of displaying rates at which U.S. Dollar deposits are offered by leading banks in the London interbank deposit market at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period as the Relevant Interbank Market offered rate for U.S. Dollars for an amount comparable to such Borrowing Tranche and having a borrowing date and a maturity comparable to such Interest Period. The Administrative Agent shall give prompt notice to the Borrower of the Euro-Rate as determined or adjusted in accordance herewith, which determination shall be conclusive absent manifest error.

(b)with respect to Optional Currency Loans in Euros or British Pounds Sterling comprising any Borrowing Tranche for any Interest Period, the interest rate per annum determined by the Administrative Agent as the rate which appears on the Bloomberg Page BBAM1 (or on such other substitute Bloomberg page that displays rates at which the relevant Optional Currency is offered by leading banks in the London interbank deposit market), or the rate which is quoted by another source selected by the Administrative Agent as an authorized information vendor for the purpose of displaying rates at which such applicable Optional Currencies are offered by leading banks in the London interbank deposit market, at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period as the Relevant Interbank Market offered rate for deposits in Euros or British Pounds Sterling, as the case may be, for an amount comparable to the principal amount of such Borrowing Tranche and having a borrowing date and a maturity comparable to such Interest Period. The Administrative Agent shall give prompt notice to the Borrower of the Euro-Rate as determined or adjusted in accordance herewith, which determination shall be conclusive absent manifest error.

(c)with respect to Optional Currency Loans denominated in Canadian Dollars comprising any Borrowing Tranche, the interest rate per annum (the “CDOR Rate”) as determined by the Administrative Agent, equal to the arithmetic average rate applicable to Canadian Dollar bankers’ acceptances (C$BAs) for the applicable Interest Period appearing on the Bloomberg page BTMM CA, per annum, at approximately 11:00 a.m. Eastern Time, two Business Days prior to the commencement of such Interest Period, or if such day is not a Business Day, then on the immediately preceding Business Day, provided that if such rate does not appear on the Bloomberg page BTMM CA on such day the CDOR Rate on such day shall be the rate for such period applicable to Canadian Dollar bankers’ acceptances quoted by a bank listed in Schedule I of the Bank Act (Canada), as selected by the Administrative Agent, as of 11:00 a.m. Eastern Time on such day or, if such day is not a Business Day, then on the immediately preceding Business Day.

(d)with respect to Optional Currency Loans denominated in Australian Dollars comprising any Borrowing Tranche for any Interest Period, the rate per annum equal to the Australian Bank Bill Swap Bid Rate or the successor thereto as approved by the Administrative Agent as published by Bloomberg (or on any successor or substitute service providing rate quotations comparable to those currently provided by such service, as determined by the Administrative Agent from time to time) at approximately 10:00 a.m., Sydney, Australia time, two (2) Business Days prior to the commencement of such Interest Period, as the rate for deposits in Australian Dollars with a maturity comparable to such Interest Period.

(e)with respect to Optional Currency Loans denominated in New Zealand Dollars comprising any Borrowing Tranche for any Interest Period, the rate per annum equal to the NZFMA Bank Bill Reference Rate or the successor thereto as approved by the Administrative Agent as published by Bloomberg (or on any successor or substitute service providing rate quotations comparable to those currently provided by such service, as determined by the Administrative Agent from time to time) at approximately 10:00 a.m., Auckland, New Zealand time, two (2) Business Days prior to the commencement of such Interest Period, as the rate for deposits in New Zealand Dollars with a maturity comparable to such Interest Period.

(f)If, at any time, the Administrative Agent and all of the Lenders approve an additional Optional Currency pursuant to Section 2.12.4(iii) [Requests for Additional Optional Currencies], any reference in this Agreement to the Euro-Rate applicable to any Optional Currency Loan in such additional Optional Currency shall be a reference to a rate to be mutually agreed upon between the Administrative Agent and the Borrower.

(g)Notwithstanding the foregoing, if the Euro-Rate as determined under any method above would be less than zero (0.00), such rate shall be deemed to be zero (0.00) for purposes of this Agreement.

(h)The Euro-Rate for any Loans shall be based upon the Euro-Rate for the currency in which such Loans are requested.

Euro-Rate Option shall mean the option of the Borrower to have Loans bear interest at the rate and under the terms set forth in Section 4.1.1(ii) [Revolving Credit Euro-Rate Option] or Section 4.1.2(ii) [Term Loan Euro-Rate Option], as applicable.

Euro-Rate Termination Date shall have the meaning specified in Section 4.4.2(i) [Successor Euro-Rate Index].

Event of Default shall mean any of the events described in Section 9.1 [Events of Default] and referred to therein as an “Event of Default.”

Excluded Hedge Liability or Liabilities shall mean, with respect to each Loan Party, each of its Swap Obligations if, and only to the extent that, all or any portion of this Agreement or any other Loan Document that relates to such Swap Obligation is or becomes illegal under the CEA, or any rule, regulation or order of the CFTC, solely by virtue of such Loan Party’s failure to qualify as an Eligible Contract Participant on the Eligibility Date for such Swap. Notwithstanding anything to the contrary contained in the foregoing or in any other provision of this Agreement or any other Loan Document, the foregoing is subject to the following provisos: (a) if a Swap Obligation arises under a master agreement governing more than one Swap, this definition shall apply only to the portion of such Swap Obligation that is attributable to Swaps for which such guaranty or security interest is or becomes illegal under the CEA, or any rule, regulations or order of the CFTC, solely as a result of the failure by such Loan Party for any reason to qualify as an Eligible Contract Participant on the Eligibility Date for such Swap, (b) if a guarantee of a Swap Obligation would cause such obligation to be an Excluded Hedge Liability but the grant of a security interest would not cause such obligation to be an Excluded Hedge Liability, such Swap Obligation shall constitute an Excluded Hedge Liability for purposes of the guaranty but not for purposes of the grant of the security interest, and (c) if there is more than one Loan Party executing this Agreement or the other Loan Documents and a Swap Obligation would be an Excluded Hedge Liability with respect to one or more of such Persons, but not all of them, the definition of Excluded Hedge Liability or Liabilities with respect to each such Person shall only be deemed applicable to (i) the particular Swap Obligations that constitute Excluded Hedge Liabilities with respect to such Person, and (ii) the particular Person with respect to which such Swap Obligations constitute Excluded Hedge Liabilities.

Excluded Subsidiary shall collectively mean (a) Koppers Mauritius, (b) Koppers Jiangsu, (c) KCCC, (d) Koppers India, (e) Koppers Tianjin, (f) Subsidiaries identified on Schedule 1.1(E) and (g) any Foreign Subsidiary created or acquired after the Closing Date which meets the following requirements:

(1)	Such Foreign Subsidiary is not wholly-owned, directly or indirectly, by a Loan Party or a Subsidiary of a Loan Party, and
(2)

The investment in such Foreign Subsidiary by the Loan Parties, together with all other loans, advances and investments to and in all of the Loan Parties’ Foreign Subsidiaries, must not exceed the amount permitted under clause (vi) of Section 8.2.4 [Loans and Investments].

Any Foreign Subsidiary meeting the foregoing requirements may be designated by the Loan Parties as an “Excluded Subsidiary” by delivering written notice to the Administrative Agent prior to the creation of such Foreign Subsidiary, together with an updated Schedule 1.1(E).

Excluded Taxes shall mean any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (i) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (a) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (b) that are Other Connection Taxes, (ii) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (a) such Lender acquires such interest in such Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 5.7.2 [Replacement of a Lender]) or (b) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 5.10.7 [Status of Lenders], amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (iii) Taxes attributable to such Recipient’s failure to comply with Section 5.10.7 [Status of Lenders], and (iv) any U.S. federal withholding Taxes imposed under FATCA (except to the extent imposed due to the failure of the Borrower to provide documentation or information to the IRS).

Expiration Date shall mean April 10, 2023.

FATCA shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

Federal Funds Effective Rate for any day shall mean the rate per annum (based on a year of 360 days and actual days elapsed) announced by the Federal Reserve Bank of New York (or any successor) on such day as being the weighted average of the rates on overnight federal funds transactions arranged by federal funds brokers on the previous trading day, as computed and announced by such Federal Reserve Bank (or any successor) in substantially the same manner as such Federal Reserve Bank computes and announces the weighted average it refers to as the “Federal Funds Effective Rate” as of the date of this Agreement; provided, if such Federal Reserve Bank (or its successor) does not announce such rate on any day, the “Federal Funds Effective Rate” for such day shall be the Federal Funds Effective Rate for the last day on which such rate was announced.

Financial Projections shall have the meaning specified in Section 6.1.8(ii).

Fitch shall mean Fitch IBCA, Duff & Phelps, a division of Fitch, Inc., and its successors.

Fixed Charge Coverage Ratio shall mean the ratio of (i) Consolidated EBITDA minus Capital Expenditures of Holdings and its Subsidiaries minus cash taxes of Holdings and its Subsidiaries, to (ii) Fixed Charges.

Fixed Charges shall mean for any period of determination the sum of interest expense, contractual principal installments on Indebtedness, and contractual principal payments on capitalized leases, in each case of Holdings and its Subsidiaries for such period determined and consolidated in accordance with GAAP; provided that, notwithstanding the foregoing, in the event that Holdings pays any dividends or distributions after the Closing Date, then all dividends or distributions made by Holdings during any period of determination shall be included in the calculation of Fixed Charges.

Foreign Lender shall mean (i) if the Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (ii) if the Borrower is not a U.S. Person, a Lender that is resident or organized under the Laws of a jurisdiction other than that in which the Borrower is resident for tax purposes.

Foreign Subsidiary shall mean a Subsidiary of a Loan Party organized under the laws of a jurisdiction outside of the United States of America, any State thereof or the District of Columbia.

GAAP shall mean generally accepted accounting principles as are in effect from time to time, subject to the provisions of Section 1.3 [Accounting Principles; Changes in GAAP], and applied on a consistent basis both as to classification of items and amounts.

Guarantor shall mean each of the parties to this Agreement which is designated as a “Guarantor” on the signature pages hereof and each other Person which joins this Agreement as a Guarantor after the date hereof.

Guarantor Joinder shall mean a joinder by a Person as a Guarantor under the Loan Documents in the form of Exhibit 1.1(G)(1).

Guaranty of any Person shall mean any obligation of such Person guaranteeing or in effect guaranteeing any liability or obligation of any other Person in any manner, whether directly or indirectly, including any agreement to indemnify or hold harmless any other Person, any performance bond or other suretyship arrangement and any other form of assurance against loss, except endorsement of negotiable or other instruments for deposit or collection in the ordinary course of business.

Guaranty Agreement shall mean the Continuing Agreement of Guaranty and Suretyship in substantially the form of Exhibit 1.1(G)(2) executed and delivered by each of the Guarantors to the Administrative Agent for the benefit of the Lenders.

Hedge Liabilities shall have the meaning given to such term in the definition of the term “Lender-Provided Hedge”.

Historical Statements shall have the meaning specified in Section 6.1.8(i) [Historical Statements].

Holdings shall mean Koppers Holdings Inc., a Pennsylvania corporation.

ICC shall have the meaning specified in Section 11.11.1 [Governing Law].

Increasing Lender shall have the meaning assigned to that term in Section 2.11 [Increase in Revolving Credit Commitments and Term Loan Commitments].

Indebtedness shall mean, as to any Person at any time, any and all indebtedness, obligations or liabilities (whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, or joint or several) of such Person for or in respect of: (i) borrowed money, (ii) amounts raised under or liabilities in respect of any note purchase or acceptance credit facility, (iii) reimbursement obligations (contingent or otherwise) under any letter of credit, bank guarantee, commodity swap agreement, currency swap agreement, interest rate swap, cap, collar or floor agreement or other interest rate management device, (iv) any other transaction (including forward sale or purchase agreements, capitalized leases and conditional sales agreements) having the commercial effect of a borrowing of money entered into by such Person to finance its operations or capital requirements (but not including trade payables and accrued expenses incurred in the ordinary course of business which are not represented by a promissory note or other evidence of indebtedness and which are not more than thirty (30) days past due), or (v) any Guaranty of Indebtedness for borrowed money.

Indemnified Taxes shall mean (i) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document, and (ii) to the extent not otherwise described in the preceding clause (i), Other Taxes.

Indemnitee shall have the meaning specified in Section 11.3.2 [Indemnification by the Borrower].

Information shall mean all information received from the Loan Parties or any of their Subsidiaries relating to the Loan Parties or any of such Subsidiaries or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or any Issuing Lender on a non-confidential basis prior to disclosure by the Loan Parties or any of their Subsidiaries.

Insolvency Proceeding shall mean, with respect to any Person, (a) a case, action or proceeding with respect to such Person (i) before any court or any other Official Body under any bankruptcy, insolvency, reorganization or other similar Law now or hereafter in effect, or (ii) for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator (or similar official) of any Loan Party or otherwise relating to the liquidation, dissolution, winding-up or relief of such Person, or (b) any general assignment for the benefit of creditors, composition, marshaling of assets for creditors, or other, similar arrangement in respect of such Person’s creditors generally or any substantial portion of its creditors; undertaken under any Law.

Intangible Assets shall mean, at any date, the amount (if any) stated under the heading “Goodwill and Other Intangible assets, net” or under any other heading relating to intangible assets separately listed, in each case, on the face of a balance sheet of Holdings and its

Subsidiaries organized under the laws of the United States or any state thereof, prepared on a consolidated basis as of such date.

Intellectual Property Collateral shall mean all of the property described in the Patent, Trademark and Copyright Security Agreement.

Intercompany Subordination Agreement shall mean the Subordination Agreement among the Loan Parties in the form attached hereto as Exhibit 1.1(I).

Interest Period shall mean the period of time selected by the Borrower in connection with (and to apply to) any election permitted hereunder by the Borrower to have Loans bear interest under the Euro-Rate Option. Subject to the last sentence of this definition, such period shall be one Month with respect to Optional Currency Loans and one, two, three or six Months with respect to all other Loans. Such Interest Period shall commence on the effective date of such Interest Rate Option, which shall be (i) the Borrowing Date if the Borrower is requesting new Loans, or (ii) the date of renewal of or conversion to the Euro-Rate Option if the Borrower is renewing or converting to the Euro-Rate Option applicable to outstanding Loans. Notwithstanding the second sentence hereof: (A) any Interest Period which would otherwise end on a date which is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, and (B) the Borrower shall not select, convert to or renew an Interest Period for any portion of the Loans that would end after the Expiration Date.

Interest Rate Hedge shall mean an interest rate exchange, collar, cap, swap, floor, adjustable strike cap, adjustable strike corridor, cross-currency swap or similar agreements entered into by the Loan Parties or their Subsidiaries in order to provide protection to, or minimize the impact upon, the Borrower, the Guarantors and/or their Subsidiaries of increasing floating rates of interest applicable to Indebtedness.

Interest Rate Option shall mean any Euro-Rate Option or Base Rate Option.

IRS shall mean the United States Internal Revenue Service.

ISP98 shall have the meaning specified in Section 11.11.1 [Governing Law].

Issuing Lender shall mean (i) PNC, in its individual capacity as issuer of Letters of Credit hereunder, (ii) solely with respect to certain China JV Letters of Credit, The Bank of Tokyo-Mitsubishi UFJ, Ltd., in its individual capacity as issuer of such China JV Letters of Credit, and (iii) any other Lender that Borrower, Administrative Agent and such other Lender may agree may from time to time issue Letters of Credit hereunder.

Joint Lead Arrangers shall mean PNC Capital Markets LLC, Wells Fargo Securities, LLC, Merrill Lynch Pierce Fenner & Smith Inc. (or any other registered broker-dealer wholly-owned by Bank of America Corporation to which all or substantially all of Bank of America Corporation’s or any of its subsidiaries’ investment banking, commercial lending services or related businesses may be transferred following the date of this Agreement), and Fifth Third Bank.

Joint Venture shall mean a corporation, partnership, limited liability company or other entity in which any Person other than the Loan Parties and their Subsidiaries holds, directly or indirectly, an equity interest.

KCCC shall mean Koppers (China) Carbon & Chemical Co, Ltd, a limited liability company organized under the laws of the People’s Republic of China.

KCL shall mean Koppers Chile Limitada, a limited liability partnership formed under the laws of Chile

KGICV means Koppers Global Investments C.V., a limited partnership formed under the laws of The Netherlands.

Koppers Ashcroft shall mean Koppers Ashcroft Inc., a corporation formed under the laws of British Columbia, Canada.

Koppers Assurance shall mean Koppers Assurance, Inc., a South Carolina corporation and successor by merger to KHC Assurance, Inc., a Vermont corporation.

Koppers India shall mean Koppers India Carbon Materials and Chemicals Pte Ltd, a company organized under the laws of India.

Koppers Jiangsu shall mean Koppers (Jiangsu) Carbon Chemical Co., Ltd., a limited liability company organized under the laws of the People’s Republic of China.

Koppers Mauritius shall mean Koppers Mauritius, a company organized under the laws of the Republic of Mauritius.

Koppers NZ shall mean Koppers NZ LLC, a New York limited liability company.

Koppers Tianjin shall mean Koppers (Tianjin) Trading Co., Ltd., a limited liability company organized under the laws of the People’s Republic of China.

KPCBC shall mean Koppers Performance Chemicals Brasil Comercio de Preservaties Ltda., a limited liability company formed under the laws of Brazil.

KRSCI shall mean Koppers Railroad Structures Canada Inc., a corporation formed under the laws of British Columbia, Canada.

KTL shall mean Koppers Thailand Ltd., a company formed under the laws of Thailand.

KWWHCV shall mean Koppers World-Wide Holdings C.V., a limited partnership formed under the laws of The Netherlands.

Labor Contracts shall mean all employment agreements, employment contracts, collective bargaining agreements and other agreements or understandings (other than a Plan,

Benefit Arrangement or Multiemployer Plan) among Borrower or any member of the ERISA Group.

Law shall mean any law(s) (including common law), constitution, statute, treaty, regulation, rule, ordinance, opinion, issued guidance, release, ruling, order, executive order, injunction, writ, decree, bond, judgment, authorization or approval, lien or award of or any settlement arrangement, by agreement, consent or otherwise, with any Official Body, foreign or domestic.

Lender-Provided Credit Arrangement shall mean any obligation or liability of the Borrower or any of its Subsidiaries to the Administrative Agent or any of the Lenders or their Affiliates howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due, under or in connection with (i) line of credit facilities provided to Subsidiaries of the Borrower which are not Guarantors, and (ii) letters of credit, bank guaranties and bid guaranties issued for the account of Subsidiaries of the Borrower which are not Guarantors (and for which the Borrower is not a co-applicant); and in any case under clause (i) or (ii), either the applicable documents that create or evidence any such facilities, letters of credit or guaranties shall designate the same as a Lender-Provided Credit Arrangements, or the Borrower shall have provided the Administrative Agent prior written notice of such designation. The liabilities of the Loan Parties and any Subsidiary of the Loan Parties to the provider of any Lender-Provided Credit Arrangement (the “Credit Arrangement Liabilities”) shall be “Obligations” hereunder, guaranteed obligations under the Guaranty Agreement and secured obligations under the Collateral Documents and otherwise treated as Obligations for purposes of each of the other Loan Documents, except to the extent constituting Excluded Hedge Liabilities of such Person. The Liens securing the Credit Arrangement Liabilities shall be pari passu with the Liens securing all other Obligations under this Agreement and the other Loan Documents, subject to the express provisions of Section 9.2.4 [Application of Proceeds].

Lender-Provided Hedge shall mean: (a) an Interest Rate Hedge which is provided by a Lender or an Affiliate of a Lender to any Loan Party or any Subsidiary of a Loan Party, whether or not such Subsidiary is a Guarantor, and which (i) is documented in a standard International Swaps and Derivatives Association Master Agreement, or another reasonable and customary manner (ii) provides for the method of calculating the reimbursable amount of the provider’s credit exposure in a reasonable and customary manner, and (iii) is entered into for hedging (rather than speculative) purposes, and (b) the following transactions which are provided by a Lender or an Affiliate of a Lender to any Loan Party, any Excluded Subsidiary or any Subsidiary of a Loan Party, whether or not such Subsidiary is a Guarantor: foreign currency exchange transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions entered into for hedging (rather than speculative) purposes, and (c) the following transactions which are provided by a Lender or an Affiliate of a Lender to any Loan Party or any Subsidiary of a Loan Party, whether or not such Subsidiary is a Guarantor: commodity swaps, commodity options, forward commodity contracts and any other similar transactions entered into for hedging (rather than speculative) purposes. The liabilities of the Loan Parties and any such Subsidiaries or Excluded Subsidiaries to the provider of any Lender-Provided Hedge (the “Hedge Liabilities”) shall be “Obligations” hereunder, guaranteed obligations under the Guaranty Agreement and secured obligations under the Collateral Documents and otherwise treated as Obligations for purposes of each of the other Loan Documents, except to the extent constituting Excluded Hedge Liabilities of such Person. The Liens securing the Hedge Liabilities shall be pari passu with the Liens securing all other Obligations under this Agreement and the other Loan Documents, subject to the express provisions of Section 9.2.4 [Application of Proceeds].

Lender-Provided Treasury Arrangement shall mean any obligation or liability of the Borrower or any of its Subsidiaries to the Administrative Agent or any of the Lenders or their Affiliates howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due, under or in connection with treasury management services, depository services, overdraft protection arrangement, and cash management services, including, without limitation all arrangements with the Administrative Agent, or any Lender or its Affiliates to provide company paid credit cards that permit employees to make purchases on behalf of any Loan Party, including all fees and expenses of the Loan Parties payable to the Administrative Agent, any Lender or its Affiliates related to any of the foregoing. The liabilities of the Loan Parties and any Subsidiary of the Loan Parties to the provider of any Lender-Provided Treasury Arrangement (the “Treasury Liabilities”) shall be “Obligations” hereunder, guaranteed obligations under the Guaranty Agreement and secured obligations under the Collateral Documents and otherwise treated as Obligations for purposes of each of the other Loan Documents, except to the extent constituting Excluded Hedge Liabilities of such Person. The Liens securing the Treasury Liabilities shall be pari passu with the Liens securing all other Obligations under this Agreement and the other Loan Documents, subject to the express provisions of Section 9.2.4 [Application of Proceeds].

Lenders shall mean the financial institutions named on Schedule 1.1(B) and their respective successors and assigns as permitted hereunder, each of which is referred to herein as a Lender. For the purpose of any Loan Document which provides for the granting of a security interest or other Lien to the Lenders or to the Administrative Agent for the benefit of the Lenders as security for the Obligations, “Lenders” shall include any Affiliate of a Lender to which such Obligation is owed.

Letter of Credit shall have the meaning specified in Section 2.9.1 [Issuance of Letters of Credit].

Letter of Credit Borrowing shall have the meaning specified in Section 2.9.3 [Disbursements, Reimbursement].

Letter of Credit Fee shall have the meaning specified in Section 2.9.2 [Letter of Credit Fees].

Letter of Credit Obligation shall mean, as of any date of determination, the aggregate Dollar Equivalent amount available to be drawn under all outstanding Letters of Credit on such date (if any Letter of Credit shall increase in amount automatically in the future, such aggregate Dollar Equivalent amount available to be drawn shall currently give effect to any such future increase) plus the aggregate Dollar Equivalent amount of Reimbursement Obligations and Letter of Credit Borrowings on such date.

Letter of Credit Sublimit shall have the meaning specified in Section 2.9.1 [Issuance of Letters of Credit].

Lien shall mean any mortgage, deed of trust, pledge, lien, security interest, hypothec, charge or other encumbrance or security arrangement of any nature whatsoever, whether voluntarily or involuntarily given, including any conditional sale or title retention arrangement, and any assignment, deposit arrangement or lease intended as, or having the effect of, security and any filed financing statement or other notice of any of the foregoing (whether or not a lien or other encumbrance is created or exists at the time of the filing).

LLC Interests shall have the meaning specified in Section 6.1.2 [Subsidiaries].

Loan Documents shall mean this Agreement, the Continuing Agreement of Guaranty and Suretyship of the Borrower in favor of the Administrative Agent, for the benefit of each Hedge/Treasury/Credit Provider (as defined therein), the Guaranty Agreement, the Intercompany Subordination Agreement, the Notes, the Patent, Trademark and Copyright Security Agreement, the Pledge Agreement, the Security Agreement, agreements related to Lender-Provided Hedges, Lender-Provided Treasury Arrangements and Lender-Provided Credit Arrangements, fee letters between the Borrower and the Administrative Agent, and any other instruments, certificates or documents delivered or contemplated to be delivered hereunder or thereunder or in connection herewith or therewith, as the same may be supplemented or amended from time to time in accordance herewith or therewith, and Loan Document shall mean any of the Loan Documents.

Loan Parties shall mean the Borrower and the Guarantors.

Loan Request shall have the meaning specified in Section 2.5 [Revolving Credit Loan Requests; Swing Loan Requests].

Loans shall mean collectively and Loan shall mean separately all Revolving Credit Loans, Swing Loans and the Term Loans or any Revolving Credit Loan, Swing Loan or the Term Loan.

Material Acquisition shall mean a Permitted Acquisition where the Consideration for such Permitted Acquisition exceeds $150,000,000.

Material Acquisition Period shall have the meaning assigned to such term in Section 8.2.16 [Maximum Total Secured Leverage Ratio].

Material Adverse Change shall mean any set of circumstances or events which (a) has a material adverse effect upon the validity or enforceability of this Agreement or any other Loan Document, (b) is material and adverse to the business, properties, assets, financial condition, or results of operations of the Loan Parties taken as a whole, (c) impairs materially the ability of the Loan Parties taken as a whole to duly and punctually pay or perform its Indebtedness, or (d) impairs materially the ability of the Administrative Agent or any of the Lenders, to the extent permitted, to enforce their legal remedies pursuant to this Agreement or any other Loan Document.

Material IP shall have the meaning assigned to such term in Section 6.1.14 [Patents, Trademarks, Copyrights, Licenses, Etc.].

Material IP Listing shall have the meaning assigned to such term in Section 6.1.14 [Patents, Trademarks, Copyrights, Licenses, Etc.].

Month, with respect to an Interest Period under the Euro-Rate Option, shall mean the interval between the days in consecutive calendar months numerically corresponding to the first day of such Interest Period. If any Euro-Rate Interest Period begins on a day of a calendar month for which there is no numerically corresponding day in the month in which such Interest Period is to end, the final month of such Interest Period shall be deemed to end on the last Business Day of such final month.

Moody’s shall mean Moody’s Investors Service, Inc. and its successors.

Multiemployer Plan shall mean any employee pension benefit plan which is a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA and to which the Borrower or any member of the ERISA Group is then making or accruing an obligation to make contributions or, within the Plan year including the Closing Date and the preceding five Plan years, has made or had an obligation to make such contributions.

Multiple Employer Plan shall mean a Plan which has two or more contributing sponsors (including the Borrower or any member of the ERISA Group) at least two of whom are not under common control, as such a plan is described in Sections 4063 and 4064 of ERISA.

Net Cash Proceeds shall mean in connection with any Asset Sale or any Recovery Event, the proceeds thereof in the form of cash and Cash Equivalents (including any such proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received), net of attorneys’ fees, accountants’ fees, investment banking and other customary advisor fees, amounts required to be applied to the repayment of Indebtedness secured by a Lien expressly permitted hereunder on any asset that is the subject of such Asset Sale or Recovery Event (other than any Lien pursuant to a Collateral Document) and other customary fees and expenses actually incurred in connection therewith and net of taxes paid or reasonably estimated to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements).

Net Secured Debt shall mean Total Secured Debt minus the lesser of (i) the sum of (a) Eligible U.S. Cash plus (b) the Dollar Equivalent amount of Eligible Foreign Cash and (ii) $10,000,000.

Net Senior Secured Leverage Ratio shall mean, as of any date of determination, the ratio of (i) Net Secured Debt to (ii) Consolidated EBITDA for the four fiscal quarters ending on such date.

New Lender shall have the meaning assigned to that term in Section 2.11 [Increase in Revolving Credit Commitments and Term Loan Commitments].

Non-Consenting Lender shall have the meaning specified in Section 11.1 [Modifications, Amendments or Waivers].

Non-Qualifying Party shall mean any Loan Party that fails for any reason to qualify as an Eligible Contract Participant on the Effective Date of the applicable Swap.

Notes shall mean collectively, and Note shall mean separately, the promissory notes in the form of Exhibit 1.1(N)(1) evidencing the Revolving Credit Loans, in the form of Exhibit 1.1(N)(2) evidencing the Swing Loan, and in the form of Exhibit 1.1(N)(3) evidencing the Term Loans.

Obligations shall mean (i) any and all obligations, liabilities, and indebtedness from time to time of the Borrower, any Guarantor or any other Subsidiary of the Borrower to the Administrative Agent, any of the Lenders or any Affiliate of any Lender under or in connection with this Agreement or any other Loan Document, whether for principal, interest, fees, indemnities, expenses, or otherwise, and all refinancings or refundings thereof, whether such obligations, liabilities, or indebtedness are direct or indirect, secured or unsecured, joint or several, absolute or contingent, due or to become due, whether for payment or performance, now existing or hereafter arising (and including obligations, liabilities, and indebtedness arising or accruing after the commencement of any bankruptcy, insolvency, reorganizations, or similar proceeding with respect to the Borrower, any Guarantor or any other Subsidiary of the Borrower or which would have arisen or accrued but for the commencement of such proceeding, even if the claim for such obligation, liability, or indebtedness is not enforceable or allowable in such proceeding, and including all Obligations, liabilities, and indebtedness arising from any extensions of credit under or in connection with the Loan Documents from time to time, regardless whether any such extensions of credit are in excess of the amount committed under or contemplated by the Loan Documents or are made in circumstances in which any condition to an extension of credit is not satisfied); (ii) all Reimbursement Obligations of each Loan Party and any other Subsidiary of the Borrower with respect to any one or more Letters of Credit issued by any Issuing Lender; (iii) all indebtedness, loans, obligations, expenses and liabilities of each Loan Party, each Excluded Subsidiary or any other Subsidiary of the Borrower to the Administrative Agent or any of the Lenders, or any of their respective Affiliates, arising out of any Lender-Provided Hedge, any Lender-Provided Treasury Arrangement or any Lender-Provided Credit Arrangement provided by the Administrative Agent, any of the Lenders or such Affiliates pursuant to this Agreement; (iv) any sums advanced by or owing to the Administrative Agent or any of the Lenders for any reason relating to this Agreement, any other Loan Document, or any collateral relating thereto, including for indemnification, for maintenance, preservation, protection or enforcement of, or realization upon, the Collateral or other collateral security or any one or more guaranties, and for enforcement, collection, or preservation of the rights of the Administrative Agent and the Lenders, and regardless whether before or after default or the entry of any judgment; (v) any obligation or liability of any Loan Party or any other Subsidiary of the Borrower arising out of overdrafts on deposits or other accounts or out of electronic funds (whether by wire transfer or through automated clearing houses or otherwise) or out of the return unpaid of, or other failure of any Lender to receive final payment for, any check, item, instrument, payment order or other deposit or credit to a deposit or other account, or out of any Lender’s non-receipt of or inability to collect funds or otherwise not being made whole in connection with depository or other similar arrangements, and (vi) any amendments, extensions, renewals and increases of or to any of the foregoing. Notwithstanding the foregoing provisions in this definition, Obligations shall not include Excluded Hedge Liabilities.

Official Body shall mean the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank) and any group or body charged with setting financial accounting or regulatory capital rules or standards (including, the Financial Accounting Standards Board, the Bank for International Settlements or the Basel Committee on Banking Supervision or any successor or similar authority to any of the foregoing).

Optional Currency shall mean the following lawful currencies: the Euro, British Pounds Sterling, New Zealand Dollars, Australian Dollars, and Canadian Dollars and any other currency approved by the Administrative Agent and all of the Lenders pursuant to Section 2.12.4(iii) [European Monetary Union; Requests for Additional Optional Currencies]. Subject to Section 2.12.4 [European Monetary Union], each Optional Currency must be the lawful currency of the specified country.

Optional Currency Loans shall have the meaning specified in Section 2.1.1 [Revolving Credit Loans; Optional Currency Loans].

Optional Currency Sublimit shall have the meaning specified in Section 2.1.1 [Revolving Credit Loans; Optional Currency Loans].

Order shall have the meaning specified in Section 2.9.9 [Liability for Acts and Omissions].

Original Currency shall have the meaning specified in Section 5.14 [Currency Conversion Procedures for Judgments].

Osmose Purchase Agreement shall mean the Stock Purchase Agreement by and among Osmose Holdings, Inc., Osmose, Inc., Osmose Railroad Services, Inc., and Borrower, dated as of April 13, 2014 as amended by that certain Amendment No. 1 to Stock Purchase Agreement by and among Osmose Holdings, Inc., Osmose, Inc., Osmose Railroad Services, Inc., and Borrower, dated as of August 15, 2014.

Other Currency shall have the meaning specified in Section 5.14 [Currency Conversion Procedures for Judgments].

Other Connection Taxes shall mean, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient (or an agent or affiliate thereof) and the jurisdiction imposing such Tax (other than connections arising solely from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

Other Taxes shall mean all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 5.7.2 [Replacement of a Lender]).

Overnight Bank Funding Rate shall mean, for any day, the rate comprised of both overnight federal funds and overnight Eurocurrency borrowings by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the Federal Reserve Bank of New York (“NYFRB”), as set forth on its public website from time to time, and as published on the next succeeding Business Day as the overnight bank funding rate by the NYFRB (or by such other recognized electronic source (such as Bloomberg) selected by the Administrative Agent for the purpose of displaying such rate); provided, that if such day is not a Business Day, the Overnight Bank Funding Rate for such day shall be such rate on the immediately preceding Business Day; provided, further, that if such rate shall at any time, for any reason, no longer exist, a comparable replacement rate determined by the Administrative Agent at such time (which determination shall be conclusive absent manifest error). If the Overnight Bank Funding Rate determined as above would be less than zero, then such rate shall be deemed to be zero. The rate of interest charged shall be adjusted as of each Business Day based on changes in the Overnight Bank Funding Rate without notice to the Borrower.

Overnight Rate shall mean for any day with respect to any Loans in an Optional Currency, the rate of interest per annum as determined by the Administrative Agent at which overnight deposits in such currency, in an amount approximately equal to the amount with respect to which such rate is being determined, would be offered for such day in the Relevant Interbank Market.

Participant has the meaning specified in Section 11.8.4 [Participations].

Participant Register shall have the meaning specified in Section 11.8.4 [Participations].

Participating Member State shall mean any member State of the European Communities that adopts or has adopted the Euro as its lawful currency in accordance with legislation of the European Community relating to Economic and Monetary Union.

Participation Advance shall have the meaning specified in Section 2.9.3 [Disbursements, Reimbursement].

Partnership Interests shall have the meaning specified in Section 6.1.2 [Subsidiaries].

Patent, Trademark and Copyright Security Agreement shall mean the Patent, Trademark and Copyright Security Agreement in substantially the form of Exhibit 1.1(P)(1) executed and delivered by each of the Loan Parties to the Administrative Agent.

Payment Date shall mean initially, May 1, 2017, and thereafter the first day of each August, November, February and May, and on the Expiration Date or upon acceleration of the Notes.

Payment In Full and Paid In Full shall mean the indefeasible payment in full in cash of the Loans and other Obligations hereunder (other than contingent indemnification obligations which by their terms survive such termination of the Commitments, payment of the Loans and the other Obligations), termination of the Commitments and expiration or termination of all Letters of Credit.

PBGC shall mean the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA or any successor.

Permitted Acquisitions shall have the meaning specified in Section 8.2.6 [Liquidations, Mergers, Consolidations, Acquisitions].

Permitted Investments shall mean:

(i)direct obligations of the United States of America, the Commonwealth of Australia, a State of the Commonwealth of Australia, or any agency or instrumentality thereof or obligations backed by the full faith and credit of the United States of America or the Commonwealth of Australia or a State of the Commonwealth of Australia maturing in twelve (12) months or less from the date of acquisition;

(ii)commercial paper with a maturity of 270 days or fewer issued by a corporation (except an Affiliate of the Borrower) organized under the laws of any state of the United States or the District of Columbia or of the Commonwealth of Australia or any state thereof or of England and rated at least A-2, by Standard & Poor’s, at least F2 by Fitch, or at least P-2 by Moody’s on the date of acquisition;

(iii)demand deposits, time deposits, term deposits, or certificates of deposit maturing within one year in commercial banks of the United States or Europe, or banks constituted under the legislation of a State of the Commonwealth of Australia whose obligations are given a short-term rating of A-2, or a long-term senior unsecured rating of A or the equivalent or better by Standard & Poor’s or given a short-term rating of P-2, or a long-term senior unsecured rating of A2 or the equivalent or better by Moody’s, or a short-term rating of F2, or a long-term senior unsecured rating of A or the equivalent or better by Fitch on the date of acquisition;

(iv)notes or bonds with a maturity or mandatory put or call of 365 days or less from the date of investment issued by a corporation (except an Affiliate of the Borrower) organized under the laws of any state of the United States or the District of Columbia or of the Commonwealth of Australia or any state thereof or of England and rated at least AA by Standard & Poor’s, at least AA by Fitch or at least Aa by Moody’s; and

(v)money market mutual funds or cash management trusts rated in the highest rating by Standard & Poor’s, Fitch or Moody’s (and not rated other than the highest rating by Standard & Poor’s, Fitch or Moody’s) or money market mutual funds or cash management trusts investing at least ninety percent (90%) of its assets in investments described in clauses (i) through (iv) of the definition of Cash Equivalents; and

(vi)investments made under the Cash Management Agreements or under cash management agreements with any other Lenders.

Permitted Liens shall mean:

(i)Liens for taxes, assessments, or similar charges, incurred in the ordinary course of business and which are not yet due and payable;

(ii)Pledges or deposits made in the ordinary course of business to secure payment of workmen’s compensation, or to participate in any fund in connection with workmen’s compensation, unemployment insurance, old-age pensions or other social security programs;

(iii)Liens of mechanics, materialmen, warehousemen, carriers, or other like Liens, securing obligations incurred in the ordinary course of business that are not yet due and payable and Liens of landlords securing obligations to pay lease payments that are not yet due and payable or in default;

(iv)Good-faith pledges or deposits made in the ordinary course of business to secure performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases, not in excess of the aggregate amount due thereunder, or to secure statutory obligations, or surety, appeal, indemnity, performance or other similar bonds required in the ordinary course of business;

(v)Encumbrances consisting of zoning restrictions, easements or other restrictions on the use of real property, or minor irregularities in title thereto and other immaterial liens that do not secure the payment of money, none of which materially impairs the use of such property or the value thereof, and none of which is violated in any material respect by existing or proposed structures or land use;

(vi)Liens, security interests and mortgages in favor of the Administrative Agent for the benefit of the Lenders or any Affiliates of any Lender securing the Obligations including liabilities under any Lender-Provided Hedge, Lender-Provided Treasury Arrangement or Lender-Provided Credit Arrangement;

(vii)Liens on property leased by any Loan Party or Subsidiary of a Loan Party under capital and operating leases securing obligations of such Loan Party or Subsidiary to the lessor under such leases;

(viii)Any Lien existing on the date of this Agreement and described on Schedule 1.1(P), and any extension, replacement or renewal thereof, provided that the principal amount secured thereby is not hereafter increased, and no additional assets become subject to such Lien;

(ix)Purchase Money Security Interests, capitalized leases and Liens on tangible property (excluding inventory) to the extent that the Indebtedness secured thereby is permitted under Section 8.2.1(vii);

(x)The following, (A) if the validity or amount thereof is being contested in good faith by appropriate and lawful proceedings diligently conducted so long as levy and execution thereon have been stayed and continue to be stayed or (B) if a final judgment is entered and such judgment is discharged within thirty (30) days of entry, and in either case they do not affect the Collateral or, in the aggregate, materially impair the ability of any Loan Party to perform its Obligations hereunder or under the other Loan Documents:

(a)Claims or Liens for taxes, assessments or charges due and payable and subject to interest or penalty, provided that the applicable Loan Party maintains such reserves or other appropriate provisions as shall be required by GAAP and pays all such taxes, assessments or charges forthwith upon the commencement of proceedings to foreclose any such Lien;

(b)Claims, Liens or encumbrances upon, and defects of title to, real or personal property other than the Collateral, including any attachment of personal or real property or other legal process prior to adjudication of a dispute on the merits;

(c)Claims or Liens of mechanics, materialmen, warehousemen, carriers, or other statutory nonconsensual Liens; or

(d)Liens resulting from final judgments or orders described in Section 9.1.6;

(xi)Pledges or deposits in margin accounts made in the ordinary course of business to secure Currency/Commodity Agreements permitted under Section 8.2.1(ix); provided that the amount of such pledges or deposits are not in excess of the aggregate amount required to be so pledged or deposited under such Currency/Commodity Agreements and that no additional assets become subject to a Lien to secure such Currency/Commodity Agreements; and

(xii)Liens securing obligations in an aggregate amount not to exceed $15,000,000 at any one time outstanding.

Person shall mean any individual, corporation, partnership, limited liability company, association, joint-stock company, trust, unincorporated organization, joint venture, government or political subdivision or agency thereof, or any other entity.

Plan shall mean at any time an employee pension benefit plan (including a Multiple Employer Plan, but not a Multiemployer Plan) which is covered by Title IV of ERISA or is subject to the minimum funding standards under Sections 412, 430 and 436 of the Code and either (i) is sponsored, maintained or contributed to by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the current year including the Closing Date and the preceding five years been sponsored, maintained or contributed to by any entity which was at such time a member of the ERISA Group for employees of any entity which was at such time a member of the ERISA Group, or, in the case of a Multiple Employer Plan or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years ending prior to the Closing Date.

Pledge Agreement shall mean the Pledge Agreement in substantially the form of Exhibit 1.1(P)(2) executed and delivered by each of the Loan Parties to the Administrative Agent.

Pledged Collateral shall mean the property of the Loan Parties in which security interests are to be granted under the Pledge Agreement.

PNC shall mean PNC Bank, National Association, its successors and assigns.

Potential Default shall mean any event or condition which with notice or passage of time, or a determination by the Administrative Agent or the Required Lenders, or any combination of the foregoing, would constitute an Event of Default.

Prime Rate shall mean the interest rate per annum announced from time to time by the Administrative Agent at its Principal Office as its then prime rate, which rate may not be the lowest or most favorable rate then being charged commercial borrowers or others by the Administrative Agent. Any change in the Prime Rate shall take effect at the opening of business on the day such change is announced.

Principal Office shall mean the main banking office of the Administrative Agent in Pittsburgh, Pennsylvania.

Principal Payment Amount shall mean, (a) prior to the Re-Amortization Event, an amount determined by the following formula: Principal Payment Amount = amount of Term Loans made on the Second Amendment Closing Date * 0.025, and (b) following the Re-Amortization Event, an amount determined by the following formula: Principal Payment Amount = Reduced Term Loan Balance * 0.025.

Prior Credit Agreement shall mean the Credit Agreement dated as of August 15, 2014, by and among the Borrower, the Guarantors party thereto, the Administrative Agent, and the Lenders Party thereto, as amended.

Prior Security Interest shall mean a valid and enforceable perfected first-priority security interest under the Uniform Commercial Code in the UCC Collateral and the Pledged Collateral which is subject only to (i) Liens for taxes not yet due and payable to the extent such prospective tax payments are given priority by statute, (ii) Purchase Money Security Interests as permitted hereunder, (iii) Permitted Liens on tangible property (excluding inventory) acquired pursuant to Permitted Acquisitions, and (iv) other Permitted Liens to the extent given priority by statute, excluding Liens created by consensual security interests granted under the Uniform Commercial Code.

Prohibited Transaction shall mean any prohibited transaction as defined in Section 4975 of the Code or Section 406 of ERISA for which neither a statutory exemption exists nor an individual nor a class exemption has been issued by the United States Department of Labor.

Property shall mean all real property, both owned and leased, of any Loan Party or Subsidiary of a Loan Party.

Property A shall have the meaning specified in the Osmose Purchase Agreement.

Pro Forma Financial Information shall have the meaning specified in Section 6.1.8(ii).

Pro Forma Financial Statements shall have the meaning specified in Section 6.1.8(ii).

PTE shall mean a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

Published Rate shall mean the rate of interest published each Business Day in The Wall Street Journal “Money Rates” listing under the caption “London Interbank Offered Rates” for a one month period (or, if no such rate is published therein for any reason, then the Published Rate shall be the rate at which U.S. dollar deposits are offered by leading banks in the London interbank deposit market for a one month period as published in another publication selected by the Administrative Agent).

Purchase Money Security Interest shall mean Liens upon tangible personal property securing loans to any Loan Party or Subsidiary of a Loan Party or deferred payments by such Loan Party or Subsidiary for the purchase of such tangible personal property, which Liens do not encumber any other property.

Qualified ECP Loan Party shall mean each Loan Party that on the Eligibility Date is (a) a corporation, partnership, proprietorship, organization, trust, or other entity other than a “commodity pool” as defined in Section 1a(10) of the CEA and CFTC regulations thereunder that has total assets exceeding $10,000,000, or (b) an Eligible Contract Participant that can cause another person to qualify as an Eligible Contract Participant on the Eligibility Date under Section 1a(18)(A)(v)(II) of the CEA by entering into or otherwise providing a “letter of credit or keepwell, support, or other agreement” for purposes of Section 1a(18)(A)(v)(II) of the CEA.

Ratable Share shall mean:

(i)with respect to a Lender’s obligation to make Revolving Credit Loans, participate in Letters of Credit and other Letter of Credit Obligations, and receive payments, interest, and fees related thereto, the proportion that such Lender’s Revolving Credit Commitment bears to the Revolving Credit Commitments of all of the Lenders, provided however that if the Revolving Credit Commitments have terminated or expired, the Ratable Shares for purposes of this clause shall be determined based upon the Revolving Credit Commitments most recently in effect, giving effect to any assignments.

(ii)with respect to a Lender’s obligation to make Term Loans and receive payments, interest, and fees related thereto, the proportion that such Lender’s Term Loans bear to the Term Loans of all of the Lenders.

(iii)with respect to all other matters as to a particular Lender, the percentage obtained by dividing (a) such Lender’s Revolving Credit Commitment plus Term Loan, by (b) the sum of the aggregate amount of the Revolving Credit Commitments plus Term Loans of all Lenders; provided however that if the Revolving Credit Commitments have terminated or expired, the computation in this clause shall be determined based upon the Revolving Credit Commitments most recently in effect, giving effect to any assignments, and not on the current amount of the Revolving Credit Commitments and provided further in the case of Section 2.10 [Defaulting Lenders] when a Defaulting Lender shall exist, “Ratable Share” shall mean the percentage of the aggregate Commitments (disregarding any Defaulting Lender’s Commitment) represented by such Lender’s Commitment.

Real Property shall mean the real estate owned by the Loan Parties listed on Schedule 6.1.7 hereto.

Re-Amortization Event shall occur upon the first mandatory prepayment of the Loans made pursuant to Section 5.8.3 [Equity Issuance].

Recipient shall mean (i) the Administrative Agent, (ii) any Lender and (iii) any Issuing Lender, as applicable.

Recovery Event shall mean any settlement of or payment in respect of any property or casualty insurance claim or any condemnation proceeding relating to any asset of the Borrower or any of its Subsidiaries, including any event described in clause (c) of Schedule 0 hereof.

Reduced Term Loan Balance shall mean the outstanding principal balance of the Term Loans immediately after the occurrence of the Re-Amortization Event.

Reference Currency shall have the meaning specified in the definition of “Equivalent Amount.”

Regulated Substances shall mean, without limitation, any substance, material or waste, regardless of its form or nature, defined under Environmental Laws as a “hazardous substance”, “pollutant”, “pollution”, “contaminant”, “hazardous or toxic substance”, “extremely hazardous substance”, “toxic chemical”, “toxic substance”, “toxic waste”, “hazardous waste”, “special handling waste”, “industrial waste”, “residual waste”, “solid waste”, “municipal waste”, “mixed waste”, “infectious waste”, “chemotherapeutic waste”, “medical waste”, “pesticide” or “regulated substance” or any other substance, material or waste, regardless of its form or nature, which is regulated, controlled or governed by Environmental Laws due to its radioactive, ignitable, corrosive, reactive, explosive, toxic, carcinogenic or infectious properties or nature or any other material, substance or waste, regardless of its form or nature, which otherwise is regulated, controlled or governed by Environmental Laws including without limitation, petroleum and petroleum products (including crude oil and any fractions thereof), natural gas, synthetic gas and any mixtures thereof, asbestos, urea formaldehyde, polychlorinated biphenlys, mercury, radon and radioactive materials.

Reimbursement Obligation shall have the meaning specified in Section 2.9.3 [Disbursements, Reimbursement].

Reinvestment Notice shall mean a written notice executed by an Authorized Officer of the Borrower stating that no Event of Default has occurred and is continuing and that the Borrower (directly or indirectly through a Subsidiary) intends and expects to use all or a specified portion of the Net Cash Proceeds of an Asset Sale or Recovery Event to acquire or repair assets useful in its business, other than current assets.

Related Parties shall mean, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates.

Relevant Interbank Market shall mean in relation to Euro, the European Interbank Market, in relation to Australian Dollars, the Australian Financial Markets Association, and, in relation to any other currency, the London interbank market or other applicable offshore interbank market. Notwithstanding the foregoing, the references to the currencies listed in this definition shall only apply if such currencies are or become available as Optional Currencies in accordance with the terms hereof.

Remedial Action shall mean any investigation, identification, preliminary assessment, characterization, delineation, feasibility study, cleanup, corrective action, removal, remediation, risk assessment, fate and transport analysis, in-situ treatment, containment, operation and maintenance or management in-place, control or abatement of or other response actions to Regulated Substances and any closure or post-closure measures associated therewith.

Reportable Compliance Event shall mean that any Covered Entity becomes a Sanctioned Person, or is charged by indictment, criminal complaint or similar charging instrument, arraigned, or custodially detained in connection with any Anti-Terrorism Law or any predicate crime to any Anti-Terrorism Law, or has knowledge of facts or circumstances to the effect that it is reasonably likely that any aspect of its operations is in actual or probable violation of any Anti-Terrorism Law.

Reportable Event shall mean a reportable event described in Section 4043 of ERISA and regulations thereunder with respect to a Plan for which notice has not been waived by regulation of the PBGC.

Required Lenders shall mean Lenders (other than any Defaulting Lender) having more than 50% of the sum of (a) the aggregate amount of the Revolving Credit Commitments of the Lenders (excluding any Defaulting Lender) or, after the termination of the Revolving Credit Commitments, the outstanding Revolving Credit Loans and Ratable Share of Letter of Credit Obligations of the Lenders (excluding any Defaulting Lender), and (b) the aggregate outstanding amount of any Term Loans.

Required Share shall have the meaning assigned to such term in Section 5.12 [Settlement Date Procedures].

Restricted Payment shall mean with respect to any Person (i) the declaration or payment of any dividend or other distribution on account of any shares of such Person’s capital stock, (ii) any payment on account of the purchase, redemption, retirement or other acquisition of (a) any shares of such Person’s capital stock or (b) any option, warrant or other right to acquire shares of such Person’s capital stock, (iii) any voluntary prepayment or defeasance, redemption, repurchase or other acquisition or retirement for value of any Indebtedness ranked subordinate in right of payment to the Obligations, or (iv) any payment made for the purpose of redemption or repurchase of the 2017 Senior Notes prior to the stated maturity. Notwithstanding the foregoing, “Restricted Payment” shall not include (i) any dividend on shares of capital stock payable solely in shares of capital stock or in options, warrants or other rights to purchase capital stock; (ii) any dividend or other distribution or payment in respect of redemption of capital stock payable to the Borrower by any of its Subsidiaries or by a Subsidiary to another Subsidiary or the retirement of any shares of the Borrower held by any wholly-owned Subsidiary of the Borrower; (iii) the repurchase or other acquisition or retirement for value of any shares of the Borrower’s capital stock, or any option, warrant or other right to purchase shares of the Borrower’s capital stock with additional shares of, or out of the net proceeds of a substantial contemporaneous issuance of, capital stock; and (iv) the retirement of any shares of capital stock by conversion into, or by exchange for, additional shares of capital stock, or out of the net proceeds of the substantial contemporaneous issuance (other than to a Subsidiary of the Borrower) of other shares of capital stock.

Revolving Credit Commitment shall mean, as to any Lender at any time, the amount initially set forth opposite its name on Schedule 1.1(B) in the column labeled “Amount of Commitment for Revolving Credit Loans,” as such Commitment is thereafter assigned or modified and Revolving Credit Commitments shall mean the aggregate Revolving Credit Commitments of all of the Lenders.

Revolving Credit Loans shall mean collectively and Revolving Credit Loan shall mean separately all Revolving Credit Loans or any Revolving Credit Loan made by the Lenders or one of the Lenders to the Borrower pursuant to Section 2.1 [Revolving Credit Commitments] or Section 2.9.3 [Disbursements, Reimbursement].

Revolving Facility Usage shall mean at any time the sum of the Dollar Equivalent amount of the outstanding Revolving Credit Loans, the outstanding Swing Loans, and the Letter of Credit Obligations.

Safety Complaints shall mean any (i) notice of non-compliance or violation, citation or order relating in any way to any Safety Law; (ii) civil, criminal, administrative or regulatory investigation instituted by an Official Body relating in any way to any Safety Law; (iii) administrative, regulatory or judicial action, suit, claim or proceeding instituted by any Person or Official Body or any written notice of liability or potential liability from any Person or Official Body, in either instance, setting forth allegations relating to or a cause of action for civil or administrative penalties, criminal fines or penalties, or declaratory or equitable relief arising under any Safety Laws; or (iv) subpoena, request for information or other written notice or demand of any type issued by an Official Body pursuant to any Safety Laws.

Safety Filings and Records shall mean all notices, reports, records, plans, applications, forms, logs, programs, manuals or other filings or documents relating or pertaining to compliance with Safety Laws, including, but not limited to, employee safety in the workplace, employee injuries or fatalities, employee training, or the protection of employees from exposure to Regulated Substances which pursuant to Safety Laws or at the direction or order of any Official Body the Loan Parties or any Subsidiaries of any Loan either must be submit to an Official Body or otherwise must maintain in their records.

Safety Laws shall mean the Occupational Safety and Health Act, 29 U.S.C. § 651 et seq., as amended, and any regulations promulgated thereunder or any equivalent foreign, territorial, provincial state or local Law, each as amended, and any regulations promulgated thereunder or any other foreign, territorial, provincial, federal, state or local Law, each as amended, and any regulations promulgated thereunder, pertaining or relating to the protection of employees from exposure to Regulated Substances in the workplace (but excluding workers compensation and wage and hour laws).

Sanctioned Country shall mean a country subject to a sanctions program maintained under any Anti-Terrorism Law.

Sanctioned Person shall mean any individual person, group, regime, entity or thing listed or otherwise recognized as a specially designated, prohibited, sanctioned or debarred person, group, regime, entity or thing, or subject to any limitations or prohibitions (including but not limited to the blocking of property or rejection of transactions), under any Anti-Terrorism Law.

Second Amendment Closing Date shall mean April 10, 2018.

Security Agreement shall mean the Security Agreement in substantially the form of Exhibit 1.1(S) executed and delivered by each of the Loan Parties to the Administrative Agent.

Settlement Date shall mean the Business Day on which the Administrative Agent elects to effect settlement pursuant Section 5.12 [Settlement Date Procedures].

Solvent shall mean, with respect to any Person on any date of determination, taking into account any right of reimbursement, contribution or similar right available to such Person from other Persons, that on such date (i) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (ii) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (iii) such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (iv) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature, and (v) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

Specified Debt shall mean, as of any date of determination, without duplication, the sum of (i) Total Secured Debt, plus (ii) 2017 Senior Note Debt, plus (iii) any other unsecured Indebtedness in respect of borrowed money, in each case of Holdings and its Subsidiaries as of such date determined and consolidated in accordance with GAAP.

Specified Foreign Subsidiary shall mean any of Koppers Ashcroft KPCBC, KCL, KRSCI, and KTL.

Specified Ratio shall mean, as of any date of determination, the ratio of (A) Specified Debt on such date to (B) Consolidated EBITDA (i) for the four fiscal quarters then ending if such date is a fiscal quarter end or (ii) for the four fiscal quarters most recently ended if such date is not a fiscal quarter end.

Standard & Poor’s shall mean Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.

Statements shall have the meaning specified in Section 6.1.8 [Financial Statements].

Subsidiary of any Person at any time shall mean (i) any corporation or trust of which more than 50% (by number of shares or number of votes) of the outstanding capital stock or shares of beneficial interest normally entitled to vote for the election of one or more directors or trustees (regardless of any contingency which does or may suspend or dilute the voting rights) is at such time owned directly or indirectly by such Person or one or more of such Person’s Subsidiaries, (ii) any partnership of which such Person is a general partner or of which more than 50% of the partnership interests is at the time directly or indirectly owned by such Person or one or more of such Person’s Subsidiaries, (iii) any limited liability company of which such Person is a member or of which more than 50% of the limited liability company interests is at the time directly or indirectly owned by such Person or one or more of such Person’s Subsidiaries or (iv) any corporation, trust, partnership, limited liability company or other entity which is controlled or capable of being controlled by such Person or one or more of such Person’s Subsidiaries; provided, that Excluded Subsidiaries and their respective subsidiaries shall not be a “Subsidiary” for purposes of this Agreement or any other Loan Document.

Subsidiary Shares shall have the meaning specified in Section 6.1.2 [Subsidiaries].

Swap shall mean any “swap” as defined in Section 1a(47) of the CEA and regulations thereunder, other than (a) a swap entered into, or subject to the rules of, a board of trade designated as a contract market under Section 5 of the CEA, or (b) a commodity option entered into pursuant to CFTC Regulation 32.3(a).

Swap Obligation shall mean any obligation to pay or perform under any agreement, contract or transaction that constitutes a Swap which is also a Lender-Provided Hedge.

Swing Loan Commitment shall mean the Swing Loan Lender’s commitment to make Swing Loans to the Borrower pursuant to Section 2.1.2 [Swing Loan Commitment] hereof in an aggregate principal amount up to $30,000,000.

Swing Loan Lender shall mean PNC, in its capacity as a lender of Swing Loans.

Swing Loan Note shall mean the Swing Loan Note of the Borrower in the form of Exhibit 1.1(N)(2) evidencing the Swing Loans, together with all amendments, extensions, renewals, replacements, refinancings or refundings thereof in whole or in part.

Swing Loan Request shall mean a request for Swing Loans made in accordance with Section 2.5.2 [Swing Loan Requests] hereof.

Swing Loans shall mean collectively and Swing Loan shall mean separately all Swing Loans or any Swing Loan made by the Swing Loan Lender to the Borrower pursuant to Section 2.1.2 [Swing Loan Commitment] hereof.

Taxes shall mean all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Official Body, including any interest, additions to tax or penalties applicable thereto.

Term Loans shall mean collectively, and Term Loan shall mean separately, all Term Loans made to the Borrower pursuant to Section 3.1 [Term Loan Commitments].

Term Loan Commitment shall mean, as to any Lender at any time, the amount initially set forth opposite its name on Schedule 1.1(B) in the column labeled “Amount of Commitment for Term Loans”, as such Commitment is thereafter assigned or modified and Term Loan Commitments shall mean the aggregate Term Loan Commitments of all of the Lenders.

Total Debt shall mean, as of any date of determination, without duplication, any and all Indebtedness in respect of (i) borrowed money, (ii) amounts raised under or liabilities in respect of any note purchase or acceptance credit facility, (iii) the unreimbursed amount of all drafts drawn under letters of credit issued for the account of Holdings or its Subsidiaries and the undrawn stated amount of all letters of credit issued for the account of Holdings and its Subsidiaries, (iv) obligations with respect to capitalized leases, and (v) net obligations requiring any actual cash payment or settlement under any commodity swap, currency swap, interest rate swap, cap, collar or floor agreement or other interest rate management device (including, for the avoidance of doubt, obligations under such commodity swap, currency swap, interest rate swap, cap, collar or floor agreement or other interest rate management device that are secured as well as those that are unsecured), in each case of Holdings and its Subsidiaries as of such date determined and consolidated in accordance with GAAP.

Total Leverage Ratio shall mean, as of any date of determination, the ratio of (i) Total Debt, to (ii) Consolidated EBITDA for the four fiscal quarters ending on the date of the end of the most recent fiscal quarter for which the Borrower has submitted a Compliance Certificate pursuant to Section 8.3.1 [Quarterly Financial Statements] hereof.

Total Secured Debt shall mean, as of any date of determination, without duplication, any and all Indebtedness in respect of (i) borrowed money that is on such date secured by a Lien on assets of a Loan Party, (ii) amounts raised under or liabilities in respect of any note purchase or acceptance credit facility that are on such date secured by a Lien on assets of a Loan Party, (iii) the unreimbursed amount of all drafts drawn under letters of credit issued for the account of Holdings or its Subsidiaries and the undrawn stated amount of all letters of credit issued for the account of Holdings and its Subsidiaries, in each case, that are on such date secured by a Lien on assets of a Loan Party, (iv) obligations with respect to capitalized leases that are on such date secured by a Lien on assets of a Loan Party, and (v) net obligations requiring any actual cash payment or settlement under any commodity swap, currency swap, interest rate swap, cap, collar or floor agreement or other interest rate management device (including, for the avoidance of doubt, obligations under such commodity swap, currency swap, interest rate swap, cap, collar or floor agreement or other interest rate management device that are secured as well as those that are unsecured), in each case of Holdings and its Subsidiaries as of such date determined and consolidated in accordance with GAAP.

Total Secured Leverage Ratio shall mean, as of any date of determination, the ratio of (i) Total Secured Debt, to (ii) Consolidated EBITDA for the four fiscal quarters ending on such date.

Treasury Liabilities shall have the meaning specified in the definition of the term “Lender-Provided Treasury Arrangement”.

UCP shall have the meaning specified in Section 11.11.1 [Governing Law].

UCC Collateral shall mean the property of the Loan Parties in which security interests are to be granted under the Security Agreement.

Unavailable Currency shall mean a currency that is not available outside the country of issuance of such currency, as determined by the Administrative Agent, in its sole discretion, on any Computation Date.

Undrawn Availability shall mean, as of any date of determination, an amount equal to (a) the Revolving Credit Commitments available to the Borrower at any time to the extent that the utilization of such Revolving Credit Commitments would not violate the covenants set forth in Section 8.2.16 [Maximum Total Secured Leverage Ratio] or Section 8.2.17 [Maximum Total Leverage Ratio], in each case on a proforma basis, minus (b) the sum of (i) the Revolving Facility Usage plus (ii) fees and expenses then due from the Borrower hereunder which have not been paid or charged to the account of the Borrower.

Uniform Commercial Code shall have the meaning specified in Section 6.1.15 [Security Interests].

Unpaid Drawing shall mean, with respect to any Letter of Credit, the aggregate Dollar Equivalent amount of the draws made on such Letters of Credit that have not been reimbursed by the Borrower.

USA Patriot Act shall mean the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56, as the same has been, or shall hereafter be, renewed, extended, amended or replaced.

U.S. Person shall mean any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

U.S. Tax Compliance Certificate shall have the meaning specified in Section 5.10.7 [Status of Lenders].

Withholding Agent shall mean any Loan Party and the Administrative Agent.

Write-Down and Conversion Powers means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

2009 Senior Note Indenture shall mean the Indenture dated as of December 1, 2009 among the Borrower, the Guarantors and Wells Fargo Bank, N.A., as trustee, relating to the 2009 Senior Notes, as the same may be amended, restated, supplemented or otherwise modified in accordance with this Agreement.

2009 Senior Notes shall mean the Borrower’s Senior Unsecured Notes Due 2019 issued pursuant to the 2009 Senior Note Indenture, as the same may be amended, restated, supplemented or otherwise modified in accordance with this Agreement.

2017 Senior Note Debt shall mean the Indebtedness of the Borrower under the 2017 Senior Notes.

2017 Senior Note Debt Documents shall mean the 2017 Senior Note Indenture and the 2017 Senior Notes substantially in the form as delivered to the Administrative Agent and the Lenders.

2017 Senior Note Indenture shall mean the Indenture dated as of January 25, 2017 among the Borrower, the Guarantors and Wells Fargo Bank, N.A., as trustee, relating to the 2017 Senior Notes, as the same may be amended, restated, supplemented or otherwise modified in accordance with this Agreement.

2017 Senior Notes shall mean the Borrower’s Senior Unsecured Notes Due 2025 issued pursuant to the 2017 Senior Note Indenture, as the same may be amended, restated, supplemented or otherwise modified in accordance with this Agreement.

2017 Trustee shall mean Wells Fargo Bank, N.A., and its permitted successors and assigns under the 2017 Senior Note Indenture.

1.2Construction

. Unless the context of this Agreement otherwise clearly requires, the following rules of construction shall apply to this Agreement and each of the other Loan Documents: (i) references to the plural include the singular, the plural, the part and the whole and the words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation”; (ii) the words “hereof,” “herein,” “hereunder,” “hereto” and similar terms in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document as a whole; (iii) article, section, subsection, clause, schedule and exhibit references are to this Agreement or other Loan Document, as the case may be, unless otherwise specified; (iv) reference to any Person includes such Person’s successors and assigns; (v) reference to any agreement, including this Agreement and any other Loan Document together with the schedules and exhibits hereto or thereto, document or instrument means such agreement, document or instrument as amended, modified, replaced, substituted for, superseded or restated; (vi) relative to the determination of any period of time, “from” means “from and including,” “to” means “to but excluding,” and “through” means “through and including”; (vii) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights, (viii) section headings herein and in each other Loan Document are included for convenience and shall not affect the interpretation of this Agreement or such Loan Document, and (ix) unless otherwise specified, all references herein to times of day shall constitute references to Eastern Time.

1.3Accounting Principles; Changes in GAAP

. Except as otherwise provided in this Agreement, all computations and determinations as to accounting or financial matters and all financial statements to be delivered pursuant to this Agreement shall be made and prepared in accordance with GAAP (including principles of consolidation where appropriate), and all accounting or financial terms shall have the meanings ascribed to such terms by GAAP; provided, however, that all accounting terms used in Section 8.2 [Negative Covenants] (and all defined terms used in the definition of any accounting term used in Section 8.2) shall have the meaning given to such terms (and defined terms) under GAAP as in effect on the date hereof applied on a basis consistent with those used in preparing the Historical Statements referred to in Section 6.1.8 [Financial Statements]; and provided, further that (a) any lease with aggregate payments of less than $500,000 and (b) leases of Holdings and its Subsidiaries, either existing on the Closing Date or created thereafter that (i) initially were not included on the consolidated balance sheet of Holdings as capital lease obligations and were subsequently recharacterized as capital lease obligations, or (ii) did not exist on the Closing Date and were required to be characterized as capital lease obligations but would not have been required to be treated as capital lease obligations on the Closing Date had they existed at that time, shall for all purposes not be treated as capital lease obligations for purposes of this Agreement. Notwithstanding the foregoing, if the Borrower notifies the Administrative Agent in writing that the Borrower wishes to amend any financial covenant in Section 8.2 of this Agreement (including the Specified Ratio), any related definition and/or the definition of the term Net Senior Secured Leverage Ratio for purposes of interest, Letter of Credit Fee and Commitment Fee determinations to eliminate the effect of any change in GAAP occurring after the Closing Date affecting the operation of such financial covenants and/or interest, Letter of Credit Fee or Commitment Fee determinations (or if the Administrative Agent notifies the Borrower in writing that the Required Lenders wish to amend any financial covenant in Section 8.2 (including the Specified Ratio), any related definition and/or the definition of the term Net Senior Secured Leverage Ratio for purposes of interest, Letter of Credit Fee and Commitment Fee determinations to eliminate the effect of any such change in GAAP), then the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratios or requirements to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, the Loan Parties’ compliance with such covenants (including the Specified Ratio) and/or the definition of the term Net Senior Secured Leverage Ratio for purposes of interest and Letter of Credit Fee determinations shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenants or definitions are amended in a manner satisfactory to the Borrower and the Required Lenders, and the Loan Parties shall provide to the Administrative Agent, when they deliver their financial statements pursuant to Section 8.3.1 [Quarterly Financial Statements] and 8.3.2 [Annual Financial Statements] of this Agreement, such reconciliation statements as shall be reasonably requested by the Administrative Agent.

1.4Currency Calculations

. All financial statements and Compliance Certificates shall be set forth in Dollars. For purposes of preparing the financial statements, calculating financial covenants and determining compliance with covenants expressed in Dollars, Optional Currencies or Alternate Currencies, as the case may be, shall be converted to Dollars on a weighted average in accordance with GAAP.

2.REVOLVING CREDIT AND SWING LOAN FACILITIES

2.1Revolving Credit Commitments

.

2.1.1Revolving Credit Loans; Optional Currency Loans

. Subject to the terms and conditions hereof and relying upon the representations and warranties herein set forth, each Lender severally agrees to make Revolving Credit Loans in either Dollars or one or more Optional Currencies to the Borrower at any time or from time to time on or after the date hereof to the Expiration Date; provided that after giving effect to each such Loan (i) the aggregate Dollar Equivalent amount of Revolving Credit Loans from such Lender shall not exceed such Lender’s Revolving Credit Commitment minus such Lender’s Ratable Share of the Letter of Credit Obligations and outstanding Swing Loans, (ii) the Revolving Facility Usage shall not exceed the aggregate Revolving Credit Commitments of the Lenders, (iii) no Revolving Credit Loan to which the Base Rate Option applies shall be made in an Optional Currency, and (iv) the aggregate Dollar Equivalent principal amount of Revolving Credit Loans made in an Optional Currency (each, an “Optional Currency Loan”) shall not exceed $75,000,000 (the “Optional Currency Sublimit”). Within such limits of time and amount and subject to the other provisions of this Agreement, the Borrower may borrow, repay and reborrow pursuant to this Section 2.1.

2.1.2Swing Loan Commitment

. Subject to the terms and conditions hereof and relying upon the representations and warranties herein set forth, and in order to facilitate loans and repayments between Settlement Dates, the Swing Loan Lender may, at its option, cancelable at any time for any reason whatsoever, make swing loans in Dollars (the “Swing Loans”) to the Borrower at any time or from time to time after the date hereof to, but not including, the Expiration Date, in an aggregate principal amount up to but not in excess of $30,000,000, provided that after giving effect to such Loan, the Revolving Facility Usage shall not exceed the aggregate Revolving Credit Commitments of the Lenders. Within such limits of time and amount and subject to the other provisions of this Agreement, the Borrower may borrow, repay and reborrow pursuant to this Section 2.1.2.

2.2Nature of Lenders’ Obligations with Respect to Revolving Credit Loans

. Each Lender shall be obligated to participate in each request for Revolving Credit Loans pursuant to Section 2.5 [Revolving Credit Loan Requests; Swing Loan Requests] in accordance with its Ratable Share. The aggregate Dollar Equivalent of each Lender’s Revolving Credit Loans outstanding hereunder to the Borrower at any time shall never exceed its Revolving Credit Commitment minus its Ratable Share of the outstanding Swing Loans and Letter of Credit Obligations. The obligations of each Lender hereunder are several. The failure of any Lender to perform its obligations hereunder shall not affect the Obligations of the Borrower to any other party nor shall any other party be liable for the failure of such Lender to perform its obligations hereunder. The Lenders shall have no obligation to make Revolving Credit Loans hereunder on or after the Expiration Date.

2.3Commitment Fees

. Accruing from the date hereof until the Expiration Date, the Borrower agrees to pay to the Administrative Agent for the account of each Lender according to its Ratable Share, a nonrefundable commitment fee (the “Commitment Fee”) equal to the Applicable Commitment Fee Rate (computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed) multiplied by the average daily difference between the amount of (i) the Revolving Credit Commitments and (ii) the Revolving Facility Usage (provided however, that solely in connection with determining the share of each Lender in the Commitment Fee, the Revolving Facility Usage with respect to the portion of the Commitment Fee allocated to PNC shall include the full amount of the outstanding Swing Loans, and with respect to the portion of the Commitment Fee allocated by the Administrative Agent to all of the Lenders other than PNC, such portion of the Commitment Fee shall be calculated (according to each such Lender’s Ratable Share) as if the Revolving Facility Usage excludes the outstanding Swing Loans); provided, further, that any Commitment Fee accrued with respect to the Revolving Credit Commitment of a Defaulting Lender during the period prior to the time such Lender became a Defaulting Lender and unpaid at such time shall not be payable by the Borrower so long as such Lender shall be a Defaulting Lender except to the extent that such Commitment Fee shall otherwise have been due and payable by the Borrower prior to such time; and provided further that no Commitment Fee shall accrue with respect to the Revolving Credit Commitment of a Defaulting Lender so long as such Lender shall be a Defaulting Lender. Subject to the proviso in the directly preceding sentence, all Commitment Fees shall be payable in arrears on each Payment Date in U.S. Dollars.

2.4Termination or Reduction of Revolving Credit Commitments

. The Borrower shall have the right, upon not less than five (5) Business Days’ notice to the Administrative Agent, to terminate the Revolving Credit Commitments or, from time to time, to reduce the aggregate amount of the Revolving Credit Commitments (ratably among the Lenders in proportion to their Ratable Shares); provided that no such termination or reduction of Revolving Credit Commitments shall be permitted if, after giving effect thereto and to any prepayments of the Revolving Credit Loans made on the effective date thereof, the Revolving Facility Usage would exceed the aggregate Revolving Credit Commitments of the Lenders. Any such reduction shall be in an amount equal to $1,000,000, or a whole multiple thereof, and shall reduce permanently the Revolving Credit Commitments then in effect. Any such reduction or termination shall be accompanied by prepayment of the Notes, together with outstanding Commitment Fees, and the full amount of interest accrued on the principal sum to be prepaid (and all amounts referred to in Section 5.11 [Indemnity] hereof) to the extent necessary to cause the aggregate Revolving Facility Usage after giving effect to such prepayments to be equal to or less than the Revolving Credit Commitments as so reduced or terminated. Any notice to reduce the Revolving Credit Commitments under this Section 2.4 shall be irrevocable.

2.5Loan Requests

.

2.5.1Revolving Credit Loan Requests

. Except as otherwise provided herein, the Borrower may from time to time prior to the Expiration Date request the Lenders to make Revolving Credit Loans, or renew or convert the Interest Rate Option applicable to existing Revolving Credit Loans or Term Loans pursuant to Section 4.2 [Interest Periods], by delivering to the Administrative Agent, not later than 12:00 p.m., (i) three (3) Business Days prior to the proposed Borrowing Date with respect to the making of Revolving Credit Loans in Dollars to which the Euro-Rate Option applies or the conversion to or the renewal of the Euro-Rate Option for any Loans in Dollars; (ii) four (4) Business Days prior to the proposed Borrowing Date with respect to the making of Optional Currency Loans or the date of conversion to or renewal of the Euro-Rate Option for any Optional Currency Loan; and (iii) the same Business Day of the proposed Borrowing Date with respect to the making of a Revolving Credit Loan to which the Base Rate Option applies or the last day of the preceding Interest Period with respect to the conversion to the Base Rate Option for any Loan, of a duly completed request therefor substantially in the form of Exhibit 2.5.1 or a request by telephone immediately confirmed in writing by letter, facsimile or telex in such form (each, a “Loan Request”), it being understood that the Administrative Agent may rely on the authority of any individual making such a telephonic request without the necessity of receipt of such written confirmation. Each Loan Request shall be irrevocable and shall specify (A) the aggregate amount of the proposed Loans (expressed in the currency in which such Loans shall be funded) comprising each Borrowing Tranche, and, if applicable, the Interest Period, which amount shall be in (1) integral multiples of $500,000 (or the Dollar Equivalent thereof) and not less than $1,000,000 (or the Dollar Equivalent thereof) for each Borrowing Tranche under the Euro-Rate Option, and (2) not less than the lesser of $100,000 or the maximum amount available for Borrowing Tranches to which the Base Rate Option applies, (B) whether the Euro-Rate Option or Base Rate Option shall apply to the proposed Loans comprising the applicable Borrowing Tranche, (C) the currency in which such Revolving Credit Loans shall be funded if the Borrower elects the Euro-Rate Option, and (D) in the case of a Borrowing Tranche to which the Euro-Rate Option applies, an appropriate Interest Period for the Loans comprising such Borrowing Tranche. No Optional Currency Loan may be converted into a Base Rate Loan or a Loan denominated in a different Optional Currency.

2.5.2Swing Loan Requests

. Except as otherwise provided herein, the Borrower may from time to time prior to the Expiration Date request the Swing Loan Lender to make Swing Loans in Dollars by delivery to the Swing Loan Lender not later than 11:00 a.m. on the proposed Borrowing Date of a duly completed request therefor substantially in the form of Exhibit 2.5.2 hereto or a request by telephone immediately confirmed in writing by letter, facsimile or telex (each, a “Swing Loan Request”), it being understood that the Administrative Agent may rely on the authority of any individual making such a telephonic request without the necessity of receipt of such written confirmation. Each Swing Loan Request shall be irrevocable and shall specify the proposed Borrowing Date and the principal amount of such Swing Loan, which shall be in integral multiples of $100,000 and not less than $500,000.

2.6Making Revolving Credit Loans and Swing Loans; Presumptions by the Administrative Agent; Repayment of Revolving Credit Loans; Borrowings to Repay Swing Loans

.

2.6.1Making Revolving Credit Loans

. The Administrative Agent shall, promptly after receipt by it of a Loan Request pursuant to Section 2.5 [Revolving Credit Loan Requests; Swing Loan Requests], notify the Lenders of its receipt of such Loan Request specifying the information provided by the Borrower, including the currency in which the Revolving Credit Loan is requested, and the apportionment among the Lenders of the requested Revolving Credit Loans as determined by the Administrative Agent in accordance with Section 2.2 [Nature of Lenders’ Obligations with Respect to Revolving Credit Loans]. Each Lender shall remit the principal amount of each Revolving Credit Loan in the requested Optional Currency (or in Dollars if so requested by the Administrative Agent) to the Administrative Agent such that the Administrative Agent is able to, and the Administrative Agent shall, to the extent the Lenders have made funds available to it for such purpose and subject to Section 7.2 [Subsequent Loan or Letter of Credit], fund such Revolving Credit Loans to the Borrower in U.S. Dollars or the requested Optional Currency (as applicable) and immediately available funds at the Principal Office prior to 2:00 p.m., on the applicable Borrowing Date; provided that if any Lender fails to remit such funds to the Administrative Agent (or fails to remit such funds in the applicable Optional Currency) in a timely manner, the Administrative Agent may elect in its sole discretion to fund with its own funds, including funds in the requested Optional Currency, the Revolving Credit Loans of such Lender on such Borrowing Date, and such Lender shall be subject to the repayment obligation in Section 2.6.2 [Presumptions by the Administrative Agent].

2.6.2Presumptions by the Administrative Agent

. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed time of any Base Rate Loan, or, for Loans other than Base Rate Loans, prior to the close of business the day before the Borrowing Date, that such Lender will not make available to the Administrative Agent such Lender’s share of such Loan, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.6.1 [Making Revolving Credit Loans] and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Loan available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in the appropriate currency with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of a payment to be made by such Lender, the greater of the Federal Funds Effective Rate (or, for payments in an Optional Currency, the Overnight Rate) and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation and (ii) in the case of a payment to be made by the Borrower, the interest rate applicable to Loans under the Base Rate Option. If such Lender pays its share of the applicable Loan to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

2.6.3Making Swing Loans

. So long as the Swing Loan Lender elects to make Swing Loans, the Swing Loan Lender shall, after receipt by it of a Swing Loan Request pursuant to Section 2.5.2, [Swing Loan Requests] fund such Swing Loan to the Borrower in U.S. Dollars only and in immediately available funds at the Principal Office prior to 2:00 p.m. on the Borrowing Date.

2.6.4Repayment of Revolving Credit Loans

. The Borrower shall repay the Revolving Credit Loans together with all outstanding interest thereon on the Expiration Date.

2.6.5Borrowings to Repay Swing Loans

. PNC may, at its option, exercisable at any time for any reason whatsoever, demand repayment of the Swing Loans, and each Lender shall make a Revolving Credit Loan in an amount equal to such Lender’s Ratable Share of the aggregate principal amount of the outstanding Swing Loans, plus, if PNC so requests, accrued interest thereon, provided that no Lender shall be obligated in any event to make Revolving Credit Loans in excess of its Revolving Credit Commitment minus its Ratable Share of Letter of Credit Obligations. Revolving Credit Loans made pursuant to the preceding sentence shall bear interest at the Base Rate Option and shall be deemed to have been properly requested in accordance with Section 2.5.1 [Revolving Credit Loan Requests] without regard to any of the requirements of that provision. PNC shall provide notice to the Lenders (which may be telephonic or written notice by letter, facsimile or telex) that such Revolving Credit Loans are to be made under this Section 2.6.5 and of the apportionment among the Lenders, and the Lenders shall be unconditionally obligated to fund such Revolving Credit Loans (whether or not the conditions specified in Section 2.5.1 [Revolving Credit Loan Requests] are then satisfied) by the time PNC so requests, which shall not be earlier than 2:00 p.m. on the Business Day next after the date the Lenders receive such notice from PNC.

2.6.6Swing Loans Under Cash Management Agreements

. In addition to making Swing Loans pursuant to the foregoing provisions of Section 2.6.3 [Making Swing Loans], without the requirement for a specific request from the Borrower pursuant to Section 2.5.2 [Swing Loan Requests], the Swing Loan Lender may make Swing Loans to the Borrower in accordance with the provisions of the agreements between the Borrower and such Swing Loan Lender relating to the Borrower’s deposit, sweep and other accounts at such Swing Loan Lender and related arrangements and agreements regarding the management and investment of the Borrower’s cash assets as in effect from time to time (the “Cash Management Agreements”) to the extent of the daily aggregate net negative balance in the Borrower’s accounts which are subject to the provisions of the Cash Management Agreements. Swing Loans made pursuant to this Section 2.6.6 in accordance with the provisions of the Cash Management Agreements shall (i) be subject to the limitations as to aggregate amount set forth in Section 2.1.2 [Swing Loan Commitment], (ii) not be subject to the limitations as to individual amount set forth in Section 2.5.2 [Swing Loan Requests], (iii) be payable by the Borrower, both as to principal and interest, at the rates and times set forth in the Cash Management Agreements (but in no event later than the Expiration Date), (iv) not be made at any time after such Swing Loan Lender has received written notice of the occurrence of an Event of Default and so long as such shall continue to exist, or, unless consented to by the Required Lenders, a Potential Default and so long as such shall continue to exist, (v) if not repaid by the Borrower in accordance with the provisions of the Cash Management Agreements, be subject to each Lender’s obligation pursuant to Section 2.6.5 [Borrowings to Repay Swing Loans], and (vi) except as provided in the foregoing subsections (i) through (v), be subject to all of the terms and conditions of this Section 2.

2.7Notes

. The Obligation of the Borrower to repay the aggregate unpaid principal amount of the Revolving Credit Loans, Swing Loans and Term Loans made to it by each Lender, together with interest thereon, may be evidenced upon the request of any Lender by a revolving credit Note, a swing Note and a term Note, dated the Closing Date, or Second Amendment Closing Date, as applicable, payable to the order of such Lender in a face amount equal to the Revolving Credit Commitment, Swing Loan Commitment or Term Loan Commitment, as applicable, of such Lender.

2.8Use of Proceeds

. The proceeds of the Loans shall be used (i) to refinance existing indebtedness of the Borrower, including indebtedness under the Prior Credit Agreement, (ii) to provide working capital to the Borrower, (iii) for capital expenditures and financing for Permitted Acquisitions, and (iv) for general corporate purposes of Holdings and its Subsidiaries as permitted by the terms of this Agreement, including dividends and distributions permitted by Section 8.2.5 [Restricted Payments] of this Agreement.

2.9Letter of Credit Subfacility

.

2.9.1Issuance of Letters of Credit

. The Borrower or any Loan Party may at any time prior to the Expiration Date request the issuance of a letter of credit (each, a “Letter of Credit”), which may be denominated in either Dollars or an Alternate Currency, for its own account or the account of another Loan Party or on behalf of the Borrower and either an Excluded Subsidiary or a Subsidiary of the Borrower which is not a Loan Party (in which case the Borrower and such Excluded Subsidiary or Subsidiary, as applicable, shall be co-applicants with respect to such Letter of Credit), or the amendment or extension of an existing Letter of Credit, by delivering or transmitting electronically, or having such other Loan Party deliver or transmit electronically to an Issuing Lender (with a copy to the Administrative Agent) a completed application for letter of credit, or request for such amendment or extension, as applicable, in such form as such Issuing Lender may specify from time to time by no later than 10:00 a.m. at least five (5) Business Days, or such shorter period as may be agreed to by such Issuing Lender, in advance of the proposed date of issuance. The Borrower or any Loan Party shall authorize and direct such Issuing Lender to name the Borrower or any Loan Party or any Excluded Subsidiary or Subsidiary, as applicable, as the “Applicant” or “Account Party” of each Letter of Credit. Promptly after receipt of any letter of credit application, such Issuing Lender shall confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit application and if not, such Issuing Lender will provide the

Administrative Agent with a copy thereof. All letters of credit which are identified on Schedule 2.9.1 hereto, which shall consist of all letters of credit outstanding on the Closing Date, shall be deemed to have been issued under this Agreement and shall constitute Letters of Credit, regardless of which Person is the applicant thereunder.

2.9.1.1Unless such Issuing Lender has received notice from any Lender, the Administrative Agent or any Loan Party, at least one day prior to the requested date of issuance, amendment or extension of the applicable Letter of Credit, that one or more applicable conditions in Section 7 [Conditions of Lending and Issuance of Letters of Credit] is not satisfied, then, subject to the terms and conditions hereof and in reliance on the agreements of the other Lenders set forth in this Section 2.9, the Issuing Lender or any of such Issuing Lender’s Affiliates will issue the proposed Letter of Credit or agree to such amendment or extension, provided that each Letter of Credit shall (A) have a maximum maturity of twelve (12) months from the date of issuance (but may include a provision for the automatic extension of the Letter of Credit absent notice by such Issuing Lender to the beneficiary), and (B) in no event expire later than 364 days after the Expiration Date and provided further that in no event shall (i) the Letter of Credit Obligations exceed, at any one time, $125,000,000 (the “Letter of Credit Sublimit”) or (ii) the Revolving Facility Usage exceed, at any one time, the Revolving Credit Commitments. Each request by the Borrower for the issuance, amendment or extension of a Letter of Credit shall be deemed to be a representation by the Borrower that it shall be in compliance with the preceding sentence and with Section 7 [Conditions of Lending and Issuance of Letters of Credit] after giving effect to the requested issuance, amendment or extension of such Letter of Credit. Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to the beneficiary thereof, the applicable Issuing Lender will also deliver to the Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

2.9.1.2Notwithstanding Section 2.9.1.1, the Issuing Lenders shall not be under any obligation to issue any Letter of Credit if (i) any order, judgment or decree of any Official Body or arbitrator shall by its terms purport to enjoin or restrain such Issuing Lender from issuing the Letter of Credit, or any Law applicable to such Issuing Lender or any request or directive (whether or not having the force of law) from any Official Body with jurisdiction over such Issuing Lender shall prohibit, or request that such Issuing Lender refrain from, the issuance of letters of credit generally or the Letter of Credit in particular or shall impose upon such Issuing Lender with respect to the Letter of Credit any restriction, reserve or capital requirement (for which such Issuing Lender is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon such Issuing Lender any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which such Issuing Lender in good faith deems material to it, or (ii) the issuance of the Letter of Credit would violate one or more policies of such Issuing Lender applicable to letters of credit generally.

2.9.2Letter of Credit Fees

. The Borrower shall pay in Dollars (i) to the Administrative Agent for the ratable account of the Lenders a fee (the “Letter of Credit Fee”) equal to the Applicable Letter of Credit Fee Rate on the daily Dollar Equivalent amount available to be drawn under each Letter of Credit, and (ii) to each Issuing Lender for its own account a fronting fee which shall accrue at the rate or rates per annum separately agreed upon by the Borrower and such Issuing Lender. All Letter of Credit Fees and fronting fees shall be computed on the basis of a year of 360 days and actual days elapsed and shall be payable quarterly in arrears on each Payment Date following issuance of each Letter of Credit. The Borrower shall also pay (in Dollars) to each Issuing Lender for such Issuing Lender’s sole account such Issuing Lender’s then in effect customary fees and administrative expenses payable with respect to the Letters of Credit as such Issuing Lender may generally charge or incur from time to time in connection with the issuance, maintenance, amendment (if any), assignment or transfer (if any), negotiation, and administration of Letters of Credit.

2.9.3Disbursements, Reimbursement

. Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from such Issuing Lender a participation in such Letter of Credit and each drawing thereunder in an amount equal to such Lender’s Ratable Share of the maximum amount available to be drawn under such Letter of Credit and the amount of such drawing, respectively, in each case, in the currency in which each Letter of Credit is issued.

2.9.3.1In the event of any request for a drawing under a Letter of Credit by the beneficiary or transferee thereof, such Issuing Lender will promptly notify the Borrower and the Administrative Agent thereof. Provided that it shall have received such notice, the Borrower shall reimburse (such obligation to reimburse such Issuing Lender shall sometimes be referred to as a “Reimbursement Obligation”) such Issuing Lender prior to 12:00 noon on each date that an amount is paid by such Issuing Lender under any Letter of Credit (each such date, a “Drawing Date”) by paying to the Administrative Agent for the account of such Issuing Lender an amount equal to the amount so paid by such Issuing Lender, in the same currency as paid, unless otherwise required by the Administrative Agent or such Issuing Lender, or unless such currency is an Unavailable Currency, in which case the Borrower shall pay the Dollar Equivalent amount of the amount paid by such Issuing Lender under the Letter of Credit. Notwithstanding the foregoing sentence, with respect to the China JV Letters of Credit, and subject to the approval of the Issuing Lender thereof, Borrower may repay, in Dollars, the Dollar Equivalent Amount paid by such Issuing Lender under the China JV Letters of Credit. In the event the Borrower fails to reimburse such Issuing Lender (through the Administrative Agent) for the full amount of any drawing under any Letter of Credit by 12:00 noon on the Drawing Date, the Administrative Agent will promptly notify each Lender thereof, and the Borrower shall be deemed to have requested that Revolving Credit Loans in U.S. Dollars (and, if the Letter of Credit was denominated in another currency, in the Dollar Equivalent amount to the amount paid by the Issuing Lender in such other currency on the Drawing Date thereof) be made by the Lenders under the Base Rate Option to be disbursed on the Drawing Date under such Letter of Credit, subject to the amount of the unutilized portion of the Revolving Credit Commitment and subject to the conditions set forth in Section 7.2 [Subsequent Loan or Letter of Credit] other than any notice requirements. Any notice given by the Administrative Agent or Issuing Lender pursuant to this Section 2.9.3.1 may be oral if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

2.9.3.2Each Lender shall upon any notice pursuant to Section 2.9.3.1 make available to the Administrative Agent for the account of such Issuing Lender an amount in Dollars in immediately available funds equal to its Ratable Share of the amount of the drawing (and, if the Letter of Credit was denominated in another currency, in the Dollar Equivalent amount to the amount paid by the Issuing Lender in such other currency on the Drawing Date thereof), whereupon the participating Lenders shall (subject to Section 2.9.3 [Disbursements; Reimbursement]) each be deemed to have made a Revolving Credit Loan under the Base Rate Option to the Borrower in that amount. If any Lender so notified fails to make available in Dollars to the Administrative Agent for the account of such Issuing Lender the amount of such Lender’s Ratable Share of such amount by no later than 2:00 p.m. on the Drawing Date, then interest shall accrue on such Lender’s obligation to make such payment, from the Drawing Date to the date on which such Lender makes such payment (i) at a rate per annum equal to the Federal Funds Effective Rate during the first three (3) days following the Drawing Date and (ii) at a rate per annum equal to the rate applicable to Revolving Credit Loans under the Base Rate Option on and after the fourth day following the Drawing Date. The Administrative Agent and such Issuing Lender will promptly give notice (as described in Section 2.9.3.1 above) of the occurrence of the Drawing Date, but failure of the Administrative Agent or such Issuing Lender to give any such notice on the Drawing Date or in sufficient time to enable any Lender to effect such payment on such date shall not relieve such Lender from its obligation under this Section 2.9.3.2.

2.9.3.3With respect to any unreimbursed drawing that is not converted into Revolving Credit Loans in Dollars under the Base Rate Option to the Borrower in whole or in part as contemplated by Section 2.9.3.1, because of the Borrower’s failure to satisfy the conditions set forth in Section 7.2 [Subsequent Loan or Letter of Credit] other than any notice requirements, or for any other reason, the Borrower shall be deemed to have incurred from such Issuing Lender a borrowing (each, a “Letter of Credit Borrowing”) in Dollars in the amount of such drawing (and, if the Letter of Credit was denominated in another currency, in the Dollar Equivalent amount to the amount paid by the Issuing Lender in such other currency on the Drawing Date thereof). Such Letter of Credit Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the rate per annum applicable to the Revolving Credit Loans under the Base Rate Option. Each Lender’s payment to the Administrative Agent for the account of such Issuing Lender pursuant to Section 2.9.3 [Disbursements, Reimbursement] shall be deemed to be a payment in respect of its participation in such Letter of Credit Borrowing (each, a “Participation Advance”) from such Lender in satisfaction of its participation obligation under this Section 2.9.3.

2.9.4Repayment of Participation Advances

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2.9.4.1Upon (and only upon) receipt by the Administrative Agent for the account of such Issuing Lender of immediately available funds from the Borrower (i) in reimbursement of any payment made by such Issuing Lender under the Letter of Credit with respect to which any Lender has made a Participation Advance to the Administrative Agent, or (ii) in payment of interest on such a payment made by such Issuing Lender under such a Letter of Credit, the Administrative Agent on behalf of such Issuing Lender will pay to each Lender, in the same funds as those received by the Administrative Agent, the amount of such Lender’s Ratable Share of such funds, except the Administrative Agent shall retain for the account of such Issuing Lender the amount of the Ratable Share of such funds of any Lender that did not make a Participation Advance in respect of such payment by such Issuing Lender.

2.9.4.2If the Administrative Agent is required at any time to return to any Loan Party, or to a trustee, receiver, liquidator, custodian, or any official in any Insolvency Proceeding, any portion of any payment made by any Loan Party to the Administrative Agent for the account of such Issuing Lender pursuant to this Section in reimbursement of a payment made under any Letter of Credit or interest or fees thereon, each Lender shall, on demand of the Administrative Agent, forthwith return to the Administrative Agent for the account of such Issuing Lender the amount of its Ratable Share of any amounts so returned by the Administrative Agent plus interest thereon from the date such demand is made to the date such amounts are returned by such Lender to the Administrative Agent, at a rate per annum equal to the Federal Funds Effective Rate (or, for any payment in an Optional Currency, the Overnight Rate) in effect from time to time.

2.9.5Documentation

. Each Loan Party agrees to be bound by the terms of such Issuing Lender’s application and agreement for letters of credit and such Issuing Lender’s written regulations and customary practices relating to letters of credit, though such interpretation may be different from such Loan Party’s own. In the event of a conflict between such application or agreement and this Agreement, this Agreement shall govern. It is understood and agreed that, except in the case of gross negligence or willful misconduct, as determined by a final non-appealable judgment of a court of competent jurisdiction, such Issuing Lender shall not be liable for any error, negligence and/or mistakes, whether of omission or commission, in following any Loan Party’s instructions or those contained in the Letters of Credit or any modifications, amendments or supplements thereto.

2.9.6Determinations to Honor Drawing Requests

. In determining whether to honor any request for drawing under any Letter of Credit by the beneficiary thereof, such Issuing Lender shall be responsible only to determine that the documents and certificates required to be delivered under such Letter of Credit have been delivered and that they comply on their face with the requirements of such Letter of Credit.

2.9.7Nature of Participation and Reimbursement Obligations

. Each Lender’s obligation in accordance with this Agreement to make the Revolving Credit Loans or Participation Advances, as contemplated by Section 2.9.3 [Disbursements, Reimbursement], as a result of a drawing under a Letter of Credit, and the Obligations of the Borrower to reimburse the Issuing Lenders upon a draw under a Letter of Credit, shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Section 2.9 under all circumstances, including the following circumstances:

(a)any set-off, counterclaim, recoupment, defense or other right which such Lender may have against such Issuing Lender or any of its Affiliates, the Borrower or any other Person for any reason whatsoever, or which any Loan Party may have against such Issuing Lender or any of its Affiliates, any Lender or any other Person for any reason whatsoever;

(b)the failure of any Loan Party or any other Person to comply, in connection with a Letter of Credit Borrowing, with the conditions set forth in Sections 2.1 [Revolving Credit Commitments], 2.5 [Revolving Credit Loan Requests; Swing Loan Requests], 2.6 [Making Revolving Credit Loans and Swing Loans; Etc.] or 7.2 [Subsequent Loan or Letter

of Credit] or as otherwise set forth in this Agreement for the making of a Revolving Credit Loan, it being acknowledged that such conditions are not required for the making of a Letter of Credit Borrowing and the obligation of the Lenders to make Participation Advances under Section 2.9.3 [Disbursements, Reimbursement];

(c)any lack of validity or enforceability of any Letter of Credit;

(d)any claim of breach of warranty that might be made by any Loan Party or any Lender against any beneficiary of a Letter of Credit, or the existence of any claim, set-off, recoupment, counterclaim, crossclaim, defense or other right which any Loan Party or any Lender may have at any time against a beneficiary, successor beneficiary any transferee or assignee of any Letter of Credit or the proceeds thereof (or any Persons for whom any such transferee may be acting), such Issuing Lender or its Affiliates or any Lender or any other Person, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between any Loan Party or Subsidiaries of a Loan Party and the beneficiary for which any Letter of Credit was procured);

(e)the lack of power or authority of any signer of (or any defect in or forgery of any signature or endorsement on) or the form of or lack of validity, sufficiency, accuracy, enforceability or genuineness of any draft, demand, instrument, certificate or other document presented under or in connection with any Letter of Credit, or any fraud or alleged fraud in connection with any Letter of Credit, or the transport of any property or provision of services relating to a Letter of Credit, in each case even if such Issuing Lender or any of its Affiliates has been notified thereof;

(f)payment by such Issuing Lender or any of its Affiliates under any Letter of Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit;

(g)the solvency of, or any acts or omissions by, any beneficiary of any Letter of Credit, or any other Person having a role in any transaction or obligation relating to a Letter of Credit, or the existence, nature, quality, quantity, condition, value or other characteristic of any property or services relating to a Letter of Credit;

(h)any failure by such Issuing Lender or any of its Affiliates to issue any Letter of Credit in the form requested by any Loan Party, unless such Issuing Lender has received written notice from such Loan Party of such failure within three Business Days after such Issuing Lender shall have furnished such Loan Party and the Administrative Agent a copy of such Letter of Credit and such error is material and no drawing has been made thereon prior to receipt of such notice;

(i)any adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of any Loan Party or Subsidiaries of a Loan Party;

(j)any breach of this Agreement or any other Loan Document by any party thereto;

(k)the occurrence or continuance of an Insolvency Proceeding with respect to any Loan Party;

(l)the fact that an Event of Default or a Potential Default shall have occurred and be continuing;

(m)the fact that the Expiration Date shall have passed or this Agreement or the Commitments hereunder shall have been terminated; and

(n)any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

2.9.8Indemnity

. The Borrower hereby agrees to protect, indemnify, pay and save harmless each Issuing Lender and any of its Affiliates that has issued a Letter of Credit from and against any and all claims, demands, liabilities, damages, taxes, penalties, interest, judgments, losses, costs, charges and expenses (including reasonable fees, expenses and disbursements of counsel and allocated costs of internal counsel) which such Issuing Lender or any of its Affiliates may incur or be subject to as a consequence, direct or indirect, of the issuance of any Letter of Credit, other than as a result of (A) the gross negligence or willful misconduct of such Issuing Lender as determined by a final non-appealable judgment of a court of competent jurisdiction, (B) failure by such Issuing Lender to comply with Section 2.9.6 [Determinations to Honor Drawing Requests] in a material manner, or (C) the wrongful dishonor by such Issuing Lender or any of its Affiliates of a proper demand for payment made under any Letter of Credit, except if such dishonor resulted from any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority.

2.9.9Liability for Acts and Omissions

. As between any Loan Party and each Issuing Lender, or such Issuing Lender’s Affiliates, such Loan Party assumes all risks of the acts and omissions of, or misuse of the Letters of Credit by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, such Issuing Lender shall not be responsible for any of the following, including any losses or damages to any Loan Party or other Person or property relating therefrom: (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for an issuance of any such Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged (even if such Issuing Lender or its Affiliates shall have been notified thereof); (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) the failure of the beneficiary of any such Letter of Credit, or any other party to which such Letter of Credit may be transferred, to comply fully with any conditions required in order to draw upon such Letter of Credit or any other claim of any Loan Party against any beneficiary of such Letter of Credit, or any such transferee, or any dispute between or among any Loan Party and any beneficiary of any Letter of Credit or any such transferee; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms;

(vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (viii) any consequences arising from causes beyond the control of such Issuing Lender or its Affiliates, as applicable, including any act or omission of any Official Body, and none of the above shall affect or impair, or prevent the vesting of, any of such Issuing Lender’s or its Affiliates rights or powers hereunder. Nothing in the preceding sentence shall relieve such Issuing Lender from liability for such Issuing Lender’s gross negligence or willful misconduct, as determined by a final non-appealable judgment of a court of competent jurisdiction, in connection with actions or omissions described in such clauses (i) through (viii) of such sentence. In no event shall such Issuing Lender or its Affiliates be liable to any Loan Party for any indirect, consequential, incidental, punitive, exemplary or special damages or expenses (including attorneys’ fees), or for any damages resulting from any change in the value of any property relating to a Letter of Credit.

Without limiting the generality of the foregoing, each Issuing Lender and each of its Affiliates (i) may rely on any oral or other communication believed in good faith by such Issuing Lender or such Affiliate to have been authorized or given by or on behalf of the applicant for a Letter of Credit, (ii) may honor any presentation if the documents presented appear on their face substantially to comply with the terms and conditions of the relevant Letter of Credit; (iii) may honor a previously dishonored presentation under a Letter of Credit, whether such dishonor was pursuant to a court order, to settle or compromise any claim of wrongful dishonor, or otherwise, and shall be entitled to reimbursement to the same extent as if such presentation had initially been honored, together with any interest paid by such Issuing Lender or its Affiliate; (iv) may honor any drawing that is payable upon presentation of a statement advising negotiation or payment, upon receipt of such statement (even if such statement indicates that a draft or other document is being delivered separately), and shall not be liable for any failure of any such draft or other document to arrive, or to conform in any way with the relevant Letter of Credit; (v) may pay any paying or negotiating bank claiming that it rightfully honored under the laws or practices of the place where such bank is located; and (vi) may settle or adjust any claim or demand made on such Issuing Lender or its Affiliate in any way related to any order issued at the applicant’s request to an air carrier, a letter of guarantee or of indemnity issued to a carrier or any similar document (each, an “Order”) and honor any drawing in connection with any Letter of Credit that is the subject of such Order, notwithstanding that any drafts or other documents presented in connection with such Letter of Credit fail to conform in any way with such Letter of Credit.

In furtherance and extension and not in limitation of the specific provisions set forth above, any action taken or omitted by such Issuing Lender or its Affiliates under or in connection with the Letters of Credit issued by it or any documents and certificates delivered thereunder, if taken or omitted in good faith, shall not put such Issuing Lender or its Affiliates under any resulting liability to the Borrower or any Lender.

2.9.10Issuing Lender Reporting Requirements

. Each Issuing Lender shall, on the first Business Day of each month, provide to Administrative Agent and Borrower a schedule of the Letters of Credit issued by it, in form and substance satisfactory to Administrative Agent, showing the date of issuance of each Letter of Credit, the account party, the original face amount (if any), and the expiration date of any Letter of Credit outstanding at any time during the preceding month, and any other information relating to such Letter of Credit that the Administrative Agent may request.

2.9.11Cash Collateral

. (i) Upon the request of Administrative Agent, if any Issuing Lender has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in a Letter of Credit Borrowing, then Borrower shall immediately Cash Collateralize the then outstanding amount of the Letter of Credit Obligation relating to such Letter of Credit, or (ii) if, as of five (5) days prior to the Expiration Date, any Letter of Credit Obligation for any reason remains outstanding, Borrower shall immediately Cash Collateralize the then outstanding amount of all Letter of Credit Obligations. Borrower hereby grants to Administrative Agent, for the benefit of each Issuing Lender and the Lenders, a security interest in all Cash Collateral pledged pursuant to this Section 2.9.11 or otherwise under this Agreement. All Cash Collateral shall be maintained in a deposit account at the Administrative Agent. If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent as herein provided, or that the total amount of such Cash Collateral is less than the applicable obligations secured thereby, the Borrower will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency.

2.10Defaulting Lenders

. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(i)fees shall cease to accrue on the unfunded portion of the Commitment of such Defaulting Lender pursuant to Section 2.3 [Commitment Fees];

(ii)the Commitment and outstanding Loans of such Defaulting Lender shall not be included in determining whether the Required Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 11.1 [Modifications, Amendments or Waivers]); provided, that this clause (ii) shall not apply to the vote of a Defaulting Lender in the case of an amendment, waiver or other modification requiring the consent of such Lender or each Lender directly affected thereby;

(iii)if any Swing Loans are outstanding or any Letter of Credit Obligations exist at the time such Lender becomes a Defaulting Lender, then:

(a)all or any part of the outstanding Swing Loans and Letter of Credit Obligations of such Defaulting Lender shall be reallocated among the non-Defaulting Lenders in accordance with their respective Ratable Shares but only to the extent that (x) the Revolving Facility Usage does not exceed the total of all non-Defaulting Lenders’ Revolving Credit Commitments, and (y) no Potential Default or Event of Default has occurred and is continuing at such time;

(b)if the reallocation described in clause (a) above cannot, or can only partially, be effected, the Borrower shall within one Business Day following notice by the Administrative Agent (x) first, prepay such outstanding Swing Loans, and (y) second, Cash Collateralize for the benefit of such Issuing Lender the Borrower’s obligations corresponding to such Defaulting Lender’s Letter of Credit Obligations (after giving effect to any partial reallocation pursuant to clause (a) above) in a deposit account held at the Administrative Agent for so long as such Letter of Credit Obligations are outstanding;

(c)if the Borrower Cash Collateralizes any portion of such Defaulting Lender’s Letter of Credit Obligations pursuant to clause (b) above, the Borrower shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.9.2 [Letter of Credit Fees] with respect to such Defaulting Lender’s Letter of Credit Obligations during the period such Defaulting Lender’s Letter of Credit Obligations are Cash Collateralized;

(d)if the Letter of Credit Obligations of the non-Defaulting Lenders are reallocated pursuant to clause (a) above, then the fees payable to the Lenders pursuant to Section 2.9.2 [Letter of Credit Fees] shall be adjusted in accordance with such non-Defaulting Lenders’ Ratable Share; and

(e)if all or any portion of such Defaulting Lender’s Letter of Credit Obligations are neither reallocated nor Cash Collateralized pursuant to clause (a) or (b) above, then, without prejudice to any rights or remedies of such Issuing Lender or any other Lender hereunder, all Letter of Credit Fees payable under Section 2.9.2 [Letter of Credit Fees] with respect to such Defaulting Lender’s Letter of Credit Obligations shall be payable to such Issuing Lender (and not to such Defaulting Lender) until and to the extent that such Letter of Credit Obligations are reallocated and/or Cash Collateralized; and

(iv) so long as such Lender is a Defaulting Lender, PNC shall not be required to fund any Swing Loans and such Issuing Lender shall not be required to issue, amend or increase any Letter of Credit, unless such Issuing Lender is satisfied that the related exposure and the Defaulting Lender’s then outstanding Letter of Credit Obligations will be 100% covered by the Revolving Credit Commitments of the non-Defaulting Lenders and/or Cash Collateral will be provided by the Borrower in accordance with Section 2.10(iii), and participating interests in any newly made Swing Loan or any newly issued or increased Letter of Credit shall be allocated among non-Defaulting Lenders in a manner consistent with Section 2.10(iii)(a) (and such Defaulting Lender shall not participate therein).

If (i) a Bankruptcy Event with respect to a parent company of any Lender shall occur following the date hereof and for so long as such event shall continue, or (ii) PNC or an Issuing Lender has a good faith belief that any Lender has defaulted in fulfilling its obligations under one or more other agreements in which such Lender commits to extend credit, PNC shall not be required to fund any Swing Loan and the Issuing Lenders shall not be required to issue, amend or increase any Letter of Credit, unless PNC or such Issuing Lender, as the case may be, shall have entered into arrangements with the Borrower or such Lender, satisfactory to PNC or such Issuing Lender, as the case may be, to defease any risk to it in respect of such Lender hereunder.

In the event that the Administrative Agent, the Borrower, PNC and the Issuing Lender agree in writing that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Administrative Agent will so notify the parties hereto, and the

Ratable Share of the Swing Loans and Letter of Credit Obligations of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Commitment, and on such date such Lender shall purchase at par such of the Loans of the other Lenders (other than Swing Loans) as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Ratable Share.

2.11Increase in Revolving Credit Commitments and Term Loan Commitments

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2.11.1Increasing Lenders and New Lenders

. The Borrower may, at any time prior to the Expiration Date, request that (1) the current Lenders holding Revolving Credit Commitments increase their Revolving Credit Commitments, (2) one or more new lenders reasonably satisfactory to the Borrower and the Administrative Agent (each, a “New Lender”) join this Agreement and provide a Revolving Credit Commitment hereunder, or (3) the current Lenders holding Term Loans and/or one or more New Lenders participate in an increase of the Term Loan Commitments, in each case subject to the following terms and conditions (any current Lender which elects to increase its Revolving Credit Commitment or Term Loan Commitment, as applicable, shall be referred to as an “Increasing Lender”):

(i)No Obligation to Increase. No current Lender shall be obligated to increase its Revolving Credit Commitment and/or Term Loan Commitment and any increase in the Revolving Credit Commitment and/or Term Loan Commitment by any current Lender shall be in the sole discretion of such current Lender.

(ii)Defaults. There shall exist no Events of Default or Potential Default on the effective date of such increase after giving effect to such increase.

(iii)Maximum Amount of Increases and Aggregate Commitments. During the period commencing on the Second Amendment Closing Date and continuing through the balance of the term of this Agreement, the Borrower may request up to two (2) separate increases of the Revolving Credit Commitments and/or increases of the Term Loan Commitments, so long as after giving effect to such increase, (i) the sum of the total aggregate increase to the Revolving Credit Commitments plus the total aggregate increase to the Term Loan Commitments, shall not exceed $100,000,000, and (ii) the aggregate amount of the Revolving Credit Commitments and Term Loans shall not exceed $700,000,000.

(iv)Resolutions; Opinion. The Loan Parties shall deliver to the Administrative Agent on or before the effective date of such increase the following documents in a form reasonably acceptable to the Administrative Agent: (1) certifications of their corporate secretaries with attached resolutions certifying that the increase in the Revolving Credit Commitments and/or Term Loan Commitments has been approved by such Loan Parties, and (2) an opinion of counsel addressed to the Administrative Agent and the Lenders addressing the authorization and execution of the Loan Documents executed in connection with such the increase in the Revolving Credit Commitments and/or Term Loan Commitments by, and enforceability of such Loan Documents against, the Loan Parties.

(v)Notes. The Borrower shall execute and deliver (1) in the case of an Increasing Lender, a replacement revolving credit Note and/or term Note reflecting the new amount of such Increasing Lender’s Revolving Credit Commitment and/or Term Loan Commitments after giving effect to the increase (and the prior Note issued to such Increasing Lender shall be deemed to be terminated) and (2) in the case of a New Lender a revolving credit Note and/or term Note reflecting the amount of such New Lender’s Revolving Credit Commitment and/or Term Loan Commitment.

(vi)Increasing Lenders. Each Increasing Lender shall confirm its agreement to increase its Revolving Credit Commitment and/or Term Loan Commitment pursuant to an acknowledgement in a form acceptable to the Administrative Agent, signed by it and the Borrower and delivered to the Administrative Agent at least five (5) days before the effective date of such increase.

(vii)New Lenders--Joinder. Each New Lender shall execute a lender joinder in substantially the form of Exhibit 2.11 pursuant to which such New Lender shall join and become a party to this Agreement and the other Loan Documents with a Revolving Credit Commitment and/or Term Loan Commitment in the amount set forth in such lender joinder.

(viii)Amendment. Increases in any of the Revolving Credit Commitments and/or the Term Loan Commitments shall be effected by an amendment to this Agreement setting forth the terms of such increase in the Revolving Credit Commitments and/or Term Loan Commitments, as the case may be, executed by (x) the Administrative Agent, (y) each Lender or New Lender agreeing to provide any portion of such increased Revolving Credit Commitment and/or Term Loan Commitment, as the case may be, and (z) the Loan Parties, and reaffirmations of the Loan Documents executed by the Loan Parties, in each case in form and substance satisfactory to the Administrative Agent. Such amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section 2.11.

2.11.2Treatment of Outstanding Revolving Credit Loans and Letters of Credit

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(i)Repayment of Outstanding Revolving Credit Loans; Borrowing of New Revolving Credit Loans. On the effective date of any Revolving Credit Commitment increase, the Borrower shall repay all Revolving Credit Loans then outstanding, subject to the Borrower’s indemnity obligations under Section 5.11 [Indemnity]; provided that it may borrow new Revolving Credit Loans with a Borrowing Date on such date. Each of the Lenders holding Revolving Credit Commitments shall participate in any new Revolving Credit Loans made on or after such date in accordance with their respective Ratable Shares after giving effect to the increase in Revolving Credit Commitments contemplated by this Section 2.11.

(ii)Outstanding Letters of Credit. On the effective date of such Revolving Credit Commitment increase, each Increasing Lender and each New Lender (i) will be deemed to have purchased a participation in each then outstanding Letter of Credit equal to its Ratable Share of such Letter of Credit and the participation of each other Lender holding Revolving Credit Commitments in such Letter of Credit shall be adjusted accordingly and (ii) will acquire, (and will pay to the Administrative Agent, for the account of each Lender holding Revolving Credit Commitments, in immediately available funds, an amount equal to) its Ratable Share of all outstanding Participation Advances.

2.12Utilization of Commitments in Optional Currencies

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2.12.1Periodic Computations of Dollar Equivalent Amounts of Revolving Credit Loans that are Optional Currency Loans and Letters of Credit Outstanding; Repayment in Same Currency

. For purposes of determining utilization of the Revolving Credit Commitments, the Administrative Agent will determine the Dollar Equivalent amount of (i) the outstanding and proposed Revolving Credit Loans that are Optional Currency Loans and Letters of Credit to be denominated in an Alternate Currency as of the requested Borrowing Date or date of issuance, as the case may be, (ii) the outstanding Letter of Credit Obligations denominated in an Alternate Currency as of the last Business Day of each month, (iii) the outstanding Revolving Credit Loans denominated in an Optional Currency as of the end of each Interest Period and (iv) any Revolving Credit Loan, Letter of Credit Obligation, fee, payment or other obligation under this Agreement or any other Loan Document on any date on which the Administrative Agent reasonably determines it is necessary or advisable to make such computation in its sole discretion (each such date under clauses (i) through (iv), is referred to as a “Computation Date”). Unless otherwise provided in this Agreement or agreed to by the Administrative Agent and the Borrower, each Loan and Reimbursement Obligation shall be repaid or prepaid in the same currency in which the Loan or Reimbursement Obligation was made.

2.12.2Notices From Lenders That Optional Currencies Are Unavailable to Fund New Loans

. The Lenders shall be under no obligation to make the Revolving Credit Loans requested by the Borrower which are denominated in an Optional Currency if any Lender notifies the Administrative Agent by 5:00 p.m. four (4) Business Days prior to the Borrowing Date for such Revolving Credit Loans that such Lender cannot provide its Ratable Share of such Revolving Credit Loans in such Optional Currency. In the event the Administrative Agent timely receives a notice from a Lender pursuant to the preceding sentence, the Administrative Agent will notify the Borrower no later than 12:00 noon three (3) Business Days prior to the Borrowing Date for such Revolving Credit Loans that the Optional Currency is not then available for such Revolving Credit Loans, and the Administrative Agent shall promptly thereafter notify the Lenders of the same and the Lenders shall not make such Revolving Credit Loans requested by the Borrower under its Loan Request.

2.12.3Notices From Lenders That Optional Currencies Are Unavailable to Fund Renewals of the Euro-Rate Option

. If the Borrower delivers a Loan Request requesting that the Lenders renew the Euro-Rate Option with respect to an outstanding Borrowing Tranche of Revolving Credit Loans denominated in an Optional Currency, the Lenders shall be under no obligation to renew such Euro-Rate Option if any Lender delivers to the Administrative Agent a notice by 5:00 p.m. four (4) Business Days prior to the effective date of such renewal that such Lender cannot continue to provide Revolving Credit Loans in such Optional Currency. In the event the Administrative Agent timely receives a notice from a Lender pursuant to the preceding sentence, the Administrative Agent will notify the Borrower no later than 12:00 noon three (3) Business Days prior to the renewal date that the renewal of such Revolving Credit Loans in such Optional Currency is not then available, and the Administrative Agent shall promptly thereafter notify the Lenders of the same. If the Administrative Agent shall have so notified the Borrower that any such continuation of such Revolving Credit Loans in such Optional Currency is not then available, any notice of renewal with respect thereto shall be deemed withdrawn, and such Loans shall be redenominated into Loans in Dollars at the Base Rate Option or Euro-Rate Option, at the Borrower’s option (subject, in the case of the Euro-Rate Option, to compliance with Section 2.6.1 [Making Revolving Credit Loans, Etc.] and Section 4.1 [Interest Rate Options]), with effect from the last day of the Interest Period with respect to any such Loans. The Administrative Agent will promptly notify the Borrower and the Lenders of any such redenomination, and in such notice, the Administrative Agent will state the aggregate Dollar Equivalent amount of the redenominated Revolving Credit Loans in an Optional Currency as of the applicable Computation Date with respect thereto and such Lender’s Ratable Share thereof.

2.12.4European Monetary Union

.

(i)Payments In Euros Under Certain Circumstances. If (i) any Optional Currency ceases to be lawful currency of the nation issuing the same and is replaced by the Euro or (ii) any Optional Currency and the Euro are at the same time recognized by any governmental authority of the nation issuing such currency as lawful currency of such nation and the Administrative Agent or the Required Lenders shall so request in a notice delivered to the Borrower, then any amount payable hereunder by any party hereto in such Optional Currency shall instead be payable in the Euro and the amount so payable shall be determined by translating the amount payable in such Optional Currency to the Euro at the exchange rate established by that nation for the purpose of implementing the replacement of the relevant Optional Currency by the Euro (and the provisions governing payments in Optional Currencies in this Agreement shall apply to such payment in the Euro as if such payment in the Euro were a payment in an Optional Currency). Prior to the occurrence of the event or events described in clause (i) or (ii) of the preceding sentence, each amount payable hereunder in any Optional Currency will, except as otherwise provided herein, continue to be payable only in that currency.

(ii)Additional Compensation Under Certain Circumstances. The Borrower agrees, at the request of any Lender, to compensate such Lender for any loss, cost, expense or reduction in return that such Lender shall reasonably determine shall be incurred or sustained by such Lender as a result of the replacement of any Optional Currency by the Euro and that would not have been incurred or sustained but for the transactions provided for herein. A certificate of any Lender setting forth such Lender’s determination of the amount or amounts necessary to compensate such Lender shall be delivered to the Borrower and shall be conclusive absent manifest error so long as such determination is made on a reasonable basis. The Borrower shall pay such Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof.

(iii)Requests for Additional Optional Currencies. The Borrower may deliver to the Administrative Agent a written request that Revolving Credit Loans hereunder also be permitted to be made in any other lawful currency (other than Dollars), in addition to the currencies specified in the definition of “Optional Currency” herein, provided that such currency must be freely traded in the offshore interbank foreign exchange markets, freely transferable, freely convertible into Dollars and available to the Lenders in the Relevant Interbank Market. The Administrative Agent will promptly notify the Lenders of any such request promptly after the Administrative Agent receives such request. The Administrative Agent will promptly notify the Borrower of the acceptance or rejection by the Administrative Agent and each of the Lenders of the Borrower’s request. The requested currency shall be approved as an Optional Currency hereunder only if the Administrative Agent and all of the Lenders approve of the Borrower’s request.

3.TERM LOANS

3.1Term Loan Commitments

. Subject to the terms and conditions hereof, and relying upon the representations and warranties herein set forth, each Lender severally agrees to make a Term Loan to the Borrower on the Second Amendment Closing Date in Dollars in such principal amount as the Borrower shall request up to, but not exceeding such Lender’s Term Loan Commitment.

3.2Nature of Lenders’ Obligations with Respect to Term Loans; Repayment Terms

. The obligations of each Lender to make Term Loans to the Borrower shall be in the proportion that such Lender’s Term Loan Commitment bears to the Term Loan Commitments of all Lenders to the Borrower, but each Lender’s Term Loan to the Borrower shall never exceed its Term Loan Commitment. The failure of any Lender to make a Term Loan shall not relieve any other Lender of its obligations to make a Term Loan nor shall it impose any additional liability on any other Lender hereunder. The Lenders shall have no obligation to make Term Loans hereunder after the Second Amendment Closing Date. The Term Loan Commitments are not revolving credit commitments, and the Borrower shall not have the right to borrow, repay and reborrow under Section 3.1 [Term Loan Commitments]. The Term Loans shall be payable, with respect to principal, as follows (subject to acceleration upon the occurrence of an Event of Default under this Agreement or termination of this Agreement): in consecutive quarterly installments, each in an amount equal to the Principal Payment Amount applicable as of such Payment Date, commencing on May 1, 2018 and continuing on each Payment Date thereafter, with all remaining outstanding principal on the Term Loans due and payable in full on the Expiration Date.

4.INTEREST RATES

4.1Interest Rate Options

. The Borrower shall pay interest in respect of the outstanding unpaid principal amount of the Loans as selected by it from the Base Rate Option or Euro-Rate Option set forth below applicable to the Loans, it being understood that, subject to the provisions of this Agreement, the Borrower may select different Interest Rate Options and different Interest Periods to apply simultaneously to the Loans comprising different Borrowing Tranches and may convert to or renew one or more Interest Rate Options with respect to all or any portion of the Loans comprising any Borrowing Tranche; provided that there shall not be at any one time outstanding more than twelve (12) Borrowing Tranches in the aggregate among all of the Loans and provided further that if an Event of Default or Potential Default exists and is continuing, the Borrower may not request, convert to, or renew the Euro-Rate Option for any Loans and the Required Lenders may demand that all existing Borrowing Tranches bearing interest under the Euro-Rate Option shall be converted immediately to the Base Rate Option, subject to the obligation of the Borrower to pay any indemnity under Section 5.11 [Indemnity] in connection with such conversion. If at any time the designated rate applicable to any Loan made by any Lender exceeds such Lender’s highest lawful rate, the rate of interest on such Lender’s

Loan shall be limited to such Lender’s highest lawful rate. Interest on the principal amount of each Optional Currency Loan shall be paid by the Borrower in such Optional Currency. Notwithstanding anything to the contrary herein, the As-Offered Rate shall only apply to Swing Loans.

4.1.1Revolving Credit Interest Rate Options; Swing Line Interest Rate

. The Borrower shall have the right to select from the following Interest Rate Options applicable to the Revolving Credit Loans and Swing Loans, provided that any Loan made in an Optional Currency shall bear interest at the Euro-Rate:

(i)Revolving Credit Base Rate Option: A fluctuating rate per annum equal to the Base Rate plus the Applicable Margin, such interest rate to change automatically from time to time effective as of the effective date of each change in the Base Rate; or

(ii)Revolving Credit Euro-Rate Option: A rate per annum equal to the Euro-Rate as determined for each applicable Interest Period plus the Applicable Margin; or

(iii)Swing Loan Rate Options: A fluctuating rate per annum equal to the Base Rate Option applicable to Revolving Credit Loans or the As-Offered Rate, as selected by the Borrower, shall be the only rates available to apply to the Swing Loans.

4.1.2Term Loan Interest Rate Options

. The Borrower shall have the right to select from the following Interest Rate Options applicable to the Term Loans:

(i)Term Loan Base Rate Option: A fluctuating rate per annum equal to the Base Rate plus the Applicable Margin, such interest rate to change automatically from time to time effective as of the effective date of each change in the Base Rate; or

(ii)Term Loan Euro-Rate Option: A rate per annum equal to the Euro-Rate as determined for each applicable Interest Period plus the Applicable Margin.

4.1.3Interest Act (Canada)

. For purposes of the Interest Act (Canada): (i) whenever any interest or fee under this Agreement is calculated on the basis of a period of time other than a calendar year, such rate used in such calculation, when expressed as an annual rate, is equivalent to (x) such rate, multiplied by (y) the actual number of days in the calendar year in which the period for which such interest or fee is calculated ends, and divided by (z) the number of days in such period of time, (ii) the principle of deemed reinvestment of interest shall not apply to any interest calculation under this Agreement, and (iii) the rates of interest stipulated in this Agreement are intended to be nominal rates and not effective rates or yields.

4.1.4Rate Calculations; Rate Quotations

. All computations of interest for Base Rate Loans (including Base Rate Loans determined by reference to the Daily LIBOR Rate) shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed or, in the case of interest in respect of Loans denominated in Optional Currencies as to which market practice differs from the foregoing, in accordance with such market practice. The Borrower may call the Administrative Agent on or before the date on which a Loan Request is to be delivered to receive an indication of the rates then in effect, but it is acknowledged that such projection shall not be binding on the Administrative Agent or the Lenders nor affect the rate of interest which thereafter is actually in effect when the election is made.

4.2Interest Periods

. At any time when the Borrower shall select, convert to or renew a Euro-Rate Option, the Borrower shall notify the Administrative Agent thereof by delivering a Loan Request to the Administrative Agent (a) on the Closing Date, with respect to the making on the Closing Date of a new Revolving Credit Loan in U.S. Dollars to which the Euro-Rate Option applies, and (b) with respect to Loans made after the Closing Date, (i) at least three (3) Business Days prior to the effective date of such Euro-Rate Option with respect to a Loan denominated in Dollars, and (ii) at least four (4) Business Days prior to the effective date of such Euro-Rate Option with respect to an Optional Currency Loan. The notice shall specify an Interest Period during which such Interest Rate Option shall apply. Notwithstanding the preceding sentence, the following provisions shall apply to any selection of, renewal of, or conversion to a Euro-Rate Option:

4.2.1Amount of Borrowing Tranche

. Each Borrowing Tranche of Loans under the Euro-Rate Option shall be in integral multiples of, and not less than, the respective amounts set forth in Section 2.5.1 [Revolving Credit Loan Requests]; and

4.2.2Renewals

. In the case of the renewal of a Euro-Rate Option at the end of an Interest Period, the first day of the new Interest Period shall be the last day of the preceding Interest Period, without duplication in payment of interest for such day.

4.2.3No Conversion of Optional Currency Loans

. No Optional Currency Loan may be converted into a Loan with a different Interest Rate Option, or a Loan denominated in a different Optional Currency.

4.3Interest After Default

. To the extent permitted by Law, upon the occurrence of an Event of Default and until such time such Event of Default shall have been cured or waived, at the discretion of the Administrative Agent or upon written demand by the Required Lenders to the Administrative Agent:

4.3.1Letter of Credit Fees, Interest Rate

. The Letter of Credit Fees and the rate of interest for each Loan otherwise applicable pursuant to Section 2.9.2 [Letter of Credit Fees] or Section 4.1 [Interest Rate Options], respectively, shall be increased by 2.0% per annum;

4.3.2Other Obligations

. Each other Obligation hereunder if not paid when due shall bear interest at a rate per annum equal to the sum of the rate of interest applicable to Revolving Credit Loans under the Base Rate Option plus an additional 2.0% per annum from the time such Obligation becomes due and payable and until it is Paid In Full; and

4.3.3Acknowledgment

. The Borrower acknowledges that the increase in rates referred to in this Section 4.3 reflects, among other things, the fact that such Loans or other amounts have become a substantially greater risk given their default status and that the Lenders are entitled to additional compensation for such risk; and all such interest shall be payable by Borrower upon demand by Administrative Agent.

4.4Rate Unascertainable; Successor Euro-Rate Index; Illegality; Increased Costs; Deposits Not Available; Optional Currency Not Available

.

4.4.1Unascertainable

. If on any date on which a Euro-Rate would otherwise be determined, the Administrative Agent shall have determined that:

(i)adequate and reasonable means do not exist for ascertaining such Euro-Rate, or

(ii)a contingency has occurred which materially and adversely affects the Relevant Interbank Market relating to the Euro-Rate,

then the Administrative Agent shall have the rights specified in Section 4.4.5 [Administrative Agent’s and Lender’s Rights].

4.4.2Successor Euro-Rate Index

.

(i)Notwithstanding anything herein to the contrary, if the Administrative Agent determines (which determination shall be final and conclusive, absent manifest error) that either (a) (i) the circumstances set forth in Section 4.4.1 [Unascertainable] have arisen and are unlikely to be temporary, or (ii) the circumstances set forth in Section 4.4.1 [Unascertainable] have not arisen but the applicable supervisor or administrator (if any) of a Euro-Rate or an Official Body having jurisdiction over the Administrative Agent has made a public statement identifying the specific date after which the Euro-Rate shall no longer be used for determining interest rates for loans in Dollars or any Optional Currency (either such date, a “Euro-Rate Termination Date”), or (b) a rate other than the Euro-Rate has become a widely recognized benchmark rate for newly originated loans in Dollars or an applicable Optional Currency in the U.S. market, then the Administrative Agent may (in consultation with the Borrower) choose a replacement index for the Euro-Rate in respect of Loans in Dollars or the applicable Optional Currency, as the case may be, and make adjustments to applicable margins and related amendments to this Agreement as referred to below such that, to the extent practicable, the all-in interest rate based on the replacement index will be substantially equivalent to the all-in Euro-Rate-based interest rate in effect prior to its replacement.

(ii)The Administrative Agent and the Borrower shall enter into an amendment to this Agreement to reflect the replacement index, the adjusted margins and such other related amendments as may be appropriate, in the discretion of the Administrative Agent, for the implementation and administration of the replacement index-based rate. Notwithstanding anything to the contrary in this Agreement or the other Loan Documents (including, without limitation, Section 11.1 [Modifications, Amendments or Waivers]), such amendment shall become effective without any further action or consent of any other party to this Agreement at 5:00 p.m. on the tenth (10th) Business Day after the date a draft of the amendment is provided to the Lenders, unless the Administrative Agent receives, on or before such tenth (10th) Business Day, a written notice from the Required Lenders stating that such Lenders object to such amendment.

(iii)Selection of the replacement index, adjustments to the applicable margins, and amendments to this Agreement (i) will be determined with due consideration to the then-current market practices for determining and implementing a rate of interest for newly originated loans in the United States and loans converted from a Euro-Rate-based rate to a replacement index-based rate, and (ii) may also reflect adjustments to account for (x) the effects of the transition from the Euro-Rate to the replacement index and (y) yield-or risk-based differences between the Euro-Rate and the replacement index.

(iv)Until an amendment reflecting a new replacement index in accordance with this Section 4.4.2 is effective, each advance, conversion and renewal of a Loan under the Euro-Rate Option will continue to bear interest with reference to the Euro-Rate; provided however, that if the Administrative Agent determines (which determination shall be final and conclusive, absent manifest error) that a Euro-Rate Termination Date has occurred, then following the Euro-Rate Termination Date, all Loans as to which the Euro-Rate Option would otherwise apply shall automatically be converted to (x) if such Loan is in Dollars, the Base Rate Option and (y) if such Loan is in an Optional Currency to which such Euro-Rate Termination Date applies, a Loan in Dollars under the Base Rate Option, in each case, until such time as an amendment reflecting a replacement index and related matters as described above is implemented.

(v)Notwithstanding anything to the contrary contained herein, if at any time the replacement index is less than zero, at such times, such index shall be deemed to be zero for purposes of this Agreement.

4.4.3Illegality; Increased Costs

. If at any time any Lender shall have determined that:

(i)the making, maintenance or funding of any Loan to which a Euro-Rate Option applies has been made impracticable or unlawful by compliance by such Lender in good faith with any Law or any interpretation or application thereof by any Official Body or with any request or directive of any such Official Body (whether or not having the force of Law) or or any Official Body has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, or

(ii)such Euro-Rate Option will not adequately and fairly reflect the cost to such Lender of the establishment or maintenance of any such Loan,

then the Administrative Agent shall have the rights specified in Section 4.4.5 [Administrative Agent’s and Lender’s Rights].

4.4.4Optional Currency Not Available

.If at any time the Administrative Agent shall have determined that a fundamental change has occurred in the foreign exchange or interbank markets with respect to any Optional Currency (including, without limitation, changes in national or international financial, political or economic conditions or currency exchange rates or exchange controls), then (i) the Administrative Agent shall notify the Borrower of any such determination, and (ii) the Administrative Agent shall have the rights specified in Section 4.4.5 [Administrative Agent’s and Lender’s Rights].

4.4.5Administrative Agent’s and Lender’s Rights

. In the case of any event specified in Section 4.4.1 [Unascertainable] above, the Administrative Agent shall promptly so notify the Lenders and the Borrower thereof, in the case of an event specified in Section 4.4.2 [Illegality; Increased Costs; Deposits Not Available], and in the case of an event specified in Section 4.4.4 [Optional Currency Not Available] above, such Lender shall promptly so notify the Administrative Agent and endorse a certificate to such notice as to the specific circumstances of such notice, and the Administrative Agent shall promptly send copies of such notice and certificate to the other Lenders and the Borrower. Upon such date as shall be specified in such notice (which shall not be earlier than the date such notice is given), the obligation of (A) the Lenders, in the case of such notice given by the Administrative Agent, or (B) such Lender, in the case of such notice given by such Lender, (i) to allow the Borrower to select, convert to or renew a Euro-Rate Option or select an Optional Currency, as applicable shall be suspended, and (ii) if such notice asserts the illegality of making or maintaining Loans under the Base Rate Option the interest rate on which is determined by reference to the Daily LIBOR Rate component of the Base Rate, the interest rate on which Loans under the Base Rate Option shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Daily LIBOR Rate component of the Base Rate, in each case until the Administrative Agent shall have later notified the Borrower, or such Lender shall have later notified the Administrative Agent, of the Administrative Agent’s or such Lender’s, as the case may be, determination that the circumstances giving rise to such previous determination no longer exist. If at any time the Administrative Agent makes a determination under Section 4.4.1 [Unascertainable] and the Borrower has previously notified the Administrative Agent of its selection of, conversion to or renewal of a Euro-Rate Option and such Interest Rate Option has not yet gone into effect, such notification shall be deemed to provide for selection of, conversion to or renewal of the Base Rate Option otherwise available with respect to such Loans. If any Lender notifies the Administrative Agent of a determination under Section 4.4.2 [Illegality; Increased Costs; Deposits Not Available], the Borrower shall, subject to the Borrower’s indemnification Obligations under Section 5.11 [Indemnity], as to any Loan of the Lender to which a Euro-Rate Option applies, on the date specified in such notice either (i) as applicable, convert such Loan to the Base Rate Option otherwise available with respect to such Loan or select a different Optional Currency or Dollars, or (ii) prepay such Loan in accordance with Section 5.7 [Voluntary Prepayments]. Absent due notice from the Borrower of conversion or prepayment, such Loan shall automatically be converted to the Base Rate Option otherwise available with respect to such Loan upon such specified date. If the Administrative Agent makes a determination under Section 4.4.4 [Optional Currency Not Available] then, until the Administrative Agent notifies the Borrower that the circumstances giving rise to such determination no longer exist, (i) the availability of Loans in the affected Optional Currency shall be suspended, (ii) the outstanding Loans in such affected Optional Currency shall be converted into U.S. Dollar Loans (in an amount equal to the Dollar Equivalent of such outstanding Optional Currency Loans) (x) on the last day of the then current Interest Period if the Lenders may lawfully continue to maintain Loans in such Optional Currency to such day, or (y) immediately if the Lenders may not lawfully continue to maintain Loans in such Optional Currency, and interest thereon shall thereafter accrue at the Base Rate Option.

4.5Selection of Interest Rate Options

. If the Borrower fails to select a new Interest Period to apply to any Borrowing Tranche of Loans under the Euro-Rate Option at the expiration of an existing Interest Period applicable to such Borrowing Tranche in accordance with the provisions of Section 4.2 [Interest Periods], the Borrower shall be deemed to have converted such Borrowing Tranche to the Base Rate Option, as applicable to Revolving Credit Loans or

Term Loans as the case may be, commencing upon the last day of the existing Interest Period, and such currency conversion to U.S. Dollars shall be determined by the Administrative Agent at the time of such conversion.

The amount of the interest or fees eligible in applying this agreement shall not exceed the maximum rate permitted by Law. Where the amount of such interest or such fees is greater than the maximum rate, the amount shall be reduced to the highest rate which may be recovered in accordance with the applicable provisions of Law.

5.PAYMENTS

5.1Payments

. All payments and prepayments to be made in respect of principal, interest, Commitment Fees, Letter of Credit Fees, Administrative Agent’s Fee or other fees or amounts due from the Borrower hereunder shall be payable prior to 12:00 p.m. on the date when due without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Borrower, and without set-off, counterclaim or other deduction of any nature, and an action therefor shall immediately accrue. Such payments shall be made to the Administrative Agent at the Principal Office for the account of PNC with respect to the Swing Loans and for the ratable accounts of the Lenders with respect to the Revolving Credit Loans or Term Loans in U.S. Dollars (unless otherwise provided herein) and in immediately available funds, and the Administrative Agent shall promptly distribute such amounts to the Lenders in immediately available funds; provided that in the event payments are received by 12:00 p.m. by the Administrative Agent with respect to the Loans and such payments are not distributed to the Lenders on the same day received by the Administrative Agent, the Administrative Agent shall pay the Lenders interest at the Federal Funds Effective Rate in the case of Loans or other amounts due in Dollars, or the Overnight Rate in the case of Loans or other amounts due in an Optional Currency, with respect to the amount of such payments for each day held by the Administrative Agent and not distributed to the Lenders. The Administrative Agent’s and each Lender’s statement of account, ledger or other relevant record shall, in the absence of manifest error, be conclusive as the statement of the amount of principal of and interest on the Loans and other amounts owing under this Agreement (including the Equivalent Amounts of the applicable currencies where such computations are required) and shall be deemed an “account stated”. All payments of principal and interest made in respect of the Loans must be repaid in the same currency (whether Dollars or the applicable Optional Currency) in which such Loan was made and all Unpaid Drawings with respect to each Letter of Credit shall be made in the same currency (whether Dollars or the applicable Optional Currency) in which such Letter of Credit was issued; provided that if the currency in which such Loan was made or in which such Letter of Credit was issued is an Unavailable Currency, then the Borrower shall pay the Dollar Equivalent amount of such payment. The Administrative Agent may (but shall not be obligated to) debit the amount of any such payment which is not made by such time to any ordinary deposit account of the applicable Borrower with the Administrative Agent.

5.2Pro Rata Treatment of Lenders

. Each borrowing of Revolving Credit Loans shall be allocated to each Lender according to its Ratable Share, and each selection of, conversion to or renewal of any Interest Rate Option and each payment or prepayment by the Borrower with respect to principal, interest, Commitment Fees and Letter of Credit Fees (but excluding the Administrative Agent’s Fee and each Issuing Lender’s fronting fee) shall (except as otherwise may be provided with respect to a Defaulting Lender and except as provided in Sections 4.4.5 [Administrative Agent’s and Lender’s Rights] in the case of an event specified in Section 4.4 [Euro-Rate Unascertainable; Etc.], 5.7.2 [Replacement of a Lender] or 5.9 [Increased Costs]) be payable ratably among the Lenders entitled to such payment in accordance with the amount of principal, interest, Commitment Fees and Letter of Credit Fees, as set forth in this Agreement. Notwithstanding any of the foregoing, each borrowing or payment or prepayment by the Borrower of principal, interest, fees or other amounts from the Borrower with respect to Swing Loans shall be made by or to PNC according to Section 2.6.5 [Borrowings to Repay Swing Loans].

5.3Pro Rata Treatment of Term Loan Lenders

. Each borrowing of Term Loans shall be allocated to each Lender holding Term Loan Commitments according to its Ratable Share, and each selection of, conversion to or renewal of any Interest Rate Option and each payment or prepayment by the Borrower with respect to principal and interest (but excluding any fee in connection with any Administrative Agent’s Letter) shall (except as otherwise may be provided with respect to a Defaulting Lender and except as provided in Section 4.4.5 [Administrative Agent’s and Lender’s Rights] in the case of an event specified in Section 4.4 [Rate Unascertainable; Etc.], 5.7.2 [Replacement of a Lender] or 5.9 [Increased Costs]) be payable ratably among the Lenders of such Term Loans entitled to such payment in accordance with the amount of principal and interest as set forth in this Agreement.

5.4Sharing of Payments by Lenders

. If any Lender shall, by exercising any right of setoff, counterclaim or banker’s lien, by receipt of voluntary payment, by realization upon security, or by any other non-pro rata source, obtain payment in respect of any principal of or interest on any of its Loans or other obligations hereunder resulting in such Lender’s receiving payment of a proportion of the aggregate amount of its Loans and accrued interest thereon or other such obligations greater than the pro-rata share of the amount such Lender is entitled thereto, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and such other obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them, provided that:

(i)if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, together with interest or other amounts, if any, required by Law (including court order) to be paid by the Lender or the holder making such purchase; and

(ii)the provisions of this Section 5.4 shall not be construed to apply to (x) any payment made by the Loan Parties pursuant to and in accordance with the express terms of the Loan Documents or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or Participation Advances to any assignee or participant, other than to the Borrower or any Subsidiary thereof (as to which the provisions of this Section 5.4 shall apply).

Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against each Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of each Loan Party in the amount of such participation.

5.5Presumptions by Administrative Agent

. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Lenders, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the Issuing Lenders, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or such Issuing Lender, with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate (or, for payments in an Optional Currency, the Overnight Rate) and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

5.6Interest Payment Dates

. Interest on Loans to which the Base Rate Option or the As-Offered Rate applies shall be due and payable in arrears on each Payment Date. Interest on Loans to which the Euro-Rate Option applies shall be due and payable on the last day of each Interest Period for those Loans and, if such Interest Period is longer than three (3) Months, also on the 90th day of such Interest Period. Interest on mandatory prepayments of principal under Section 5.8 [Mandatory Prepayments] shall be due on the date such mandatory prepayment is due. Interest on the principal amount of each Loan or other monetary Obligation shall be due and payable on demand after such principal amount or other monetary Obligation becomes due and payable (whether on the stated maturity date, upon acceleration or otherwise).

5.7Voluntary Prepayments

.

5.7.1Right to Prepay

. The Borrower shall have the right at its option from time to time to prepay the Loans in whole or part without premium or penalty (except as provided in Section 5.7.2 [Replacement of a Lender] below, in Section 5.9 [Increased Costs] and Section 5.11 [Indemnity]). Whenever the Borrower desires to prepay any part of the Loans, it shall provide a prepayment notice to the Administrative Agent by 1:00 p.m. at least one (1) Business Day prior to the date of prepayment of the Revolving Credit Loans or Term Loans denominated in Dollars, and at least four (4) Business Days prior to the date of prepayment of any Optional Currency Loans, or no later than 1:00 p.m. on the date of prepayment of Swing Loans, setting forth the following information:

(w)the date, which shall be a Business Day, on which the proposed prepayment is to be made;

(x)a statement indicating the application of the prepayment among the Revolving Credit Loans, the Term Loans and Swing Loans;

(y)a statement indicating the application of the prepayment between Loans to which the Base Rate Option applies, Loans and Optional Currencies to which the Euro-Rate Option applies and Loans to which the As-Offered Rate applies; and

(z)the total principal amount of such prepayment, which shall not be less than the lesser of (i) the Revolving Facility Usage or (ii) $100,000 for any Swing Loan or $500,000 for any Revolving Credit Loan or Term Loan.

All prepayment notices shall be irrevocable. The principal amount of the Loans for which a prepayment notice is given, together with interest on such principal amount, shall be due and payable on the date specified in such prepayment notice as the date on which the proposed prepayment is to be made. All Term Loan prepayments permitted pursuant to this Section 5.7.1 [Right to Prepay] shall be applied to the unpaid installments of principal of the Term Loans in the inverse order of scheduled maturities. Except as provided in Section 4.4.5 [Administrative Agent’s and Lender’s Rights], if the Borrower prepays a Loan but fails to specify the applicable Borrowing Tranche which the Borrower is prepaying, the prepayment shall be applied (i) first to Revolving Credit Loans and then to Term Loans; and (ii) after giving effect to the allocations in clause (i) above and in the preceding sentence, first to the Revolving Credit Loans and Term Loans to which the Base Rate Option applies, then to Revolving Credit Loans which are not Optional Currency Loans and the Term Loans to which the Euro-Rate Option applies, then to Optional Currency Loans, then to Swing Loans to which the Base Rate Option applies, then to Swing Loans to which the As-Offered Rate applies. Any prepayment hereunder shall be subject to the Borrower’s Obligation to indemnify the Lenders under Section 5.11 [Indemnity]. Prepayments shall be made in the currency in which such Loan was made unless otherwise directed by the Administrative Agent or unless such currency is an Unavailable Currency, in which case the Borrower shall pay the Dollar Equivalent amount of such prepayment.

5.7.2Replacement of a Lender

. In the event any Lender (i) gives notice under Section 4.4 [Euro-Rate Unascertainable, Etc.], (ii) requests compensation under Section 5.9 [Increased Costs], or requires the Borrower to pay any Indemnified Taxes or additional amount to any Lender or any Official Body for the account of any Lender pursuant to Section 5.10 [Taxes], (iii) is a Defaulting Lender, (iv) becomes subject to the control of an Official Body (other than normal and customary supervision), or (v) is a Non-Consenting Lender referred to in Section 11.1 [Modifications, Amendments or Waivers], then in any such event the Borrower may, at its sole expense, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 11.8 [Successors and Assigns]), all of its interests, rights (other than existing rights to payments pursuant to Sections 5.9 [Increased Costs] or 5.10 [Taxes]) and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(i)the Borrower shall have paid to the Administrative Agent the assignment fee specified in Section 11.8 [Successors and Assigns];

(ii)such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and Participation Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 5.11 [Indemnity]) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

(iii)in the case of any such assignment resulting from a claim for compensation under Section 5.9.1 [Increased Costs Generally] or payments required to be made pursuant to Section 5.10 [Taxes], such assignment will result in a reduction in such compensation or payments thereafter; and

(iv)such assignment does not conflict with applicable Law.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

5.7.3Designation of a Different Lending Office

. If any Lender requests compensation under Section 5.9 [Increased Costs], or the Borrower is or will be required to pay any Indemnified Taxes or additional amounts to any Lender or any Official Body for the account of any Lender pursuant to Section 5.10 [Taxes], then such Lender shall (at the request of the Borrower) use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the reasonable judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 5.9 [Increased Costs] or Section 5.10 [Taxes], as the case may be, in the future, and (ii) would not subject such Lender to any material unreimbursed cost or expense and would not otherwise be materially disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment

5.8Mandatory Prepayments

.

5.8.1Asset Sales and Recovery Events

. If the Borrower or any of its Subsidiaries receives Net Cash Proceeds from any Asset Sales or Recovery Events, the Borrower shall make a mandatory prepayment of principal on the Term Loans (a) if a Reinvestment Notice has been given with respect to such Asset Sales or Recovery Events, within one hundred eighty (180) days of the date of receipt by the Borrower or any of its Subsidiaries of such Net Cash Proceeds in an amount equal to the portion of such Net Cash Proceeds remaining un-reinvested at the expiration of such one hundred eighty (180) day period, and (b) if no Reinvestment Notice has been given with respect to such Asset Sales or Recovery Events, within sixty (60) days of the date of receipt by the Borrower or any of its Subsidiaries of such Net Cash Proceeds in an amount equal to 100% of such Net Cash Proceeds. All prepayments pursuant to this Section 5.8.1 shall be applied to payment of the principal amount of the Term Loans by application to the unpaid installments of principal in the inverse order of scheduled maturities.

5.8.2Currency Fluctuations

. If on any Computation Date the Revolving Facility Usage is equal to or greater than the Revolving Credit Commitments as a result of a change in exchange rates between one (1) or more Optional Currencies and/or Alternate Currencies and Dollars, then the Administrative Agent shall notify the Borrower of the same and the Borrower shall pay or prepay (subject to Borrower’s indemnity obligations under Sections 5.9 [Increased Costs] and 5.11 [Indemnity]) within one (1) Business Day after receiving such notice in an amount such that the Revolving Facility Usage shall not exceed the aggregate Revolving Credit Commitments after giving effect to such payments or prepayments.

5.8.3Equity Issuance

. Upon the occurrence of the first Equity Issuance following the Second Amendment Closing Date, the Borrower shall prepay (subject to Borrower’s indemnity obligations under Sections 5.9 [Increased Costs] and 5.11 [Indemnity]) the Term Loans in an amount equal to fifty percent (50%) of the outstanding principal balance of the Term Loans as of the date of such Equity Issuance, such prepayment to be effected within five (5) Business Days following the receipt of the proceeds of such Equity Issuance.

5.8.4Application Among Loans and Interest Rate Options

. All prepayments pursuant to this Section 5.8 shall be applied to the Revolving Credit Loans outstanding, if any, and/or the Term Loans, as applicable, and the excess, if any, shall be returned to the Borrower. All prepayments required pursuant to this Section 5.8 shall first be applied among the Interest Rate Options to the principal amount of the Loans subject to the Base Rate Option, then to Loans denominated in Dollars and subject to a Euro-Rate Option, then to the Optional Currency Loans. In accordance with Section 5.11 [Indemnity], the Borrower shall indemnify the Lenders for any loss or expense, including loss of margin, incurred with respect to any such prepayments applied against Loans subject to a Euro-Rate Option on any day other than the last day of the applicable Interest Period.

5.9Increased Costs

.

5.9.1Increased Costs Generally

. If any Change in Law shall:

(i)impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement, which is addressed separately in this Section 5.9) or any Issuing Lender;

(ii)subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (ii) through (iv) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii)impose on any Lender, an Issuing Lender or the Relevant Interbank Market any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, converting to, continuing or maintaining any Loan or of maintaining its obligation to make any such Loan, or to increase the cost to such Lender, such Issuing Lender or such other Recipient of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender, such Issuing Lender or other Recipient hereunder (whether of principal, interest or any other amount) then, upon request of such Lender, such Issuing Lender or other Recipient, the Borrower will pay to such Lender, such Issuing Lender or other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Lender, as the case may be, for such additional costs incurred or reduction suffered.

5.9.2Capital Requirements

. If any Lender or Issuing Lender determines that any Change in Law affecting such Lender or Issuing Lender or any lending office of such Lender or such Lender’s or such Issuing Lender’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or such Issuing Lender’s capital or on the capital of such Lender’s or such Issuing Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit or Swing Loans held by, such Lender, or the Letters of Credit issued by an Issuing Lender, to a level below that which such Lender or such Issuing Lender or such Lender’s or Issuing Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such Issuing Lender’s policies and the policies of such Lender’s or such Issuing Lender’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or such Issuing Lender, as the case may be, such additional amount or amounts as will compensate such Lender or Issuing Lender or such Lender’s or Issuing Lender’s holding company for any such reduction suffered.

5.9.3Certificates for Reimbursement; Repayment of Outstanding Loans; Borrowing of New Loans

. A certificate of a Lender or an Issuing Lender setting forth the amount or amounts necessary to compensate such Lender or such Issuing Lender or its holding company, as the case may be, as specified in Sections 5.9.1 [Increased Costs Generally] or 5.9.2 [Capital Requirements] and delivered to the Borrower shall be conclusive absent manifest error. The Borrower shall pay such Lender or such Issuing Lender, as the case may be, the amount shown as due on any such certificate within ten (10) days after receipt thereof.

5.9.4Delay in Requests

. Failure or delay on the part of any Lender or Issuing Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or Issuing Lender’s right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender or an Issuing Lender pursuant to this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender or Issuing Lender, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or Issuing Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine (9) month period referred to above shall be extended to include the period of retroactive effect thereof).

5.9.5Additional Reserve Requirements

. The Borrower shall pay to each Lender (i) as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including eurocurrency funds or deposits, additional interest on the unpaid principal amount of each Loan under the Euro-Rate Option equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive absent manifest error), and (ii) as long as such Lender shall be required to comply with any reserve ratio requirement under Regulation D or under any similar, successor or analogous requirement of the Board of Governors of the Federal Reserve System (or any successor) or any other central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of the Loans under the Euro-Rate Option, such additional costs (expressed as a percentage per annum and rounded upwards, if necessary, to the nearest five decimal places) equal to the actual costs allocated to such Commitment or Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive absent manifest error), which in each case shall be due and payable on each date on which interest is payable on such Loan; provided that in each case the Borrower shall have received at least ten days’ prior notice (with a copy to the Administrative Agent) of such additional interest or costs from such Lender. If a Lender fails to give notice ten days prior to the relevant Payment Date, such additional interest or costs shall be due and payable ten days from receipt of such notice.

5.10Taxes

.

5.10.1Issuing Lender

. For purposes of this Section 5.10, the term “Lender” includes any Issuing Lender and the term “applicable Law” includes FATCA.

5.10.2Payments Free of Taxes

. Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be without deduction or withholding for any Taxes, except as required by applicable Law. If any applicable Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Official Body in accordance with applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 5.10 [Taxes]) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

5.10.3Payment of Other Taxes by the Loan Parties

. The Loan Parties shall timely pay to the relevant Official Body in accordance with applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

5.10.4Indemnification by the Loan Parties

. The Loan Parties shall jointly and severally indemnify each Recipient, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 5.10 [Taxes]) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Official Body. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

5.10.5Indemnification by the Lenders

. Each Lender shall severally indemnify the Administrative Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of any of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 11.8.4 [Participations] relating to the maintenance of a Participant Register, and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Official Body. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this Section 5.10.5 [Indemnification by the Lenders].

5.10.6Evidence of Payments

. As soon as practicable after any payment of Taxes by any Loan Party to an Official Body pursuant to this Section 5.10 [Taxes], such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Official Body evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

5.10.7Status of Lenders

.

(i)Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 5.10.7(ii)(a), 5.10.7(ii)(b) and 5.10.7(ii)(d) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Borrower,

(a)any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(b)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(i)in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(ii)executed originals of IRS Form W-8ECI;

(iii)in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit 5.10.7(A) to the effect that such Foreign Lender is not (A) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN; or

(iv)to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, a U.S. Tax Compliance Certificate substantially in the form of Exhibit 5.10.7(B) or Exhibit 5.10.7(C), IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit 5.10.7(D) on behalf of each such direct and indirect partner;

(c)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign

Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(d)if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (d), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

5.10.8Treatment of Certain Refunds

. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 5.10 [Taxes] (including by the payment of additional amounts pursuant to this Section 5.10 [Taxes]), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 5.10 [Taxes] with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Official Body with respect to such refund). Such indemnifying party, upon the request of such indemnified party incurred in connection with obtaining such refund, shall repay to such indemnified party the amount paid over pursuant to this Section 5.10.8 [Treatment of Certain Refunds] (plus any penalties, interest or other charges imposed by the relevant Official Body) in the event that such indemnified party is required to repay such refund to such Official Body. Notwithstanding anything to the contrary in this Section 5.10.8 [Treatment of Certain Refunds], in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 5.10.8 [Treatment of Certain Refunds] the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

5.10.9Survival

. Each party’s obligations under this Section 5.10 [Taxes] shall survive the resignation of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all Obligations.

5.11Indemnity

. In addition to the compensation or payments required by Section 5.9 [Increased Costs] or Section 5.10 [Taxes], the Borrower shall indemnify each Lender against all liabilities, losses or expenses (including loss of anticipated profits, any foreign exchange losses and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan, from fees payable to terminate the deposits from which such funds were obtained or from the performance of any foreign exchange contract) which such Lender sustains or incurs as a consequence of any:

(i)payment, prepayment, conversion or renewal of any Loan to which a Euro-Rate Option applies on a day other than the last day of the corresponding Interest Period (whether or not such payment or prepayment is mandatory, voluntary or automatic and whether or not such payment or prepayment is then due), or any voluntary prepayment without the required notice,

(ii)attempt by the Borrower to revoke (expressly, by later inconsistent notices or otherwise) in whole or part any Loan Requests under Section 2.5 [Revolving Credit Loan Requests; Swing Loan Requests] or Section 4.2 [Interest Periods] or notice relating to prepayments under Section 5.7 [Voluntary Prepayments], or

If any Lender sustains or incurs any such loss or expense, it shall from time to time notify the Borrower of the amount determined in good faith by such Lender (which determination may include such assumptions, allocations of costs and expenses and averaging or attribution methods as such Lender shall deem reasonable) to be necessary to indemnify such Lender for such loss or expense. Such notice shall set forth in reasonable detail the basis for such determination. Such amount shall be due and payable by the Borrower to such Lender ten (10) Business Days after such notice is given.

5.12Settlement Date Procedures

. In order to minimize the transfer of funds between the Lenders and the Administrative Agent, the Borrower may borrow, repay and reborrow Swing Loans and PNC may make Swing Loans as provided in Section 2.1.2 [Swing Loan Commitments] hereof during the period between Settlement Dates. The Administrative Agent shall notify each Lender of its Ratable Share of the total of the Revolving Credit Loans and the Swing Loans (each, a “Required Share”). On such Settlement Date, each Lender shall pay to the Administrative Agent the amount equal to the difference between its Required Share and its Revolving Credit Loans, and the Administrative Agent shall pay to each Lender its Ratable Share of all payments made by the Borrower to the Administrative Agent with respect to the Revolving Credit Loans. The Administrative Agent shall also effect settlement in accordance with the foregoing sentence on the proposed Borrowing Dates for Revolving Credit Loans and on any mandatory prepayment date as provided for herein and may at its option effect settlement on any other Business Day. These settlement procedures are established solely as a matter of administrative convenience, and nothing contained in this Section 5.12 shall relieve the Lenders of their obligations to fund Revolving Credit Loans on dates other than a Settlement Date pursuant to Section 2.1.2 [Swing Loan Commitment]. The Administrative Agent may at any time at its option for any reason whatsoever require each Lender to pay immediately to the Administrative Agent such Lender’s Ratable Share of the outstanding Revolving Credit Loans and each Lender may at any time require the Administrative Agent to pay immediately to such Lender its Ratable Share of all payments made by the Borrower to the Administrative Agent with respect to the Revolving Credit Loans.

5.13Collections; Administrative Agent’s Right to Notify Account Debtors

. After the occurrence of any Event of Default, the Administrative Agent may, and upon request of the Required Lenders, shall (i) notify any or all Account Debtors that the Accounts have been assigned to the Lenders and that the Lenders have a security interest therein, and (ii) direct such Account Debtors to make all payments due from them to the Borrower and the Guarantors upon the Accounts directly to the Administrative Agent or to a lockbox designated by the Administrative Agent. The Administrative Agent shall promptly furnish the Borrower with a copy of any such notice sent. Any such notice, in the Administrative Agent’s sole discretion, may be sent on the Borrower’s stationery, in which event the Borrower shall co-sign such notice with the Administrative Agent. To the extent that any Law or custom or any contract or agreement with any Account Debtor requires notice to or the approval of the Account Debtor in order to perfect such assignment of a security interest in Accounts, the Borrower agrees to give such notice or obtain such approval.

5.14Currency Conversion Procedures for Judgments

. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder in any currency (the “Original Currency”) into another currency (the “Other Currency”), the parties hereby agree, to the fullest extent permitted by Law, that the rate of exchange used shall be that at which in accordance with normal lending procedures the Administrative Agent could purchase the Original Currency with the Other Currency after any premium and costs of exchange on the Business Day preceding that on which final judgment is given.

5.15Indemnity in Certain Events

. The obligation of Borrower in respect of any sum due from Borrower to any Lender hereunder shall, notwithstanding any judgment in an Other Currency, whether pursuant to a judgment or otherwise, be discharged only to the extent that, on the Business Day following receipt by any Lender of any sum adjudged to be so due in such Other Currency, such Lender may in accordance with normal lending procedures purchase the Original Currency with such Other Currency. If the amount of the Original Currency so purchased is less than the sum originally due to such Lender in the Original Currency, the Borrower agrees, as a separate obligation and notwithstanding any such judgment or payment, to indemnify such Lender against such loss.

6.REPRESENTATIONS AND WARRANTIES

6.1Representations and Warranties

. The Loan Parties, jointly and severally, represent and warrant to the Administrative Agent and each of the Lenders as follows:

6.1.1Organization and Qualification

. Each Loan Party and each Subsidiary of each Loan Party is a corporation, partnership or limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Each Loan Party and each Subsidiary of each Loan Party has the lawful power to own or lease its properties and to engage in the business it presently conducts or proposes to conduct. Each Loan Party and each Subsidiary of each Loan Party is duly licensed or qualified and in good standing in each jurisdiction listed on Schedule 6.1.1 and in all other jurisdictions where the property owned or leased by it or the nature of the business transacted by it or both makes such licensing or qualification necessary, except to the extent that any failure to be so qualified and in good standing would not constitute a Material Adverse Change.

6.1.2Subsidiaries

. Schedule 6.1.2 states as of the Closing Date the name of each of the Borrower’s Subsidiaries, its jurisdiction of organization, its authorized capital stock, the issued and outstanding shares (referred to herein as the “Subsidiary Shares”) and the owners thereof if it is a corporation, its outstanding partnership interests (the “Partnership Interests”) if it is a partnership and its outstanding limited liability company interests, interests assigned to managers thereof and the voting rights associated therewith (the “LLC Interests”) if it is a limited liability company. The Borrower and each Subsidiary of the Borrower has good and marketable title to all of the Subsidiary Shares, Partnership Interests and LLC Interests it purports to own, free and clear in each case of any Lien. All Subsidiary Shares, Partnership Interests and LLC Interests have been validly issued, and all Subsidiary Shares are fully paid and nonassessable. All capital contributions and other consideration required to be made or paid in connection with the issuance of the Partnership Interests and LLC Interests have been made or paid, as the case may be. As of the Closing Date, there are no options, warrants or other rights outstanding to purchase any such Subsidiary Shares, Partnership Interests or LLC Interests except as indicated on Schedule 6.1.2.

6.1.3Power and Authority

. Each Loan Party has full power to enter into, execute, deliver and carry out this Agreement and the other Loan Documents to which it is a party, to incur the Indebtedness contemplated by the Loan Documents and to perform its Obligations under the Loan Documents to which it is a party, and all such actions have been duly authorized by all necessary proceedings on its part.

6.1.4Validity and Binding Effect

. This Agreement and each of the other Loan Documents has been duly and validly executed and delivered by each Loan Party, and each other Loan Document which any Loan Party is required to execute and deliver on or after the date hereof will have been duly executed and delivered by such Loan Party on the required date of delivery of such Loan Document. This Agreement and each other Loan Document constitutes, or will constitute, legal, valid and binding obligations of each Loan Party which is or will be a party thereto on and after its date of delivery thereof, enforceable against such Loan Party in accordance with its terms, except to the extent that enforceability of any of such Loan Document may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforceability of creditors’ rights generally or limiting the right of specific performance.

6.1.5No Conflict

. Neither the execution and delivery of this Agreement or the other Loan Documents by any Loan Party nor the consummation of the transactions herein or therein contemplated or compliance with the terms and provisions hereof or thereof by any of them will conflict with, constitute a default under or result in any breach of (i) the terms and conditions of the certificate of incorporation, bylaws, constitution, certificate of limited partnership, partnership agreement, certificate of formation, limited liability company agreement or other organizational documents of any Loan Party or (ii) any Law or any material agreement or instrument (including, but not limited to the 2017 Senior Note Debt Documents and documents related thereto) or order, writ, judgment, injunction or decree to which any Loan Party or any of its Subsidiaries is a party or by which it or any of its Subsidiaries is bound or to which it is subject, or result in the creation or enforcement of any Lien, charge or encumbrance whatsoever upon any property (now or hereafter acquired) of any Loan Party or any of its Subsidiaries (other than Liens granted under the Loan Documents).

6.1.6Litigation

. Except as set forth on Schedule 6.1.6, there are no actions, suits, proceedings or investigations pending or, to the knowledge of any Loan Party, threatened against such Loan Party or any Subsidiary of such Loan Party at law or in equity before any Official Body as to which there is a reasonable probability of such actions, suits, proceedings or investigations being adversely decided and, if adversely decided, which would reasonably be expected to have a Material Adverse Change. None of the Loan Parties or any Subsidiaries of any Loan Party is in violation of any order, writ, injunction or any decree of any Official Body which may result in any Material Adverse Change.

6.1.7Title to Properties

. The real property owned or leased by each Loan Party and each Subsidiary of each Loan Party as of the Closing Date is described on Schedule 6.1.7. Each Loan Party and each Subsidiary of each Loan Party has good and marketable title to or valid leasehold interest in all material properties, assets and other rights which it purports to own or lease or which are reflected as owned or leased on its books and records, free and clear of all Liens and encumbrances except Permitted Liens, and subject to the terms and conditions of the applicable leases. All material leases of property are in full force and effect without the necessity for any consent which has not previously been obtained upon consummation of the transactions contemplated hereby.

6.1.8Financial Statements

.

(i)Historical Statements. The Borrower has delivered to the Administrative Agent copies of its (a) audited consolidated year-end financial statements for and as of the fiscal years ended December 31, 2014 and December 31, 2015, prepared on a consolidated basis and in accordance with GAAP, and (b) unaudited consolidated interim financial statements for the fiscal year to date and as of the end of the fiscal quarter ended September 30, 2016 (collectively, the “Historical Statements”). The Historical Statements were compiled from the books and records maintained by Holdings’ management, are correct and complete and fairly represent the consolidated financial condition of Holdings and its Subsidiaries, as of their dates and the results of operations for the fiscal periods then ended and have been prepared in accordance with GAAP consistently applied subject, in the case of the interim statements, to normal year-end audit adjustments.

(ii)Pro Forma Financial Statements; Financial Projections. The Borrower has delivered to the Administrative Agent (a) a pro forma consolidated balance sheet of Holdings and its Subsidiaries as of and for the twelve-month period ended September 30, 2016, prepared after giving effect to the transactions contemplated by the Loan Documents and the 2017 Senior Notes as if such transactions had occurred as of such date (in the case of such balance sheet) (the “Pro Forma Balance Sheet”), and (b) pro forma projections (including a pro forma consolidated balance sheet, statements of income and cash flow and assumptions on which such projections are based) of Holdings and its Subsidiaries (after giving effect to the transactions contemplated by the Loan Documents and the 2017 Senior Notes) for the fiscal years 2016 through 2020 (prepared on a quarterly basis for fiscal years 2016 and 2017 and on an annual basis for fiscal years 2018, 2019 and 2020) (the “Financial Projections” and, together with the Pro Forma Balance Sheet, the “Pro Forma Financial Information”). The Financial Projections represent a reasonable range of possible results in light of the history of the business, present and foreseeable conditions and the intentions of the Borrower’s management. The Financial Projections accurately reflect the liabilities of Holdings and its Subsidiaries upon consummation of the transactions contemplated by the Loan Documents and the 2017 Senior Notes as of the Closing Date. The Pro Forma Financial Information has been prepared in good faith by Holdings, based upon assumptions that are made in good faith at the time made (it being understood that any such Pro Forma Financial Information is subject to uncertainties and contingencies, some of which are beyond Holdings’ control, that no assurance can be given that any particular Pro Forma Financial Information will be realized, and that actual results may differ and that such differences may be material).

(iii)Accuracy of Financial Statements. Neither the Borrower nor any Subsidiary of the Borrower had, as of the date of the Historical Statements, any material liabilities, contingent or otherwise, or forward or long-term commitments that are not disclosed in the Historical Statements or in the notes thereto, and except as disclosed therein there are no unrealized or anticipated losses from any commitments of the Borrower or any Subsidiary of the Borrower which would cause a Material Adverse Change. Since December 31, 2015, no Material Adverse Change has occurred.

6.1.9Use of Proceeds; Margin Stock

.

6.1.9.1General.

The Loan Parties intend to use the proceeds of the Loans in accordance with Section 2.8 [Use of Proceeds] and Section 8.1.10 [Use of Proceeds].

6.1.9.2Margin Stock.

None of the Loan Parties or any Subsidiaries of any Loan Party engages or intends to engage principally, or as one of its important activities, in the business of extending credit for the purpose, immediately, incidentally or ultimately, of purchasing or carrying margin stock (within the meaning of Regulation U, T or X as promulgated by the Board of Governors of the Federal Reserve System). No part of the proceeds of any Loan has been or will be used, immediately, incidentally or ultimately, to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock or which is inconsistent with the provisions of the regulations of the Board of Governors of the Federal Reserve System. None of the Loan Parties or any Subsidiary of any Loan Party holds or intends to hold margin stock in such amounts that more than 25% of the reasonable value of the assets of any Loan Party or Subsidiary of any Loan Party are or will be represented by margin stock.

6.1.10Full Disclosure

. Neither this Agreement nor any other Loan Document, nor any certificate, statement, agreement or other documents furnished to the Administrative Agent or any Lender in connection herewith or therewith, in each case on the respective dates thereof, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which they were made, not misleading. As of the Closing Date, there is no fact known to any Loan Party which materially adversely affects the business, property, assets, financial condition, or results of operations specific to any Loan Party or Subsidiary of any Loan Party which has not been set forth in this Agreement or in the certificates, statements, agreements or other documents furnished in writing to the Administrative Agent and the Lenders prior to or at the date hereof in connection with the transactions contemplated hereby.

6.1.11Taxes

. All federal, state, local and other tax returns required to have been filed with respect to each Loan Party and each Subsidiary of each Loan Party have been filed, and payment or adequate provision has been made for the payment of all taxes, fees, assessments and other governmental charges which have or may become due pursuant to said returns or to assessments received, except to the extent that such taxes, fees, assessments and other charges are being contested in good faith by appropriate proceedings diligently conducted and for which such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made. As of the Closing Date there are no agreements or waivers extending the statutory period of limitations applicable to any federal income tax return of any Loan Party or Subsidiary of any Loan Party for any period.

6.1.12Consents and Approvals

. Except for the filing of financing statements in the state and county filing offices, no consent, approval, exemption, order or authorization of, or a registration or filing with, any Official Body or any other Person is required by any Law or any agreement in connection with the execution, delivery and carrying out of this Agreement and the other Loan Documents by any Loan Party, except as listed on Schedule 6.1.12, all of which shall have been obtained or made on or prior to the Closing Date except as otherwise indicated on Schedule 6.1.12.

6.1.13No Event of Default; Compliance with Instruments

. No event has occurred and is continuing and no condition exists or will exist after giving effect to the borrowings or other extensions of credit to be made on the Closing Date under or pursuant to the Loan Documents, which constitutes an Event of Default or Potential Default. None of the Loan Parties or any Subsidiaries of any Loan Party is in violation of (i) any term of its certificate of incorporation, bylaws, certificate of limited partnership, partnership agreement, certificate of formation, limited liability company agreement or other organizational documents or (ii) any material agreement or instrument, including, but not limited to the 2017 Senior Note Debt Documents and documents related thereto, to which it is a party or by which it or any of its properties may be subject or bound where such violation constitutes a Material Adverse Change.

6.1.14Patents, Trademarks, Copyrights, Licenses, Etc

. Each Loan Party and each Subsidiary of each Loan Party owns or possesses or otherwise has the right to use all the material patents, trademarks, service marks, trade names, copyrights, licenses, registrations, franchises, permits and rights necessary to own and operate its properties and to carry on its business as presently conducted and planned to be conducted by such Loan Party or Subsidiary, without known conflict with the rights of others. The Borrower has delivered a listing (the “Material IP Listing”) in form and substance satisfactory to the Administrative Agent of all material patents, trademarks, service marks, trade names, copyrights, licenses, registrations, franchises and permits (“Material IP”) of each Loan Party and each Subsidiary of each Loan Party to the Administrative Agent.

6.1.15Security Interests

. The Liens and security interests granted to the Administrative Agent for the benefit of the Lenders pursuant to the Patent, Trademark and Copyright Security Agreement, the Pledge Agreement, and the Security Agreement in the Collateral (other than the Real Property) constitute and will continue to constitute Prior Security Interests under the Uniform Commercial Code as in effect in each applicable jurisdiction (the “Uniform Commercial Code”) or other applicable Law entitled to all the rights, benefits and priorities provided by the Uniform Commercial Code or such Law. Upon the filing of financing statements relating to said security interests in each office and in each jurisdiction where required in order to perfect the security interests described above, taking possession of any stock certificates or other certificates evidencing the Pledged Collateral and recordation of the Patent, Trademark and Copyright Security Agreement in the United States Patent and Trademark Office and United States Copyright Office, as applicable, all such action as is necessary or advisable to establish such rights of the Administrative Agent will have been taken, and there will be upon execution and delivery of the Patent, Trademark and Copyright Security Agreement, the Pledge Agreement, and the Security Agreement, such filings and such taking of possession, no necessity for any further action in order to preserve, protect and continue such rights, except the filing of continuation statements with respect to such financing statements within six months prior to each five-year anniversary of the filing of such financing statements. All filing or registration fees and other expenses in connection with each such action have been or will be paid by the Borrower.

6.1.16Status of the Pledged Collateral

. All the shares of capital stock, Partnership Interests or LLC Interests included in the Pledged Collateral to be pledged pursuant to the Pledge Agreement are or will be upon issuance validly issued and nonassessable and owned beneficially and of record by the pledgors thereunder free and clear of any Lien or restriction on transfer, except for taxes not yet due and payable to the extent such prospective tax payments are given priority by statute or as otherwise provided by the Pledge Agreement and except as the right of the Lenders to dispose of such Subsidiary Shares, Partnership Interests or LLC Interests may be limited by the Securities Act of 1933, as amended, and the regulations promulgated by the Securities and Exchange Commission thereunder and by applicable state securities laws. There are no shareholder, partnership, limited liability company or other agreements or understandings with respect to the shares of capital stock, Partnership Interests or LLC Interests included in the Pledged Collateral except for the partnership agreements and limited liability company agreements described on Schedule 6.1.16. The Loan Parties have delivered true and correct copies of such partnership agreements and limited liability company agreements to the Administrative Agent.

6.1.17Insurance

. Schedule 6.1.17 lists as of the Closing Date all insurance policies and other bonds to which any Loan Party or Subsidiary of any Loan Party is a party, all of which are valid and in full force and effect. No notice has been given or claim made and no grounds exist to cancel or avoid any of such policies or bonds or to reduce the coverage provided thereby. Such policies and bonds provide adequate coverage from reputable and financially sound insurers in amounts sufficient to insure the assets and risks of each Loan Party and each Subsidiary of each Loan Party in accordance with prudent business practice in the industry of the Loan Parties and their Subsidiaries.

6.1.18Compliance with Laws

. The Loan Parties and their Subsidiaries are in compliance in all material respects with all applicable Laws (other than Environmental Laws which are specifically addressed in Section 6.1.23 [Environmental Matters]) in all jurisdictions in which any Loan Party or Subsidiary of any Loan Party is presently or will be doing business.

6.1.19Material Contracts

. Schedule 6.1.19 lists as of the Closing Date all contracts relating to the business operations of each Loan Party and each Subsidiary of any Loan Party required to be filed by Item 601 of Regulation S-K of the Securities Act of 1933, as amended. All such material contracts are valid, binding and enforceable upon such Loan Party or Subsidiary and each of the other parties thereto in accordance with their respective terms. Holdings and its Subsidiaries are not in material default with respect to any such material contracts, nor do the Loan Parties have knowledge of any material default with respect to the other parties to such material contracts.

6.1.20Investment Companies; Regulated Entities

. None of the Loan Parties or any Subsidiaries of any Loan Party is an “investment company” registered or required to be registered under the Investment Company Act of 1940 or under the “control” of an “investment company” as such terms are defined in the Investment Company Act of 1940 and shall not become such an “investment company” or under such “control”. None of the Loan Parties or any Subsidiaries of any Loan Party is subject to any other Federal or state statute or regulation limiting its ability to incur Indebtedness.

6.1.21Plans and Benefit Arrangements

.

Except as set forth on Schedule 6.1.21:

(1)The Borrower and each other member of the ERISA Group are in compliance in all material respects with any applicable provisions of ERISA, the Code and other federal or state Laws with respect to all Benefit Arrangements, Plans and Multiemployer Plans. There has been no Prohibited Transaction with respect to any Benefit Arrangement or any Plan or, to the best knowledge of the Borrower, with respect to any Multiemployer Plan or Multiple Employer Plan, which could result in any material liability of the Borrower or any other member of the ERISA Group. The Borrower and all other members of the ERISA Group have made when due any and all payments required to be made under any agreement relating to a Multiemployer Plan or a Multiple Employer Plan or any Law pertaining thereto. With respect to each Plan and Multiemployer Plan, the Borrower and each other member of the ERISA Group (i) have fulfilled in all material respects their obligations under the minimum funding standards of ERISA and the Code, (ii) have not incurred any liability to the PBGC (other than for PBGC premiums due but not delinquent under Section 4007 of ERISA), and (iii) have not had asserted against them any penalty for failure to fulfill the minimum funding requirements of ERISA or the Code.

(2)To the best of the Borrower’s knowledge, each Multiemployer Plan and Multiple Employer Plan is able to pay benefits thereunder when due.

(3)Neither the Borrower nor any other member of the ERISA Group has instituted or intends to institute proceedings to terminate any Plan under Section 4041 of ERISA. No treatment of a Plan amendment as a termination under Section 4041(e) of ERISA, or commencement of proceedings by the PBGC to terminate a Plan, has occurred. No event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan has occurred.

(4)No Reportable Event requiring notice to the PBGC under Section 4043 of ERISA has occurred or is reasonably expected to occur with respect to any Plan, and no amendment has been made or is reasonably expected to be made to any Plan in violation of Section 436(c) of the Code or Section 302(c)(7) of ERISA.

(5)Neither the Borrower nor any other member of the ERISA Group has incurred or reasonably expects to incur any material withdrawal liability under ERISA to any Multiemployer Plan or Multiple Employer Plan. Neither the Borrower nor any member of the ERISA Group has incurred or reasonably expects to incur any material liability under Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or Section 4062(e) of ERISA with respect to cessation of operations at a facility. Neither the Borrower nor any other member of the ERISA Group has been notified by any Multiemployer Plan or Multiple Employer Plan that such Multiemployer Plan or Multiple Employer Plan has been terminated within the meaning of Title IV of ERISA and, to the best knowledge of the Borrower, no Multiemployer Plan or Multiple Employer Plan is in reorganization or is reasonably expected to be reorganized or terminated, within the meaning of Title IV of ERISA.

(6)To the extent that any Benefit Arrangement is insured, the Borrower and all other members of the ERISA Group (i) have paid when due all premiums required to be paid for all periods through the Closing Date; and, (ii) have no material liability with respect to terminal funding obligations applicable to such Benefit Arrangement. To the extent that any Benefit Arrangement is funded other than with insurance, the Borrower and all other members of the ERISA Group have made when due all contributions required to be paid, and have paid all claims and other expenses incurred thereunder within more than the two full months preceding the Closing Date, for all periods through the Closing Date.

(7)All Plans, Benefit Arrangements and, to the knowledge of any Loan Party, Multiemployer Plans have been administered in accordance with their terms and applicable Law in all material respects.

(8)The Borrower represents and warrants as of the Second Amendment Closing Date that the Borrower is not and will not be using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Commitments.

6.1.22Employment Matters

. Borrower and each member of the ERISA Group is in compliance with the Labor Contracts and all applicable federal, state and local labor and employment Laws including those related to equal employment opportunity and affirmative action, labor relations, minimum wage, overtime, child labor, medical insurance continuation, worker adjustment and relocation notices, immigration controls and worker and unemployment compensation, where the failure to comply, whether individually or in the aggregate, constitutes a Material Adverse Change. As of the Closing Date and except as set forth on Schedule 6.1.22, there are no outstanding grievances, arbitration awards or appeals therefrom arising out of the Labor Contracts, no expired Labor Contracts where terms and conditions of employment remain in effect or no current or threatened strikes, picketing, handbilling or other work stoppages or slowdowns at facilities of any of the Borrower or any member of the ERISA Group which in any case, whether individually or in the aggregate, would constitute a Material Adverse Change. The Borrower has delivered to the Administrative Agent true and correct copies of each of the Labor Contracts.

6.1.23Environmental Matters and Safety Matters

.

Except as set forth on Schedule 6.1.23:

(1)None of the Loan Parties has received any Environmental Complaint for which there is a reasonable probability of the same being adversely decided and, if adversely decided, would reasonably be expected to result whether individually or in the aggregate, in a Material Adverse Change, whether directed or issued to any Loan Party or relating or pertaining to any predecessor of any Loan Party or to any prior owner, operator or occupant of the Property, and none of the Loan Parties is aware of any acts or omissions or any conditions or circumstances, not subject to indemnification by Beazer East, which could reasonably be expected to give rise to such an Environmental Complaint;

(2)No activity or operation of any Loan Party at the Property is being or has been conducted in violation of any Environmental Law or Environmental Permit where such violation would reasonably be expected to result whether individually or in the aggregate in a Material Adverse Change, and to the knowledge of any Loan Party no activity or operation of any predecessor of any Loan Party or any prior owner, operator or occupant of the Property was conducted in material violation of any Environmental Law in effect as of the date such predecessor, prior owner, operator or occupant conducted such activity or operation where such violation would reasonably be expected to result, whether individually or in the aggregate, in a Material Adverse Change;

(3)To any Loan Party’s knowledge, all Regulated Substances which are or are likely to result in Contamination and are present on, in, under, or migrating from, or migrating to, the Property or any portion thereof are being managed, including pursuant to Remedial Action, either (A) by a Person (other than a Loan Party) in material compliance with applicable Environmental Laws and Environmental Permits issued to such Person (other than a Loan Party), or (B) by a Loan Party in compliance with applicable Environmental Laws and

Environmental Permits, except (in the case of this clause (B)), where such failure to so manage would not reasonably be expected to result in Material Adverse Change;

(4)Each Loan Party in its current operations uses, generates, treats, collects, stores, disposes, deposits, emits, releases, discharges and transports to or from the Property all Regulated Substances in material compliance with applicable Environmental Laws and Environmental Permits;

(5)Each Loan Party has all Environmental Permits (other than those Environmental Permits that such Loan Party’s failure to have would not, either individually or in the aggregate, result in a Material Adverse Change); all such Environmental Permits are in full force and effect, each Loan Party’s operations at the Property are conducted in compliance in all material respects with the terms and conditions of such Environmental Permits, and none of the Loan Parties has received any written notice from an Official Body that such Official Body has or intends to suspend, revoke or adversely alter, whether in whole or in part, any such Environmental Permit which would reasonably be expected to result whether individually or in the aggregate in a Material Adverse Change;

(6)Each Loan Party has submitted to an Official Body and/or maintains in its files, as applicable, all material Environmental Records;

(7)To the knowledge of any Loan Party, no structures, improvements, equipment, fixtures, impoundments, pits, lagoons or aboveground or underground storage tanks, operated or owned by any Loan Party, located on the Property contain or use, except in compliance in all material respects with Environmental Laws and Environmental Permits, Regulated Substances or otherwise are operated or owned except in compliance in all material respects with Environmental Laws and Environmental Permits.

(8)To the knowledge of each Loan Party, all structures, improvements, equipment, fixtures, impoundments, pits, lagoons or aboveground or underground storage tanks that contained or used Regulated Substances and were operated or maintained by prior owners, operators or occupants of the Property have been identified and/or located. To the knowledge of each Loan Party, any such structure, improvement, equipment, fixture, impoundment, pit, lagoon or aboveground or underground storage tank located on Property not acquired from Beazer East, the presence of which does not comply in all material respects with applicable Environmental Laws, or from which there has been or is a release of Regulated Substances which has or could result in Contamination, is the subject of a Remedial Action;

(9)To the knowledge of each Loan Party, no facility or site to which any Loan Party, either directly or indirectly by a third party, has sent Regulated Substances for storage, treatment, disposal or other management has been or is being operated in material violation of Environmental Laws, or pursuant to Environmental Laws is identified or proposed to be identified on any list of contaminated properties or other properties which pursuant to Environmental Laws are the subject of a Remedial Action by an Official Body or any other Person (including any Loan Party), except where such violation, identification or designation would not reasonably be expected to result, whether individually or in the aggregate, in a Material Adverse Change;

(10)To the knowledge of each Loan Party, no portion of the Property is identified or to the knowledge of any Loan Party proposed to be identified on any Official Body’s list of contaminated properties or other properties which pursuant to Environmental Laws are the subject of a Remedial Action by an Official Body or any other Person (including any Loan Party), nor to the knowledge of any Loan Party is any property adjoining or in the proximity of the Property identified or proposed to be identified on any such list or the subject of a Remedial Action;

(11)To the knowledge of each Loan Party, no portion of the Property constitutes an Environmentally Sensitive Area;

(12)To the knowledge of each Loan Party, no Official Body has filed or recorded a lien for the recovery of Remedial Action costs against the Property or any other assets of any Loan Party and none of the Loan Parties is aware of any acts or omissions by any Loan Party or any conditions or circumstances caused or created by any Loan Party which could reasonably be expected to result in the filing or recording by an Official Body of any such lien;

(13)Neither the transaction contemplated by the Loan Documents nor any other transaction involving the sale, transfer or exchange of the Property will trigger or has triggered any obligation under any applicable Environmental Laws to make a filing, provide a notice, provide other disclosure or take any other action the failure to accomplish which whether individually or in the aggregate would reasonably be expected to result in a Material Adverse Change, or in the event that any such transaction-triggered obligation does arise or has arisen under any Environmental Laws, all such actions required thereby have been taken in compliance with applicable Environmental Laws (it being understood that the foregoing does not constitute a representation or warranty that any transferee or creditor could conduct operations on any Property under existing Environmental Permits);

(14)The activities and operations of the Loan Parties are being conducted in compliance with applicable Safety Laws, except where the failure, whether individually or in the aggregate, to do so would not reasonably be expected to result in a Material Adverse Change;

(15)The Loan Parties have not received any Safety Complaints, the Loan Parties are not aware of any acts or omissions by any Loan Party or any conditions or circumstances caused or created by any Loan Party which could reasonably be expected to give rise to any Safety Complaints and, to the knowledge of the Loan Parties no Safety Complaints are being threatened in each case as to which there is a reasonable probability of the same being adversely decided and, if adversely decided, would reasonably be expected to result whether individually or in the aggregate in a Material Adverse Change; and

(16)Each Loan Party has submitted to an Official Body and/or maintains in its files, as applicable, all material Safety Filings and Records.

It is expressly understood and agreed that for purposes of this Section 6.1.23 only to the extent any of the preceding requires the Loan Parties to make representations and warranties which relate or pertain to: (a) any Person (other than a Loan Party); or (b) the operations and activities of any Person (other than a Loan Party), including Beazer East under the Beazer Acquisition Agreement, such representations and warranties are being made to the knowledge of the Loan Parties; it is further expressly understood and agreed that for purposes of this Section 6.1.23 only to the extent any of the preceding requires the Loan Parties to make representations and warranties which relate or pertain to portions of the Property leased by a Loan Party, such representations and warranties are limited to the operations conducted by the Loan Parties on such portions of the Property.

6.1.24Solvency

. Each of the Loan Parties is Solvent. After giving effect to the transactions contemplated by the Loan Documents, including all Indebtedness incurred thereby, the Liens granted by the Loan Parties in connection therewith and the payment of all fees related thereto, each of the Loan Parties will be Solvent, determined as of the Closing Date.

6.1.25Anti-Terrorism Laws

. (i) No Covered Entity is a Sanctioned Person, and (ii) no Covered Entity, either in its own right or through any third party, (a) has any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person in violation of any Anti-Terrorism Law, (b) does business in or with, or derives any of its income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law; or (c) engages in any dealings or transactions prohibited by any Anti-Terrorism Law.

6.1.26EEA Financial Institution

. No Loan Party is an EEA Financial Institution.

6.2Updates to Schedules and Material IP Listing

. Should any of the information or disclosures provided on the Material IP Listing, or on any of the Schedules attached hereto which are not limited to matters disclosed as of the Closing Date, become outdated or incorrect in any material respect, the Borrower shall promptly provide the Administrative Agent in writing with such revisions or updates to the Material IP Listing or such Schedule as may be necessary or appropriate to update or correct same; provided, however, that neither the Material IP Listing nor any Schedule shall be deemed to have been amended, modified or superseded by any such correction or update, nor shall any breach of warranty or representation resulting from the inaccuracy or incompleteness of any the Material IP Listing or such Schedule be deemed to have been cured thereby, unless and until the Required Lenders, in their sole and absolute discretion, shall have accepted in writing such revisions or updates to the Material IP Listing or such Schedule; provided, however, that the Borrower may update Schedules 6.1.1 and 6.1.2 without any Lender approval in connection with any transaction permitted under Sections 8.2.6 [Liquidations, Mergers, Consolidations, Acquisitions], 8.2.7 [Dispositions of Assets or Subsidiaries] and 8.2.9 [Subsidiaries, Partnerships and Joint Ventures].

7.CONDITIONS OF LENDING AND ISSUANCE OF LETTERS OF CREDIT

The obligation of each Lender to make Loans and of each Issuing Lender to issue Letters of Credit hereunder is subject to the satisfaction, at or prior to the making of any such Loans or issuance of such Letters of Credit, of the following conditions:

7.1First Loans and Letters of Credit

.

7.1.1Deliveries

. On the Closing Date, the Administrative Agent shall have received each of the following in form and substance satisfactory to the Administrative Agent:

(i)A certificate of each of the Loan Parties signed by an Authorized Officer, dated the Closing Date stating that (w) all representations and warranties of the Loan Parties set forth in this Agreement are true and correct in all material respects, (x) the Loan Parties are in compliance with each of the covenants and conditions hereunder, (y) no Event of Default or Potential Default exists, and (z) no Material Adverse Change has occurred since the date of the last audited financial statements of the Borrower delivered to the Administrative Agent;

(ii)This Agreement and each of the other Loan Documents signed by an Authorized Officer and all appropriate financing statements and appropriate stock powers and certificates evidencing the pledged Collateral;

(iii)Evidence that adequate insurance required to be maintained under this Agreement is in full force and effect, with additional insured and lender loss payable special endorsements attached thereto in form and substance satisfactory to the Administrative Agent and its counsel naming the Administrative Agent as additional insured and lender loss payee;

(iv)At least five business days prior to the Closing Date (to the extent requested no later than 10 business days prior to the Closing Date), all documentation and other information requested by the Administrative Agent, the Arranger or any Lender that is required by U.S. regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including the Patriot Act;

(v)A solvency certificate from an Authorized Officer of Holdings in substantially the form attached hereto as Exhibit 7.1.1;

(vi)A certificate dated the Closing Date and signed by the Secretary or an Assistant Secretary of each of the Loan Parties, certifying as appropriate as to: (a) all action taken by each Loan Party in connection with this Agreement and the other Loan Documents; (b) the names of the Authorized Officers authorized to sign the Loan Documents and their true signatures; and (c) copies of its organizational documents as in effect on the Closing Date certified by the appropriate state official where such documents are filed in a state office together with certificates from the appropriate state officials as to the continued existence and good standing of each Loan Party in each state where organized;

(vii)Customary legal opinion(s) of counsel to the Loan Parties, dated the Closing Date;

(viii)Lien searches in acceptable scope and with acceptable results;

(ix)Delivery of the Pro Forma Financial Information;

(x)All material regulatory approvals and licenses necessary for the consummation of the transactions under the Loan Documents shall have been completed and there shall be an absence of any legal or regulatory prohibitions or restrictions upon the consummation of the transactions under the Loan Documents;

(xi)Evidence of no labor or ERISA matters affecting any Loan Party or any Subsidiary of any Loan Party;

(xii)The Prior Credit Agreement shall have been terminated and all outstanding obligations thereunder shall have been paid in full and all Liens securing such obligations shall have been released;

(xiii)Evidence that the 2009 Senior Notes have been refinanced with the 2017 Senior Notes;

(xiv)A duly completed Compliance Certificate as of the Closing Date, setting forth pro-forma compliance of Holdings and its Subsidiaries on a consolidated basis, after giving effect to the transactions under the Loan Documents, signed by an Authorized Officer of Holdings; and

(xv)Such other documents in connection with such transactions as the Administrative Agent or its counsel may reasonably request.

7.1.2Payment of Fees

. The Borrower shall have paid all fees and expenses payable on or before the Closing Date as required by this Agreement, the Administrative Agent’s Letter or any other Loan Document.

7.2Each Loan or Letter of Credit

. At the time of making any Loans or issuing, extending or increasing any Letters of Credit and after giving effect to the proposed extensions of credit: (i) all representations and warranties of the Loan Parties set forth in this Agreement are true and correct in all material respects on such date (except representations and warranties which relate solely to an earlier date or time, which representations and warranties shall be true and correct on and as of the specific dates or times referred to therein), (ii) no Event of Default or Potential Default shall have occurred and be continuing, (iii) the making of the Loans or issuance, extension or increase of such Letter of Credit shall not contravene any Law applicable to any Loan Party or Subsidiary of any Loan Party or any of the Lenders, (iv) the Borrower shall have delivered to the Administrative Agent a duly executed and completed Loan Request or to an Issuing Lender an application for a Letter of Credit, as the case may be, (v) in the case of any Loan to be denominated in an Optional Currency or Letter of Credit to be denominated in an Alternate Currency, there shall not have occurred any change in national or international financial, political or economic conditions or currency exchange rates or exchange controls which in the reasonable opinion of the Administrative Agent or the Required Lenders (in the case of any Loans to be denominated in an Optional Currency) or the Issuing Lender (in the case of any Letter of Credit to be denominated in an Alternate Currency) would make it impracticable for such Loan to be denominated in the relevant Optional Currency or Letter of Credit to be denominated in the relevant Alternate Currency, and (vi) each of the Loan Parties shall have performed all of its Obligations to be performed hereunder.

8.COVENANTS

The Loan Parties, jointly and severally, covenant and agree that until Payment In Full, the Loan Parties shall comply at all times with the following covenants:

8.1Affirmative Covenants

.

8.1.1Preservation of Existence, Etc

. Each Loan Party shall, and shall cause each of its Subsidiaries to, maintain its legal existence as a corporation, limited partnership or limited liability company and its license or qualification and good standing in each jurisdiction in which its ownership or lease of property or the nature of its business makes such license or qualification necessary, except as otherwise expressly permitted in Section 8.2.6 [Liquidations, Mergers, Etc.] and except to the extent that any failure to be so licensed or qualified and in good standing would not constitute a Material Adverse Change.

8.1.2Payment of Liabilities, Including Taxes, Etc

. Each Loan Party shall, and shall cause each of its Subsidiaries to, duly pay and discharge all liabilities to which it is subject or which are asserted against it, promptly as and when the same shall become due and payable, including all taxes, assessments and governmental charges upon it or any of its properties, assets, income or profits, prior to the date on which penalties attach thereto, except to the extent that such liabilities, including taxes, assessments or charges, are being contested in good faith and by appropriate and lawful proceedings diligently conducted and for which such reserve or other appropriate provisions, if any, as shall be required by GAAP shall have been made, but only to the extent that failure to discharge any such liabilities would not result in any additional liability which would adversely affect to a material extent the financial condition of any Loan Party or Subsidiary of any Loan Party or which would materially adversely affect the Collateral, provided that the Loan Parties and their Subsidiaries will pay all such liabilities forthwith upon the commencement of proceedings to foreclose or enforce any Lien which may have attached as security therefor.

8.1.3Maintenance of Insurance

. Each Loan Party shall, and shall cause each of its Subsidiaries to, insure its properties and assets against loss or damage by fire and such other insurable hazards as such assets are commonly insured (including fire, extended coverage, property damage, workers’ compensation, public liability and business interruption insurance) and against other risks (including errors and omissions) in such amounts as similar properties and assets are insured by prudent companies in similar circumstances carrying on similar businesses, and with reputable and financially sound insurers, including self-insurance to the extent customary, all as reasonably determined by the Administrative Agent. The Loan Parties shall comply with the covenants and provide the endorsement set forth on Schedule 0 relating to property and related insurance policies covering the Collateral.

8.1.4Maintenance of Properties and Leases

. Each Loan Party shall, and shall cause each of its Subsidiaries to, maintain in good repair, working order and condition (ordinary wear and tear excepted) in accordance with the general practice of other businesses of similar character and size, all of those properties useful or necessary to its business, and from time to time, such Loan Party will make or cause to be made all appropriate repairs, renewals or replacements thereof, except to the extent that the failure to so maintain, repair, renew or replace such properties would not constitute a Material Adverse Change.

8.1.5Maintenance of Patents, Trademarks, Etc

. Each Loan Party shall, and shall cause each of its Subsidiaries to, maintain in full force and effect all patents, trademarks, service marks, trade names, copyrights, licenses, franchises, permits and other authorizations necessary for the ownership and operation of its properties and business if the failure so to maintain the same would constitute a Material Adverse Change.

8.1.6Visitation Rights

. Each Loan Party shall, and shall cause each of its Subsidiaries to, permit any of the officers or authorized employees or representatives of the Administrative Agent or any of the Lenders to visit and inspect any of its properties and to examine and make excerpts from its books and records and discuss its business affairs, finances and accounts with its officers, all in such detail and at such times and as often as any of the Lenders may reasonably request, provided that so long as an Event of Default has not occurred, each Lender shall provide the Borrower and the Administrative Agent with reasonable notice prior to any visit or inspection. In the event any Lender desires to conduct a visit of any Loan Party, such Lender shall make a reasonable effort to conduct such visit contemporaneously with any visit to be performed by the Administrative Agent.

8.1.7Keeping of Records and Books of Account

. The Borrower shall, and shall cause each Subsidiary of the Borrower to, maintain and keep proper books of record and account which enable Holdings and its Subsidiaries to issue financial statements in accordance with GAAP and as otherwise required by applicable Laws of any Official Body having jurisdiction over the Borrower or any Subsidiary of the Borrower, and in which full, true and correct entries shall be made in all material respects of all its dealings and business and financial affairs.

8.1.8Plans and Benefit Arrangements

. The Borrower shall, and shall cause each other member of the ERISA Group to, comply with ERISA, the Code and other Laws applicable to Plans and Benefit Arrangements except where such failure, alone or in conjunction with any other failure, would not result in a Material Adverse Change. Without limiting the generality of the foregoing, the Borrower shall, and shall cause each other member of the ERISA Group to, cause all of its Plans and all Plans maintained by any member of the ERISA Group to be funded in accordance with the minimum funding requirements of ERISA and shall make, and cause each member of the ERISA Group to make, in a timely manner, all contributions and other payments, and to satisfy all obligations, due to Plans, Benefit Arrangements and Multiemployer Plans.

8.1.9Compliance with Laws

. Each Loan Party shall, and shall cause each of its Subsidiaries to, comply with all applicable Laws, including all Environmental Laws and Safety Laws, in all respects, provided that it shall not be deemed to be a violation of this Section 8.1.9 if any failure to comply with any Law would not result in fines, penalties, costs associated with the performance of any Remedial Actions, other similar liabilities or injunctive relief which in the aggregate would constitute a Material Adverse Change. Without limiting the generality of the foregoing, each Loan Party shall, and shall cause each of its Subsidiaries to, obtain, maintain, renew and comply with all Environmental Permits applicable to their respective operations and activities, provided that it shall not be deemed to be a violation of this Section 8.1.9 if any failure to do so would not result in cease and desist orders or fines, penalties or other similar liabilities or injunctive relief which in the aggregate would constitute a Material Adverse Change.

8.1.10Use of Proceeds

. The Loan Parties will use the Letters of Credit and the proceeds of the Loans only in accordance with Section 2.8 [Use of Proceeds] as permitted by applicable Law.

8.1.11Further Assurances

. Each Loan Party shall, from time to time, at its expense, faithfully preserve and protect the Administrative Agent’s Lien on and Prior Security Interest in the Collateral as a continuing first priority perfected Lien, subject only to Permitted Liens, and shall do such other acts and things as the Administrative Agent, in its reasonable discretion may deem necessary or advisable from time to time in order to preserve, perfect and protect the Liens granted under the Loan Documents and to exercise and enforce its rights and remedies thereunder with respect to the Collateral.

8.1.12Subordination of Intercompany Loans

. Each Loan Party shall cause any intercompany Indebtedness, loans or advances owed by any Loan Party to any other Loan Party to be subordinated pursuant to the terms of the Intercompany Subordination Agreement.

8.1.13Anti-Terrorism Laws; International Trade Law Compliance

. (a) No Covered Entity will become a Sanctioned Person, (b) no Covered Entity, either in its own right or through any third party, will (A) have any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person in violation of any Anti-Terrorism Law; (B) do business in or with, or derive any of its income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law; (C) engage in any dealings or transactions prohibited by any Anti-Terrorism Law or (D) use the Loans to fund any operations in, finance any investments or activities in, or, make any payments to, a Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law, (c) the funds used to repay the Obligations will not be derived from any unlawful activity, (d) each Covered Entity shall comply with all Anti-Terrorism Laws, and (e) the Borrower shall promptly notify the Administrative Agent in writing upon the occurrence of a Reportable Compliance Event.

8.1.14Keepwell

. Each Qualified ECP Loan Party jointly and severally (together with each other Qualified ECP Loan Party) hereby absolutely unconditionally and irrevocably (a) guarantees the prompt payment and performance of all Swap Obligations owing by each Non-Qualifying Party (it being understood and agreed that this guarantee is a guaranty of payment and not of collection), and (b) undertakes to provide such funds or other support as may be needed from time to time by any Non-Qualifying Party to honor all of such Non Qualifying Party’s obligations under this Agreement or any other Loan Document in respect of Swap Obligations (provided, however, that each Qualified ECP Loan Party shall only be liable under this Section 8.1.14 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 8.1.14, or otherwise under this Agreement or any other Loan Document, voidable under applicable law, including applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Loan Party under this Section 8.1.14 shall remain in full force and effect until payment in full of the Obligations and termination of this Agreement and the other Loan

Documents. Each Qualified ECP Loan Party intends that this Section 8.1.14 constitute, and this Section 8.1.14 shall be deemed to constitute, a guarantee of the obligations of, and a “keepwell, support, or other agreement” for the benefit of each other Loan Party for all purposes of Section 1a(18(A)(v)(II)) of the CEA.

8.2Negative Covenants

.

8.2.1Indebtedness

. Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, at any time create, incur, assume or suffer to exist any Indebtedness, except:

(i)Indebtedness under the Loan Documents;

(ii)Existing Indebtedness as set forth on Schedule 8.2.1 (including any extensions, renewals or replacements thereof), provided (a) there is no increase in the amount thereof or other significant change in the terms thereof unless otherwise specified on Schedule 8.2.1, and (b) the terms of such Indebtedness do not restrict the ability of the Subsidiaries of the Borrower to pay dividends or make other distributions on account of the ownership interests of the Borrower’s Subsidiaries;

(iii)(a) Indebtedness of a Loan Party to another Loan Party which is subordinated in accordance with the provisions of Section 8.1.12 [Subordination of Intercompany Loans], (b) indebtedness of KWWHCV to KGICV in an amount not to exceed $350,000,000, which is subordinated until Payment In Full, and (c) Indebtedness of Foreign Subsidiaries to the Loan Parties and their Subsidiaries to the extent permitted under Section 8.2.4(vi);

(iv)Indebtedness under any Lender-Provided Credit Arrangement; provided however, that the aggregate amount of all such Indebtedness under this Section 8.2.1(iv) shall not exceed $50,000,000 at any one time outstanding;

(v)Indebtedness under any Lender-Provided Treasury Arrangement or other cash management arrangement approved by the Administrative Agent;

(vi)Any Lender-Provided Hedge or other Interest Rate Hedge approved by the Administrative Agent;

(vii)Indebtedness secured by Purchase Money Security Interests and Indebtedness evidenced by capitalized leases and other Indebtedness for borrowed money, including without limitation, Indebtedness assumed in connection with Permitted Acquisitions; provided however, (i) the aggregate amount of all such Indebtedness under this Section 8.2.1(vii) (excluding for the purpose of this computation any Indebtedness described in Schedule 8.2.1) shall not exceed $25,000,000, and (ii) the terms of such Indebtedness shall not restrict the ability of the Subsidiaries of the Borrower to pay dividends or make other distributions on account of the ownership interests of the Borrower’s Subsidiaries;

(viii)Unsecured, non-speculative Currency/Commodity Agreements entered into in the ordinary course of business;

(ix)Non-speculative Currency/Commodity Agreements entered into in the ordinary course of business and consistent with past practice;

(x)The 2017 Senior Note Debt of the Borrower in an aggregate principal amount not to exceed $500,000,000;

(xi)Guaranties permitted under Section 8.2.3 [Guaranties];

(xii)Indebtedness in respect of surety bonds, performance bonds, bid bonds, or similar obligations arising in the ordinary course of business up to an amount reasonably determined to be payable under all surety bonds then outstanding not to exceed at any time $40,000,000 in the aggregate; and

(xiii)So long as no Event of Default or Potential Default exists or would result therefrom, a Loan Party or any Subsidiary of a Loan Party may create, incur or assume unsecured Indebtedness; provided that (a) the Total Leverage Ratio determined on a pro-forma basis after giving effect to such Indebtedness and any prepayment of the Loans that is permitted or required pursuant to Section 5.7 [Voluntary Prepayments] or Section 5.8 [Mandatory Prepayments] with the proceeds of such Indebtedness or an Equity Issuance, as applicable, shall be 0.5 times less than the then-applicable maximum Total Leverage Ratio required under Section 8.2.17 [Maximum Total Leverage Ratio], (b) the stated maturity of such Indebtedness (at the time of the incurrence of such Indebtedness) shall not be less than 91 days later than the Expiration Date (provided that up to $60 million of such Indebtedness shall not be subject to the condition set forth in this clause (b)), and (c) the Borrower shall deliver, at least five (5) Business Days prior to the date of the incurrence of such Indebtedness, a certificate in the form of Exhibit 8.2.1 evidencing compliance with the conditions set forth in this Section 8.2.1(xiii); provided further that the Indebtedness incurred under this Section 8.2.1(xiii) shall only be restricted by the conditions expressly set forth in this Section 8.2.1(xiii).

8.2.2Liens; Lien Covenants

. Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, at any time create, incur, assume or suffer to exist any Lien on any of its property or assets, tangible or intangible, now owned or hereafter acquired, or agree or become liable to do so, except Permitted Liens. Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, at any time directly or indirectly enter into or assume any agreement (other than this Agreement, the other Loan Documents or the 2017 Senior Note Indenture), or adopt any charter or other governing document provision, prohibiting the creation or assumption of any Lien upon any of the property or assets of the Loan Parties and their Subsidiaries, other than (i) this Agreement and the other Loan Documents, (ii) the 2017 Senior Note Indenture, and (iii) agreements which relate to purchase money financing and capital leases permitted under of Section 8.2.1(vii) [Indebtedness]; provided that the prohibitions on Liens in such agreements relate only to the assets subject to such financing or lease.

8.2.3Guaranties

. Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries or any Excluded Subsidiary to, at any time, directly or indirectly, become or be liable in respect of any Guaranty, or assume, guarantee, become surety for, endorse or otherwise agree, become or remain directly or contingently liable upon or with respect to any obligation or liability of any other Person, except for:

(i)Guaranties of Indebtedness of the Loan Parties permitted hereunder;

(ii)(a) Guaranties by Loan Parties of performance and other obligations of other Loan Parties and (b) Guaranties by non-Loan Party Subsidiaries of performance and other obligations of other non-Loan Party Subsidiaries;

(iii)Guaranties by the Borrower of Indebtedness of Subsidiaries of the Borrower and Excluded Subsidiaries under Lender-Provided Hedges, Lender-Provided Treasury Arrangements and Lender-Provided Credit Arrangements permitted hereunder;

(iv)Guaranties listed on Schedule 8.2.3 hereto;

(v)Guaranties of Indebtedness and performance and other obligations incurred by any Excluded Subsidiary, and its subsidiaries, permitted Joint Ventures under Section 8.2.9 [Subsidiaries, Partnerships and Joint Ventures] and non-Loan Party Subsidiaries, provided however, that the aggregate principal or stated amount of all such Guaranties under this Section 8.2.3(v) shall not exceed $120,000,000 at any one time; and

(vi)indemnifications by the Borrower or any of its Subsidiaries of the liabilities of its directors or officers pursuant to the provisions contained in such party’s respective organizational documents or bylaws.

Notwithstanding the foregoing, no Subsidiary shall execute any Guaranty of any Indebtedness under the 2017 Senior Note Indenture after the Closing Date unless, prior to the date of such execution, such Subsidiary has executed and delivered a Guaranty Agreement in favor of the Administrative Agent.

8.2.4Loans and Investments

. Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, at any time make or suffer to remain outstanding any loan or advance to, or purchase or acquire any stock, bonds, notes or securities of, or any partnership interest (whether general or limited) or limited liability company interest in, or any other investment or interest in, or make any capital contribution to, any other Person, or agree, become or remain liable to do any of the foregoing, except:

(i)trade credit extended on usual and customary terms, including extended repayment terms to the extent consistent with the current practices of the Loan Parties, in the ordinary course of business;

(ii)advances to employees to meet expenses incurred by such employees in the ordinary course of business;

(iii)Permitted Investments and investments in Permitted Acquisitions;

(iv)loans and advances to, and investments in, other Loan Parties organized under the laws of the United States or a state thereof, or, upon the Borrower’s request and the prior written consent of the Administrative Agent, any other country;

(v)loans and investments set forth on Schedule 8.2.4;

(vi)loans and advances to, and investments in, Foreign Subsidiaries created or acquired after the Closing Date, and additional loans and advances to, and investments in, Foreign Subsidiaries in existence on the Closing Date in excess of the amount of such investments in such Foreign Subsidiaries listed on Schedule 8.2.4, in an aggregate amount not exceeding $100,000,000 at any one time outstanding;

(vii)loans and advances to, and investments in, Joint Ventures not existing as of the Closing Date, and additional loans, advances and investments in existing Joint Ventures above the amount of such investments in existing Joint Ventures listed on Schedule 8.2.4, which Joint Ventures (a) limit the liability of the Loan Party or Subsidiary to such party’s investment therein (except to the extent of liabilities under Guaranties otherwise permitted under this Agreement), and (b) are in the same or substantially similar lines of business as the Loan Parties’ business; provided that the aggregate amount of the sum of (y) such investments in Joint Ventures from and after the Closing Date pursuant to this clause (vii), and (z) advances under clause (ix) of this Section 8.2.4 shall not exceed $75,000,000 at any one time;

(viii)advances to subcontractors and suppliers of the Loan Parties or their Subsidiaries made in the ordinary course of business, provided that the aggregate amount of such advances shall not exceed $20,000,000 at any one time outstanding;

(ix)advances not in excess of $20,000,000 at any one time outstanding to customers of the Loan Parties or their Subsidiaries to finance the construction of facilities for such customers which will use products supplied by the Loan Parties or their Subsidiaries, provided that the aggregate amount of the sum of (y) all such advances pursuant to this clause (ix), and (z) investments under clause (vii) of this Section 8.2.4 shall not exceed $75,000,000 at any one time; and

(x)loans and advances made by Foreign Subsidiaries to, and investments made by Foreign Subsidiaries in, other Foreign Subsidiaries.

8.2.5Restricted Payments

. The Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, make any Restricted Payment, provided that the Borrower may make the following Restricted Payments:

(i)dividends and distributions by the Borrower to Holdings, including dividends and distributions which are used to redeem or repurchase the outstanding capital stock of Holdings, if prior to and after giving effect thereto, (A) no Event of Default or Potential Default will have occurred and be continuing or shall exist, and (B) the Loan Parties are in pro forma compliance with the Fixed Charge Coverage Ratio set forth in Section 8.2.15 [Minimum Fixed Charge Coverage Ratio] after giving effect to such dividend or distribution; and

(ii)payments made by the Borrower to repurchase the 2017 Senior Notes so long as prior to and after giving effect to any such payments, (A) Undrawn Availability is at least $50,000,000, and (B) no Event of Default or Potential Default will have occurred and be continuing or shall exist.

8.2.6Liquidations, Mergers, Consolidations, Acquisitions

. Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, dissolve, liquidate or wind-up its affairs, or become a party to any merger or consolidation, or acquire by purchase, lease or otherwise all or substantially all of the assets or capital stock of any other Person, provided that:

(i)(a) any Loan Party other than the Borrower may consolidate or merge into the Borrower or into another Loan Party which is wholly-owned by one or more of the other Loan Parties, (b) the capital stock of any Specified Foreign Subsidiary may be transferred to KGICV or a Subsidiary of KGICV, and (c) any Foreign Subsidiary other than any first-tier Foreign Subsidiary may consolidate or merge into another Foreign Subsidiary which is wholly-owned by one or more of the Loan Parties;

(ii)any Subsidiary of a Loan Party may be liquidated or dissolved if it is inactive or if all of the assets of such Subsidiary have been sold or disposed of in compliance with the terms of this Agreement;

(iii)any Subsidiary of a Loan Party may be merged into any Person or may be liquidated and dissolved, in each case in connection with the sale or disposition of such Subsidiary, if the sale or disposition of all of the assets of such Subsidiary would have been otherwise permitted hereunder, and any Subsidiary of the Borrower which is not a Loan Party may be merged into any other Subsidiary of the Borrower which is not a Loan Party; and

(iv)any Loan Party or any Subsidiary of a Loan Party may acquire, whether by purchase or by merger, (A) all of the ownership interests of another Person or (B) substantially all of the assets of another Person or of a business or division of another Person (each, a “Permitted Acquisition”), provided that each of the following requirements is met:

(a)if the Loan Parties are acquiring the ownership interests in such Person, such Person shall execute a Guarantor Joinder and join this Agreement as a Guarantor pursuant to Section 11.13 [Joinder of Guarantors] within 30 days after the date of such Permitted Acquisition, or such longer period as may be agreed to by the Administrative Agent;

(b)the Loan Parties, such Person and its owners, as applicable, if the same are located in the United States, shall grant Liens in the assets of or acquired from and stock or other ownership interests in such Person and otherwise comply with Section 11.13 [Joinder of Guarantors] within 30 days after the date of such Permitted Acquisition, or such longer period as may be agreed to by the Administrative Agent;

(c)the board of directors or other equivalent governing body of such Person shall have approved such Permitted Acquisition;

(d)the business acquired, or the business conducted by the Person whose ownership interests are being acquired, as applicable, shall be reasonably related to one or more line or lines of business conducted by the Loan Parties and shall comply with Section 8.2.10 [Continuation of or Change in Business];

(e)no Potential Default or Event of Default shall exist immediately prior to and after giving effect to such Permitted Acquisition;

(f)in the case of any Permitted Acquisition, (1) the Borrower shall be in compliance with the covenants contained in Section 8.2 hereof after giving effect to such Permitted Acquisition (including in such computation Indebtedness or other liabilities assumed or incurred in connection with such Permitted Acquisition and income earned or expenses incurred by the Person, business or assets to be acquired prior to the date of such Permitted Acquisition), (2) after giving effect to such Permitted Acquisition, Undrawn Availability is at least $50,000,000, and (3) if as of the date of such Permitted Acquisition, the maximum Total Leverage Ratio under Section 8.2.17 [Maximum Total Leverage Ratio] is greater than 5.00 to 1.00, then on a pro forma basis after giving effect to such Permitted Acquisition (including in such computation Indebtedness or other liabilities assumed or incurred in connection with such Permitted Acquisition and income earned or expenses incurred by the Person, business or assets to be acquired prior to the date of such Permitted Acquisition) the Specified Ratio shall be less than 5.00 to 1.00. In the case of any Permitted Acquisition in connection with which the aggregate Consideration exceeds $75,000,000, the Borrower shall demonstrate compliance with clauses (1), (2) and (3) of this subsection (f) by delivering at least five (5) Business Days prior to such Permitted Acquisition (or solely in the case of the Permitted Acquisition to be made on the Second Amendment Closing Date, on the Second Amendment Closing Date) a certificate in the form of Exhibit 8.2.6 (each, an “Acquisition Compliance Certificate”) evidencing compliance with such covenants on a pro forma basis (determined with reference to any increase in the Total Secured Leverage Ratio that would result from the consummation of such Permitted Acquisition giving rise to the commencement of a Material Acquisition Period), certifying as to such Undrawn Availability and providing a detailed calculation of the Specified Ratio; and

(g)the Loan Parties or such Subsidiary, as applicable, shall deliver to the Administrative Agent (a) at least five (5) Business Days before such Permitted Acquisition drafts of any agreements proposed to be entered into by such Loan Parties and/or such Subsidiary, as applicable, in connection with such Permitted Acquisition, and (b) on or prior to the date of such Permitted Acquisition, execution copies of such agreements entered into by such Loan Parties and/or such Subsidiary, as applicable, in connection with such Permitted Acquisition, and shall deliver to the Administrative Agent such other information about such Person or its assets as any Loan Party may reasonably require.

8.2.7Dispositions of Assets or Subsidiaries

. Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, sell, convey, assign, lease, abandon or otherwise transfer or dispose of, voluntarily or involuntarily, any of its properties or assets, tangible or intangible (including sale, assignment, discount or other disposition of accounts, contract rights, chattel paper, equipment or general intangibles with or without recourse or of capital stock, shares of beneficial interest, partnership interests or limited liability company interests of a Subsidiary of such Loan Party), except:

(i)transactions involving the sale of inventory in the ordinary course of business and casualty losses to inventory to the extent that the insurance proceeds therefrom are used (a) to repair or replace such inventory, which inventory shall be subject to the Lenders’ Prior Security Interest, or (b) to prepay the Loans in accordance with this Agreement;

(ii)any sale, transfer or lease of assets in the ordinary course of business which are no longer necessary or required in the conduct of such Loan Party’s or such Subsidiary’s business;

(iii)any sale, transfer or lease of assets by any wholly owned Subsidiary of a Loan Party to another Loan Party;

(iv)subject to the provisions of Section 8.2.9, any transfer of the ownership interests in a wholly owned Subsidiary of the Borrower which is not a Loan Party to another wholly owned Subsidiary of the Borrower;

(v)any sale, transfer or lease of assets in the ordinary course of business which are replaced by substitute assets acquired or leased, provided such substitute assets are subject to the Lenders’ Prior Security Interest if the assets so sold, transferred or leased were so subject;

(vi)any sale of stock or equity of an Excluded Subsidiary;

(vii)provided no Event of Default or Potential Default exists, any sale of Property A; provided however, the Net Cash Proceeds (after deduction of the amount, if any, payable to Seller pursuant to Section 7.10 of the Osmose Purchase Agreement) of any such sale of Property A shall be applied as a mandatory prepayment in accordance with Section 5.8.1 [Asset Sales and Recovery Events] hereof; or

(viii)provided no Event of Default or Potential Default exists, any sale, transfer or lease of assets, other than those specifically excepted pursuant to clauses (i) through (vii) above, which in any one sale, transfer or lease of assets, or in any number of sales, transfers or leases of assets, involves the sale, transfer, or lease of assets having a book value of not more than thirty percent (30%) of the Consolidated Net Tangible Assets during the term of this Agreement (Consolidated Net Tangible Assets shall be determined and re-determined from time to time as of the date of any such sale, transfer, or lease of assets and, in the case of a series of sales, transfers or leases of assets, on the day of the first sale, transfer or lease in such series); provided however, the Net Cash Proceeds of any such sale, transfer or lease of assets under this clause (viii) shall be applied as a mandatory prepayment in accordance with Section 5.8.1 [Asset Sales and Recovery Events].

8.2.8Affiliate Transactions

. Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, enter into or carry out any transaction with an Affiliate (other than a Loan Party or a wholly-owned Subsidiary of a Loan Party to the extent not otherwise prohibited by this Agreement) (including purchasing property or services from or selling property or services to any Affiliate of any Loan Party or other Person) unless such transaction is not otherwise prohibited by this Agreement, is entered into in the ordinary course of business upon fair and reasonable arm’s-length terms and conditions which are of a type which are or have previously been fully disclosed to the Administrative Agent and is in accordance with all applicable Law.

8.2.9Subsidiaries, Partnerships and Joint Ventures

. Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, own or create directly or indirectly any

Subsidiaries other than (i) any Subsidiary which has joined this Agreement as a Guarantor on the Closing Date or which is listed on Schedule 6.1.2 hereto (excluding Koppers Assurance); (ii) any Subsidiary formed under the laws of the United States or a state thereof after the Closing Date which joins this Agreement as a Guarantor pursuant to Section 11.13 [Joinder of Guarantors], provided that such Subsidiary and the Loan Parties, as applicable, shall grant and cause to be perfected first priority Liens to the Administrative Agent for the benefit of the Lenders (in form and substance satisfactory to the Administrative Agent) in the assets held by, and stock of or other ownership interests in, such Subsidiary; (iii) Excluded Subsidiaries and any subsidiary of an Excluded Subsidiary, (iv) Foreign Subsidiaries and any subsidiary of a Foreign Subsidiary, (v) Persons acquired in accordance with Section 8.2.6(iv), which join this Agreement as Guarantors pursuant to Section 11.13 [Joinder of Guarantors], provided that such Subsidiary and the Loan Parties, as applicable, shall grant and cause to be perfected first priority Liens to the Administrative Agent for the benefit of the Lenders (in form and substance satisfactory to the Administrative Agent) in the assets held by, and stock of or other ownership interests in, such Subsidiary. Except as set forth on Schedule 8.2.9 and to the extent permitted by Section 8.2.4(vii) [Loans and Investments], each of the Loan Parties shall not become or agree to (1) become a general or limited partner in any general or limited partnership, except that the Loan Parties may be general or limited partners in other Loan Parties, (2) become a member or manager of, or hold a limited liability company interest in, a limited liability company, except that the Loan Parties may be members or managers of, or hold limited liability company interests in, other Loan Parties, or (3) become a party to a Joint Venture.

8.2.10Continuation of or Change in Business

. Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, engage in any business other than as set forth on Schedule 8.2.10, substantially as conducted and operated by such Loan Party or Subsidiary during the present fiscal year and businesses reasonably related thereto, and such Loan Party or Subsidiary shall not permit any material change in the nature of such business. For avoidance of doubt, the parties recognize that sale or dispositions of assets or Subsidiaries otherwise permitted under this Agreement shall not violate this Section 8.2.10.

8.2.11Plans and Benefit Arrangements

. The Borrower shall not, and shall cause each member of the ERISA Group to not:

(1)fail to satisfy the minimum funding requirements of ERISA and the Code with respect to any Plan;

(2)request a minimum funding waiver from the Internal Revenue Service with respect to any Plan;

(3)engage in a Prohibited Transaction with respect to any Plan, Benefit Arrangement or Multiemployer Plan which, alone or in conjunction with any other circumstances or set of circumstances resulting in liability under ERISA, would constitute a Material Adverse Change;

(4)fail to make when due any contribution or any other payment to any Multiemployer Plan that the Borrower or any member of the ERISA Group may be required to make under any agreement relating to such Multiemployer Plan, or any Law pertaining thereto;

(5)withdraw (completely or partially) from any Multiemployer Plan or withdraw (or be deemed under Section 4062(e) of ERISA to withdraw) from any Multiple Employer Plan, where any such withdrawal, alone or in conjunction with any other circumstances or set of circumstances resulting in liability under ERISA, is likely to result in a material liability of the Borrower or any member of the ERISA Group;

(6)terminate, or institute proceedings to terminate, any Plan under Section 4041 of ERISA, where such termination is likely to result in a material liability to the Borrower or any member of the ERISA Group;

(7)make any amendment to any Plan in violation or contradiction of Section 436 of the Code; or

(8)fail to give any and all notices and make all disclosures and governmental filings required under ERISA or the Code (including, without limitation, those with respect to a Reportable Event), where such failure is likely to result in a Material Adverse Change.

8.2.12Fiscal Year

. Holdings shall not, and shall not permit any Subsidiary of Holdings to, change its fiscal year from the twelve-month period beginning January 1 and ending December 31.

8.2.13Issuance of Stock

. Neither Holdings nor the Borrower shall issue any capital stock, options or warrants, the effect of which would result in a Change of Control. Other than as permitted under Sections 8.2.5 and 8.2.9, each of the Loan Parties other than the Borrower and Holdings shall not, and shall not permit any of its Subsidiaries to, issue any additional shares of its capital stock or any options, warrants or other rights in respect thereof.

8.2.14Changes in Organizational Documents 2017 Senior Note Debt Documents

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(i)Changes in Organizational Documents. Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, amend in any respect its certificate of incorporation (including any provisions or resolutions relating to capital stock), by-laws, certificate of limited partnership, partnership agreement, certificate of formation, limited liability company agreement or other organizational documents without providing at least ten (10) calendar days’ prior written notice to the Administrative Agent and the Lenders and, in the event such change would be materially adverse to the Lenders as determined by the Administrative Agent in its sole discretion, obtaining the prior written consent of the Required Lenders.

(ii)Changes in 2017 Senior Note Debt Documents. Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, amend, modify, supplement or restate any of the 2017 Senior Note Debt Documents or related documents or waive compliance by any Person party thereto with any provision thereof without providing at least thirty (30) calendar days’ prior written notice to the Administrative Agent and, in the event such change could be adverse to the Lenders as reasonably determined by the Administrative Agent, obtaining the prior written consent of the Required Lenders. Without limiting the generality of the foregoing, the Administrative Agent may deem any such amendment, modification, supplement or restatement to be adverse if the covenants which relate to Holdings and its Subsidiaries set forth in the terms and conditions of any such notes and related documents are more restrictive in any material respect than the covenants set forth in this Agreement.

8.2.15Minimum Fixed Charge Coverage Ratio

. The Loan Parties shall not permit the Fixed Charge Coverage Ratio, calculated as of the end of each fiscal quarter for the four fiscal quarters then ended, to be less than 1.1 to 1.0.

8.2.16Maximum Total Secured Leverage Ratio

. The Loan Parties shall not permit the Total Secured Leverage Ratio, calculated as of the end of each fiscal quarter for the four fiscal quarters then ended, to exceed 3.25 to 1.00, with step downs (A) if an Equity Issuance has not occurred, to (i) 3.00 to 1.00 on June 30, 2019, and (ii) 2.75 to 1.00 on December 31, 2019; and (B) if an Equity Issuance has occurred, to (i) 3.00 to 1.00 upon such Equity Issuance, and (ii) 2.75 to 1.00 on June 30, 2019; provided, that if (i) the maximum Total Secured Leverage Ratio required pursuant to this Section 8.2.16 as of such date is not more than 2.75 to 1.00 and (ii) Undrawn Availability is at least $50,000,000, then the Borrower may elect, with prior written notice to the Administrative Agent, to increase the applicable maximum Total Secured Leverage Ratio to 3.00 to 1.00 during the period of four (4) consecutive fiscal quarters immediately following the consummation of a Material Acquisition (commencing with the fiscal quarter in which such Material Acquisition occurs) (a “Material Acquisition Period”); provided further, that (a) immediately after the end of a Material Acquisition Period, the Total Secured Leverage Ratio shall automatically revert to 2.75 to 1.00 and (b) there shall be not more than one (1) Material Acquisition Period during the term of this Agreement.

8.2.17Maximum Total Leverage Ratio

. The Loan Parties shall not permit the Total Leverage Ratio, calculated as of the end of each fiscal quarter for the four fiscal quarters then ended, to exceed 5.50 to 1.00, with step downs (A) if an Equity Issuance has not occurred, to (i) 5.25 to 1.00 on June 30, 2019, (ii) 5.00 to 1.00 on December 31, 2019, and (iii) 4.75 to 1.00 on December 31, 2020; and (B) if an Equity Issuance has occurred, to (i) 5.25 to 1.00 upon such Equity Issuance, (ii) 5.00 to 1.00 on June 30, 2019, and (iii) 4.75 to 1.00 on December 31, 2020.

8.3Reporting Requirements

. The Loan Parties will furnish or cause to be furnished to the Administrative Agent and each of the Lenders:

8.3.1Quarterly Financial Statements

. As soon as available and in any event within forty-five (45) calendar days after the end of each of the first three fiscal quarters in each fiscal year, financial statements of Holdings and its Subsidiaries, consisting of a consolidated balance sheet as of the end of such fiscal quarter and related consolidated statements of income and cash flows for the fiscal quarter then ended and the fiscal year through that date, which shall include in the notes thereto the condensed consolidating balance sheet and condensed consolidating statements of income and cash flows for Holdings and its Subsidiaries, all in reasonable detail and certified (subject to normal year-end audit adjustments) by the Chief Executive Officer, President, Chief Financial Officer, or Treasurer of Holdings as having been prepared in accordance with GAAP, consistently applied, and setting forth in comparative form the respective financial statements for the corresponding date and period in the previous fiscal year. Simultaneously with the delivery of the financial statements referred to above, the Borrower shall also furnish to the Administrative Agent and the Lenders a report on environmental matters occurring during such fiscal quarter with such information and in form and scope satisfactory to the Administrative Agent.

8.3.2Annual Financial Statements

. As soon as available and in any event within ninety (90) calendar days after the end of each fiscal year of Holdings, financial statements of Holdings and its Subsidiaries consisting of a consolidated balance sheet as of the end of such fiscal year, and related consolidated statements of income, stockholders’ equity and cash flows for the fiscal year then ended, which shall include in the notes thereto the condensed consolidating balance sheet and condensed consolidating statements of income and cash flows for Holdings and its Subsidiaries, all in reasonable detail and setting forth in comparative form the financial statements as of the end of and for the preceding fiscal year, and certified by independent certified public accountants of nationally recognized standing satisfactory to the Administrative Agent. The certificate or report of accountants shall be free of qualifications (other than any consistency qualification that may result from a change in the method used to prepare the financial statements as to which such accountants concur) and shall not indicate the occurrence or existence of any event, condition or contingency which would materially impair the prospect of payment or performance of any covenant, agreement or duty of any Loan Party under any of the Loan Documents. Simultaneously with the delivery of the financial statements referred to above, the Borrower shall also furnish to the Administrative Agent and the Lenders a report on environmental matters occurring during the fourth fiscal quarter of such year which contains such information and in form and scope satisfactory to the Administrative Agent.

8.3.3Certificate of the Borrower

. Concurrently with the financial statements of Holdings and its Subsidiaries furnished to the Administrative Agent and to the Lenders pursuant to Sections 8.3.1 [Quarterly Financial Statements] and 8.3.2 [Annual Financial Statements] (other than the financial statements furnished with respect to the fiscal year ending December 31, 2016), a certificate (each, a “Compliance Certificate”) of Holdings signed by the Chief Executive Officer, President, Chief Financial Officer, or Treasurer of Holdings, in the form of Exhibit 8.3.3, to the effect that, except as described pursuant to Section 8.3.4 [Notice of Default], (i) the representations and warranties of the Borrower contained in Section 6 and in the other Loan Documents are true on and as of the date of such certificate with the same effect as though such representations and warranties had been made on and as of such date (except representations and warranties which expressly relate solely to an earlier date or time) and the Loan Parties have performed and complied with all covenants and conditions hereof, (ii) no Event of Default or Potential Default exists and is continuing on the date of such certificate, (iii) containing calculations in sufficient detail to demonstrate compliance as of the date of such financial statements with all financial covenants contained in Section 8.2 [Negative Covenants] and setting forth as of the date of such financial statements a detailed calculation of the Net Senior Secured Leverage Ratio and (iv) containing a listing as of the date of such financial statements of the identity and amount of (y) the outstanding Lender-Provided Credit Arrangements and (z) the outstanding Guaranties under Section 8.2.3(v).

8.3.4Notice of Default

. Promptly after any officer of any Loan Party has learned of the occurrence of an Event of Default or Potential Default, a certificate signed by the

Chief Executive Officer, President, Chief Financial Officer, Treasurer, or Director of such Loan Party setting forth the details of such Event of Default or Potential Default and the action which such Loan Party proposes to take with respect thereto.

8.3.5Notice of Litigation

. Promptly after the commencement thereof, notice of all (i) actions, suits, proceedings or investigations before or by any Official Body or any other Person against any Loan Party or Subsidiary of any Loan Party which relate to the Collateral, involve a claim or series of claims in excess of $10,000,000 or, (ii) Environmental Complaint, individually or in the aggregate which exceeds $10,000,000 or a Safety Complaint, individually or in the aggregate, which exceeds $10,000,000, which in any such case listed in clause (i) or (ii) would, if adversely determined, constitute a Material Adverse Change.

8.3.6Certain Events

. Written notice to the Administrative Agent:

(1)at least ten (10) Business Days prior thereto, with respect to any proposed sale or transfer of assets pursuant to clause (vi) of Section 8.2.7 [Dispositions of Assets or Subsidiaries],

(2)within the time limits set forth in Section 8.2.14(i) [Changes in Organizational Documents], any amendment to the organizational documents of any Loan Party; and

(3)at least ten (10) Business Days prior thereto, with respect to any change in any Loan Party’s locations from the locations set forth in Schedule A to the Security Agreement; and

(4)Immediately in the event that the Borrower or its accountants conclude or advise that any previously issued financial statement, audit report or interim review should no longer be relied upon or that disclosure should be made or action should be taken to prevent future reliance, notice in writing setting forth the details thereof and the action which the Borrower proposes to take with respect thereto.

8.3.7Budgets, Forecasts, Other Reports and Information

. Promptly upon their becoming available to the Borrower:

(1)Holdings’ consolidated annual budget, including a consolidated balance sheet, income statement and cash flow statement, and consolidated forecasts or projections of Holdings and its subsidiaries, to be supplied not later than sixty (60) days after the commencement of the fiscal year to which any of the foregoing may be applicable,

(2)any reports, notices or proxy statements generally distributed by the Borrower to its stockholders on a date no later than the date supplied to such stockholders,

(3)regular or periodic reports, including Forms 10-K, 10-Q and 8-K, registration statements and prospectuses, filed by the Borrower with the Securities and Exchange Commission,

(4)a copy of any material order in any proceeding to which the Borrower or any of its Subsidiaries is a party issued by any Official Body,

(5)a duly completed copy of IRS Form 8886 or any successor form, in the event that the Borrower has notified the Administrative Agent of its intention to treat the Loans and/or Letters of Credit as being a “reportable transaction” (within the meaning of Treasury Regulation Section 1.6011-4); and

(6)such other reports and information as any of the Lenders may from time to time reasonably request. The Borrower shall also notify the Lenders promptly of the enactment or adoption of any Law which results in a Material Adverse Change.

8.3.8Notices Regarding Plans and Benefit Arrangements

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8.3.8.1Certain Events. Promptly upon becoming aware of the occurrence thereof, notice (including the nature of the event and, when known, any action taken or threatened by the United States Department of Labor, the Internal Revenue Service or the PBGC with respect thereto) of:

(1)any Reportable Event with respect to the Borrower or any other member of the ERISA Group,

(2)any Prohibited Transaction which could subject the Borrower or any other member of the ERISA Group to a civil penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by Section 4975 of the Code in connection with any Plan, any Benefit Arrangement or any trust or other funding vehicle created thereunder,

(3)any assertion of material withdrawal liability with respect to any Multiemployer Plan,

(4)any partial or complete withdrawal from a Multiemployer Plan by the Borrower or any other member of the ERISA Group under Title IV of ERISA (or assertion thereof), where such withdrawal is likely to result in material withdrawal liability,

(5)any cessation of operations (by the Borrower or any other member of the ERISA Group) at a facility in the circumstances described in Section 4062(e) of ERISA,

(6)withdrawal by the Borrower or any other member of the ERISA Group from a Multiple Employer Plan,

(7)a failure by the Borrower or any other member of the ERISA Group to make a payment to a Plan that is required to avoid the imposition of a Lien of any kind under ERISA;,

(8)the approval or adoption of any amendment to a Plan that results in the imposition of a Lien, or in a requirement to post security, or otherwise encumber assets of the Plan, the Borrower or any member of the ERISA Group, pursuant to ERISA, or

(9)any change in the actuarial assumptions or funding methods used for any Plan, where the effect of such change is to materially increase or materially reduce the unfunded benefit liability or obligation to make periodic contributions.

8.3.8.2Notices of Involuntary Termination and Annual Reports. Promptly after receipt thereof, copies of (a) all notices received by the Borrower or any other member of the ERISA Group of the PBGC’s intent to terminate any Plan administered or maintained by the Borrower or any member of the ERISA Group, or to have a trustee appointed to administer any such Plan; and (b) at the request of the Administrative Agent or any Lender each annual report (IRS Form 5500 series) and all accompanying schedules, the most recent actuarial reports, the most recent financial information concerning the financial status of each Plan administered or maintained by the Borrower or any other member of the ERISA Group, and schedules showing the amounts contributed to each such Plan by or on behalf of the Borrower or any other member of the ERISA Group in which any of their employees (whether current or former) participate or from which such employees (whether current or former) may derive a benefit, and each Schedule B (Actuarial Information) to the annual report filed by the administrator of the Plan, the Borrower or any other member of the ERISA Group with the Internal Revenue Service with respect to each such Plan.

8.3.8.3Notice of Voluntary Termination. Promptly upon the filing thereof, copies of any Form 501, Form 5310, or any successor or equivalent form to such Forms, filed with the PBGC or the Internal Revenue Service in connection with the termination of any Plan under Section 4041 of ERISA.

9.DEFAULT

9.1Events of Default

. An Event of Default shall mean the occurrence or existence of any one or more of the following events or conditions (whatever the reason therefor and whether voluntary, involuntary or effected by operation of Law):

9.1.1Payments Under Loan Documents

. The Borrower shall fail to pay any principal of any Loan (including scheduled installments, mandatory prepayments or the payment due at maturity), Reimbursement Obligation or Letter of Credit or Obligation or any interest on any Loan, Reimbursement Obligation or Letter of Credit Obligation or any other amount owing hereunder or under the other Loan Documents on the date on which such principal, interest or other amount becomes due in accordance with the terms hereof or thereof;

9.1.2Breach of Warranty

. Any representation or warranty made at any time by any of the Loan Parties herein or by any of the Loan Parties in any other Loan Document, or in any certificate, other instrument or statement furnished pursuant to the provisions hereof or thereof, shall prove to have been false or misleading in any material respect as of the time it was made or furnished;

9.1.3Anti-Terrorism Laws

. Any representation or warranty contained in Section 6.1.25 [Anti-Terrorism Laws] is or becomes false or misleading at any time;

9.1.4Breach of Negative and Certain Other Covenants, Visitation Rights or Anti-Terrorism Laws

. Any of the Loan Parties shall default in the observance or performance of any covenant contained in Section 8.1.6 [Visitation Rights], Section 8.1.13 [Anti-Terrorism Laws], or Section 8.2 [Negative Covenants];

9.1.5Breach of Other Covenants

. Any of the Loan Parties shall default in the observance or performance of any other covenant, condition or provision hereof or of any other Loan Document and such default shall continue unremedied for a period of thirty calendar days after any officer of any Loan Party becomes aware of the occurrence thereof (such grace period to be applicable only in the event such default can be remedied by corrective action of the Loan Parties as determined by the Administrative Agent in its sole discretion);

9.1.6Defaults in Other Agreements or Indebtedness

. (i) A default or event of default shall occur at any time under the terms of any other agreement involving borrowed money or the extension of credit or any other Indebtedness under which any Loan Party or Subsidiary of any Loan Party may be obligated as a borrower or guarantor in excess of $15,000,000 in the aggregate, and such breach, default or event of default consists of the failure to pay (beyond any period of grace permitted with respect thereto, whether waived or not) any Indebtedness when due (whether at stated maturity, by acceleration or otherwise) or if such breach or default permits or causes the acceleration of any Indebtedness (whether or not such right shall have been waived), or (ii) the termination of any commitment to lend;

9.1.7Final Judgments or Orders

. Any final judgments or orders for the payment of money (not covered by insurance for which there is no dispute with respect to coverage by the applicable insurance carrier) in excess of $15,000,000 in the aggregate shall be entered against any Loan Party by a court having jurisdiction in the premises, which judgment is not discharged, vacated, bonded or stayed pending appeal within a period of thirty (30) days from the date of entry;

9.1.8Loan Document Unenforceable

. Any of the Loan Documents shall cease to be legal, valid and binding agreements enforceable against the party executing the same or such party’s successors and assigns (as permitted under the Loan Documents) in accordance with the respective terms thereof or shall in any way be terminated (except in accordance with its terms) or become or be declared ineffective or inoperative or shall in any way be challenged or contested or cease to give or provide the respective Liens, security interests, rights, titles, interests, remedies, powers or privileges intended to be created thereby;

9.1.9Uninsured Losses; Proceedings Against Assets

. There shall occur any material uninsured damage to or loss, theft or destruction of any of the Collateral in excess of $15,000,000 or the Collateral or any other of the Loan Parties’ or any of their Subsidiaries’ assets are attached, seized, levied upon or subjected to a writ or distress warrant; or such come within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors and the same is not cured within thirty (30) days thereafter;

9.1.10Notice of Lien or Assessment

. A notice of Lien or assessment in excess of $10,000,000 which is not a Permitted Lien is filed of record with respect to all or any part of any of the Loan Parties’ or any of their Subsidiaries’ assets by the United States, Canada, Bermuda or any department, agency or instrumentality of the foregoing, or by any state, county, provincial, municipal or other governmental agency, including the PBGC, or any taxes or debts owing at any time or times hereafter to any one of these becomes payable and the same is not paid within thirty (30) days after the same becomes payable;

9.1.11Insolvency

. Any Loan Party or any Subsidiary of a Loan Party ceases to be Solvent or admits in writing its inability to pay its debts as they mature;

9.1.12Events Relating to Plans and Benefit Arrangements

. Any of the following occurs: (i) any Reportable Event, which the Administrative Agent determines in good faith constitutes grounds for the termination of any Plan by the PBGC, or for the appointment of a trustee by the PBGC to administer or liquidate any Plan, shall have occurred and be continuing; (ii) proceedings shall have been instituted or other action taken to terminate any Plan, or a termination notice shall have been filed with respect to any Plan under Section 4041 of ERISA; (iii) a trustee shall be appointed by the PBGC to administer or liquidate any Plan; (iv) the PBGC shall give notice of its intent to institute proceedings to terminate any Plan or Plans or to appoint a trustee to administer or liquidate any Plan; and, in the case of the occurrence of (i), (ii), (iii) or (iv) above, the Administrative Agent determines in good faith that the amount of the Borrower’s or any ERISA Group member’s liability, whether alone or in conjunction with others, is likely to exceed $15,000,000; (v) the Borrower or any member of the ERISA Group shall fail to make any contributions or other payments when due to a Plan or a Multiemployer Plan; (vi) the Borrower or any other member of the ERISA Group shall make any amendment to a Plan with respect to which security is required under ERISA; (vii) the Borrower or any other member of the ERISA Group shall withdraw completely or partially from a Multiemployer Plan; (viii) the Borrower or any other member of the ERISA Group shall withdraw (or shall be deemed under Section 4062(e) of ERISA to withdraw) from a Multiple Employer Plan; or (ix) any applicable Law is adopted, changed or interpreted by any Official Body with respect to or otherwise affecting one or more Plans, Multiemployer Plans or Benefit Arrangements and, with respect to any of the events specified in (v), (vi), (vii), (viii) or (ix), the Administrative Agent determines in good faith that any such occurrence would be reasonably likely to result in a Material Adverse Change;

9.1.13Cessation of Business

. Any Loan Party or Subsidiary of a Loan Party ceases to conduct its business as contemplated, except as expressly permitted under Section 8.2.6 [Liquidations, Mergers, Etc.] or 8.2.7 [Dispositions of Assets or Subsidiaries], or any Loan Party or Subsidiary of a Loan Party is enjoined, restrained or in any way prevented by court order from conducting all or any material part of its business and such injunction, restraint or other preventive order is not dismissed within thirty (30) days after the entry thereof;

9.1.14Change of Control

. A Change of Control shall have occurred;

9.1.15Beazer East Default

. (1) (a) A failure by Beazer East to pay any obligation or set of obligations under Article VII of the Beazer Acquisition Agreement (not covered by insurance for which there is no dispute with respect to coverage by the applicable insurance carrier) in excess of $15,000,000 in the aggregate, which failure shall have continued for a period of 30 days or more, or (b) any other failure by Beazer East to perform any obligation or set of obligations under Article VII of the Beazer Acquisition Agreement which the Required Lenders shall have determined in good faith has had, is having, or would be reasonably likely to have, a Material Adverse Change; and (2) a failure to perform by Beazer Limited under the

Beazer Acquisition Agreement Guarantee with respect to such obligation or set of obligations; provided, however, that if an arbitration proceeding or arbitrations proceedings shall have been instituted under Article XI of the Beazer Acquisition Agreement with respect to such obligation or set of obligations, such failure by Beazer East to perform shall not constitute an Event of Default hereunder unless and until (w) a final decision shall have been rendered against Beazer East in such arbitration proceeding and Beazer East shall have failed to perform such obligation for a period of thirty days after such final decision has been rendered, (x) the Required Lenders shall have determined in good faith that such arbitration proceeding is not being diligently prosecuted, (y) a period of one year shall have passed since the commencement of such arbitration proceeding, or (z) the Borrower shall have expended more than $15,000,000 in the aggregate in unreimbursed expenditures as a result of such failure to perform by Beazer East and Beazer Limited;

9.1.16Involuntary Proceedings

. A proceeding shall have been instituted in a court having jurisdiction in the premises seeking a decree or order for relief in respect of any Loan Party or Subsidiary of a Loan Party in an involuntary case under any applicable bankruptcy, insolvency, reorganization or other similar law now or hereafter in effect, or for the appointment of a receiver, receiver and manager, liquidator, provisional liquidator, assignee, custodian, trustee, sequestrator, conservator (or similar official) of any Loan Party or Subsidiary of a Loan Party for any substantial part of its property, or for the winding-up or liquidation of its affairs, and such proceeding shall remain undismissed or unstayed and in effect for a period of thirty (30) consecutive days or such court shall enter a decree or order granting any of the relief sought in such proceeding; or

9.1.17Voluntary Proceedings

. Any Loan Party or Subsidiary of a Loan Party shall commence a voluntary case under any applicable bankruptcy, insolvency, reorganization or other similar law now or hereafter in effect, shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment or taking possession by a receiver, receiver and manager, liquidator, provisional liquidator, assignee, custodian, trustee, sequestrator, administrator, conservator (or other similar official) of itself or for any substantial part of its property or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any action in furtherance of any of the foregoing.

9.2Consequences of Event of Default

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9.2.1Events of Default Other Than Bankruptcy, Insolvency or Reorganization Proceedings

. If an Event of Default specified under Sections 9.1.1 through 9.1.15 shall occur and be continuing, the Lenders and the Administrative Agent shall be under no further obligation to make Loans and the Issuing Lenders shall be under no obligation to issue Letters of Credit and the Administrative Agent may, and upon the request of the Required Lenders, shall (i) by written notice to the Borrower, declare the unpaid principal amount of the Notes then outstanding and all interest accrued thereon, any unpaid fees and all other Indebtedness of the Borrower to the Lenders hereunder and thereunder to be forthwith due and payable, and the same shall thereupon become and be immediately due and payable to the Administrative Agent for the benefit of each Lender without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, and (ii) require the Borrower to, and the Borrower shall thereupon, deposit in a non-interest-bearing account with the Administrative Agent, as Cash Collateral for its Obligations under the Loan Documents, an amount equal to the maximum amount currently or at any time thereafter available to be drawn on all outstanding Letters of Credit, and the Borrower hereby pledges to the Administrative Agent and the Lenders, and grants to the Administrative Agent and the Lenders a security interest in, all such cash as security for such Obligations. Upon the curing of all Events of Default to the satisfaction of the Required Lenders, the Administrative Agent shall return such Cash Collateral to the Borrower; and

9.2.2Bankruptcy, Insolvency or Reorganization Proceedings

. If an Event of Default specified under Section 9.1.16 [Involuntary Proceedings] or Section 9.1.17 [Voluntary Proceedings] shall occur, the Lenders shall be under no further obligations to make Loans hereunder and the Issuing Lenders shall be under no obligation to issue Letters of Credit and the unpaid principal amount of the Loans then outstanding and all interest accrued thereon, any unpaid fees and all other Indebtedness of the Borrower to the Lenders hereunder and thereunder shall be immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived; and

9.2.3Set-off

. If an Event of Default shall have occurred and be continuing, each Lender, each Issuing Lender, and each of their respective Affiliates and any participant of such Lender or Affiliate which has agreed in writing to be bound by the provisions of Section 5.4 [Sharing of Payments by Lenders] is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, such Issuing Lender or any such Affiliate or participant to or for the credit or the account of any Loan Party against any and all of the Obligations of such Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender, such Issuing Lender, Affiliate or participant, irrespective of whether or not such Lender, Issuing Lender, Affiliate or participant shall have made any demand under this Agreement or any other Loan Document and although such Obligations of the Borrower or such Loan Party may be contingent or unmatured or are owed to a branch or office of such Lender or such Issuing Lender different from the branch or office holding such deposit or obligated on such Indebtedness. The rights of each Lender, each Issuing Lender and their respective Affiliates and participants under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, such Issuing Lender or their respective Affiliates and participants may have. Each Lender and each Issuing Lender agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application; and

9.2.4Application of Proceeds

. From and after the date on which the Administrative Agent has taken any action pursuant to this Section 9.2 and until Payment in Full, any and all proceeds received by the Administrative Agent from any sale or other disposition of the Collateral, or any part thereof, or the exercise of any other remedy by the Administrative Agent, shall be applied as follows:

(i)First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts, including attorney fees, payable to the

Administrative Agent in its capacity as such, each Issuing Lender in its capacity as such and the Swing Loan Lender in its capacity as such, ratably among the Administrative Agent, the Issuing Lenders and Swing Loan Lender in proportion to the respective amounts described in this clause First payable to them;

(ii)Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders under the Loan Documents, including attorney fees, ratably among the Lenders in proportion to the respective amounts described in this clause Second payable to them;

(iii)Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans and Reimbursement Obligations, ratably among the Lenders in proportion to the respective amounts described in this clause Third payable to them;

(iv)Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans, Reimbursement Obligations and payment obligations then owing under Lender-Provided Hedges, Lender-Provided Treasury Arrangements and Lender-Provided Credit Arrangements, ratably among the Lenders, the Issuing Lenders, and the Lenders or Affiliates of Lenders which provide Lender-Provided Hedges, Lender-Provided Treasury Arrangements and Lender-Provided Credit Arrangements, in proportion to the respective amounts described in this clause Fourth held by them;

(v)Fifth, to the Administrative Agent for the account of the Issuing Lenders, to Cash Collateralize any undrawn amounts under outstanding Letters of Credit; and

(vi)Last, the balance, if any, to the Loan Parties or as required by Law.

Notwithstanding anything to the contrary in this Section 9.2.4, no Swap Obligations of any Non-Qualifying Party shall be paid with amounts received from such Non-Qualifying Party under its Guaranty Agreement (including sums received as a result of the exercise of remedies with respect to such Guaranty Agreement) or from the proceeds of such Non-Qualifying Party’s Collateral if such Swap Obligations would constitute Excluded Hedge Liabilities; provided, however, that to the extent possible appropriate adjustments shall be made with respect to payments and/or the proceeds of Collateral from other Loan Parties that are Eligible Contract Participants with respect to such Swap Obligations to preserve the allocation to Obligations otherwise set forth above in this Section 9.2.4.

9.2.5Collateral Sharing

. All Liens granted under the Security Agreement, the Patent Trademark and Copyright Security Agreement, the Pledge Agreement and any other Loan Document (the “Collateral Documents”) shall secure ratably and on a pari passu basis (i) the Obligations in favor of the Administrative Agent and the Lenders hereunder, and (ii) the Obligations incurred by any of the Loan Parties in favor of any Lender, or any Affiliate of any Lender, which provides a Lender-Provided Hedge, a Lender-Provided Treasury Arrangement or a Lender-Provided Credit Arrangement (the “Hedge/Treasury/Credit Provider”). The Administrative Agent under the Collateral Documents shall be deemed to serve and is appointed as the collateral agent for the Hedge/Treasury/Credit Provider and the Lenders hereunder, provided that the Administrative Agent shall comply with the instructions and directions of the

Lenders under this Agreement to the extent that this Agreement or any other Loan Documents empowers the Lenders to direct the Administrative Agent, as to all matters relating to the Collateral, including the maintenance and disposition thereof. No Hedge/Treasury/Credit Provider (except in its capacity as a Lender hereunder) shall be entitled or have the power to direct or instruct the Administrative Agent on all matters relating to the Collateral, including the maintenance and disposition thereof or to control or direct in any manner the maintenance or disposition of the Collateral.

9.2.6Other Rights and Remedies

. In addition to all of the rights and remedies contained in this Agreement or in any of the other Loan Documents, the Administrative Agent shall have all of the rights and remedies of a secured party under the Uniform Commercial Code or other applicable Law, all of which rights and remedies shall be cumulative and non-exclusive, to the extent permitted by Law. The Administrative Agent may, and upon the request of the Required Lenders shall, exercise all post-default rights granted to the Administrative Agent and the Lenders under the Loan Documents or applicable Law.

9.2.7Notice of Sale

. Any notice required to be given by the Administrative Agent of a sale, lease, or other disposition of the Collateral or any other intended action by the Administrative Agent, if given ten (10) days prior to such proposed action, shall constitute commercially reasonable and fair notice thereof to the Borrower.

9.2.8Enforcement of Rights and Remedies

. Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with this Section 9.2 for the benefit of all the Lenders and the Issuing Lender; provided that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) the Issuing Lender or the Swing Loan Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as the Issuing Lender or Swing Loan Lender, as the case may be) hereunder and under the other Loan Documents, (c) any Lender from exercising setoff rights in accordance with Section 9.2.3 (subject to the terms of Section 5.4 [Sharing of Payments by Lenders]), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Insolvency Proceeding; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to this Section 9.2.8, and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 5.4 [Sharing of Payments by Lenders], any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

10.ADMINISTRATIVE AGENT

10.1Appointment and Authority

. Each of the Lenders and each Issuing Lender hereby irrevocably appoints PNC to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Section 10 are solely for the benefit of the Administrative Agent, the Lenders and the Issuing Lenders, and neither the Borrower nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions.

10.2Rights as a Lender

. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

10.3Exculpatory Provisions

. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Administrative Agent:

(a)shall not be subject to any fiduciary or other implied duties, regardless of whether a Potential Default or Event of Default has occurred and is continuing;

(b)shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable Law; and

(c)shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 11.1 [Modifications, Amendments or Waivers] and 9.2 [Consequences of Event of Default]) or (ii) in the absence of its own gross negligence or willful misconduct, as determined by a final non-

appealable judgment of a court of competent jurisdiction. The Administrative Agent shall be deemed not to have knowledge of any Potential Default or Event of Default unless and until notice describing such Potential Default or Event of Default is given to the Administrative Agent by the Borrower, a Lender or an Issuing Lender.

The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Potential Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Section 7 [Conditions of Lending and Issuance of Letters of Credit] or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

10.4Reliance by Administrative Agent

. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, increase or renewal of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an Issuing Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender or such Issuing Lender unless the Administrative Agent shall have received notice to the contrary from such Lender or such Issuing Lender prior to the making of such Loan or the issuance, extension, increase or renewal of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

10.4.1Delegation of Duties

. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub agents appointed by the Administrative Agent. The Administrative Agent and any such sub agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Section 10 shall apply to any such sub agent and to the Related Parties of the Administrative Agent and any such sub agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

10.4.2Resignation of Administrative Agent

. The Administrative Agent may at any time give notice of its resignation to the Lenders, the Issuing Lenders and the Borrower.

Upon receipt of any such notice of resignation, the Required Lenders shall have the right, with approval from the Borrower (so long as no Event of Default has occurred and is continuing), to appoint a successor, such approval not to be unreasonably withheld or delayed. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders and the Issuing Lenders, appoint a successor Administrative Agent; provided that if the Administrative Agent shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (i) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the Issuing Lenders under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (ii) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and each Issuing Lender directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section 10.4.2. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Section 10 and Section 11.3 [Expenses; Indemnity; Damage Waiver] shall continue in effect for the benefit of such retiring Administrative Agent, its sub agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

If PNC resigns as Administrative Agent under this Section 10.4.2, PNC shall also resign as an Issuing Lender. Upon the appointment of a successor Administrative Agent hereunder, such successor shall (i) succeed to all of the rights, powers, privileges and duties of PNC as the retiring Issuing Lender and Administrative Agent and PNC shall be discharged from all of its respective duties and obligations as Issuing Lender and Administrative Agent under the Loan Documents, and (ii) issue letters of credit in substitution for the Letters of Credit issued by PNC, if any, outstanding at the time of such succession or make other arrangement satisfactory to PNC to effectively assume the obligations of PNC with respect to such Letters of Credit.

10.4.3Non-Reliance on Administrative Agent and Other Lenders

. Each Lender and each Issuing Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and each Issuing Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

10.4.4No Other Duties, etc

. Anything herein to the contrary notwithstanding, none of the Administrative Agent, the Joint Lead Arrangers, the Joint Bookrunners, the Syndication Agent, or the Co-Documentation Agents listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or an Issuing Lender hereunder.

10.4.5Administrative Agent’s Fee

. The Borrower shall pay to the Administrative Agent the nonrefundable fees (the “Administrative Agent’s Fee”) under the terms of a letter (the “Administrative Agent’s Letter”) between the Borrower and Administrative Agent, as amended from time to time.

10.4.6Authorization to Release Collateral and Guarantors

. The Lenders and Issuing Lenders authorize the Administrative Agent to release (i) any Collateral consisting of assets or equity interests sold or otherwise disposed of in a sale or other disposition or transfer permitted under Section 8.2.7 [Dispositions of Assets or Subsidiaries] or Section 8.2.6 [Liquidations, Mergers, Consolidations, Acquisitions], and (ii) any Guarantor from its obligations under the Guaranty Agreement if the ownership interests in such Guarantor are sold or otherwise disposed of or transferred to persons other than Loan Parties or Subsidiaries of the Loan Parties in a transaction permitted under Section 8.2.7 [Dispositions of Assets or Subsidiaries] or Section 8.2.6 [Liquidations, Mergers, Consolidations, Acquisitions].

10.4.7No Reliance on Administrative Agent’s Customer Identification Program

. Each Lender acknowledges and agrees that neither such Lender, nor any of its Affiliates, participants or assignees, may rely on the Administrative Agent to carry out such Lender’s, Affiliate’s, participant’s or assignee’s customer identification program, or other obligations required or imposed under or pursuant to the USA Patriot Act or the regulations thereunder, including the regulations contained in 31 CFR 103.121 (as hereafter amended or replaced, the “CIP Regulations”), or any other Anti-Terrorism Law, including any programs involving any of the following items relating to or in connection with any of the Loan Parties, their Affiliates or their agents, the Loan Documents or the transactions hereunder or contemplated hereby: (i) any identity verification procedures, (ii) any recordkeeping, (iii) comparisons with government lists, (iv) customer notices or (v) other procedures required under the CIP Regulations or such other Laws.

10.4.8Authorization to Release Collateral and Guarantors

.The Lenders and Issuing Lenders authorize the Administrative Agent, to release (i) any Collateral consisting of assets or equity interests sold or otherwise disposed of in a sale or other disposition or transfer permitted under Section 8.2.7 [Dispositions of Assets or Subsidiaries] or Section 8.2.6 [Liquidations, Mergers, Consolidations, Acquisitions], and (ii) any Guarantor from its obligations under the Guaranty Agreement if the ownership interests in such Guarantor are sold or otherwise disposed of or transferred to persons other than Loan Parties or Subsidiaries of the

Loan Parties in a transaction permitted under Section 8.2.7 [Dispositions of Assets or Subsidiaries] or Section 8.2.6 [Liquidations, Mergers, Consolidations, Acquisitions].

10.5Certain ERISA Matters

.

(a)Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and Joint Lead Arrangers and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Loan Parties, that at least one of the following is and will be true:

(i)such Lender is not using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Commitments,

(ii)the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,

(iii)(A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I or PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or

(iv)such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b)In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has not provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the

Administrative Agent and Joint Lead Arrangers and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Loan Parties, that:

(i)none of the Administrative Agent or any Joint Lead Arranger or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related to hereto or thereto),

(ii)the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement is independent (within the meaning of 29 CFR § 2510.3-21) and is a bank, an insurance carrier, an investment adviser, a broker-dealer or other person that holds, or has under management or control, total assets of at least $50,000,000, in each case as described in 29 CFR § 2510.3-21(c)(1)(i)(A)-(E),

(iii)the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement is capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies (including in respect of the Obligations),

(iv)the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement is a fiduciary under ERISA or the Code, or both, with respect to the Loans, the Letters of Credit, the Commitments and this Agreement and is responsible for exercising independent judgment in evaluating the transactions thereunder; and

(v)no fee or other compensation is being paid directly to the Administrative Agent or any Joint Lead Arranger or any of their respective Affiliates for investment advice (as opposed to other services) in connection with the Loans, the Letters of Credit, the Commitments or this Agreement.

(c)The Administrative Agent and each Joint Lead Arranger hereby informs the Lenders that each such Person is not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Letters of Credit, the Commitments and this Agreement, (ii) may recognize a gain if it extended the Loans, the Letters of Credit or the Commitments for an amount less than the amount being paid for an interest in the Loans, the Letters of Credit or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.

11.MISCELLANEOUS

11.1Modifications, Amendments or Waivers

. With the written consent of the Required Lenders, the Administrative Agent, acting on behalf of all the Lenders, and the Borrower, on behalf of the Loan Parties, may from time to time enter into written agreements amending or changing any provision of this Agreement or any other Loan Document or the rights of the Lenders or the Loan Parties hereunder or thereunder, or may grant written waivers or consents hereunder or thereunder; provided, however, that only the consent of the Lender(s) party to any Lender-Provided Hedges, Lender-Provided Treasury Arrangements and Lender-Provided Credit Arrangements shall be required with respect to amendments, changes, waivers and consents to agreements related thereto. Any such agreement, waiver or consent made with such written consent shall be effective to bind all the Lenders and the Loan Parties; provided, that no such agreement, waiver or consent may be made which will:

11.1.1Increase of Commitment

. Increase the amount of the Revolving Credit Commitment or Term Loan Commitment of any Lender hereunder without the consent of such Lender;

11.1.2Extension of Payment; Reduction of Principal, Interest or Fees; Modification of Terms of Payment

. Whether or not any Loans are outstanding, extend the Expiration Date or the time for payment of principal or interest of any Loan (excluding the due date of any mandatory prepayment of a Loan), the Commitment Fee or any other fee payable to any Lender, or reduce the principal amount of or the rate of interest borne by any Loan (other than as a result of waiving the applicability of any post-default increase in interest rates) or reduce the Commitment Fee or any other fee payable to any Lender, without the consent of each Lender directly affected thereby; provided that any amendment or modification of defined terms used in the financial covenants in this Agreement shall not constitute a reduction in the rate of interest or fees for purposes of this Section 11.1.2;

11.1.3Release of Collateral or Guarantor

. Except for sales of assets or capital stock permitted by Section 8.2.7 [Dispositions of Assets or Subsidiaries] and releases of Guarantors and Collateral authorized under Section 8.2.9 [Subsidiaries, Partnerships and Joint Ventures], release all or substantially all of the Collateral or any Guarantor from its Obligations under the Guaranty Agreement without the consent of all Lenders (other than Defaulting Lenders); or

11.1.4Miscellaneous

. Amend the definition of “Optional Currency” or Section 2.12.4(iii) [European Monetary Union; Requests for Additional Optional Currencies], Section 5.2 [Pro Rata Treatment of Lenders], Section 10.3 [Exculpatory Provisions] or Section 5.4 [Sharing of Payments by Lenders] or this Section 11.1, alter any provision regarding the pro rata treatment of the Lenders or requiring all Lenders to authorize the taking of any action or reduce any percentage specified in the definition of Required Lenders, in each case without the consent of all of the Lenders;

provided that no agreement, waiver or consent which would modify the interests, rights or obligations of the Administrative Agent, the Issuing Lenders, or the Swing Loan Lender may be made without the written consent of the Administrative Agent, the Issuing Lenders or the Swing Loan Lender, as applicable, and provided, further that, if in connection with any proposed waiver, amendment or modification referred to in Sections 11.1.1 through 11.1.4 above, the consent of the Required Lenders is obtained but the consent of one or more of such other Lenders whose consent is required is not obtained (each, a “Non-Consenting Lender”), then the Borrower shall have the right to replace any such Non-Consenting Lender with one or more replacement Lenders pursuant to Section 5.7.2 [Replacement of a Lender]. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender, and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender disproportionately adversely relative to other affected Lenders shall require the consent of such Defaulting Lender.

11.2No Implied Waivers; Cumulative Remedies

. No course of dealing and no delay or failure of the Administrative Agent or any Lender in exercising any right, power, remedy or privilege under this Agreement or any other Loan Document shall affect any other or future exercise thereof or operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any further exercise thereof or of any other right, power, remedy or privilege. The enumeration of the rights and remedies of the Administrative Agent and the Lenders set forth in this Agreement is not intended to be exhaustive and the exercise by the Administrative Agent and the Lenders of any right or remedy shall not preclude the exercise of any other rights or remedies, all of which shall be cumulative, and shall be in addition to any other right or remedy given hereunder or under the other Loan Documents or that may now or hereafter exist at law or in equity or by suit or otherwise. No reasonable delay or failure to take any action on the part of the Administrative Agent or any Lender in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege or shall be construed to be a waiver of any Event of Default.

11.3Expenses; Indemnity; Damage Waiver

.

11.3.1Costs and Expenses

. The Borrower shall pay (i) all out of pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all out-of-pocket expenses incurred by the Issuing Lenders in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder, (iii) all out of pocket expenses incurred by the Administrative Agent, any Lender or any Issuing Lender (including the fees, charges and disbursements of any counsel for the Administrative Agent, any Lender or any Issuing Lender), and shall pay all fees and time charges for attorneys who may be employees of the Administrative Agent, any Lender or any Issuing Lender, in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out of pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit, and (iv) all reasonable out-of-pocket expenses of the Administrative Agent’s regular employees and agents engaged periodically to perform audits of the Loan Parties’ books, records and business properties.

11.3.2Indemnification by the Borrower

. The Borrower shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender and each Issuing Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), joint or several, incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrower or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance or nonperformance by the parties hereto of their respective obligations and enforcement hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by an Issuing Lender to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) breach of representations, warranties or covenants of the Borrower under the Loan Documents, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, including any such items or losses relating to or arising under Environmental Laws or pertaining to environmental matters, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any other Loan Party, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by the Borrower or any other Loan Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if the Borrower or such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction. This Section 11.3.2 [Indemnification by the Borrower] shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

11.3.3Reimbursement by Lenders

. To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under Sections 11.3.1 [Costs and Expenses] or 11.3.2 [Indemnification by the Borrower] to be paid by it to the Administrative Agent (or any sub-agent thereof), the Issuing Lenders or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the Issuing Lenders or such Related Party, as the case may be, such Lender’s Ratable Share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) or an Issuing Lender in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) or Issuing Lender in connection with such capacity.

11.3.4Waiver of Consequential Damages, Etc

. To the fullest extent permitted by applicable Law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee referred to in Section 11.3.2 [Indemnification by Borrower] shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

11.3.5Payments

. All amounts due under this Section shall be payable not later than ten (10) days after demand therefor.

11.4Holidays

. Whenever payment of a Loan to be made or taken hereunder shall be due on a day which is not a Business Day such payment shall be due on the next Business Day (except as provided in Section 4.2 [Interest Periods]) and such extension of time shall be included in computing interest and fees, except that the Loans shall be due on the Business Day preceding the Expiration Date if the Expiration Date is not a Business Day. Whenever any payment or action to be made or taken hereunder (other than payment of the Loans) shall be stated to be due on a day which is not a Business Day, such payment or action shall be made or taken on the next following Business Day, and such extension of time shall not be included in computing interest or fees, if any, in connection with such payment or action.

11.5Notices; Effectiveness; Electronic Communication

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11.5.1Notices Generally

. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in Section 11.5.2 [Electronic Communications]), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier (i) if to a Lender, to it at its address set forth in its administrative questionnaire, or (ii) if to any other Person, to it at its address set forth on Schedule 1.1(B).

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices delivered through electronic communications to the extent provided in Section 11.5.2 [Electronic Communications], shall be effective as provided in such Section.

11.5.2Electronic Communications

. Notices and other communications to the Lenders and the Issuing Lenders hereunder may be delivered or furnished by electronic communication (including e mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender or any Issuing Lender if such Lender or such Issuing Lender, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications. Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

11.5.3Change of Address, Etc

. Any party hereto may change its address, e mail address or telecopier number for notices and other communications hereunder by notice to the other parties hereto.

11.6Severability

. The provisions of this Agreement are intended to be severable. If any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

11.7Duration; Survival

. All representations and warranties of the Loan Parties contained herein or made in connection herewith shall survive the execution and delivery of this Agreement, the completion of the transactions hereunder and Payment In Full. All covenants and agreements of the Borrower contained herein relating to the payment of principal, interest, premiums, additional compensation or expenses and indemnification, including those set forth in the Notes, Section 5 [Payments] and Section 11.3 [Expenses; Indemnity; Damage Waiver], shall survive Payment In Full. All other covenants and agreements of the Loan Parties shall continue in full force and effect from and after the date hereof and until Payment In Full.

11.8Successors and Assigns

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11.8.1Successors and Assigns Generally

. The provisions of this Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns permitted hereby, except that neither the Borrower nor any other Loan

Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of Section 11.8.2 [Assignments by Lenders], (ii) by way of participation in accordance with the provisions of Section 11.8.4 [Participations], or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 11.8.5 [Certain Pledges; Successors and Assigns Generally] (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 11.8.4 [Participations] and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

11.8.2Assignments by Lenders

. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i)Minimum Amounts.

(a)in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(b)in any case not described in clause (i)(a) of this Section 11.8.2, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption Agreement with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption Agreement, as of the Trade Date) shall not be less than $5,000,000, in the case of any assignment in respect of the Revolving Credit Commitment of the assigning Lender, or $5,000,000 in the case of the Term Loan of such assigning Lender, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed).

(ii)Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loan or the Commitment assigned.

(iii)Required Consents. No consent shall be required for any assignment except for the consent of the Administrative Agent (which shall not be unreasonably withheld or delayed) and:

(a)the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (x) an Event of Default has occurred and is continuing at the time of such assignment or (y) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof; and

(b)the consent of the Issuing Lenders (such consent not to be unreasonably withheld or delayed) shall be required for any assignment that increases the obligation of the assignee to participate in exposure under one or more Letters of Credit (whether or not then outstanding).

(iv)Assignment and Assumption Agreement. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption Agreement, together with a processing and recordation fee of $3,500, and the assignee, if it is not a Lender, shall deliver to the Administrative Agent an administrative questionnaire provided by the Administrative Agent.

(v)No Assignment to Borrower. No such assignment shall be made to the Borrower or any of the Borrower’s Affiliates or Subsidiaries.

(vi)No Assignment to Natural Persons. No such assignment shall be made to a natural person.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to Section 11.8.3 [Register], from and after the effective date specified in each Assignment and Assumption Agreement, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption Agreement, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption Agreement, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption Agreement covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 4.4 [Euro-Rate Unascertainable; Etc.], 5.9 [Increased Costs], and 11.3 [Expenses, Indemnity; Damage Waiver] with respect to facts and circumstances occurring prior to the effective date of such assignment. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 11.8.2 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 11.8.4 [Participations].

11.8.3Register

. The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain a record of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans owing to, each Lender pursuant to the terms hereof from time to time. Such register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is in such register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. Such register shall be available for inspection by the

Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

11.8.4Participations

. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent, the Lenders, and the Issuing Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree (other than as is already provided for herein) to any amendment, modification or waiver with respect to Sections 11.1.1 [Increase of Commitment], 11.1.2 [Extension of Payment, Etc.], or 11.1.3 [Release of Collateral or Guarantor] that affects such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 4.4 [Euro-Rate Unascertainable, Etc.], 5.9 [Increased Costs], 5.11 [Indemnity] and 5.10 [Taxes] (subject to the requirements and limitations therein, including the requirements under Section 5.10.7 [Status of Lenders] (it being understood that the documentation required under Section 5.10.7 [Status of Lenders] shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 11.8.2 [Assignments by Lenders]; provided that such Participant (A) agrees to be subject to the provisions of Section 5.7.2 [Replacement of a Lender] and Section 5.7.3 [Designation of a Different Lending Office] as if it were an assignee under Section 11.8.2 [Assignments by Lenders]; and (B) shall not be entitled to receive any greater payment under Sections 5.9 [Increased Costs] or 5.10 [Taxes], with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 5.7.2 [Replacement of a Lender] and Section 5.7.3 [Designation of Different Lending Office] with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.2.3 [Set-off] as though it were a Lender; provided that such Participant agrees to be subject to Section 5.4 [Sharing of Payments by Lenders] as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

11.8.5Certain Pledges; Successors and Assigns Generally

. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

11.9Confidentiality

.

11.9.1General

. Each of the Administrative Agent, the Lenders and the Issuing Lenders agrees to maintain the confidentiality of the Information, except that Information may be disclosed (i) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, advisors and other representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (ii) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (iii) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process, (iv) to any other party hereto, (v) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (vi) subject to an agreement containing provisions substantially the same as those of this Section, to (A) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (B) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (vii) with the consent of the Borrower, (viii) to the extent such Information (Y) becomes publicly available other than as a result of a breach of this Section or (Z) becomes available to the Administrative Agent, any Lender, any Issuing Lender or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower or the other Loan Parties, or (ix) on a confidential basis to (A) any rating agency in connection with rating the Borrower or its Subsidiaries or the credit facilities or (B) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the credit facilities. In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement (but not confidential Information regarding any Loan Party) to market data collectors, similar service providers to the lending industry and service providers to the Administrative Agent or any Lender in connection with the administration of this Agreement, the other Loan Documents, and the Commitments. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

11.9.2Sharing Information With Affiliates of the Lenders

. Each Loan Party acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to the Borrower or one or more of its Affiliates (in connection with this Agreement or otherwise) by any Lender or by one or more Subsidiaries or Affiliates of such Lender and each of the Loan Parties hereby authorizes each Lender to share any information delivered to such Lender by such Loan Party and its Subsidiaries pursuant to this Agreement to any such Subsidiary or Affiliate subject to the provisions of Section 11.9.1 [General].

11.9.3Customary Advertising Material

. Each Loan Party consents to the publication by the Administrative Agent or any Lender in advertising slicks posted on their internet sites, in pitchbooks or sent in mailings to prospective customers and to give such other publicity to the transactions contemplated hereby using the name, product photographs, logo or trademark of such Loan Party as each may from time to time determine in its sole discretion. Notwithstanding the foregoing, neither the Administrative Agent nor any Lender shall publish the Loan Parties’ names in a newspaper or magazine without obtaining the Borrower’s prior written approval.

11.10Counterparts; Integration; Effectiveness

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11.10.1Counterparts; Integration; Effectiveness

. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof including any prior confidentiality agreements and commitments. Except as provided in Section 7 [Conditions Of Lending And Issuance Of Letters Of Credit], this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or e mail shall be effective as delivery of a manually executed counterpart of this Agreement.

11.11CHOICE OF LAW; SUBMISSION TO JURISDICTION; WAIVER OF VENUE; SERVICE OF PROCESS; WAIVER OF JURY TRIAL

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11.11.1Governing Law

. This Agreement shall be deemed to be a contract under the Laws of the State of New York. Each standby Letter of Credit issued under this Agreement shall be subject either to the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce (the “ICC”) at the time of issuance (“UCP”) or the rules of the International Standby Practices (ICC Publication Number 590) (“ISP98”), as determined by the Issuing Lenders, and each trade Letter of Credit shall be subject to UCP, and in each case to the extent not inconsistent therewith, the Laws of the State of New York without regard to its conflict of laws principles.

11.11.2SUBMISSION TO JURISDICTION

. THE BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR ANY ISSUING LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE BORROWER OR ANY OTHER LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

11.11.3WAIVER OF VENUE

. THE BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN THIS SECTION 11.11. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT AND AGREES NOT ASSERT ANY SUCH DEFENSE.

11.11.4SERVICE OF PROCESS

. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 11.5 [NOTICES; EFFECTIVENESS; ELECTRONIC COMMUNICATION]. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

11.11.5WAIVER OF JURY TRIAL

. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL

PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, ADMINISTRATIVE AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

11.12USA Patriot Act Notice

. Each Lender that is subject to the USA Patriot Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies Loan Parties that pursuant to the requirements of the USA Patriot Act, it is required to obtain, verify and record information that identifies the Loan Parties, which information includes the name and address of Loan Parties and other information that will allow such Lender or Administrative Agent, as applicable, to identify the Loan Parties in accordance with the USA Patriot Act.

11.13Joinder of Guarantors

. Any Subsidiary of the Borrower which is required to join this Agreement as a Guarantor pursuant to Section 8.2.9 [Subsidiaries, Partnerships and Joint Ventures] shall execute and deliver to the Administrative Agent (i) a Guarantor Joinder in substantially the form attached hereto as Exhibit 1.1(G)(1) pursuant to which it shall join as a Guarantor each of the documents to which the Guarantors are parties; (ii) documents in the forms described in Section 7.1 [First Loans] modified as appropriate to relate to such Subsidiary; and (iii) documents necessary to grant and perfect Prior Security Interests to the Administrative Agent for the benefit of the Lenders in all Collateral held by such Subsidiary. Unless required to be delivered sooner pursuant to the provisions hereof, the Loan Parties shall deliver such Guarantor Joinder and related documents to the Administrative Agent within five (5) Business Days after the date of the filing of such Subsidiary’s articles of incorporation or constitution if the Subsidiary is a corporation, the date of the filing of its certificate of limited partnership if it is a limited partnership or the date of its organization if it is an entity other than a limited partnership or corporation.

11.14Funding by Branch, Subsidiary or Affiliate

.

11.14.1Notional Funding

. Each Lender shall have the right from time to time, without notice to the Borrower, to deem any branch, Subsidiary or Affiliate (which for the purposes of this Section 11.14 shall mean any corporation or association which is directly or indirectly controlled by or is under direct or indirect common control with any corporation or association which directly or indirectly controls such Lender) of such Lender to have made, maintained or funded any Loan to which the Euro-Rate Option applies at any time, provided that immediately following (on the assumption that a payment were then due from the Borrower to such other office), and as a result of such change, the Borrower would not be under any greater financial obligation pursuant to Section 2.12.4(ii) [Additional Compensation in Certain Circumstances] than it would have been in the absence of such change. Notional funding offices may be selected by each Lender without regard to such Lender’s actual methods of making, maintaining or funding the Loans or any sources of funding actually used by or available to such Lender.

11.14.2Actual Funding

. Each Lender shall have the right from time to time to make or maintain any Loan by arranging for a branch, Subsidiary or Affiliate of such Lender to make or maintain such Loan subject to the last sentence of this Section 11.14.2. If any Lender causes a branch, Subsidiary or Affiliate to make or maintain any part of the Loans hereunder, all terms and conditions of this Agreement shall, except where the context clearly requires otherwise, be applicable to such part of the Loans to the same extent as if such Loans were made or maintained by such Lender, but in no event shall any Lender’s use of such a branch, Subsidiary or Affiliate to make or maintain any part of the Loans hereunder cause such Lender or such branch, Subsidiary or Affiliate to incur any cost or expenses payable by the Borrower hereunder or require the Borrower to pay any other compensation to any Lender (including any expenses incurred or payable pursuant to Section 2.12.4(ii) [Additional Compensation in Certain Circumstances]) which would otherwise not be incurred.

11.14.3Right to Realize on Collateral and Enforce Guaranty

. Anything contained in any of the Loan Documents to the contrary notwithstanding, the Borrower, the Administrative Agent and each Lender and each Issuing Lender hereby agree that no Lender shall have any right individually to realize upon any of the Collateral or to enforce the Guaranty, it being understood and agreed that all powers, rights and remedies hereunder may be exercised solely by the Administrative Agent on behalf of Lenders in accordance with the terms hereof.

11.15Acknowledgment and Consent to Bail-In of EEA Financial Institutions

. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by (a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and (b) the effects of any Bail-in Action on any such liability, including, if applicable, (i) a reduction in full or in part or cancellation of any such liability; (ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or (iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

11.16No Advisory or Fiduciary Responsibility

. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each Loan Party acknowledges and agrees that: (i)(A) the arranging and other services regarding this Agreement provided by the Lenders are arm’s-length commercial transactions between the Loan Parties and their respective Affiliates, on the one hand, and the Lenders, on the other hand, (B) the Loan Parties have consulted their own legal, accounting, regulatory and tax advisors to the extent they have deemed appropriate, and (C) the Loan Parties are capable of evaluating, and understand and accept, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii)(A) each of the Lenders is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for any Loan Party or any of its Affiliates, or any other Person and (B) no Lender has any obligation to any Loan Party or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) each of the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Loan Parties and their respective Affiliates, and no Lender has any obligation to disclose any of such interests to the Loan Parties or any of their respective Affiliates. To the fullest extent permitted by law, each Loan Party hereby waives and releases any claims that it may have against each of the Lenders with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]
[SIGNATURE PAGES FOLLOW]

SCHEDULE 1.1(A)

PRICING GRID

VARIABLE PRICING AND LETTER OF CREDIT

FEES BASED ON NET SENIOR SECURED LEVERAGE RATIO

Level	Net Senior Secured Leverage Ratio	Commitment Fee	Letter of Credit Fee	Base Rate Spread	Euro-Rate Spread
I	Greater than or equal to 2.50 to 1.00	0.375%	3.00%	2.00%	3.00%
II	Less than 2.50 to 1.00 but greater than or equal to 2.00 to 1.00	0.375%	2.75%	1.75%	2.75%
III	Less than 2.00 to 1.00 but greater than or equal to 1.50 to 1.00	0.250%	2.50%	1.50%	2.50%
IV	Less than 1.50 to 1.00 but greater than or equal to 1.00 to 1.00	0.250%	2.25%	1.25%	2.25%
V	Less than 1.00 to 1.00	0.250%	2.00%	1.00%	2.00%

For purposes of determining the Applicable Margin, the Applicable Commitment Fee Rate and the Applicable Letter of Credit Fee Rate:

(a)The Applicable Margin, the Applicable Commitment Fee Rate and the Applicable Letter of Credit Fee Rate shall be at the rates set in accordance with the Compliance Certificate delivered on the Second Amendment Closing Date until the date on which the Compliance Certificate is due to be delivered under Section 8.3.3 [Certificate of Borrower] in connection with the fiscal quarter ending March 31, 2018.

(b)The Applicable Margin, the Applicable Commitment Fee Rate and the Applicable Letter of Credit Fee Rate shall be recomputed as of the fiscal quarter ending March 31, 2018 and as of the end of each fiscal quarter ending thereafter based on the Net Senior Secured Leverage Ratio as of such quarter end. Any increase or decrease in the Applicable Margin, Applicable Commitment Fee Rate or the Applicable Letter of Credit Fee Rate computed as of a quarter end shall be effective on the date on which the Compliance Certificate evidencing such computation is due to be delivered under Section 8.3.3 [Certificate of Borrower], except that any changes in pricing levels relating to outstanding Borrowing Tranches of Optional Currency Loans shall be effective upon the expiration of the current Interest Period with respect to such Borrowing Tranches. If a Compliance Certificate is not delivered when due in accordance with such Section 8.3.3, then the rates in the applicable Level I shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and shall remain in effect until the date on which such Compliance Certificate is delivered.

(c)If, as a result of any restatement of or other adjustment to the financial statements of the Borrower or for any other reason, the Borrower or the Lenders determine that (i) the Net Senior Secured Leverage Ratio as calculated by the Borrower as of any applicable date was inaccurate and (ii) a proper calculation of the Net Senior Secured Leverage Ratio would have resulted in higher pricing for such period, the Borrower shall immediately and retroactively be obligated to pay to the Administrative Agent for the account of the applicable Lenders, promptly on demand by the Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, automatically and without further action by the Administrative Agent, any Lender or any Issuing Lender), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period. This paragraph shall not limit the rights of the Administrative Agent, any Lender or any Issuing Lender, as the case may be, under Section 2.9 [Letter of Credit Subfacility] or Section 4.3 [Interest After Default] or Section 9 [Default]. The Borrower’s obligations under this paragraph shall survive the termination of the Commitments and the repayment of all other Obligations hereunder.

Schedule 1.1(A) – Page 2

SCHEDULE 1.1(B)

COMMITMENTS OF LENDERS AND ADDRESSES FOR NOTICES

Part 1 - Commitments of Lenders and Addresses for Notices to Lenders

Lender	Amount of Commitment for Revolving Credit Loans	Amount of Commitment for Term Loans	Commitment	Ratable Share
Name:PNC Bank, National Association Address:The Tower at PNC 300 Fifth Avenue Pittsburgh, Pennsylvania 15222 Attention: Tracy J. DeCock, Senior Vice President Email:tracy.decock@pnc.com Telephone:412-762-9999 Telecopy:412-762-4718 with a copy to: Name:PNC Agency Services Address:PNC Bank, National Association PNC Firstside Center 500 First Avenue Pittsburgh, Pennsylvania 15219 Attention:Steven Franceschi Email:steven.franceschi@pnc.com Telephone:412-762-7691	$85,714,285.69	$14,285,714.31	$100,000,000.00	14.285714286%
Name: Wells Fargo Bank, National Association Address:Four Gateway Center 444 Liberty Avenue, Suite 1400 Pittsburgh, PA 15222 Attention: J. Barrett Donovan Email:barrett.donovan@wellsfargo.com Telephone:412-454-4603	$70,285,714.29	$11,714,285.71	$82,000,000.00	11.714285714%
Name: Bank of America, N.A. Address: US Steel Tower 600 Grant Street, 53rd Floor Pittsburgh, PA 15219 Attention: Katie Osele Email:katherine.osele@baml.com Telephone:412-338-8742 Telecopy:212-909-8548	$57,857,142.86	$9,642,857.14	$67,500,000.00	9.642857143%

Lender	Amount of Commitment for Revolving Credit Loans	Amount of Commitment for Term Loans	Commitment	Ratable Share
Name: Fifth Third Bank Address: Gulf Tower 707 Grant Street, 21st Floor MD AGTB21 Pittsburgh, PA 15219 Attention: Michael S. Barnett Email:michael.barnett@53.com Telephone:412-291-5457 Telecopy:412-291-5411	$57,857,142.86	$9,642,857.14	$67,500,000.00	9.642857143%
Name: Bank of Montreal Address: 115 S. LaSalle Street 25th Floor West Chicago, IL 60603 Attention: Joshua Hovermale Email:joshua.hovermale@bmo.com Telephone:312-461-7120 Telecopy:312-293-4327	$42,857,142.86	$7,142,857.14	$50,000,000.00	7.142857143%
Name: MUFG Bank, Ltd. Address: 1221 Avenue of the Americas New York, NY 10020-1104 Attention: Mustafa Khan Email:mukhan@us.mufg.jp Telephone:212-782-4458	$42,857,142.86	$7,142,857.14	$50,000,000.00	7.142857143%
Name: Citizens Bank of Pennsylvania Address: 525 William Penn Place PW 2625 Pittsburgh, PA 15219 Attention: Carl Tabacjar Email:carl.s.tabacjar@citizensbank.com Telephone:412-867-2432	$42,857,142.86	$7,142,857.14	$50,000,000.00	7.142857143%
Name: KeyBank National Association Address: 11 Stanwix Street, 15th Floor Pittsburgh, PA 15222 Attention: Philip Medsger Email:philip_medsger@keybank.com Telephone:412-807-2803	$42,857,142.86	$7,142,857.14	$50,000,000.00	7.142857143%

Schedule 1.1(B) – Page 2

Lender	Amount of Commitment for Revolving Credit Loans	Amount of Commitment for Term Loans	Commitment	Ratable Share
Name: SunTrust Bank Address: 500 West Monroe Street Chicago, Illinois 60661 Attention: Lisa Garling Email:Lisa.Garling@suntrust.com Telephone:312-356-3295	$34,285,714.29	$5,714,285.71	$40,000,000.00	5.714285714%
Name: Northwest Bank Address: 535 Smithfield Street, Suite 501 Pittsburgh, PA 15222 Attention: C. Forrest Tefft Email:ftefft@nwbcorp.com Telephone:412-325-6216 ext 3	$30,000,000.00	$5,000,000.00	$35,000,000.00	5.000000000%
Name: The Huntington National Bank Address: 222 North LaSalle Suite 1200 Chicago, IL 60601 Attention: Michael Kiss Email:Michael.Kiss@huntington.com Telephone:312-762-2163 Telecopy:877-860-4154	$30,000,000.00	$5,000,000.00	$35,000,000.00	5.000000000%
Name: First National Bank of Pennsylvania Address: 12 Federal Street Pittsburgh, PA 15212 Attention: Dennis F. Lennon Email:Lennon@fnb-corp.com Telephone:412-395-2042 Telecopy:412-231-3584	$30,000,000.00	$5,000,000.00	$35,000,000.00	5.000000000%
Name: First Commonwealth Bank Address: 437 Grant Street Frick Building, Suite 1600 Pittsburgh, PA 15219 Attention: Joseph P. Hynds Email:JHynds@fcbanking.com Telephone:412-690-2138 Telecopy:412-690-2206	$15,000,000.00	$2,500,000.00	$17,500,000.00	2.500000000%

Schedule 1.1(B) – Page 3

Lender	Amount of Commitment for Revolving Credit Loans	Amount of Commitment for Term Loans	Commitment	Ratable Share
Name: Tristate Capital Bank Address: 789 E. Lancaster Avenue, Suite 240 Villanova, PA 19085 Attention: Ellen Frank Email:EFrank@tscbank.com Telephone:610-526-6771	$11,142,857.14	$1,857,142.86	$13,000,000.00	1.857142857%
Name: Washington Financial Bank Address: 77 South Main Street Washington, PA 15301 Attention: Anthony M. Cardone Email:acardone@mywashingtonfinancial.com Telephone:724-206-1113 Telecopy:724-225-8642	$6,428,571.43	$1,071,428.57	$7,500,000.00	1.071428571%
TOTAL	$600,000,000	$100,000,000	$700,000,000	100.0000000%

Schedule 1.1(B) – Page 4

SCHEDULE 1.1(B)

COMMITMENTS OF LENDERS AND ADDRESSES FOR NOTICES

Part 2 - Addresses for Notices to Borrower and Guarantors:

ADMINISTRATIVE AGENT

Name:PNC Bank, National Association
Address:The Tower at PNC
300 Fifth Avenue, 13th Floor
Pittsburgh, Pennsylvania 15222
Attention: Tracy J. DeCock, Senior Vice President
Email:tracy.decock@pnc.com
Telephone:412-762-9999
Telecopy:412-762-4718

with a copy to:

Name:PNC Agency Services
Address:PNC Bank, National Association
PNC Firstside Center
500 First Avenue
Pittsburgh, Pennsylvania 15219
Attention:Steven Franceschi
Email:steven.franceschi@pnc.com

Telephone:412-762-7691
Telecopy:412-___-____

BORROWER:

Name: Koppers Inc.

Address:436 Seventh Avenue

Pittsburgh, Pennsylvania 15219

Attention:Louann E. Tronsberg-Deihle

Email:Tronsberg-DeihleLE@koppers.com

Telephone:412-227-2472

Telecopy:412-227-2159

Schedule 1.1(B) – Page 5

GUARANTORS:

Name:[Name]

c/o Koppers Inc.

Address:436 Seventh Avenue

Pittsburgh, Pennsylvania 15219

Attention:Louann E. Tronsberg-Deihle

Email:Tronsberg-DeihleLE@koppers.com

Telephone:412-227-2472

Telecopy:412-227-2159

Schedule 1.1(B) – Page 6

SCHEDULE 6.1.1

QUALIFICATIONS TO DO BUSINESS

Entity	Jurisdiction of Incorporation/Organization	Jurisdictions of Qualification
Koppers Inc.	Pennsylvania

Alabama, Arkansas, California, Colorado, Connecticut, Delaware, District of Columbia, Florida, Georgia, Illinois, Indiana, Iowa, Kansas, Kentucky, Louisiana, Maine, Maryland, Massachusetts, Michigan, Minnesota, Mississippi, Missouri, Nebraska, Nevada, New Hampshire, New Jersey, New York, North Carolina, Ohio, Oklahoma, Oregon, South Carolina, Tennessee, Texas, Virginia, Washington, West Virginia, Wisconsin

Koppers World-Wide Ventures Corporation	Delaware
Koppers Delaware, Inc.	Delaware
Koppers Assurance, Inc.	South Carolina
Koppers Asia LLC	Delaware
Koppers Holdings Inc.	Pennsylvania
Koppers Ventures Inc.	Delaware
Koppers Concrete Products, Inc.	Delaware	Ohio
Concrete Partners, Inc.	Delaware
M.A. Energy Resources, LLC	Kansas	Michigan, Tennessee, Texas
Cox Industries, Inc.	South Carolina	Texas, New Hampshire, Washington
Atlantic Pole - Georgia, LLC	South Carolina	Georgia
Atlantic Pole - Virginia, LLC	South Carolina	Virginia
Carolina Pole Leland, Inc.	North Carolina	Alabama, Florida, Georgia, Massachusetts, North Carolina, New Jersey, Pennsylvania
Carolina Pole, Inc.	South Carolina	Kansas
Cove City Wood Preserving, Inc.	North Carolina
Cox Recovery Services, LLC	South Carolina
Cox Wood of Alabama, LLC	Alabama
Cox Wood of Virginia, LLC	Virginia
Cox Wood Preserving Company	South Carolina
Leland Land LLC	North Carolina
National Wood Sourcing, LLC	South Carolina
North - South Wood Preserving Company, Inc.	South Carolina
Ruby’s Corner, LLC	South Carolina
Structural Woods Preserving Co.	North Carolina
Sustainable Management Systems LLC	South Carolina
Sweetwater Wood Holdings, LLC	South Carolina	Tennessee, Georgia
Koppers Australia Holding Company Pty Ltd	Australia (Victoria)
Koppers Australia Pty Limited	Australia (NSW)

Entity	Jurisdiction of Incorporation/Organization	Jurisdictions of Qualification
Koppers Wood Products Pty. Ltd.	Australia (NSW)	Philippines
Koppers Carbon Materials & Chemicals Pty Ltd.	Australia (NSW)
Continental Carbon Australia Pty Ltd.	Australia (NSW)
Koppers Ashcroft Inc.	British Columbia (Canada)
Koppers Europe ApS	Denmark
Koppers Denmark ApS	Denmark
Koppers Tar Tech International ApS	Denmark
Koppers European Holdings ApS	Denmark
Koppers Poland Sp. z.o.o	Poland
Koppers UK Holding Ltd.	England
Koppers UK Limited	England
Koppers UK Transport Limited	England
Koppers Specialty Chemicals Limited	England
Koppers International B.V.	The Netherlands
Koppers Netherlands B.V.	The Netherlands
Koppers World-Wide Holdings C.V.	The Netherlands
Koppers Global Investments C.V.	The Netherlands
Koppers Australasian Investments C.V.	The Netherlands
Koppers Australasian B.V.	The Netherlands
Koppers UK Investments Ltd.	England
Tankrederij J.A. van Seumeren B.V.	The Netherlands
Koppers Performance Chemicals Inc.	New York	Georgia, Michigan, South Carolina, Tennessee, Washington
Koppers Railroad Structures Inc.	Delaware

Alabama, Arizona, Arkansas, California, Colorado, Connecticut, District of Columbia, Florida, Georgia, Idaho, Illinois, Indiana, Iowa, Kansas, Kentucky, Louisiana, Maine, Maryland, Massachusetts, Michigan, Minnesota, Mississippi, Missouri, Montana, Nebraska, Nevada, New Hampshire, New Jersey, New Mexico, New York, North Carolina, North Dakota, Ohio, Oklahoma, Oregon, Pennsylvania, Rhode Island, South Carolina, South Dakota, Tennessee, Texas, Utah, Vermont, Virginia, Washington, West Virginia, Wisconsin, Wyoming

Koppers Railroad Structures Canada Inc.	British Columbia, Canada	Alberta, Manitoba, Ontario, Saskatchewan
Koppers-Nevada Limited-Liability Company	Nevada
Wood Protection Management LLC	Nevada	Texas

Entity	Jurisdiction of Incorporation/Organization	Jurisdictions of Qualification
Koppers Performance Chemicals Denmark ApS	Denmark
Koppers Performance Chemicals Australia Pty Ltd.	Australia
Koppers (Thailand) Ltd.	Thailand
Protim Solignum Sdn Bhd	Malaysia
Osmose Chile Limitada	Chile
Protim Solignum Ltd.	England
Koppers NZ LLC	New York
Timber Specialties Co.	Nova Scotia, Canada	Registered agents in Ontario, Alberta, British Columbia, Manitoba, Newfoundland, Quebec and Saskatchewan
Wood Protection LP	Texas
Oy Koppers Finland Ab	Finland
Koppers Sweden AB	Sweden
Koppers Norway AS	Norway
Koppers Deutschland GmbH	Germany
Koppers Latvia SIA	Latvia
Protim Solignum South Africa Pty Ltd.	South Africa
Koppers Performance Chemicals New Zealand	New Zealand
Koppers NZ Holdings	New Zealand
Protim Ltd.	Ireland
Koppers Performance Chemicals Brasil Comercio de Preservantes Ltda.	Brazil
Retratar Espana S.L.	Spain

SCHEDULE 6.1.2

SUBSIDIARIES1

Subsidiary Name	Jurisdiction of Incorporation/ Organization	Authorized Capital Stock	Issued and Outstanding Shares of Capital Stock	Holders of Issued and Outstanding Shares of Capital Stock
Borrower’s United States Subsidiaries:
Concrete Partners, Inc.	Delaware corporation	1,000 shares of common stock are currently authorized.	1,000 shares of common stock are currently issued and outstanding.	Koppers Inc. owns 100% of the issued and outstanding common stock of Concrete Partners, Inc.
Koppers Asia LLC	Delaware limited liability company	None.	None.	Koppers Inc. owns 100% of the membership interest in Koppers Asia LLC
Koppers Assurance, Inc.	South Carolina corporation	100,000 shares of common stock are currently authorized.	50,000 shares of common stock are currently issued and outstanding.	Koppers Inc. owns 100% of the issued and outstanding common stock of Koppers Assurance, Inc.
Koppers Concrete Products, Inc.	Delaware corporation	1,000 shares of common stock are currently authorized.	1,000 shares of common stock are currently issued and outstanding.	Koppers Inc. owns 100% of the issued and outstanding common stock of Koppers Concrete Products, Inc.

[1]	There are no options, warrants or other rights outstanding to purchase any of the Subsidiary Shares set forth on this Schedule 6.1.3.

Subsidiary Name	Jurisdiction of Incorporation/ Organization	Authorized Capital Stock	Issued and Outstanding Shares of Capital Stock	Holders of Issued and Outstanding Shares of Capital Stock
Koppers Delaware, Inc.	Delaware corporation	1,000 shares of common stock are currently authorized.	1,000 shares of common stock are currently issued and outstanding.	Koppers Inc. owns 100% of the issued and outstanding common stock of Koppers Delaware, Inc.
Koppers Ventures Inc.	Delaware corporation	100 shares of common stock are currently authorized.	100 shares of common stock are currently issued and outstanding.	Koppers World-Wide Ventures Corporation owns 100% of the issued and outstanding common stock of Koppers Ventures Inc.
Koppers World-Wide Ventures Corporation	Delaware corporation	1,000 shares of common stock are currently authorized.	1,000 shares of common stock are currently issued and outstanding.	Koppers Inc. owns 100% of the issued and outstanding common stock of Koppers World-Wide Ventures Corporation
M.A. Energy Resources, LLC	Kansas limited liability company	None.	None.	Koppers Inc. owns 100% of the membership interest in M.A. Energy Resources, LLC
Cox Industries, Inc.	South Carolina corporation	1 share of common stock is currently authorized.	1 share of common stock is currently issued and outstanding.	Koppers Inc. owns 100% of the issued and outstanding common stock of Cox Industries, Inc.

Subsidiary Name	Jurisdiction of Incorporation/ Organization	Authorized Capital Stock	Issued and Outstanding Shares of Capital Stock	Holders of Issued and Outstanding Shares of Capital Stock
Atlantic Pole - Georgia, LLC	South Carolina limited liability company	None.	None.	Cox Industries, Inc. owns 100% of the membership interest in Atlantic Pole - Georgia, LLC
Atlantic Pole - Virginia, LLC	South Carolina limited liability company	None.	None.	Cox Industries, Inc. owns 100% of the membership interest in Atlantic Pole - Virginia, LLC
Carolina Pole Leland, Inc.	North Carolina corporation	100,000 shares of common stock are currently authorized.	100,000 shares of common stock are currently issued and outstanding.	Cox Industries, Inc. owns 100% of the issued and outstanding common stock of Carolina Pole Leland, Inc.
Carolina Pole, Inc.	South Carolina corporation	1,000,000 shares of common stock are currently authorized.	260,000 shares of common stock are currently issued and outstanding.	Cox Industries, Inc. owns 100% of the issued and outstanding common stock of Carolina Pole, Inc.
Cove City Wood Preserving, Inc.	North Carolina corporation	1,000,000 shares of common stock are currently authorized.	260,000 shares of common stock are currently issued and outstanding.	Cox Industries, Inc. owns 100% of the issued and outstanding common stock of Cove City Wood Preserving, Inc.

Subsidiary Name	Jurisdiction of Incorporation/ Organization	Authorized Capital Stock	Issued and Outstanding Shares of Capital Stock	Holders of Issued and Outstanding Shares of Capital Stock
Cox Recovery Services, LLC	South Carolina limited liability company	None.	None.	Cox Industries, Inc. owns 100% of the membership interest in Cox Recovery Services, LLC
Cox Wood of Alabama, LLC	Alabama limited liability company	None.	None.	Cox Industries, Inc. owns 100% of the membership interest in Cox Wood of Alabama, LLC
Cox Wood of Virginia, LLC	Virginia limited liability company	None.	None.	Cox Industries, Inc. owns 100% of the membership interest in Cox Wood of Virginia, LLC
Cox Wood Preserving Company	South Carolina corporation	1,000,000 shares of common stock are currently authorized.	260,000 shares of common stock are currently issued and outstanding.	Cox Industries, Inc. owns 100% of the issued and outstanding common stock of Cox Wood Preserving Company
Leland Land LLC	North Carolina limited liability company	None.	None.	Carolina Pole, Inc. owns 100% of the membership interest in Leland Land LLC

Subsidiary Name	Jurisdiction of Incorporation/ Organization	Authorized Capital Stock	Issued and Outstanding Shares of Capital Stock	Holders of Issued and Outstanding Shares of Capital Stock
National Wood Sourcing, LLC	South Carolina limited liability company	None.	None.	Cox Industries, Inc. owns 100% of the membership interest in National Wood Sourcing, LLC
North - South Wood Preserving Company, Inc.	South Carolina corporation	100,000 shares of common stock are currently authorized.	2,000 shares of common stock are currently issued and outstanding.	Cox Industries, Inc. owns 100% of the issued and outstanding common stock of North - South Wood Preserving Company, Inc.
Ruby’s Corner, LLC	South Carolina limited liability company	None.	None.	Cox Industries, Inc. owns 100% of the membership interest in Ruby’s Corner, LLC
Structural Woods Preserving Co.	North Carolina corporation	100,000 shares of common stock are currently authorized.	95,000 shares of common stock are currently issued and outstanding.	Cox Industries, Inc. owns 100% of the issued and outstanding common stock of Structural Woods Preserving Co.
Sustainable Management Systems LLC	South Carolina limited liability company	None.	None.	Cox Industries, Inc. owns 100% of the membership interest in Sustainable Management Systems LLC

Subsidiary Name	Jurisdiction of Incorporation/ Organization	Authorized Capital Stock	Issued and Outstanding Shares of Capital Stock	Holders of Issued and Outstanding Shares of Capital Stock
Sweetwater Wood Holdings, LLC	South Carolina limited liability company	None.	None.	Cox Industries, Inc. owns 100% of the membership interest in Sweetwater Wood Holdings, LLC
Borrower’s Australian Subsidiaries:
Koppers Australia Holding Company Pty Ltd.	Australian corporation (Victoria)	Ordinary, “A” class, “B” class, “C” class, “D” class, “E” class, “F” class, “G” class, “H” class and Redeemable Preference Shares are currently authorized.	12 Ordinary Shares fully paid are currently issued and outstanding.	Koppers Australasian B.V. owns 100% of the issued and outstanding common stock of Koppers Australia Holding Co. Pty Ltd.
Koppers Australia Pty Ltd.	Australian corporation (NSW)	Ordinary, Shares and “C” Shares are currently authorized.	12,375,000 ordinary shares fully paid are currently issued and outstanding and 2,183,824 non- voting C shares are currently issued and outstanding.

Koppers Australia Holding Company Pty Ltd. currently owns 100% of the issued and outstanding ordinary shares of common stock of Koppers Australia Pty. Ltd and 100% of the issued and outstanding non-voting C shares.

Subsidiary Name	Jurisdiction of Incorporation/ Organization	Authorized Capital Stock	Issued and Outstanding Shares of Capital Stock	Holders of Issued and Outstanding Shares of Capital Stock
Koppers Wood Products Pty Ltd.	Australian corporation (NSW)	Directors are currently authorized to control issuance of shares.	3,500,000 ordinary shares fully paid are currently issued and outstanding.	Koppers Australia Pty. Limited currently owns 100% of the issued and outstanding shares of nominal common stock of Koppers Wood Products Pty Ltd.
Koppers Carbon Materials & Chemicals Pty Ltd.	Australian corporation (NSW)	Directors are currently authorized to control issuance of shares.	2,000,000 ordinary shares fully paid are currently issued and outstanding.	Koppers Australia Pty. Limited currently owns 100% of the issued and outstanding shares of nominal common stock of Koppers Carbon Materials & Chemicals Pty Ltd.

Subsidiary Name	Jurisdiction of Incorporation/ Organization	Authorized Capital Stock	Issued and Outstanding Shares of Capital Stock	Holders of Issued and Outstanding Shares of Capital Stock
Continental Carbon Australia Pty Ltd.	Australian corporation (NSW)	Directors are currently authorized to control issuance of shares.	8,000,000 ordinary shares fully paid are currently issued and outstanding.	Koppers Australia Pty Limited currently owns 100% of the issued and outstanding shares of nominal common stock of Continental Carbon Australia Pty Ltd.
Borrower’s Canadian Subsidiaries:
Koppers Ashcroft Inc.	British Columbia, Canada corporation	Unlimited shares of capital stock without par are currently authorized.	100 shares of common stock are currently issued and outstanding.	Koppers World-Wide Ventures Corporation currently owns 100% of the issued and outstanding shares of common stock of Koppers Ashcroft Inc.
Borrower’s European Subsidiaries:
Koppers Global Investments C.V.	The Netherlands – limited partnership	None.	None.	Koppers Ventures Inc. owns <1% of the interests and Koppers World-Wide Ventures Corporation owns >99% of the interests of Koppers Global Investments C.V.

Subsidiary Name	Jurisdiction of Incorporation/ Organization	Authorized Capital Stock	Issued and Outstanding Shares of Capital Stock	Holders of Issued and Outstanding Shares of Capital Stock
Koppers UK Investments Ltd.	English limited corporation	Shares of ordinary A shares and shares of ordinary B shares are currently authorized.	198 ordinary A shares and 2 ordinary B shares of registered capital stock are currently issued and outstanding.	Koppers UK Ltd. owns 100% of the issued and outstanding shares of ordinary A stock and 100% of the issued and outstanding shares of ordinary B stock of Koppers UK Investments Ltd.
Koppers Australasian Investments C.V.	The Netherlands – limited partnership	None.	None.	Koppers Ventures Inc. owns <1% of the interests and Koppers World-Wide Holdings C.V. owns >99% of the interests of Koppers Australasian Investments C.V.
Koppers Australasian B.V.	The Netherlands – private limited liability company	One or more shares may be issued with a nominal value of EUR 1 per share.	1 share is currently issued and outstanding.	Koppers International B.V. (Represented by its General Partner, Koppers Ventures Inc.) owns 100% of the issued and outstanding shares of Koppers Australasian B.V.

Subsidiary Name	Jurisdiction of Incorporation/ Organization	Authorized Capital Stock	Issued and Outstanding Shares of Capital Stock	Holders of Issued and Outstanding Shares of Capital Stock
Koppers Europe ApS	Danish corporation	DKK 8,375,000 shares of registered capital stock are currently authorized.	DKK 8,375,000 shares of registered capital stock are currently issued and outstanding.	Koppers International B.V. currently owns 100% of the issued and outstanding shares of registered capital stock of Koppers Europe ApS.
Koppers Denmark ApS	Danish corporation	DKK 70,000,000 shares of registered capital stock are currently authorized.	DKK 70,000,000 shares of registered capital stock are currently issued and outstanding.	Koppers Europe ApS currently owns 100% of the issued and outstanding shares of registered capital stock of Koppers Denmark ApS.
Koppers Tar Tech International ApS	Danish corporation	DKK 2,000,000 shares of registered capital stock are currently authorized.	DKK 2,000,000 shares of registered capital stock are currently issued and outstanding.	Koppers Denmark ApS currently owns 100% of the issued and outstanding shares of registered capital stock of Koppers Tar Tech International ApS.

Subsidiary Name	Jurisdiction of Incorporation/ Organization	Authorized Capital Stock	Issued and Outstanding Shares of Capital Stock	Holders of Issued and Outstanding Shares of Capital Stock
Koppers European Holdings ApS	Danish corporation	DKK 500,000 shares of registered capital stock are currently authorized.	DKK 500,000 shares of registered capital stock are currently issued and outstanding.	Koppers Denmark ApS owns 100% of the issued and outstanding shares of registered capital stock of Koppers European Holdings ApS.
Koppers Poland Sp. z.o.o.	Polish corporation (limited liability company)	PLN 1.700.000 divided into 3,400 shares with a value of PLN 500 each are currently authorized.	3,400 shares are currently issued and outstanding.	Koppers European Holdings ApS currently owns 100% of the issued and outstanding capital stock of Koppers Poland Sp. z.o.o.
Koppers UK Holding Ltd.	English limited corporation	3,900,000 shares of registered capital stock are currently authorized.	3,900,000 shares of registered capital stock are currently issued and outstanding.	Koppers European Holdings ApS currently owns 100% of the issued and outstanding capital stock of Koppers UK Holding Ltd.
Koppers UK Limited	English limited corporation	3,000,000 shares of registered capital stock are currently authorized.	1,560,000 shares of registered capital stock are currently issued and outstanding.	Koppers UK Holding Ltd. currently owns 100% of the issued and outstanding capital stock of Koppers UK Limited.

Subsidiary Name	Jurisdiction of Incorporation/ Organization	Authorized Capital Stock	Issued and Outstanding Shares of Capital Stock	Holders of Issued and Outstanding Shares of Capital Stock
Koppers UK Transport Limited	English limited corporation	20,000 ordinary shares are currently authorized.	16,150 ordinary shares are currently issued and outstanding.	Koppers UK Investments Ltd currently owns 100% of the issued and outstanding capital stock of Koppers UK Transport Limited
Koppers Specialty Chemicals Limited	English limited corporation	100,000 ordinary shares of registered capital stock are currently authorized.	100,000 ordinary share of registered capital stock are currently issued and outstanding.	Koppers UK Investments Ltd. currently owns 100% of the issued and outstanding capital stock of Koppers Specialty Chemicals Limited.
Koppers International B.V.	The Netherlands – private limited liability company	90,000 shares may be issued with a nominal value of EUR 1 per share.	18,000 shares are issued and outstanding with a nominal value of EUR 1 per share.	Koppers Australasian Investments C.V. (Represented by its General Partner, Koppers Ventures Inc.) owns 100% of the issued and outstanding shares of Koppers International B.V.

Subsidiary Name	Jurisdiction of Incorporation/ Organization	Authorized Capital Stock	Issued and Outstanding Shares of Capital Stock	Holders of Issued and Outstanding Shares of Capital Stock
Koppers Netherlands B.V.	The Netherlands – private limited liability company	EUR 6,750,000.00 divided into 15,000 shares with a par value of EUR 450 each are authorized.	EUR 3,150,000.00 divided into 7,000 shares with a par value of EUR 450 each are issued and outstanding.	Koppers International B.V. owns 100% of the issued and outstanding shares of Koppers Netherlands B.V.
Koppers World- Wide Holdings C.V.	The Netherlands – limited partnership	None.	None.	Koppers Ventures Inc. owns <1% of the interests and Koppers Global Investments C.V. owns >99% of the interests of Koppers World-Wide Holdings C.V.
Tankrederij J.A. van Seumeren B.V.	The Netherlands – private limited liability company	NLG 75,000 (Dutch guilders) divided into 75 shares of NLG at 1,000 each are authorized.	NLG 15,000 shares are issued and outstanding.	Koppers Netherlands B.V. owns 100% of the issued and outstanding shares of Tankrederij J.A. van Seumeren B.V.
Borrower’s Subsidiaries acquired from Osmose Holdings, Inc.:

Subsidiary Name	Jurisdiction of Incorporation/ Organization	Authorized Capital Stock	Issued and Outstanding Shares of Capital Stock	Holders of Issued and Outstanding Shares of Capital Stock
Koppers Performance Chemicals Inc.	New York corporation	2,250,000 shares of common stock are currently authorized. 52,600 shares of Preferred, Series A stock are currently authorized.	774,254 shares of common stock are currently issued and outstanding. 52,600 shares of Preferred Series A stock are currently issued and outstanding.

Koppers Inc. owns 100% of the issued and outstanding common stock of Koppers Performance Chemicals Inc. Koppers UK Limited owns 100% of the issued and outstanding Preferred, Series A stock of Koppers Performance Chemicals Inc.

Koppers Railroad Structures Inc.	Delaware corporation	3,000 shares of common stock are currently authorized.	100 shares of common stock are currently issued and outstanding.	Koppers Inc. owns 100% of the issued and outstanding common stock of Koppers Railroad Structures Inc.
Koppers Railroad Structures Canada Inc.	British Columbia, Canada corporation	Common shares of no maximum amount are currently authorized.	100 shares of common stock are currently issued and outstanding.	Koppers Railroad Structures Inc. owns 100% of the issued and outstanding common stock of Koppers Railroad Structures Canada Inc.

Subsidiary Name	Jurisdiction of Incorporation/ Organization	Authorized Capital Stock	Issued and Outstanding Shares of Capital Stock	Holders of Issued and Outstanding Shares of Capital Stock
Koppers-Nevada Limited-Liability Company	Nevada limited liability company	None.	None.	Koppers Performance Chemicals Inc. owns 100% of the interests of Koppers-Nevada Limited-Liability Company.
Wood Protection Management LLC	Nevada limited liability company	None.	None.	Koppers Performance Chemicals Inc. owns 100% percent of the interests of Wood Protection Management LLC
Koppers Performance Chemicals Denmark ApS	Danish corporation	DKK 4,001,000 shares of registered capital stock are currently authorized.	10 shares of capital stock are currently issued and outstanding.	Koppers Europe ApS owns 100% of the issued and outstanding shares of registered capital stock of Koppers Performance Chemicals Denmark ApS

Subsidiary Name	Jurisdiction of Incorporation/ Organization	Authorized Capital Stock	Issued and Outstanding Shares of Capital Stock	Holders of Issued and Outstanding Shares of Capital Stock
Koppers Performance Chemicals Australia Pty Ltd.	Australian corporation (NSW)	4 ordinary shares are currently authorized.	4 ordinary shares are currently issued and outstanding.	Koppers Australia Holding Company Pty. Ltd. owns 100% of the issued and outstanding ordinary shares of Koppers Performance Chemicals Australia Pty. Ltd.
Koppers (Thailand) Ltd.	Thailand corporation	Registered capital is fixed at Baht 2,000,000 divided into 20,000 shares at 100 Baht per share.	20,000 shares of capital stock are currently issued and outstanding.

Koppers Performance Chemicals Inc. owns 74.995% of the issued and outstanding shares, Protim Solignum Ltd. owns 25% of the issued and outstanding shares, and Stuart Jepson owns 1 of the issued and outstanding shares of Koppers (Thailand) Ltd.

Subsidiary Name	Jurisdiction of Incorporation/ Organization	Authorized Capital Stock	Issued and Outstanding Shares of Capital Stock	Holders of Issued and Outstanding Shares of Capital Stock
Protim Solignum Sdn Bhd	Malaysian corporation	RM 50,000 of ordinary share capital divided into 50,000 ordinary shares is currently authorized.	2 ordinary shares are currently issued and outstanding.	Koppers Performance Chemicals Inc. and Protim Solignum Ltd. each own 50% of the issued and outstanding ordinary shares of Protim Solignum Sdn Bhd.
Osmose Chile Limitada	Chilean corporation	CLP 5,000,000 of formal capital.	100% of the rights are currently issued and outstanding.	Koppers Performance Chemicals Inc. owns 99.9% of the issued and outstanding rights and Michael Grosty Cousino owns 0.1% of the issued and outstanding rights as nominee of Osmose Chile Limitada.
Protim Solignum Ltd.	English limited corporation	2,020,001 ordinary shares are currently authorized.	2,020,001 ordinary shares are currently issued and outstanding.	Koppers UK Holding Ltd. owns 100% of the issued and outstanding ordinary shares of Protim Solignum Ltd.

Subsidiary Name	Jurisdiction of Incorporation/ Organization	Authorized Capital Stock	Issued and Outstanding Shares of Capital Stock	Holders of Issued and Outstanding Shares of Capital Stock
Koppers NZ LLC	New York limited liability company	None.	None.	Koppers Performance Chemicals Inc. owns 100% of the interests of Koppers NZ LLC.
Timber Specialties Co.	Nova Scotia, Canada corporation	Shares of common shares with the power to divide such shares into classes are currently authorized	2 shares of common stock are currently issued and outstanding.	Koppers International B.V. owns 100% of the issued and outstanding shares of Timber Specialties Co.
Wood Protection LP	Texas limited partnership	None.	None.	Koppers-Nevada Limited-Liability Company owns 99% of the interests and Wood Protection Management LLC owns 1% of the interests of Wood Protection LP.
Oy Koppers Finland Ab	Finnish corporation	EUR 10,000 capital stock is currently authorized.	234 shares of capital stock are currently issued and outstanding.	Koppers Performance Chemicals Denmark ApS owns 100% of the issued and outstanding capital stock of Oy Koppers Finland AB.

Subsidiary Name	Jurisdiction of Incorporation/ Organization	Authorized Capital Stock	Issued and Outstanding Shares of Capital Stock	Holders of Issued and Outstanding Shares of Capital Stock
Koppers Sweden AB	Swedish corporation	SEK 1,000,000 of capital stock with a minimum of 50,000 shares and a maximum of 100,000 shares is currently authorized.	50,000 shares of capital stock are currently issued and outstanding.	Koppers Performance Chemicals Denmark ApS owns 100% of the issued and outstanding capital stock of Koppers Sweden AB.
Koppers Norway AS	Norwegian corporation	NOK 166,000 of share capital divided into 83 shares, each with a par value of NOK 2,000 is currently authorized.	83 shares are currently issued and outstanding.	Koppers Performance Chemicals Denmark ApS owns 100% of the issued and outstanding capital stock of Koppers Norway AS.
Koppers Deutschland GmbH	German corporation	EUR 25,000 of share capital is currently authorized.	EUR 25,000 of share capital is currently issued and outstanding.	Koppers Performance Chemicals Denmark ApS owns 100% of the issued and outstanding capital stock of Koppers Deutschland GmbH
Koppers Latvia SIA	Latvian corporation	EUR 2828 of capital stock divided into 101 shares is currently authorized.	101 shares of capital stock are currently issued and outstanding.	Koppers Performance Chemicals Denmark ApS owns 100% of the issued and outstanding capital stock of Koppers Latvia SIA.

Subsidiary Name	Jurisdiction of Incorporation/ Organization	Authorized Capital Stock	Issued and Outstanding Shares of Capital Stock	Holders of Issued and Outstanding Shares of Capital Stock
Protim Solignum South Africa Pty Ltd.	South African corporation	1,000 shares are currently authorized.	120 shares are currently issued and outstanding.	Protim Solignum Ltd. owns 100% of the issued and outstanding shares of Protim Solignum South Africa Pty Ltd.
Koppers Performance Chemicals New Zealand	New Zealand corporation	5,071,900 shares are currently authorized.	5,071,900 shares are currently issued and outstanding.	Koppers NZ Holdings owns 100% of the issued and outstanding shares of Koppers Performance Chemicals New Zealand.
Koppers NZ Holdings	New Zealand corporation	2 shares of capital stock are currently authorized.	2 shares are currently issued and outstanding.	Koppers Australasian B.V. owns 100% of the issued and outstanding shares of Koppers NZ Holdings.
Protim Ltd.	Irish corporation	EUR 100,000 of capital stock divided into 100,000 shares is currently authorized.	100 shares of capital stock are currently issued and outstanding.	Protim Solignum Ltd. owns 100% of the issued and outstanding shares of capital stock of Protim Ltd.

Subsidiary Name	Jurisdiction of Incorporation/ Organization	Authorized Capital Stock	Issued and Outstanding Shares of Capital Stock	Holders of Issued and Outstanding Shares of Capital Stock
Koppers Performance Chemicals Brasil Comercio de Preservantes Ltda.	Brazilian corporation	N/A	8,909,218 quotas are currently issued and outstanding.

Koppers Performance Chemicals Inc. owns 99.99% and Koppers-Nevada Limited-Liability Company owns 0.01% of the issued and outstanding quotas of Koppers Performance Chemicals Brasil Comerico de Preservantes Ltda.

SCHEDULE 6.1.6

LITIGATION

1.Coal Tar Pitch Cases.

Koppers Inc. is one of several defendants in lawsuits filed in two states in which the plaintiffs claim they suffered a variety of illnesses (including cancer) as a result of exposure to coal tar pitch sold by the defendants. There are 87 plaintiffs in 48 cases pending as of December 31, 2017 compared to 99 plaintiffs in 55 cases as of December 31, 2016. As of December 31, 2017, there are 47 cases pending in state court in Pennsylvania, and 1 case pending in state court in Tennessee.

The plaintiffs in all 48 pending cases seek to recover compensatory damages. Plaintiffs in 44 of those cases also seek to recover punitive damages. The plaintiffs in the 47 cases filed in Pennsylvania seek unspecified damages in excess of the court’s minimum jurisdictional limit. The plaintiff in the Tennessee state court case seeks damages of $15.0 million. The other defendants in these lawsuits vary from case to case and include companies such as Beazer East, Inc. (“Beazer East”), Honeywell International Inc., Graftech International Holdings, Dow Chemical Company, UCAR Carbon Company, Inc., and SGL Carbon Corporation. Discovery is proceeding in these cases. No trial dates have been set in any of these cases.

The Company has not provided a reserve for these lawsuits because, at this time, the Company cannot reasonably determine the probability of a loss, and the amount of loss, if any, cannot be reasonably estimated. The timing of resolution of these cases cannot be reasonably determined. Although Koppers Inc. is vigorously defending these cases, an unfavorable resolution of these matters may have a material adverse effect on the Company’s business, financial condition, cash flows and results of operations.

2.Gainesville.

Koppers Inc. operated a utility pole treatment plant in Gainesville, Florida from December 29, 1988 until its closure in 2009. The property upon which the utility pole treatment plant was located was sold by Koppers Inc. to Beazer East in 2010.

In November 2010, a putative class action complaint was filed by residential real property owners located in a neighborhood west of and immediately adjacent to the former utility pole treatment plant in Gainesville. The plaintiffs alleged that chemicals and contaminants from the Gainesville plant contaminated their properties, caused property damage (diminution in value) and placed residents and owners of the putative class properties at an elevated risk of exposure to and injury from the chemicals at issue. The district court denied the plaintiffs motion for class certification and the plaintiffs filed an amended complaint on behalf of five individual plaintiffs in August 2017. In December 2017, the parties have agreed to resolve this litigation with the five remaining individual plaintiffs for an immaterial amount, and the parties have filed a joint stipulation for dismissal.

Schedule 6.1.7

US Real Property

FACILITY	CITY	STATE	OWNED OR LEASED	STATUS
Clairton	Clairton	PA	Owned and Subleased	Open
Follansbee	Follansbee	WV	Owned	Open
Stickney	Cicero	IL	Owned	Open
Woodward Tar	Dolomite	AL	Owned	Closed
Portland	Portland	OR	Leased	Open
Griffin - Vacant Lot	Griffin	GA	Owned	Open
1016 Everee Inn Road	Griffin	GA	Owned	Open
1121 Anne Street	Griffin	GA	Owned	Open
1141 Anne Street	Griffin	GA	Owned	Open
1143 Anne Street	Griffin	GA	Owned	Open
1145 Anne Street	Griffin	GA	Owned	Open
Millington	Millington	TN	Owned	Open
Rock Hill	Rock Hill	SC	Owned	Open
52430 Duncan Avenue	Hubbell	MI	Leased	Open
Hubbell	Hubbell (Tamarack City)	MI	Leased	Open
3691 Tulane Road	Memphis	TN	Leased	Open
372 Titan St.	Memphis	TN	Leased	Open
3183 Tranquility Dr.	Memphis	TN	Leased	Open
3333Asteroid Rd.	Memphis	TN	Leased	Open

FACILITY	CITY	STATE	OWNED OR LEASED	STATUS
Koppers Global Technology Center	Pittsburgh	PA	Leased	Open
Koppers Headquarters	Pittsburgh	PA	Leased	Open
4518 Tompkins Drive	Madison	WI	Owned	Open
4546 Tompkins Drive	Madison	WI	Owned	Open
4602 Tompkins Drive	Madison	WI	Owned	Open
6405 Metcalf Ave., Ste.106	Overland Park	KS	Leased	Open
100 New Hermitage Drive, Office 2B	Hermitage	MO	Leased	Open
184 A&B, West Independence Blvd	Mount Airy	NC	Leased	Open
6801 School Street Ste 106 Valley City, OH 44280	Liverpool Township	OH	Leased	Open
Houston Wood	Austin	TX	Owned	Closed
6801 School Street	Valley City	OH	Leased	Open
Denver	Denver	CO	Owned	Open
Florence	Florence	SC	Owned	Open
Grenada	Grenada	MS	Owned	Closed
Green Spring	Green Spring	WV	Owned	Closed
Guthrie	Guthrie	KY	Owned	Open
North Little Rock	North Little Rock	AR	Owned	Open

FACILITY	CITY	STATE	OWNED OR LEASED	STATUS
Portsmouth	Portsmouth	OH	Leased	Tie Procurement
Roanoke	Salem	VA	Owned	Open
Somerville	Somerville	TX	Owned	Open
Susquehanna	Susquehanna	PA	Owned	Open
Beaver Dam	Beaver Dam	KY	Leased	Cross Ties
Corinth	Corinth	MS	Leased	Tie Procurement
Crewe	Crewe	VA	Leased	Tie Procurement
Dillwyn	Dillwyn	VA	Leased	Tie Procurement
Fordyce	Fordyce	AR	Leased	Tie Procurement
Galesburg	Galesburg	IL	Leased	Open
Garrison	Garrison	KY	Leased	Tie Procurement
Hamden	Hamden	OH	Leased	Open
Holly Springs	Holly Springs	MS	Owned and Leased	Open
Huntington	Huntington	WV	Leased	Open
Jackson	Jackson	TN	Leased	Tie Procurement
Loogootee	Loogootee	IN	Leased	Tie Procurement
Lordstown	Lordstown	OH	Leased	Tie Procurement

FACILITY	CITY	STATE	OWNED OR LEASED	STATUS
Mitchell	Mitchell	IN	Leased	Tie Procurement
Morrison	McMinnville	TN	Leased	Tie Procurement
Orange	Orange	VA	Leased	Tie Procurement
Paducah	Paducah	KY	Leased	Tie Procurement
Poplar Bluff	Poplar Bluff	MO	Leased	Tie Procurement
Sedalia	Sedalia	MO	Leased	Tie Procurement
South Alabama	South Alabama	AL	Leased	Tie Procurement
Superior	Superior	WI	Leased	Tie Procurement
West Plains	West Plains	MO	Leased	Tie Procurement
9401 Indian Creek Parkway	Overland Park	KS	Leased	Open
12911 Highway 59 North	Queen City	TX	Leased	Open
1999 North Teal Road	Orange	TX	Leased	Open
11700 Fm 3129	Queen City	TX	Leased	Open
17691 U.S. Hwy 41	L’Anse	MI	Leased	Open
1901 Wood Treatment Road	Leland	NC	Owned	Open
237 Forestry Road	Eutawville	SC	Owned	Open

FACILITY	CITY	STATE	OWNED OR LEASED	STATUS
HWY 453/Eutaw Rd.	Holly Hill	SC	Owned	Open
2960 Cox Road	Blackstone	VA	Owned	Open
704 Atlantic Avenue	Vidalia	GA	Owned	Open
21366 General Thomas Highway	Newsoms	VA	Owned	Open
160 Preserver Rd	North	SC	Owned	Open
2364 Savannah Highway	Sylvania	GA	Owned	Open
917/945 Two Church Road	Bowman	SC	Owned	Open
555 S. Main Street	Sweetwater	TN	Owned	Open
Milport at Butler Road 128 Millport Circle (Office Space 202 and 233)	Greenville	SC	Leased	Open
Milport at Butler Road 128 Millport Circle (Office Space 240)	Greenville	SC	Leased	Open
707 Grant Street	Pittsburgh	PA	Leased	Open
8 acre parcel located at 7085 Eddy Road	Arbuckle	CA	Leased	Open
Three-acre parcel at the Northeastern Industrial Park	Guilderland Center	NY	Leased	Open
860 Maple Street	Rochester	NY	Leased	Open
Yard and Storage Space	South Windham	CT	Leased	Open

FACILITY	CITY	STATE	OWNED OR LEASED	STATUS
Yard and Storage Space	New Haven	CT	Leased	Open
Corner of 12th Street and Avenue E	Council Bluffs	IA	Leased	Open
1248 Buchanan Street	Green Bay	WI	Leased	Open
Two parcels of land located at Main Line Mile Post 4.0	Rochester	NY	Leased	Open
1517 Route 38	Hainesport	NJ	Leased	Open
Track at or near milepost 183.5	Dubuque	IA	Leased	Open
225 feet of Lessor’s Track No. 011	Ivory, St Louis	MO	Leased	Open
219 E. Hoffmeister Ave.	St. Louis	MO	Leased	Open
Premises in Oklahoma City, OK described in Exhibit to Lease	Oklahoma City	OK	Leased	Open
Located from AKE 385.86 to AKE 386.05 Eutawville, SC 29048	Eutawville	SC	Leased	Open
18719 Highway 11	Vance	AL	Leased	Open
310 Hendley St.	Fulton	AL	Leased	Open
3223 Sunset Blvd	West Columbia	SC	Leased	Open
N. Railroad Avenue	Chauncey	GA	Leased	Open
61 Union Street	Westfield	MA	Leased	Open

FACILITY	CITY	STATE	OWNED OR LEASED	STATUS
1958 Broadway	Raynham	MA	Leased	Open
860 Cannon Bridge Road	Orangeburg	SC	Leased	Open

Australian/Asian Real Property

FACILITY	COUNTRY	OWNED OR LEASED
Cafpirco Road Cambier, SA 5290 Mount Gambier South Australia	AU	Owned
25 Buckley Grove, Moolap, Victoria Moolap Victoria	AU	Owned
PO Box 9100 Bunbury Western Australia	AU	Owned/ Leased
PO Box 335 38 Red Lane Grafton New South Wales	AU	Owned
PO Box 29 24 Tannery Road Longford Tasmania	AU	Owned
PO Box 23 Woodstock Street port cl Mayfield New Castle New South Wales	AU	Owned
Unit 12/ 49 Jijaws St., Sumner Park, QLD	AU	Leased
Biovista No. 25-1 Jl. Damai Niaga Alam Damai Cheras 5600 Kuala Lumpur	Malaysia	Leased
6, Jalan 5, Kawasan Perusahaan, Bandar Sultan Sulaiman, Pelabuhan Klang, Selangor, 42000, Malaysia	Malaysia	Leased

FACILITY	COUNTRY	OWNED OR LEASED
19 Lebuh Sultan Mohamed 2, Bandar Sultan Sulaiman, Pelabuhan Klang, Selangor, 42000, Malaysia	Malaysia	Leased
152 Unit 1607, 16th Floor Chartered Square Building North Sathorn Road Silom Bangkok 10500, Thailand	Thailand	Leased
Product warehouse space	Thailand	Leased
PO Box 162 Hervey Bay 225 Torbanlea Pialba Road Takura Queensland	AU	Leased
Unit 1214 Medical Plaza Makati Amorsolo St. Cor. De la Rosa Street Legaspi Village Manilla Philippines	Philippines	Leased

Canadian Real Property

FACILITY	COUNTRY	OWNED OR LEASED
1425 Evans Road, P.O. Box 1510 Ashcroft, British Columbia V0K 1A0	Canada	Owned
35 Crawford Street, Campbellville ON L0P 1B0	Canada	Leased

China Real Property

FACILITY	COUNTRY	OWNED OR LEASED
Jingtan Port Balizhuangnan, Fengrunqu Tangshan 063039 Hebei Provence	China	Owned
Tangshan Plant Balizhuangnan, Fengrunqu Hebei Province, Tangshan 063039	China	Owned

New Zealand Real Property

FACILITY	COUNTY	OWNED OR LEASED
14 Mayo Road Wiri, Manukau Auckland	New Zealand	Owned
8 Mayo Road Wiri, Manukau Auckland	New Zealand	Owned
23 Yukon Place Hornby, Christchurch	New Zealand	Owned

European Real Property

FACILITY	COUNTRY	OWNED OR LEASED
Lingfield Way	United Kingdom	Owned
Marlow	United Kingdom	Owned
Plot 8 (Fieldhouse Lane) Marlow, Bucks, United Kingdom SL7 1LS	United Kingdom	Protim Solignum Limited / the Urban District Council of Marlow / Wycombe District Council
Stan Robinson (Stafford) Limited Darlington Road, Darlington, County Durham Postal Code: DL1 4PT	United Kingdom	Owned
Unit 1214 Medical Plaza Makati Amorsolo St. Cor. De la Rosa Street Legaspi Village	Denmark	Owned/Leased
11 Jamestown Rd. Inchicore Dublin 8	Ireland	Leased
Lundinkatu 10 B 35, FI-061000 Porvoo	Finland	Leased
Premises No 30-11-2011/001 Sampetera Str. 2 1046 Riga, Latvia cadastral No. 0100 076 0184	Latvia	Leased

FACILITY	COUNTRY	OWNED OR LEASED
Lilla Garnisonsgatan 36 25467 Helsingborg	Sweden	Leased
Lilla Garnisonsgatan 33 25467 Helsingborg	Sweden	Leased
Ekvandan 6 N. Vala Helsingborg	Sweden	Leased
St. Petri.g. 7 NO-3003 Drammen	Norway	Leased
Myklerudveien NO-1454 Fagerstrand	Norway	Leased
Espa Heidtun 2 NO-2338 Espa	Norway	Leased
Am Sagewerk 26 D-D-68526 Ladenburg	Germany	Leased
PL Rodla 8 70-419 Szezecin	Poland	Leased
Waibrzyskie Wharf	Poland	Leased
Molenlaan 55 1422 XN Uithoorn	The Netherlands	Leased

Latin American Real Property

FACILITY	COUNTY	OWNED OR LEASED
Rua Alexandre Schlemm 531, Sala 02 Barrio Anita Garibaldi, CEP 89202-181 Joinville Estado do Santa Catarina	Brazil	Tecnologias De Madeiras Brasileiras Comercio de Preservantes Ltda. / Ironildo Osellame

Americo Vespucio Norte 2680 Oficina “62” complejo El Cortijo Comuna de Conchali Código postal 8551378 Santiago – Region Metropolitanta	Chile	Comercial Osmose Chile Limitada / Patagonica Immobiliaria S.A. (sublessor) / Banco Santander-Chile

SCHEDULE 6.1.16

PARTNERSHIP AGREEMENTS; LLC AGREEMENTS

Koppers Asia LLC Operating Agreement

Amended and Restated Operating Agreement of Koppers-Nevada Limited-Liability Company

Amended and Restated Operating Agreement of Wood Protection Management LLC

Amended and Restated Operating Agreement of Koppers NZ LLC

Amended and Restated Agreement of Limited Partnership of Wood Protection LP

Amended and Restated Limited Partnership Agreement of Koppers Australasian Investments C.V.

Amended and Restated Limited Partnership Agreement of Koppers Global Investments C.V.

Amended and Restated Limited Partnership Agreement of Koppers World-Wide Holdings C.V.

Third Amended and Restated Operating Agreement of M.A. Energy Resources, LLC

Amended and Restated Operating Agreement of Atlantic - Pole Georgia, LLC

Amended and Restated Operating Agreement of Atlantic - Pole Virginia, LLC

Amended and Restated Operating Agreement of Cox Recovery Services, LLC

Amended and Restated Operating Agreement of Cox Wood of Alabama, LLC

Amended and Restated Operating Agreement of Cox Wood of Virginia, LLC

Amended and Restated Operating Agreement of Leland Land LLC

Amended and Restated Operating Agreement of National Wood Sourcing, LLC

Amended and Restated Operating Agreement of Ruby’s Corner, LLC

Amended and Restated Operating Agreement of Sustainable Management Systems LLC

Amended and Restated Operating Agreement of Sweetwater Wood Holdings, LLC

Schedule 6.1.17

Insurance Policies

The following Insurance policies are in effect for Koppers Inc. as of January 1, 2017

Coverage	Carrier	Limits
Executive Risks (Worldwide)
D&O / ODL	Federal Insurance Company	$10,000,000
First Excess D&O	AIG	$10,000,000
Second Excess D&O	Navigators	$10,000,000
Third Excess D&O	Endurance	$10,000,000
Side A Excess DIC	Chubb	$10,000,000

Koppers FOS D&O (United Kingdom, Germany, Finland, Netherlands, Sweden, Poland, Denmark, Spain)	Chubb Insurance Company of Europe	$1,000,000
Koppers Australia D&O	Chubb Insurance Australia Ltd	$1,000,000
Koppers Brazil D&O	Chubb Seguros Brasil SA (in approval)	$1,000,000
Koppers Chile D&O	Chubb De Chile	$1,000,000
Koppers China D&O	Chubb (PICC Property & Casualty Co, Ltd)	$1,000,000
Koppers Canada	Chubb Insurance of Canada	$1,000,000
Fiduciary	AIG (National Union Fire Insurance Company)	$10,000,000
1st Excess – Fiduciary	Endurance	$10,000,000
Employment Practices	AIG (National Union Fire Insurance Company)	$10,000,000
Crime (term 11/1/16 – 11/1/19)	Zurich	$5,000,000
Special Coverage (term 11/1/17 – 11/1/20)	Federal Insurance Company	$5,000,000

Koppers US
Casualty
Primary Workers Compensation	AIG	Statutory /$2,000,000
Primary Employers Liability	AIG	$2,000,000

Primary General Liability	AIG
General Aggregate		$3,000,000
Products Completed		$3,000,000
Personal & Advertising		$1,000,000
Each Occurrence Limit		$1,000,000
Damage to Premises		$1,000,000
Medical Expense		$1,000,000
Employee Benefit		$1,000,000
Primary Automobile	AIG
Liability		$2,000,000
Auto Medical Payments		$10,000
Uninsured Motorist Coverage		$2,000,000
Umbrella	AIG	$23,000,000 xs Primary
Excess Liability	XL Bermuda Ltd	$75,000,000 xs $25,000,000
Excess Liability	Argo	$25,000,000 xs $100,000,000
Excess Liability	Iron-Starr	$25,000,000 xs $125,000,000
Professional Liability	Lloyd’s	$3,000,000
Contractors Pollution	Ironshore	$5,000,000

Pollution

Pollution Legal Liability (pre-existing conditions) (term 2009-2019)	Ace	$25,000,000 per pollution condition / $50,000,000 aggregate
Pollution Legal Liability (pre-existing conditions) (term 2009-2019) (Excess)	XL	$25,000,000 xs Primary
Pollution Legal Liability (new conditions) (term 2014-2017)	AIG	$25,000,000
Pollution Legal Liability (new conditions) (term 2014-2017) – 1st excess layer	Philadelphia	$25,000,000 xs Primary
Pollution Legal Liability (new conditions) (term 2014-2017) = 2nd excess layer	XL	$25,000,000 xs Primary

Pollution Legal Liability (new conditions) (term 2017-2020)	Beazley )Lloyds)	$25,000,000

	Pollution Legal Liability (pre-existing and new conditions) (term 2017-2020) – 1st excess layer	Philadelphia	$25,000,000 xs Primary
	Pollution Legal Liability (pre-existing and new conditions) (term 2017-2020) = 2nd excess layer	Ironshore	$10,000,000 xs Primary

	Osmose Pollution Legal Liability (pre-existing and new conditions) Split Policy Term = 2012-2018 New / 2012-2022 Pre-Existing	Chartis	$25,000,000
	Osmose Pollution Legal Liability (pre-existing and new conditions) – Excess Split Policy Term = 2012-2018 New / 2012-2022 Pre-Existing	Zurich	$10,000,000 xs Primary
	China (locally-admitted) – New Conditions	CCPCIC	$1,000,000

	International Liability (DIC)	AIG
	General Liability		$4,000,000
	Products / Completed Operations		$4,000,000
	Each Occurrence		$2,000,000
	Personal / Advertising Injury		$2,000,000
	Employee Benefits Liability		$2,000,000
	Automobile		$2,000,000
	Hired Automobile Physical Damage		$25,000
	Auto Medical Payments		$50,000
	Employers Liability		$2,000,000
	Repatriation Expense		$1,000,000

Property
All Risks	Boiler and Machinery	ACE	$118,750,000 of $250,000,000
	Boiler and Machinery	HDI	$62,500,000 of $250,000,000
	Boiler and Machinery	Liberty Mutual	$43,750,000 of $250,000,000
		Aspen	$25,000,000 of $250,000,000

	Marine Cargo ( Transit)	XL Catlan	$10,000,000
	Marine Cargo ( Storage)	XL Catlan	$20,000,000
	Excess Storage	Lloyd’s	$10,000,000 xs $20,000,000
	Marine Liability	XL Catlan	$1,000,000

Excess Marine Liabilty	Lloyd’s	$24,00,000 xs $1,000,000
Contractors Equipment	Travelers	$6,877,889
Motor Truck Cargo Liability	Travelers	$500,000

Business Travel	Chubb
Class 1- full time & part time salaried employees		5 X Salary max of $1,500,000
Class 2- Outside Directors		$250,000
Class 3 - Eligible Spouse / Children		Spouse $100,000 Children $25,000

Koppers Europe
UK Employer Liability	Zurich	£ 25,000,000
Employer’s Liability -Terrorism	Zurich	£ 5,000,000
Professional Indemnity ( Denmark only)	Ace	£ 2,000,000
Koppers Europe Public & Products Liability	Ace	£ 2,000,000
UK Motor Fleet	Zurich	Unlimited for personal injury Third Party Property Damage Cars-50,000,000
UK & Netherlands Computer	RSA	Various
UK Hired in Plant	Zurich	£ 1,200,000
UK – Engineering Inspection	Zurich	£ 1,200,000
Russia Policy ( Rail Cars)	Igosstrakh	Property $2 million USD Liability $1 million USD
UK Personal Accident & Travel	AIG	Various

Koppers Australia
Workers Compensation	QBE	Statutory
General Liability / Products / Advertising	CGU	$5,000,000
Fidelity Guarantee	Chubb	AUD 500,000
Motor Vehicle Fleet	CGU	AUD 30,000,000

Koppers New Zealand
Motor Vehicle Fleet	Zurich	NZD 30,000,000 TP NZD 250,000 Own damage
Statutory Liability / Employers Liability	Vero	NZD 1,000,000

Commercial Insurance Railroad Protection Liability Policy	Zurich –Port of Columbia	$2,000,000
Commercial Insurance Railroad Protection Liability Policy	Zurich –Palouse River & Coulee City Railroad	$2,000,000
Commercial Insurance Railroad Protection Liability Policy	Zurich-Grand Elk Railroad	$2,000,000
Commercial Insurance Railroad Protection Liability Policy	Zurich-Boise Valley Railroad	$2,000,000
Commercial Insurance Railroad Protection Liability Policy	Zurich- Eastern Idaho Railroad Steel repair	$2,000,000
Commercial Insurance Railroad Protection Liability Policy	Zurich- Eastern Idaho Railroad	$2,000,000
Commercial Insurance Railroad Protection Liability Policy	Zurich- Eastern Idaho Railroad	$2,000,000
Commercial Insurance Railroad Protection Liability Policy	Zurich-Montana Rail Link Railroad	$2,000,000
Commercial Insurance Railroad Protection Liability Policy	Zurich-Stillwater Central Railroad	$2,000,000

Commercial Insurance Railroad Protection Liability Policy	Zurich-Birmingham Terminal Railroad	$2,000,000
Commercial Insurance Railroad Protection Liability Policy	Zurich-Blue Ridge Southern Railroad	$2,000,000

Builders Risk	Travelers – BNSF St. Croix	$171,435
Builders Risk	Travelers – BNSF Chillicothe	$99,494
Builders Risk	Travelers – BNSF North Dakota	$788,114

The following Insurance policies are in effect for M.A. Energy Resources, LLC as of February 28, 2018

Coverage	Carrier	Limits
Environmental	Ironshore	$10,000,000
D&O	Travelers	$1,000,000
Employment Practices Liability	Travelers	$1,000,000
Fiduciary Liability	Travelers	$1,000,000
Workers Compensation	Liberty Mutual	$1,000,000
Employers Liability	Liberty Mutual	$1,000,000
Federal Employers Liability Act	Liberty Mutual	$25,000
Voluntary Compensation	Liberty Mutual	$1,000,000
Commercial Auto	Liberty Mutual	$1,000,000
Liability	Liberty Mutual	$1,000,000
Auto Medical Payments	Liberty Mutual	$5,000
Uninsured Motorists	Liberty Mutual	$1,000,000
Physical Damage	Liberty Mutual	Lesser of Actual Cash Value or Cost of Repair.
General Liability	Liberty Mutual	$2,000,000
Inland Marine	Chubb
Contractors Equipment	Chubb	$9,595,183

Railroad Rolling Stock	Chubb	$400,000
Property	Chubb
Personal Property	Chubb	$393,000
Business Income with Extra Expense	Chubb	$1,000,000
Railcar Liability
General Aggregate	Liberty Surplus	$2,000,000
Bodily Injury & Property Damage Liability	Liberty Surplus	$1,000,000
Personal and Advertising Injury Limit	Liberty Surplus	$1,000,000
Medical Payments	Liberty Surplus	$5,000
Umbrella
General Aggregate	Travelers	$10,000,000
Products/Completed Operations Aggregate	Travelers	$10,000,000
Occurrence Limit	Travelers	$10,000,000
Crisis Management Service Expenses	Travelers	$100,000

The following Insurance policies are in effect for Cox Industries, Inc. as of April 10, 2018

Coverage		Carrier	Limits
Commercial General Liability	Occurrence	Wesco Insurance Company	$1,000,000
	General Aggregate	Wesco Insurance Company	$3,000,000
	Medical Expenses	Wesco Insurance Company	$10,000/person

Automobile Liability	Combined Single Limit	Wesco Insurance Company	$2,000,000
Umbrella Liability	Each Occurrence/Aggregate	Wesco Insurance Company	$1,000,000
Workers Compensation and Employers’ Liability		New Hampshire Insurance Co., Illinois National Insurance Company, & National Union Fire Ins Co Pittsburgh PA	$2,000,000
First Excess	Each Occurrence/Aggregate	Endurance American Insurance Company	$4,000,000
Second Excess	Each Occurrence/Aggregate	Markel American Insurance Company	$5,000,000

SCHEDULE 6.1.23

ENVIRONMENTAL DISCLOSURES

Section 6.1.23(1):

1)

In July 2008, the Illinois EPA (“IEPA”) issued two Notices of Violation to the Stickney, Illinois facility alleging improper management of hazardous materials and demanding an investigation of the site. One notice was for the owned portion of the site (38 acres) and one Notice was for the leased terminal. Koppers Inc. (the “Company”), in cooperation with the former owner, Beazer East Inc., has conducted an investigation of both parcels. Remediation of the leased parcel is complete and the IEPA issued a Return to Compliance Letter on the Notice of Violation. Investigation continues on the owned parcel.

2)

In February 2007, the United States Environmental Protection Agency (“EPA” or “USEPA”) Region IV issued an Information Request to both the Company and Beazer East, Inc. regarding the investigation and remediation of the Grenada, Mississippi facility. Subsequent meetings resolved the issues related to the owned property, but issues were raised concerning the possible migration of contaminants off the property. The Company, in cooperation with the former owner, Beazer East Inc, conducted a series of investigations of offsite properties and have conducted remediation activities in certain offsite areas and two onsite stormwater ponds. USEPA requested additional work offsite, including in an upgradient direction, which the Company and Beazer East, Inc. declined to complete. USEPA is proceeding with the work.

3)

Florence NOV – In February 2013, the South Carolina Department of Health and Environmental Control (“SCDHEC”) issued a Notice of Violation to the Company regarding issues related to the design of the facility drip track. The Company made voluntary improvements to the drip pads to address the agency’s concerns.

4)

Stickney SPCC – On January 31, 2014, the United States Environmental Protection Agency (“USEPA”) Region V issued a Notice of Violation regarding the facility Spill Prevention, Countermeasures and Control (“SPCC”) Plan as a result of a September 11, 2013 inspection. The NOV alleged a lack of detail in the Plan. The Agency issued a Consent Order and the Company completed all requirements per the associated timeline.

5)

Follansbee - On December 28, 2012, Beazer East Inc (“Beazer”) alleged an increase in Light Non-Aqueous Phase Liquids (“LNAPL”) in an on-site groundwater monitoring well was being caused by Koppers activities at the site and demanded that the Company address the issue. The Company agreed to conduct an investigation. The initial investigation revealed that the alleged source of contaminants, an on-site sump, was intact and was not the cause of the contaminants. LNAPL levels have returned to previously measured levels and Beazer continues to monitor LNAPL and water quality in the well. No further actions are planned at this time.

6)	Portland Harbor Superfund. The Company has been named as one of the potentially responsible parties (“PRPs”) at the Portland Harbor CERCLA site located on the

Willamette River in Oregon. The Company formerly operated a coal tar pitch terminal near the site. The Company has responded to an EPA information request and has executed a PRP agreement which outlines the process to develop an allocation of past and future costs among more than 80 parties to the site. The Company believes that it is a de minimus contributor at the site. The USEPA issued the Record of Decision (“ROD”) on the site on January 13, 2017. A subset of the PRP group has reached agreement with USEPA to conduct sampling in the Willamette River to update the database for the site and collect information to support design of the remedial action specified in the ROD. The remaining PRPs agreed to fund a portion of the sampling costs on a pro rata basis. Additionally, a separate natural resource damages assessment (“NRDA”) is being conducted by a local trustee group. The NRDA is intended to identify further information necessary to estimate liabilities for remediation based settlements of national resource damages (“NRD”) claims. The Company entered into a separate process to develop an allocation of NRD cost and is negotiating a cash-out settlement with the Trustee Group. On November 1, 2016, the Yakama Nation, which had earlier dropped out of the Trustee coalition, sent PRPs a letter indicating their intent to file suit to seek recovery for Natural Resources damages. In January 2017, Koppers Inc. was named as a party to a lawsuit filed by the Yakama Nation in Oregon federal court. Koppers Inc. is vigorously defending against this action. Motions to dismiss the case are pending.

7)

Newark Bay Superfund. In September 2009, the Company received a general notice letter notifying it that it may be a PRP at the Newark Bay CERCLA site. In January 2010, Koppers Inc. submitted a response to the general notice letter asserting that Koppers Inc. is a de minimus party at this site. The Company has not received a response to this letter.

8)

LWD, Calvert City, Kentucky (CERCLA) - In 2009, USEPA accepted completion of remedial activities at the site. Subsequently, the Kentucky Department of Environmental Protection (“KYDEP”) identified additional potential work areas. In 2015, KYDEP approved the PRPs statement of work (capping and monitoring) and operation & maintenance (O&M) plan to address the identified areas, issued the Record of Decision (ROD), and executed the Agreed Order with the PRPs and the landowner to complete the incinerator remedy and long-term O&M estimated at $6M. An Environmental Covenant was also filed on the property as required by the ROD and the Agreed Order. The work at the incinerator area was completed in 3Q and 4Q 2016, and the construction completion report was submitted to KYDEP. Following completion of the work, additional maintenance was required and the long-term O&M estimate was updated. The PRP Group’s and USEPA’s tolling agreements with non-settling parties expired on 12/31/2012 and the PRPs filed suit against non-settling parties at that time. The PRP continues to obtain funds from these previously non-settling parties. The Company does not believe that on an individual basis this matter would have a material adverse effect on the Company’s business, financial condition, cash flows and results of operations.

9)

Millington, Tenessee: Following the acquisition of Osmose, the Company, following up on the site’s voluntary entry into the Tennessee Site Remediation Program (“SRP”), met with the Tennessee Department of Environment and Conservation (“TDEC”) to discuss the site’s status within the SRP and the scope of any possible additional work. In September 2015, TDEC approved a Work Plan for additional soil and groundwater characterization to better assess potential remedial actions. The investigation report and recommendations for further actions including treatment through subsurface injection was approved by TDEC in August 2016. The remedial implementation including identification of underground obstructions and utilities, installation of additional wells, and subsurface injection was completed in the 4th quarter of 2016. Success of the subsurface injection continues to be evaluated through ongoing groundwater monitoring. Work on this site is covered, on a 50% basis, by the Environmental Escrow included in the Stock Purchase Agreement with Osmose, subject to a $5M aggregate limit for all Osmose sites.

10)

Mt Gambier, South Australia: - Groundwater sampling conducted in 2012 and 2013 at the Osmose, Inc. facility in Mt. Gambier, Australia indicated the presence of dissolved chromium at levels above applicable guidelines. Pursuant to a letter directive (2013) by the South Australia EPA, the Company conducted further investigation at the site to assess the possible sources and extent of chromium in groundwater at the site. Following review with the agency, a groundwater extraction test program was conducted in 2017 to determine if migration of chromium can be controlled by pumping. Based on the results, a strategy for ongoing management of groundwater through pumping was presented in the Groundwater Management and Monitoring Plan (GMMP) submitted to South Australia EPA in February 2017. The GMMP will be implemented following approval from the South Australia EPA.

11)

Marlow, UK: Following the acquisition of Osmose, the Company conducted an environmental investigation of the Marlow site, to follow up on previous investigations and to close data gaps, and developed a site remediation plan. A review of investigation findings, bench and field tests of proposed remediation technologies and the remedial approach was presented to the Environmental Agency (EA) in 2016. With EA approval, remedial work on site was conducted from late 2016 through 3Q 2017. The work completed was documented in the November 2017 Validation Report submitted to the EA. By letter dated November 17, 2017, the EA confirmed there were no further work requirements for the site in its current use Work on this site is covered, on a 100% basis, by the Environmental Escrow included in the Stock Purchase Agreement with Osmose, subject to a $5M aggregate limit for all Osmose sites.

12)

Follansbee – In July 2015 the USEPA conducted a SPCC inspection at the facility. The facility was aware of and correcting all deficiencies noted during the inspection. In November 2015 the facility received a Consent Order form the Agency. All corrective actions were completed per the timeline of the Consent Order.

Section 6.1.23(2):

Follansbee, WV NPDES – a permit was issued in February 2013 with modified discharge limits on certain parameters which the Company cannot currently meet. The Company has appealed the modified discharge limits on those certain parameters (and certain other minor matters) and is working with the West Virginia DEP to resolve the issues.

Guthrie, KY air permit – As the result of installation of new equipment, Kentucky required the Company to perform air emission testing. The results of such testing are in discussion and may result in modified permit limits.

Section 6.1.23(3):

Follansbee, WV NPDES - a permit was issued in February 2013 with modified discharge limits on certain parameters which the Company cannot currently meet. The Company has appealed the modified discharge limits on those certain parameters (and certain other minor matters) and is working with the West Virginia DEP to resolve the issues.

Section 6.1.23(7):

There may be structures, improvements, equipment, fixtures, impoundments, pits, lagoons, or aboveground or underground storage tanks which are owned by a Loan Party (by virtue of the acquisition of a Property), but that are not currently operated by a Loan Party which may contain Regulated Substances other than conforming to the descriptions contained in Section 6.1.24 (vii).

Section 6.1.23(9):

The Company has been notified that it is a PRP at the following sites:

1)	LWD, Calvert City, Kentucky
2)	Portland Harbor, Oregon
3)	Newark Bay, New Jersey
4)

CES Environmental Services, Houston, TX - In September 2014 Koppers Inc. received notice of request for information from the TX Commission on Environmental Quality related to the CES Environmental Services, Inc. facility (referred to state Superfund). In November 2014, Koppers responded it sent limited quantities of non-hazardous and universal wastes to the facility. No response has been received to date.

5)

SBA Shipyard, Jenning, LA – On October 13, 2016, the Company notified USEPA that the documentation indicated that the activities at the site occurred prior to December 28, 1988 and therefore, were the responsibility of Beazer East, Inc. (fka Koppers Company, Inc.). The Company also tendered the claim to Beazer. By email dated October 14, 2016 USEPA indicated it would take note of the Company’s letter, but no further correspondence has been received from USEPA.

6)

Tank Car Corporation of America, Oreland, PA - In May 2011, Koppers Inc. received a request for information from USEPA Region III for “Koppers Company” in connection with the Tank Car Corporation of America Inc. Site. In May 2011, Koppers responded that supporting documents referenced in USEPA’s letter predated the sale from Beazer and therefore Koppers Inc. was not liable. The Company also tendered the claim to Beazer. USEPA has not responded to date

7)

J&W Pallet and Drum, Atlanta, GA - In December 2007, EPA Region IV issued an Information Request to Osmose, Inc. regarding the J&W Pallet and Drum Superfund Site. In its January 2008 response, Osmose, Inc. stated that it has no record of sending waste to J&W Pallet and Drum Company. The Company has had no further contact with the EPA regarding this matter.

8)

Kentucky Wood Preserving Site, Winchester, KY - In October 2007, EPA Region 4 issued an Information Request to Osmose, Inc. regarding the Kentucky Wood Preserving Site. In its response, Osmose, Inc. stated that, according to its records, it sold a product to Kentucky Wood Preserving between 1964 and sometime after 1980. The Company has had no further contact with the EPA regarding this matter.

9)

Vine Hill Complex, Martinez, CA - The Company received notice from the California Department of Justice on December 5, 2016, that it was identified as a potentially responsible party at the Vine Hill Complex Site. Koppers responded by letter dated December 19, 2016 that the documentation provided indicated no offsite wastes were accepted at the referenced site after 1987 and since Koppers was not incorporated until December 1989 that Koppers was not liable in this matter. By letter dated February 15, 2017, the Department of Justice dismissed without prejudice Koppers Inc. as a respondent named in the Order. Koppers tendered the claim to Beazer.

10)

Alternate Energy Resources, Augusta, GA - In November 2009, Koppers Inc. received a request for information from USEPA Region IV in connection with the Alternate Energy Resources Superfund Site. In January 2010, Koppers responded that supporting documents provided with the USEPA’s letter predated the sale from Beazer and therefore Koppers Inc. was not liable. The Company also tendered the claim to Beazer. USEPA has not responded to date.

Section 6.1.23(10):

1)

Properties owned or operated by the Borrower that are on the NPL: Galesburg, Illinois (125 acres of leased property); Hubbell, Michigan is a leased property that is located within a CERCLA site. This operation was acquired from Osmose, Inc in 2014. Neither Osmose nor Koppers is identified as a PRP in the CERCLA site.

2)

Properties owned or operated by the Borrower at which a RCRA Facility Investigation, Corrective Action Study and/or Corrective Action is underway: Denver, Colorado (64 acres of owned property; Follansbee, West Virginia (32 acres of owned property); Florence, South Carolina (200 acres of owned property); Green Spring, West Virginia (98 acres of owned property); Grenada, Mississippi (154 acres of owned property); Guthrie, Kentucky (122 acres of owned property); Montgomery, Alabama (84 acres of owned property); North Little Rock, Arkansas (148 acres of owned property); Roanoke, Virginia (91 acres of owned property); Somerville, Texas (244 acres of owned property); Sweetwater, Tennessee (Langdale Forest Products Co. has retained responsibility for corrective action obligations at the Sweetwater, TN property under the March 2, 2018 Asset Purchase Agreement with Sweetwater Wood Holdings, LLC); Susquehanna,

Pennsylvania (109 acres of owned property); Woodward, Alabama (23 acres of owned property).
3)

Properties owned or operated by the Borrower that are being investigated under Environmental Laws other than CERCLA or RCRA: Clairton, Pennsylvania (17 acres of owned property) – Pursuant to Pennsylvania Clean Streams Law; Stickney, Illinois (38 acres of owned property) – voluntary site investigation at the request of the IEPA; Stickney, Illinois (7.89 acres of leased land) – Illinois site remediation program; Millington, Tennessee – voluntary site investigation and remediation pursuant to the Tennessee voluntary Site Remediation Program; Portland, Oregon (6 acres of leased property) - voluntary investigation by the property owner under direction of ODEQ; Kurnell, New South Wales, Australia – pursuant to a lease agreement and in coordination with the local environmental agency; Mayfield, New South Wales, Australia – pursuant to a sales agreement and in coordination with the New South Wales Environment Agency; Mt Gambier, South Australia – pursuant to a letter demand from the SA Environment Agency; Marlow, UK – voluntary; Hubbell, MI – groundwater investigation by prior owner/operator under direction of MI Department of Environmental Quality; Superior, WI – investigation of drip pad closure requirements under 40 CFR Part 265 Subpart W and NR 665; Leland, NC – remediation under the North Carolina Brownfields Property Reuse Act; Vidalia, GA – remediation under the Georgia Hazardous Site Reuse and Redevelopment Act.

4)

Properties owned or operated by the Borrower which have known CERCLA or RCRA sites located adjacent: ; Denver, Colorado – Broderick wood treating site (CERCLA); Denver, Colorado – Dewey Lake (to the knowledge of any Loan Party Dewey Lake has not yet been identified or proposed to be identified on any such list, but some investigatory work has been done); Clairton, Pennsylvania – USS Clairton Works (RCRA); Portland, Oregon – Portland Harbor (CERCLA); Woodward, Alabama – Beazer Coke Plant (RCRA); Grenada, Mississippi – Heatcraft (RCRA).

Note: All Properties subject to a Remedial Action either have a land use restriction filed, recorded or imposed, or can be expected to have a land use restriction filed, recorded or imposed, effectively restricting the use of the land to industrial use.

Section 6.1.23(11):

Green Spring, West Virginia; Roanoke, Virginia; and Montgomery, Alabama are each located in a floodplain.

SCHEDULE 8.2.1

PERMITTED INDEBTEDNESS

United States (all amounts in U.S. Dollars)	Total Facility	Total Drawn As of Second Amendment Closing Date*
Koppers Inc. – (Financing of Insurance Premiums)	(not to exceed $13 million depending on premium amount)	(not to exceed $13 million)
PNC Visa Procurement Card Bank of America, NA –Uncommitted Banker’s Undertaking Facility and Uncommitted Overdraft Facility to Koppers Australia Pty, Limited	$10,000,000 A$11,000,000	$1,500,000 Nil
Bank of America, NA –Overdraft Facility to Koppers International BV	€5,000,000	Nil

The following intercompany loans as of 1/31/17

Koppers Inc

Bonds as of: January 31, 2017

Bond Number(s)	Principal Name(s)	Sub Type	Bond Description	State of Obligation	Obligee Name(s)	Bond Amount	Effective Date	Expiration Date
160711006/16C000YT1	Koppers Inc.	United States Customs	Importer or Broker Bond - Customs Bond # 16C000YT1	United States	United States Custom Service	50,000.00	9/9/2016	9/8/2017
CMS236277	Koppers Inc.	Utility Payment	Electric Service at 543 Tie Plant Rd., Main Plant, Grenada, MS 38901 - Account # 19042977	Mississippi	Entergy Mississippi, Inc.	8,000.00	12/19/2016	12/19/2017
CMS236279	Koppers Inc.	Utility Payment	Gas Service - Acct Nos: 70-000613768-0363868-1; 70-000613768-0363867-3	Mississippi	Atmos Energy Corporation	2,200.00	4/2/2016	4/2/2017
CMS236280	Koppers Inc.	Other License-Permit	Erosion and Sediment Control Bond - Storage Area and Facility Expansion	Virginia	Board of Supervisors of Roanoke County, Virginia	48,348.00	12/31/2016	12/31/2017
CMS236281	Koppers Inc.	Subdivision	Site Development Performance Bond - Storage Area and Facility Expansion	Virginia	County of Roanoke Virginia	142,762.00	12/31/2016	12/31/2017
CMS236288	Koppers Railroad Structures Inc.	Other License-Permit	Pesticide License Bond - to engage in the control, management and/or eradication	Tennessee	State of Tennessee	10,000.00	10/22/2016	10/22/2017
CMS236291	Koppers Inc.	Energy Savings	Base Contract for Sale and Purchase of Natural Gas - Executed September 21, 2015.	Virginia	Enspire Energy, LLC	150,000.00	11/1/2015	10/31/2016
CMS236292	Koppers Railroad Structures Inc.	Right of Way	Permit or permits to perform work on, about or adjacent to a highway or for the use of the state highway right of way, on, over, or below, within said State of Connecticut and agrees to comply with all the rules, regulations and restrictions of said State of Connecticut	Connecticut	State of Connecticut	10,000.00	8/3/2016	8/3/2017

Bond Number(s)	Principal Name(s)	Sub Type	Bond Description	State of Obligation	Obligee Name(s)	Bond Amount	Effective Date	Expiration Date
CMS236294	Koppers Railroad Structures Inc.	Other Financial Guarantee	Statutory Public Works Bond	Oregon	State of Oregon	30,000.00	8/20/2016	8/20/2017
CMS236295	Koppers Railroad Structures Inc.	Other License Permit	Out-of-State Contractor Bond	Iowa	State of Iowa	25,000.00	8/16/2016	8/16/2017
CMS236296	Koppers Railroad Structures Inc.	Other Financial Guarantee	Highway Use Tax Bond	Oregon	Oregon Department of Transportation	3,750.00	11/30/2016	11/30/2017
CMS236297	Koppers Railroad Structures Inc.	Other License Permit	Contractor's Bond	Arkansas	State of Arkansas	10,000.00	12/6/2016	12/6/2017
CMS236298	Koppers Railroad Structures Inc.	Other License Permit	Non-Resident Contractor Bond	Delaware	State of Delaware	9,000.00	12/19/2016	12/19/2017
CMS236299	Koppers Railroad Structures Inc.	Other License Permit	Contractor License Code Bond	New Mexico	New Mexico Regulation and Licensing Department	10,000.00	12/14/2016	12/14/2017
CMS236300	Koppers Railroad Structures Inc.	Other License Permit	License to engage in wood preservation - utility poles, control of pests, control of pests by fumigation and forest and right-of-way weed.	Mississippi	State of Mississippi	5,000.00	1/1/2017	12/31/2017
CMS236301	Koppers Railroad Structures Inc.	Other License Permit	Continuous Contractor's Surety Bond	Washington	State of Washington	12,000.00	10/30/2016	10/30/2017
CMS236302	Koppers Railroad Structures Inc.	Other License Permit	Pesticide Applicator Bond	Washington	State of Washington	100,000.00	11/18/2016	11/18/2017
CMS236303	Koppers Railroad Structures Inc.	Performance and/or Payment	Substructure rehabilitation at Elkhart River Bridge at MP CD-400.77 in Millersburg, IN (File: Bridge-IN-2016-06)	Virginia	Norfolk Southern Railway Company	692,440.00	10/11/2016	10/11/2017
CMS236304	Koppers Railroad Structures Inc.	Performance and/or Payment	Substructure rehabilitation at Elkhart River Bridge at CD-412.72, File: Bridge-IN-2016-07 - Contract No. 1440004028	Virginia	Norfolk Southern Railway Company	725,930.00	11/8/2016	11/8/2017

EXHIBIT 1.1(N)(3)

TERM NOTE

$_______________	Pittsburgh, Pennsylvania April ____, 2018

FOR VALUE RECEIVED, the undersigned KOPPERS INC., a Pennsylvania corporation (herein called the “Borrower”), hereby unconditionally promises to pay to the order of _________________________________ (the “Lender”) the principal sum of ___________________________ Dollars (US$__________), pursuant to Section 3.1 [Term Loan Commitments] of the Credit Agreement dated as of February 17, 2017 among the Borrower, the Guarantors now or hereafter party thereto, the Lenders now or hereafter party thereto, and PNC Bank, National Association, as administrative agent (hereinafter referred to in such capacity as the “Administrative Agent”), (as amended, restated, modified or supplemented, from time to time, the “Credit Agreement”), payable to the Lender in the amounts and at such times as set forth in Section 3.2 [Nature of Lenders’ Obligations with Respect to Term Loans; Repayment Terms] of, or as otherwise provided in, the Credit Agreement.

The Borrower shall pay interest on the unpaid principal balance hereof from time to time outstanding from the date hereof at the rate or rates per annum specified by the Borrower pursuant to Section 4.1 [Interest Rate Options] of, or as otherwise provided in, the Credit Agreement. Subject to the provisions of the Credit Agreement, interest on this Term Note will be payable pursuant to Section 5.6 [Interest Payment Dates] of, or as otherwise provided in, the Credit Agreement. If any payment or action to be made or taken hereunder shall be stated to be or become due on a day which is not a Business Day, such payment or action shall be made or taken on the next following Business Day, unless otherwise provided in the Credit Agreement, and such extension of time shall be included in computing interest or fees, if any, in connection with such payment or action. Upon the occurrence and during the continuation of an Event of Default and at the Administrative Agent’s discretion or upon written demand by the Required Lenders, the Borrower shall pay interest on the unpaid principal balance hereof at a rate per annum as set forth in Section 4.3 [Interest After Default] of the Credit Agreement. Such interest will accrue before and after any judgment has been entered.

Subject to the provisions of the Credit Agreement, payments of both principal and interest shall be made without setoff, counterclaim or other deduction of any nature at the office of the Administrative Agent located at 500 First Avenue, Pittsburgh, Pennsylvania 15219 unless otherwise directed in writing by the Administrative Agent, in lawful money of the United States of America in immediately available funds.

This Term Note is one of the Notes referred to in, and is entitled to the benefits of, the Credit Agreement and the other Loan Documents, including the representations, warranties, covenants, conditions, security interests, if any, and Liens, if any, contained or granted therein. The Credit Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments, in certain circumstances, on account of principal hereof prior to maturity upon the terms and conditions therein specified. The Borrower waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Term Note and the Credit Agreement.

This Term Note shall bind the Borrower and its successors and assigns, and the benefits hereof shall inure to the benefit of the Lender and its successors and assigns. All references herein to the “Borrower” and the “Lender” shall be deemed to apply to the Borrower and the Lender, respectively, and their respective successors and assigns as permitted under the Credit Agreement.

This Term Note and any other documents delivered in connection herewith and the rights and obligations of the parties hereto and thereto shall for all purposes be governed by and construed and enforced in accordance with the internal laws of the State of New York without giving effect to its conflicts of law principles.

All capitalized terms used herein shall, unless otherwise defined herein, have the same meanings given to such terms in the Credit Agreement and Section 1.2 [Construction] of the Credit Agreement shall apply to this Term Note.

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[SIGNATURE PAGE FOLLOWS]

[SIGNATURE PAGE - TERM NOTE]

IN WITNESS WHEREOF, and intending to be legally bound, the undersigned has executed this Term Note by its duly authorized officer.

BORROWER:
KOPPERS INC. By: Name:Louann E. Tronsberg-Deihle Title:Treasurer

EXHIBIT 2.5.1

[FORM OF]

LOAN REQUEST

TO:

PNC Bank, National Association, as Administrative Agent
PNC Firstside Center - 4th Floor
500 First Avenue
P7-PFSC-04-I
Pittsburgh, PA 15219
Telephone No.: 412-762-7744
Telecopier No.: 412-768-0423
Attn: Agency Services

FROM:	Koppers Inc., a Pennsylvania corporation (the “Borrower”).
RE:

Credit Agreement (as amended, restated, modified or supplemented from time to time, the “Credit Agreement”), dated as of February 17, 2017, by and among the Borrower, the Guarantors party thereto, the Lenders party thereto and PNC Bank, National Association, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”).

Capitalized terms not otherwise defined herein shall have the respective meanings ascribed to them by the Credit Agreement.

A.

Pursuant to Section 2.5.1 [Revolving Credit Loan Requests] of the Credit Agreement, the undersigned Borrower irrevocably requests [check one line under 1(a) and/or 1(b) below and fill in blank space next to the line as appropriate]:

	1(a)	A new Revolving Credit Loan in U.S. Dollars, OR
Renewal of the Euro-Rate Option applicable to an outstanding Revolving Credit Loan in U.S. Dollars originally made on __________ , 20__, OR

Conversion of the Base Rate Option applicable to an outstanding Revolving Credit Loan in U.S. Dollars originally made on _________, 20__ to a Loan in U.S. Dollars to which the Euro-Rate Option applies, OR

Conversion of the Euro-Rate Option applicable to an outstanding Revolving Credit Loan in U.S. Dollars originally made on __________ __, 20__ to a Loan in U.S. Dollars to which the Base Rate Option applies, OR

A new Revolving Credit Loan in [specify Optional Currency: Euro, Australian Dollars, other]_______________, OR

Renewal of the Euro-Rate Option applicable to an outstanding _______________ Revolving Credit Loan in [specify Optional Currency: Euro, Australian Dollars, other]_______________ originally made on __________ , 20__, OR

1(b)	______	A new Term Loan in U.S. Dollars,[2] OR
1(b)		Renewal of the Euro-Rate Option applicable to an outstanding Term Loan in U.S. Dollars originally made on __________ , 20__, OR
Conversion of the Base Rate Option applicable to an outstanding Term Loan in U.S. Dollars originally made on _________, 20__ to a Loan in U.S. Dollars to which the Euro-Rate Option applies, OR
Conversion of the Euro-Rate Option applicable to an outstanding Term Loan in U.S. Dollars originally made on __________ __, 20__ to a Loan in U.S. Dollars to which the Base Rate Option applies.
SUCH NEW, RENEWED OR CONVERTED LOAN SHALL BEAR INTEREST: [Check one line under 1(c) below and fill in blank spaces in line next to line]:
1(c)(i)

Under the Base Rate Option for Loans in U.S. Dollars. Such Loan in U.S. Dollars shall have a Borrowing Date of __________, 20___ (which date shall be (i) the same Business Day of receipt by the Administrative Agent by 12:00 noon eastern time of this Loan Request for making a new Loan to which the Base Rate Option applies, or (ii) the last day of the preceding Interest Period if a Loan to which the Euro-Rate Option applies is being converted to a Loan to which the Base Rate Option applies).

OR

[2]	Applicable only on Second Amendment Closing Date

(ii)

Under the Euro-Rate Option for Loans in U.S. Dollars. Such Loan shall have a Borrowing Date of _____________, 20__ (which date shall be three (3) Business Days subsequent to the Business Day of receipt by the Administrative Agent by 12:00 noon eastern time of this Loan Request for making a new Loan in U.S. Dollars to which the Euro-Rate Option applies, renewing a Loan in U.S. Dollars to which the Euro-Rate Option applies, or converting a Loan in U.S. Dollars to which the Base Rate Option applies to a Loan in U.S. Dollars to which the Euro-Rate Option applies).

OR
(iii)

Under the Euro-Rate Option for Loans in [specify Optional Currency: Euro, Australian Dollars, other]. __________________ Such Loan shall have a Borrowing Date of _____________, 20__ (which date shall be four (4) Business Days subsequent to the Business Day of receipt by the Administrative Agent by 12:00 noon eastern time of this Loan Request for making a new Revolving Credit Loan in [specify Optional Currency: Euro, Australian Dollars, other]_______________ to which the Euro-Rate Option applies, renewing a Loan in [specify Optional Currency: Euro, Australian Dollars, other]______________ to which the Euro-Rate Option applies.

2

Such Loan is in the principal amount of [specify U.S. Dollars OR Optional Currency: Euro, Australian Dollars, other]_____________ or the principal amount to be renewed is [specify U.S. Dollars OR Optional Currency: Euro, Australian Dollars, other]_____________ or the principal amount to be converted is [specify U.S. Dollars OR Optional Currency: Euro, Australian Dollars] ________________________ [not to be less than U.S. $1,000,000, or the Dollar Equivalent thereof if an Optional Currency Loan, and in increments of U.S. $500,000, or the Dollar Equivalent thereof if an Optional Currency Loan, for each Borrowing Tranche under the Euro-Rate Option and not less than the lesser of $100,000 or the maximum amount available for Borrowing Tranches under the Base Rate Option].

3

[Complete the applicable blank below if the Borrower is selecting the Euro-Rate Option]:

Such Loan in U.S. Dollars shall have an Interest Period of [select: one, two, three, or six] Month(s): _______________________________.

OR

Such Loan in [specify Optional Currency: Euro, Australian Dollars, other]_______________ shall have an Interest Period of one Month.

B.

As of the date hereof and the date of making the above-requested Loan (and after giving effect thereto): (i) all of the representations and warranties contained in Article 6 of the Credit Agreement and in the other Loan Documents are true and correct in all material respects on such date (except representations and warranties which relate solely to an earlier date or time, which representations and warranties were true and correct on and as of the specific dates or times referred to therein); (ii) no Event of Default or Potential

Default has occurred and is continuing; (iii) the making of such Loan shall not contravene any Law applicable to any Loan Party, any Subsidiary of any Loan Party, or any of the Lenders; (iv) each of the Loan Parties has performed all of its Obligations to be performed under the Credit Agreement; and (v) the making of such Loan shall not cause the Revolving Facility Usage to exceed the Revolving Credit Commitments.

C.	Each of the undersigned hereby irrevocably requests [check one line below and fill in blank spaces next to the line as appropriate]:
1

Funds to be deposited into a PNC Bank deposit account per our current standing instructions. Complete amount of deposit if not full loan advance amount: [specify U.S. Dollars OR Optional Currency: Euro, Australian Dollars, other]_______________.

2

Funds to be wired per the following wire instructions:

Amount of Wire Transfer: ___________________
[specify U.S. Dollars OR Optional Currency: Euro, Australian Dollars, other]
Bank Name: _____________________
ABA: __________________________
Account Number: _________________
Account Name: ___________________
Reference: _______________________

	3	Funds to be wired per the attached Funds Flow (multiple wire transfers).

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[SIGNATURE PAGE FOLLOWS]

[SIGNATURE PAGE TO LOAN REQUEST]

The Borrower certifies to the Administrative Agent for the benefit of the Lenders as to the accuracy of the foregoing on ________________ __, 20___.

KOPPERS INC. By: Name: Title:

EXHIBIT 8.2.1

[FORM OF]

UNSECURED INDEBTEDNESS CERTIFICATE

This certificate is delivered pursuant to Section 8.2.1(xiii) of that certain Credit Agreement dated as of February 17, 2017 (as amended, restated, modified or supplemented from time to time, the “Credit Agreement”) by and among KOPPERS INC., a Pennsylvania corporation (the “Borrower”), the Lenders from time to time party thereto (the “Lenders”), the Guarantors from time to time party thereto (the “Guarantors”) and PNC Bank, National Association, as Administrative Agent for the Lenders (in such capacity, the “Administrative Agent”). Unless otherwise defined herein, terms defined in the Credit Agreement are used herein with the same meanings.

The undersigned officer, ________, the ________ [Chief Executive Officer/President/Chief Financial Officer/Treasurer] of the Borrower, does hereby certify on behalf of the Loan Parties in such capacity, as follows:

(1)	________________________ [insert specific Loan Party or Subsidiary] desires to create, incur or assume unsecured Indebtedness in the amount of $_____________________ (“Subject Indebtedness”).
(2)

The proposed date of incurrence, creation or assumption of the Subject Indebtedness is _________________ (the “Subject Indebtedness Date”), which date is at least five (5) Business Days after the date of delivery of this Certificate.

(3)

The Total Leverage Ratio, determined on a proforma basis after giving effect to the Subject Indebtedness, is _____ to 1.00, which is 0.5 times less than the applicable maximum Total Leverage Ratio required under Section 8.2.17 [Maximum Total Leverage Ratio] of the Credit Agreement as of the Subject Indebtedness Date.

(4)	The stated maturity of the Subject Indebtedness is not less than 91 days later than the Expiration Date.[3]
(5)	No Event of Default or Potential Default exists or would result from the incurrence, creation or assumption of the Subject Indebtedness which is the basis for this Certificate.

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[SIGNATURES TO FOLLOW]

[3]	Up to $60 million of the amount of the Subject Indebtedness set forth in (1) shall not be subject to this condition.

[SIGNATURE PAGE TO UNSECURED INDEBTEDNESS CERTIFICATE]

IN WITNESS WHEREOF, the undersigned has executed this Certificate this _______ day of ________, 20__.

KOPPERS INC. By: Name: Title: [President/Chief Executive Officer/Chief Financial Officer/Treasurer]

EXHIBIT 8.2.6

[FORM OF]

ACQUISITION COMPLIANCE CERTIFICATE

________ __, 20__

This certificate is delivered pursuant to Section 8.2.6 of that certain Credit Agreement dated as of February 17, 2017 (as amended, restated, modified or supplemented from time to time, the “Credit Agreement”) by and among Koppers Inc., a Pennsylvania corporation (the “Borrower”), the Lenders from time to time party thereto (the “Lenders”), the Guarantors from time to time party thereto (the “Guarantors”) and PNC Bank, National Association, as Administrative Agent for the Lenders (in such capacity, the “Administrative Agent”). Unless otherwise defined herein, terms defined in the Credit Agreement are used herein with the same meanings.

The undersigned officer, ________, the ________ [Chief Executive Officer/President/Chief Financial Officer/Treasurer] of the Borrower, does hereby certify on behalf of the Borrower after giving pro forma effect to the Permitted Acquisition which is the basis for this Certificate, as follows:

1.

The Borrower desires that ___________________ [list Borrower, Guarantor or other Subsidiary that will be making the Acquisition] (the “Acquiring Company”) [acquire the assets/acquire the stock] [by purchase/by merger] of ____________________________ [Insert name of entity or business division whose assets are being acquired or the entity whose equity interests are being acquired] (the “Target”) from ______________ [identify the name(s) of the seller(s) of such assets or equity interests] (the “Seller”) (the “Acquisition”).

2.

The total Consideration to be paid, including the aggregate of (i) cash paid by the Borrower or any of its Subsidiaries, directly or indirectly, to the Seller, (ii) the Indebtedness incurred or assumed by the Borrower or any of its Subsidiaries in connection with the Acquisition, whether in favor of Seller or otherwise, and whether fixed or contingent, (iii) any Guaranty given or incurred by the Borrower or any of its Subsidiaries in connection with the Acquisition, and (iv) any other consideration given or obligation incurred by the Borrower or any of its Subsidiaries in connection with the Acquisition is $__________, which amount exceeds $75,000,000 and, accordingly, Section 8.2.6(iv)(f) [Liquidations, Mergers, Consolidations, Acquisitions] of the Credit Agreement requires the delivery of this Certificate.

3.	The proposed date of Acquisition is _________________ (the “Acquisition Date”), which date is at least five (5) Business Days after the date this Certificate is delivered.
4.

The Target is engaged in ____________________ [describe business being acquired], which is reasonably related to one or more line or lines of business conducted by the Loan Parties and complies with Section 8.2.10 [Continuation of or Change in Business] of the Credit Agreement.

PNC Bank, National Association

as Administrative Agent

___________ __, 20__

5.	The board of directors or other equivalent governing body of the Seller has approved such Acquisition.
6.

Maximum Total Secured Leverage Ratio (Section 8.2.16 and 8.2.6(iv)(f)(1)). The Total Secured Leverage Ratio is ___ to 1.00 (from item (6)(C) below), on a pro forma basis after giving effect to the Acquisition[4], which does not exceed the permitted ratio permitted ratio set forth in the below table for the applicable period:

If an Equity Issuance has not occurred:
At the end of each fiscal quarter after the Second Amendment Closing Date until June 30, 2019	3.25 to 1.00
On June 30, 2019 and at the end of each fiscal quarter thereafter until December 31, 2019	3.00 to 1.00
On December 31, 2019 and at the end of each fiscal quarter thereafter	2.75 to 1.00
If an Equity Issuance has occurred:
Upon the occurrence of an Equity Issuance and at the end of each fiscal quarter thereafter until June 30, 2019	3.00 to 1.00
On June 30, 2019 and at the end of each fiscal quarter thereafter	2.75 to 1.00
Material Acquisition Period:
During a Material Acquisition Period	3.00 to 1.00

[4]	For the purposes of this Certificate, in giving effect to the Acquisition:
(a)

Consolidated EBITDA shall be calculated on a pro forma basis, using (i) historical numbers, in accordance with GAAP as if the Permitted Acquisition had been consummated at the beginning of such period or (ii) financial effects that are reasonably identifiable and factually supportable, as projected by Holdings in good faith, which were set forth in the certificate previously or concurrently delivered by an Authorized Officer of Holdings to the Administrative Agent (which certificate also set forth in reasonable detail the calculation of such financial effects), and agreed to by the Administrative Agent, and

(b)

Indebtedness or other liabilities assumed or incurred in connection with the Permitted Acquisition and income earned or expenses incurred by the Target, business or assets to be acquired prior to the date of the Acquisition shall be included.

PNC Bank, National Association

as Administrative Agent

___________ __, 20__

Immediately after Material Acquisition Period	2.75 to 1.00

(a)

Total Secured Debt, the numerator of the Total Secured Leverage Ratio, is proforma Indebtedness in respect of the following in each case of Holdings and its Subsidiaries, determined and consolidated in accordance with GAAP, and is calculated without duplication as follows:

(a)borrowed money secured by a Lien on assets of a Loan Party	$_____________
(b)amounts raised under or liabilities in respect of any note purchase or acceptance credit facility secured by a Lien on assets of a Loan Party	$_____________

(c)the unreimbursed amount of all drafts drawn under letters of credit issued for the account of Holdings or its Subsidiaries and the undrawn stated amount of all letters of credit issued for the account of Holdings and its Subsidiaries, in each case secured by a Lien on assets of a Loan Party

$_____________
(d)obligations with respect to capitalized leases secured by a Lien on assets of a Loan Party	$_____________

(e)net obligations requiring any actual cash payment or settlement under any commodity swap, currency swap, interest rate swap, cap, collar or floor agreement or other interest rate management device, in any case whether secured or unsecured

$_____________
(f)the sum of items (6)(A)(i) through (6)(A)(v) equals Total Secured Debt, the numerator of the Total Secured Leverage Ratio	$_____________
(b)

Proforma Consolidated EBITDA, the denominator of the Total Secured Leverage Ratio, in each case of Holdings and its Subsidiaries, determined and consolidated in accordance with GAAP, is calculated as follows:

(a)Consolidated Net Income	$_____________
(b)depreciation	$_____________
(c)depletion	$_____________

PNC Bank, National Association

as Administrative Agent

___________ __, 20__

(d)amortization	$_____________
(e)other non-recurring, non-cash charges to net income	$_____________
(f)losses on the sale of assets outside the ordinary course of business	$_____________
(g)interest expense	$_____________
(h)income tax expense	$_____________
(i)cash dividends received from Affiliates to the extent not included in determining Consolidated Net Income	$_____________
(j)equity losses of Affiliates (other than Consolidated Subsidiaries) to the extent included in determining Consolidated Net Income	$_____________

(k)non-recurring, cash and non-charges to net income in an aggregate cumulative amount during the period commencing on (y) January 1, 2017 through and including December 31, 2017 not greater than $15,000,000 and (z) January 1, 2018 and continuing for the balance of the term of the Credit Agreement not greater than $75,000,000, in each case, related to discontinuation or sale of business operations of Holdings and its Subsidiaries

$_____________

(l)transaction expenses incurred in connection with Permitted Acquisitions which close on or after January 1, 2018 in an aggregate cumulative amount for the balance of the term of the Credit Agreement not greater than $10,000,000

$_____________
(m)non-cash stock-based compensation expense	$_____________

(n)all unamortized financing costs written off, and premiums paid, gains/losses incurred, and/or charges and fees paid and not capitalized, in each case, by the Loan Parties in connection with (x) the refinancing of the Prior Credit Agreement, (y) early extinguishment of the 2009 Senior Notes or (z) exchange, redemption, repurchase, tender or retirement of the 2009 Senior Notes

$_____________
(o)non-recurring, non-cash credits to net income	$_____________

PNC Bank, National Association

as Administrative Agent

___________ __, 20__

(p)gains on the sale of assets outside the ordinary course of business	$_____________
(q)gains on non-cash equity-based compensation	$_____________
(r)equity earnings of Affiliates (other than Consolidated Subsidiaries) to the extent included in determining Consolidated Net Income	$_____________
(s)the sum of items (6)(B)(i) through (6)(B)(xiv) minus the sum of items (6)(B)(xv) through (6)(B)(xviii)	$_____________

(t)Adjustment to Consolidated EBITDA to the extent that the computation of Consolidated EBITDA includes a gain or loss with respect to any commodity swap, currency swap, interest rate swap, cap, collar or floor agreement or other interest rate management device (including, for the avoidance of doubt, obligations under such commodity swap, currency swap, interest rate swap, cap, collar or floor agreement or other interest rate management device that are secured as well as those that are unsecured) as follows: Consolidated EBITDA shall be (1) increased by any non-cash items of loss arising from such swap, agreement or other device, in each case, net of any actual cash payments related to the items giving rise to the loss and (2) decreased by any non-cash items of gain arising from such swap, agreement or other device, in each case, net of any actual cash payments related to items giving rise to the gain

$_____________
(u)the sum of items (6)(B)(xix) and (6)(B)(xx) equals Consolidated EBITDA, the denominator of the Total Secured Leverage Ratio	$_____________

(c)item (6)(A)(vi) divided by item (6)(B)(xxi) equals the Total Secured Leverage Ratio	______ to 1.00

7.	Maximum Leverage Ratio (Section 8.2.17). The Total Leverage Ratio is ___ to 1.00 (from item (7)(C) below), : on a pro forma basis after giving effect to the Acquisition[5],

[5]	See footnote 1 above.

PNC Bank, National Association

as Administrative Agent

___________ __, 20__

which does not exceed the permitted ratio permitted ratio set forth in the below table for the applicable period:
If an Equity Issuance has not occurred:
At the end of each fiscal quarter after the Second Amendment Closing Date until June 30, 2019	5.50 to 1.00
On June 30, 2019 and at the end of each fiscal quarter thereafter until December 31, 2019	5.25 to 1.00
On December 31, 2019 and at the end of each fiscal quarter thereafter until December 31, 2020	5.00 to 1.00
On December 31, 2020 and at the end of each fiscal quarter thereafter	4.75 to 1.00
If an Equity Issuance has occurred:
Upon the occurrence of an Equity Issuance and at the end of each fiscal quarter thereafter until June 30, 2019	5.25 to 1.00
On June 30, 2019 and at the end of each fiscal quarter thereafter until December 31, 2020	5.00 to 1.00
On December 31, 2020 and at the end of each fiscal quarter thereafter	4.75 to 1.00

(a)

Total Debt, the numerator of the Total Leverage Ratio, is Indebtedness in respect of the following in each case of Holdings and its Subsidiaries, determined and consolidated in accordance with GAAP, and is calculated without duplication as follows:

(a)borrowed money	$_____________
(b)amounts raised under or liabilities in respect of any note purchase or acceptance credit facility	$_____________

PNC Bank, National Association

as Administrative Agent

___________ __, 20__

(c)the unreimbursed amount of all drafts drawn under letters of credit issued for the account of Holdings or its Subsidiaries and the undrawn stated amount of all letters of credit issued for the account of Holdings and its Subsidiaries

$_____________
(d)obligations with respect to capitalized leases	$_____________

(e)net obligations requiring any actual cash payment or settlement under any commodity swap, currency swap, interest rate swap, cap, collar or floor agreement or other interest rate management device, in any case whether secured or unsecured

$_____________
(f)the sum of items (7)(A)(i) through (7)(A)(v) equals Total Debt, the numerator of the Total Leverage Ratio	$_____________

(b)Consolidated EBITDA (from item 6(B)(xxi) above)	$_____________
(c)item (7)(A)(vi) divided by item (7)(B) equals the Total Leverage Ratio	______ to 1.00

8.

Minimum Fixed Charge Coverage Ratio (Section 8.2.15 and 8.2.6(iv)(f)(1)). The Fixed Charge Coverage Ratio, on a pro forma basis after giving effect to the proposed Acquisition, calculated as of the most recently ended fiscal quarter for the four fiscal quarters then ended[6], is ___ to 1.0 (from item (8)(C) below), which is not less than the permitted ratio of 1.1 to 1.0.

(a)	The numerator of the Fixed Charge Coverage Ratio of Holdings and its Subsidiaries, determined and consolidated in accordance with GAAP, is calculated as follows:
(a)Consolidated EBITDA (from item (6)(B)(xxi) above)	$_____________
(b)Capital Expenditures (as adjusted as provided in the definition of such term)	$_____________
(c)cash taxes	$_____________

[6]	See footnote 1 above.

PNC Bank, National Association

as Administrative Agent

___________ __, 20__

(d)item (8)(A)(i) minus item (8)(A)(ii) minus item (8)(A)(iii) equals the numerator of the Fixed Charge Coverage Ratio	$_____________

(b)	Fixed Charges, the denominator of the Fixed Charge Coverage Ratio, of Holdings and its Subsidiaries, determined and consolidated in accordance with GAAP, are calculated as follows:
(a)interest expense	$_____________
(b)contractual principal installments on Indebtedness	$_____________
(c)contractual principal payments on capitalized leases	$_____________
(d)dividends and distributions paid after the Closing Date	$_____________
(e)sum of items (8)(B)(i) through (8)(B)(iv) equals the denominator of the Fixed Charge Coverage Ratio	$_____________

(c)item (8)(A)(iv) divided by item (8)(B)(v) equals the Fixed Charge Coverage Ratio	______ to 1.0

9.	Undrawn Availability (Section 8.2.6(iv)(f)(2)). After giving effect to the Acquisition, Undrawn Availability is $_____________, which is at least $50,000,000.
10.

[Specified Ratio (8.2.6(iv)(f)(3))[7]. The Specified Ratio is ___ to 1.00 (from item (10)(C) below), on a pro forma basis after giving effect to the Acquisition[8], which does not exceed the permitted ratio of 5.00 to 1.00.

(a)

Specified Debt, the numerator of the Specified Ratio, is proforma Specified Debt in respect of the following in each case of Holdings and its Subsidiaries, determined and consolidated in accordance with GAAP, and is calculated without duplication as follows:

(a)Total Secured Debt (from item 6(A)(vi) above)	$_____________
(b)2017 Senior Note Debt	$_____________

[7]	Specified Ratio to be tested only if as of the Acquisition Date, the maximum Total Leverage Ratio applicable pursuant to Section 8.2.17 of the Credit Agreement is greater than 5.00 to 1.00
[8]	See footnote 1 above.

PNC Bank, National Association

as Administrative Agent

___________ __, 20__

(c)any other unsecured Indebtedness in respect of borrowed money	$_____________
(d)the sum of items (10)(A)(i) through (10)(A)(iii) equals Specified Debt, the numerator of the Specified Ratio	$_____________

(b)	Proforma Consolidated EBITDA, the denominator of the Specified Ratio, is $_____________ (from item 6(b)(xxi) above)
(c)item (10)(A)(iv) divided by item (10)(B) equals the Specified Ratio	______ to 1.00]

11.	No Event of Default or Potential Default exists immediately prior to or after giving effect to the Permitted Acquisition which is the basis for this Certificate.

[SIGNATURE PAGE TO

ACQUISITION COMPLIANCE CERTIFICATE]

IN WITNESS WHEREOF, the undersigned has executed this Certificate this __ day of ________, 20__.

KOPPERS INC. By:___________________________ Name:_________________________ Title: [President/Chief Executive Officer/Chief Financial Officer/Treasurer]

EXHIBIT 8.3.3

[FORM OF]
QUARTERLY COMPLIANCE CERTIFICATE

________ __, 20__

This certificate is delivered pursuant to Section 8.3.3 of that certain Credit Agreement dated as of February 17, 2017 (as amended, restated, modified or supplemented from time to time, the “Credit Agreement”) by and among Koppers Inc., a Pennsylvania corporation (the “Borrower”), the Lenders from time to time party thereto (the “Lenders”), the Guarantors from time to time party thereto (the “Guarantors”) and PNC Bank, National Association, as Administrative Agent for the Lenders (in such capacity, the “Administrative Agent”). Unless otherwise defined herein, terms defined in the Credit Agreement are used herein with the same meanings.

The undersigned officer, ______________________, the ___________ [Chief Executive Officer/President/Chief Financial Officer/Treasurer] of Holdings, does hereby certify on behalf of Holdings and each of Holdings’ Subsidiaries as of the fiscal [quarter/year] ended ________ __, 20__ (the “Report Date”), as follows:

1.Maximum Total Secured Leverage Ratio (Section 8.2.16). The Total Secured Leverage Ratio is ___ to 1.00 (from item (1)(C) below), calculated as of the Report Date for the four fiscal quarters ended as of the Report Date, which does not exceed the permitted ratio set forth in the table below for the applicable period:

If an Equity Issuance has not occurred:
At the end of each fiscal quarter after the Second Amendment Closing Date until June 30, 2019	3.25 to 1.00
On June 30, 2019 and at the end of each fiscal quarter thereafter until December 31, 2019	3.00 to 1.00
On December 31, 2019 and at the end of each fiscal quarter thereafter	2.75 to 1.00
If an Equity Issuance has occurred:
Upon the occurrence of an Equity Issuance and at the end of each fiscal quarter thereafter until June 30, 2019	3.00 to 1.00
On June 30, 2019 and at the end of each fiscal quarter thereafter	2.75 to 1.00

PNC Bank, National Association,

as Administrative Agent

________ __, 20__

Material Acquisition Period:
During a Material Acquisition Period	3.00 to 1.00
Immediately after Material Acquisition Period	2.75 to 1.00

(a)

Total Secured Debt, the numerator of the Total Secured Leverage Ratio, is Indebtedness in respect of the following in each case of Holdings and its Subsidiaries, determined and consolidated in accordance with GAAP, and is calculated without duplication as follows:

(a)borrowed money secured by a Lien on assets of a Loan Party	$_____________
(b)amounts raised under or liabilities in respect of any note purchase or acceptance credit facility secured by a Lien on assets of a Loan Party	$_____________

(c)the unreimbursed amount of all drafts drawn under letters of credit issued for the account of Holdings or its Subsidiaries and the undrawn stated amount of all letters of credit issued for the account of Holdings and its Subsidiaries, in each case secured by a Lien on assets of a Loan Party

$_____________
(d)obligations with respect to capitalized leases secured by a Lien on assets of a Loan Party	$_____________

(e)net obligations requiring any actual cash payment or settlement under any commodity swap, currency swap, interest rate swap, cap, collar or floor agreement or other interest rate management device, in any case whether secured or unsecured

$_____________
(f)the sum of items (1)(A)(i) through (1)(A)(v) equals Total Secured Debt, the numerator of the Total Secured Leverage Ratio	$_____________

(b)	Consolidated EBITDA, the denominator of the Total Secured Leverage Ratio, in each case of Holdings and its Subsidiaries, determined and consolidated in accordance with GAAP, is calculated as follows:

PNC Bank, National Association,

as Administrative Agent

________ __, 20__

(a)Consolidated Net Income	$_____________
(b)depreciation	$_____________
(c)depletion	$_____________
(d)amortization	$_____________
(e)other non-recurring, non-cash charges to net income	$_____________
(f)losses on the sale of assets outside the ordinary course of business	$_____________
(g)interest expense	$_____________
(h)income tax expense	$_____________
(i)cash dividends received from Affiliates to the extent not included in determining Consolidated Net Income	$_____________
(j)equity losses of Affiliates (other than Consolidated Subsidiaries) to the extent included in determining Consolidated Net Income	$_____________

(k)non-recurring, cash and non-charges to net income in an aggregate cumulative amount during the period commencing on (y) January 1, 2017 through and including December 31, 2017 not greater than $15,000,000 and (z) January 1, 2018 and continuing for the balance of the term of the Credit Agreement not greater than $75,000,000, in each case, related to discontinuation or sale of business operations of Holdings and its Subsidiaries

$_____________

(l)transaction expenses incurred in connection with Permitted Acquisitions which close on or after January 1, 2018 in an aggregate cumulative amount for the balance of the term of the Credit Agreement not greater than $10,000,000

$_____________
(m)non-cash stock-based compensation expense	$_____________

PNC Bank, National Association,

as Administrative Agent

________ __, 20__

(n)all unamortized financing costs written off, and premiums paid, gains/losses incurred, and/or charges and fees paid and not capitalized, in each case, by the Loan Parties in connection with (x) the refinancing of the Prior Credit Agreement, (y) early extinguishment of the 2009 Senior Notes or (z) exchange, redemption, repurchase, tender or retirement of the 2009 Senior Notes

$_____________
(o)non-recurring, non-cash credits to net income	$_____________
(p)gains on the sale of assets outside the ordinary course of business	$_____________
(q)gains on non-cash equity-based compensation	$_____________
(r)equity earnings of Affiliates (other than Consolidated Subsidiaries) to the extent included in determining Consolidated Net Income	$_____________
(s)the sum of items (1)(B)(i) through (1)(B)(xiv) minus the sum of items (1)(B)(xv) through (1)(B)(xviii)	$_____________

(t)Adjustment to Consolidated EBITDA to the extent that the computation of Consolidated EBITDA includes a gain or loss with respect to any commodity swap, currency swap, interest rate swap, cap, collar or floor agreement or other interest rate management device (including, for the avoidance of doubt, obligations under such commodity swap, currency swap, interest rate swap, cap, collar or floor agreement or other interest rate management device that are secured as well as those that are unsecured) as follows: Consolidated EBITDA shall be (1) increased by any non-cash items of loss arising from such swap, agreement or other device, in each case, net of any actual cash payments related to the items giving rise to the loss and (2) decreased by any non-cash items of gain arising from such swap, agreement or other device, in each case, net of any actual cash payments related to items giving rise to the gain

$_____________

PNC Bank, National Association,

as Administrative Agent

________ __, 20__

(u)the sum of items (1)(B)(xix) and (1)(B)(xx) equals Consolidated EBITDA, the denominator of the Total Secured Leverage Ratio	$_____________

(c)item (1)(A)(vi) divided by item (1)(B)(xxi) equals the Total Secured Leverage Ratio	______ to 1.00

2.Maximum Leverage Ratio (Section 8.2.17). The Total Leverage Ratio is ___ to 1.00 (from item (2)(C) below), calculated as of the Report Date for the four fiscal quarters ended as of the Report Date, which does not exceed the permitted ratio set forth in the below table for the applicable period:

If an Equity Issuance has not occurred:
At the end of each fiscal quarter after the Second Amendment Closing Date until June 30, 2019	5.50 to 1.00
On June 30, 2019 and at the end of each fiscal quarter thereafter until December 31, 2019	5.25 to 1.00
On December 31, 2019 and at the end of each fiscal quarter thereafter until December 31, 2020	5.00 to 1.00
On December 31, 2020 and at the end of each fiscal quarter thereafter	4.75 to 1.00
If an Equity Issuance has occurred:
Upon the occurrence of an Equity Issuance and at the end of each fiscal quarter thereafter until June 30, 2019	5.25 to 1.00
On June 30, 2019 and at the end of each fiscal quarter thereafter until December 31, 2020	5.00 to 1.00
On December 31, 2020 and at the end of each fiscal quarter thereafter	4.75 to 1.00

PNC Bank, National Association,

as Administrative Agent

________ __, 20__

(a)

Total Debt, the numerator of the Total Leverage Ratio, is Indebtedness in respect of the following in each case of Holdings and its Subsidiaries, determined and consolidated in accordance with GAAP, and is calculated without duplication as follows:

(a)borrowed money	$_____________
(b)amounts raised under or liabilities in respect of any note purchase or acceptance credit facility	$_____________

(c)the unreimbursed amount of all drafts drawn under letters of credit issued for the account of Holdings or its Subsidiaries and the undrawn stated amount of all letters of credit issued for the account of Holdings and its Subsidiaries

$_____________
(d)obligations with respect to capitalized leases	$_____________

(e)net obligations requiring any actual cash payment or settlement under any commodity swap, currency swap, interest rate swap, cap, collar or floor agreement or other interest rate management device, in any case whether secured or unsecured

$_____________
(f)the sum of items (2)(A)(i) through (2)(A)(v) equals Total Debt, the numerator of the Total Leverage Ratio	$_____________

(b)Consolidated EBITDA (from item 1(B)(xxi) above)	$_____________
(c)item (2)(A)(vi) divided by item (2)(B) equals the Total Leverage Ratio	______ to 1.00

3.Minimum Fixed Charge Coverage Ratio (Section 8.2.15). The Fixed Charge Coverage Ratio, calculated as of the Report Date for the four fiscal quarters ended as of the Report Date, is ___ to 1.0 (from item (3)(C) below), which is not less than the permitted ratio of 1.1 to 1.0.

(a)	The numerator of the Fixed Charge Coverage Ratio of Holdings and its Subsidiaries, determined and consolidated in accordance with GAAP, is calculated as follows:

PNC Bank, National Association,

as Administrative Agent

________ __, 20__

(a)Consolidated EBITDA (from item (1)(B)(xxi) above)	$_____________
(b)Capital Expenditures (as adjusted as provided in the definition of such term)	$_____________
(c)cash taxes	$_____________
(d)item (3)(A)(i) minus item (3)(A)(ii) minus item (3)(A)(iii) equals the numerator of the Fixed Charge Coverage Ratio	$_____________

(b)	Fixed Charges, the denominator of the Fixed Charge Coverage Ratio, of Holdings and its Subsidiaries, determined and consolidated in accordance with GAAP, are calculated as follows:
(a)interest expense	$_____________
(b)contractual principal installments on Indebtedness	$_____________
(c)contractual principal payments on capitalized leases	$_____________
(d)dividends and distributions paid after the Closing Date	$_____________
(e)sum of items (3)(B)(i) through (3)(B)(iv) equals the denominator of the Fixed Charge Coverage Ratio	$_____________

(c)item (3)(A)(iv) divided by item (3)(B)(v) equals the Fixed Charge Coverage Ratio	______ to 1.0

4.	Indebtedness (Section 8.2.1).
(a)	As of the Report Date, the aggregate amount of all Indebtedness under any Lender-Provided Credit Arrangement is $__________, which is not greater than the permitted amount of $50,000,000.
(b)

As of the Report Date, the aggregate amount of Indebtedness secured by Purchase Money Security Interests and Indebtedness evidenced by capitalized leases and other Indebtedness for borrowed money, including without limitation, Indebtedness assumed in connection with Permitted Acquisitions (excluding any Indebtedness described in Schedule 8.2.1) is $____________, which does not exceed the permitted amount of $25,000,000.

PNC Bank, National Association,

as Administrative Agent

________ __, 20__

(c)

As of the Report Date, the aggregate amount of Indebtedness in respect of surety bonds, performance bonds, bid bonds, or similar obligations arising in the ordinary course of business (up to an amount reasonably determined to be payable under all surety bonds then outstanding) is $______________, which does not exceed the permitted amount of $40,000,000.

5.Guaranties (Section 8.2.3). The aggregate principal or stated amount of Guaranties of Indebtedness and performance and other obligations incurred by any Excluded Subsidiary, and its subsidiaries, permitted Joint Ventures under Section 8.2.9 [Subsidiaries, Partnerships and Joint Ventures] and non-Loan Party Subsidiaries is $______________, which does not exceed the permitted amount of $120,000,000.

6.	Loans and Investments (Section 8.2.4).
(a)

The aggregate amount of (i) loans and advances to, and investments in, Foreign Subsidiaries created or acquired after the Closing Date, and (ii) additional loans and advances to, and investments in, Foreign Subsidiaries in existence on the Closing Date that are in excess of the applicable amounts described for such Foreign Subsidiary on Schedule 8.2.4 is $______________, which does not exceed the permitted amount of $100,000,000.

(b)

The aggregate amount of (i) loans and advances to, and investments in, Joint Ventures not existing as of the Closing Date, and (ii) additional loans, advances and investments in in existing Joint Ventures listed on Schedule 8.2.4, which Joint Ventures (a) limit the liability of the Loan Party or Subsidiary to such party’s investment therein (except to the extent of liabilities under Guaranties otherwise permitted under the Credit Agreement), and (b) are in the same or substantially similar lines of business as the Loan Parties’ business; provided that the aggregate amount of the sum of (y) such investments in Joint Ventures from and after the Closing Date pursuant to Section 8.2.4(vii), and (z) advances under Section 8.2.4(ix) are $______________, which does not exceed the permitted amount of $75,000,000.

(c)

The aggregate amount of advances to subcontractors and suppliers of the Loan Parties or their Subsidiaries made in the ordinary course of business is $______________, which does not exceed the permitted amount of $20,000,000.

(d)

The aggregate amount of advances to customers of the Loan Parties or their Subsidiaries to finance the construction of facilities for such customers which will use products supplied by the Loan Parties or their Subsidiaries is $______________, which does not exceed the permitted amount of $20,000,000, provided that the aggregate amount of the sum of (y) all such advances pursuant to Section 8.2.4(ix), and (z) investments under Section 8.2.4(vii) is $______________, which does not exceed the permitted amount of $75,000,000.

7.	[INSERT IF APPLICABLE:] Restricted Payments (Section 8.2.5(i)).

PNC Bank, National Association,

as Administrative Agent

________ __, 20__

(a)	The Borrower made dividends and distributions in an aggregate amount equal to $_____________ to Holdings, and prior to and after giving effect thereto:
(a)	The Fixed Charge Coverage Ratio on a pro forma basis after giving effect to such dividends and distributions is __________ to 1.0 which is not less than the permitted ratio of 1.1 to 1.0; and
(b)	No Event of Default or Potential Default occurred, was continuing or existed.
(b)	The Borrower made payments to repurchase the 2017 Senior Notes in an aggregate amount equal to $_____________, and prior to and after giving effect thereto:
(a)	Undrawn Availability is $_____________, which is not less than the required amount of $50,000,000; and
(b)	No Event of Default or Potential Default occurred, was continuing or existed.
8.

Net Senior Secured Leverage Ratio. The Net Senior Secured Leverage Ratio is ___ to 1.00 (from item (8)(C) below), calculated as of the Report Date for the four fiscal quarters ended as of the Report Date.

(a)	Net Secured Debt, the numerator of the Net Senior Secured Leverage Ratio, is calculated as follows:
(a)Total Secured Debt (from item (1)(A)(vi) above)	$_____________
(b)Eligible U.S. Cash	$_____________
(c)Dollar Equivalent amount of Eligible Foreign Cash	$_____________
(d)the sum of items (8)(A)(ii) plus (8)(A)(iii)	$_____________
(e)the sum of items (8)(A)(i) minus the lesser of (a) item (8)(A)(iv) and (b) $10,000,000 equals Net Secured Debt, the numerator of the Net Senior Secured Leverage Ratio	$_____________
(b)Consolidated EBITDA (from item (1)(B)(xxi) above)	$_____________
(c)item (8)(A)(v) divided by item (8)(B) equals the Net Senior Secured Leverage Ratio	______ to 1.00

PNC Bank, National Association,

as Administrative Agent

________ __, 20__

9.

As of the date hereof, all of the representations and warranties of the Borrower and the other Loan Parties contained in Article 6 of the Credit Agreement and in the other Loan Documents are true and correct on and as of the date hereof with the same effect as though such representations and warranties had been made on the date hereof (except representations and warranties which expressly relate solely to an earlier date or time, which representations and warranties were true and correct on and as of the specific dates or times referred to therein); the Loan Parties have performed and complied with all covenants and conditions of the Credit Agreement; and no Event of Default or Potential Default exists or occurred and is continuing.

10.

As of the date hereof, the identity and amount of all outstanding Lender-Provided Credit Arrangements and any outstanding Guaranties described in Section 8.2.3(v) of the Credit Agreement are listed on Annex 1 hereto.

[SIGNATURE PAGE TO QUARTERLY COMPLIANCE CERTIFICATE]

IN WITNESS WHEREOF, the undersigned has executed this Certificate this __ day of ________, 20__.

KOPPERS HOLDINGS INC. By: Name: Title:

Annex 1

[Listing of Lender-Provided Credit Arrangements and
any outstanding Guaranties described in Section 8.2.3(v) of the Credit Agreement]